Exhibit 4.1

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

TO

NORWEST BANK COLORADO, NATIONAL ASSOCIATION

as Trustee

MASTER FIRST MORTGAGE INDENTURE, DEED OF TRUST

AND SECURITY AGREEMENT

Amended, Restated and Effective as of December 15, 1999

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON PAGE 35. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED ON PAGES 2-6. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS

TAXPAYER IDENTIFICATION NUMBER 84-0464189

© Rights Reserved

Tri-State Generation & Transmission Association, Inc.

Vinson & Elkins L.L.P.

i

Section 11.03	Persons Entitled to Vote at Meetings	103
Section 11.04	Quorum; Action	103
Section 11.05	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings	104
Section 11.06	Counting Votes and Recording Action of Meetings	105
Section 11.07	Action Without Meeting	105
Section 11.08	Counterparts	106

EXECUTION		105

SCHEDULE I

EXHIBIT A:	DESCRIPTION OF CERTAIN REAL PROPERTY
EXHIBIT B:	LIST OF CERTAIN CONTRACTS SUBJECT TO THE LIEN OF THE INDENTURE
EXHIBIT C:	LIST OF STATES AND COUNTIES IN WHICH THE MORTGAGED PROPERTY IS LOCATED
EXHIBIT D:	DESCRIPTION OF THE OBLIGATIONS
EXHIBIT E:	DESCRIPTION OF THE SECURED OBLIGATIONS
EXHIBIT F:	REQUIRED SUBORDINATE DEBT PROVISIONS FOR SUBORDINATE DEBT
EXHIBIT G:	FORM OF OFFICERS’ CERTIFICATE
NEW MEXICO RIDER
WYOMING RIDER

v

CROSS REFERENCE TABLE

TIA Section		Indenture Section
310(a)	(1)	7.08
(a)	(2)	7.08
(a)	(3)	7.12(vi)
(a)	(4)	7.15
(b)		7.08
(c)		N.A.
311(a)		7.16
(b)		7.16
(c)		N.A.
312(a)		7.13
(b)		2.11
(c)		2.11
313(a)		7.14
(b)	(1)	7.14
(b)	(2)	7.14
(c)		7.14
(d)		7.14
314(a)		7.14
(b)		7.17
(c)	(1)	7.01
(c)	(2)	7.01
(c)	(3)	definition of “Independent Accountant” in 1.01
(d)		4.10
(e)		1.14
315(a)		7.01(a)
(b)		7.02
(c)		7.01(b)
(d)		7.01(c)(i)
(e)		6.18
316(a)	(last sentence)	definition of “Outstanding” in 1.01
(a)	(1)	6.16; 6.17
(a)	(2)	N.A.
(b)		6.12
317(a)		6.09; 6.08
(b)		N.A.
318(a)		1.12

N.A. means not applicable.

Indenture
TIA Section	Section
318(a)	1.12

N.A. means not applicable.

MASTER FIRST MORTGAGE INDENTURE,
DEED OF TRUST AND SECURITY AGREEMENT

THIS MASTER FIRST MORTGAGE INDENTURE, DEED OF TRUST AND SECURITY AGREEMENT (this “Indenture”), an amendment and restatement of the Prior Mortgage (as hereinafter defined), is dated as of February 11, 1999, but is amended and restated effective as of December 15, 1999, and is entered into by and between TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized under the laws of the State of Colorado (as hereinafter defined, the “Company”), and NORWEST BANK COLORADO, NATIONAL ASSOCIATION, (as hereinafter defined, the “Trustee”).

RECITALS

WHEREAS, the Company was a party to that certain Consolidated Mortgage and Security Agreement, made by and among the Company, the United States of America, acting by and through the Administrator of the Rural Electrification Administration as predecessor in interest to the Rural Utilities Service (“RUS”), the National Rural Utilities Cooperative Finance Corporation, a not-for-profit cooperative association organized and existing under the laws of the District of Columbia, CoBank, ACB, a corporation existing under the laws of the United States of America, The First National Bank of Chicago, a national banking association, as Trustee, (collectively, such lenders being referred to as the “Mortgagees”) and Societe Générale, Los Angeles Branch, a branch permitted to do business in the State of California (“Sociéte Générale”), dated as of July 3,1996, as amended by that certain First Amendment to Consolidated Mortgage and Security Agreement dated as of November 1,1998 (the “Prior Mortgage”); and

WHEREAS, a Credit Support Agreement (as hereinafter defined) issued by CFC has been issued to replace the Credit Support Agreement issued by Sociéte Générale which was an Obligation secured under the Prior Mortgage and Sociéte Générale has released its interest in the Prior Mortgage; and

WHEREAS, the Obligations (as hereinafter defined) of the Company to each of the Mortgagees are secured by the Prior Mortgage; and

WHEREAS, as permitted by Section 1710.113, 7 CFR Ch. XVII, and with the consent of each of the Mortgagees, the Company desires to amend and restate the Prior Mortgage by execution of this Indenture which shall amend, supplement and restate in full the Prior Mortgage and shall be the “Mortgage” within the meaning ascribed to such term in the Wholesale Power Contracts (as hereinafter defined); and

WHEREAS, the Company shall request the Trustee to authenticate the Obligations as Secured Obligations (as hereinafter more particularly defined) under this Indenture; and

WHEREAS, pursuant to the terms of this Indenture, the Company may in the future enter into Supplemental Indentures for the purpose of issuing additional indebtedness to the Mortgagees or to new creditors which, together with the Obligations, shall be known as Secured Obligations; and

WHEREAS, the Company and the Mortgagees have agreed that the liens of the Prior Mortgage shall continue but shall be held by the Trustee under this Indenture so that such liens shall merge as security for the Secured Obligations hereunder and be restated herein for the benefit of the Mortgagees and all Holders (as hereinafter defined) from time to time of Secured Obligations entitled to the benefit and security of this Indenture; and

WHEREAS, pursuant to the terms hereof, by consenting hereto the Mortgagees have appointed the Trustee as trustee on their behalf to hold the liens granted hereunder; and

WHEREAS, all things have been done which are necessary to make the Obligations, the valid obligations of the Company, and to make this Indenture a valid mortgage, deed of trust, security agreement, financing statement and contract for the security of Obligations and all Secured Obligations, in accordance with the terms thereof and this Indenture;

GRANTING CLAUSES

NOW THEREFORE, THIS INDENTURE WITNESSETH, that to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Secured Obligations, and the performance of the covenants herein contained and to declare the terms and conditions on which the Secured Obligations are secured, and in consideration of the premises and of the purchase or acceptance of Secured Obligations by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held IN TRUST WITH POWER OF SALE, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property (as hereinafter defined) and any Excepted Property (as hereinafter defined) hereinafter expressly excepted from the lien hereof, and including, without limitation, all and singular the following:

GRANTING CLAUSE FIRST: REAL PROPERTY, EQUIPMENT, CONTRACT RIGHTS AND GENERAL INTANGIBLES

All right, title and interest of the Company in and to the real property more particularly described in Exhibit “A” attached hereto, including but not limited to easements appurtenant thereto more particularly described in Exhibit “A” hereto, and other real property interests acquired by the Company after the date hereof (the “Land”);

together with all right, title and interest of the Company in and to electric generating plants and facilities, and electric transmission and distribution lines and facilities (including but not limited to the Company’s interest in any common facilities or commonly owned or leased plants or lines) located in the Counties (as hereinafter defined), or hereafter constructed or acquired by the Company, and in and to all extensions and improvements thereof and additions thereto, including substations, service and connecting lines (both overhead and underground), poles, towers, posts, crossarms, wires, cables, conduits, mains, pipes, tubes, transformers, insulators, meters, electric connections, lamps, fuses, junction boxes, fixtures, appliances, generators, dynamos, water turbines, water wheels, boilers, steam turbines, gas turbines, motors, combustion engines, switch boards, switch racks, pipe lines, switching and other equipment, microwave systems, caissons, tunnels, sewage and solid waste disposal facilities, water and air pollution control facilities and any and all other property of every nature and description, owned, used or acquired for use now or hereafter by the Company in connection therewith (the “Improvements”);

together with all right, title and interest, if any, of the Company in and to the streets and roads, opened or proposed, abutting the Land, all strips and gores within or adjoining the Land, the air space and right to use the air space above the Land, all rights of ingress and egress to and from the Land, all grants, privileges, easements, rights of way, reversions, remainders, hereditaments, and appurtenances now or hereafter affecting the Land or the Improvements situated thereon, all royalties and rights and privileges appertaining to the use and enjoyment of the Land or the Improvements situated thereon, including all air, lateral support, alley, drainage, oil, gas and mineral rights, all options to purchase or lease, and all other interests, estates or claims, in law or in equity, which the Company now has or hereafter may acquire in or with respect to the Land or the Improvements situated thereon (the “Appurtenances”) (the Land, the Improvements and the Appurtenances being sometimes collectively referred to as the “Real Property”);

together with all equipment, fixtures and other property, now and hereafter owned by the Company or installed and used in the Land or the Improvements, including but not limited to, all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water heating, cooling and air-conditioning equipment, machines and machinery, apparatus and appurtenances and other chattels and personal property used or furnished in connection with the operation, use and enjoyment of the Real Property and all renewals, replacements and substitutions thereof and additions thereto (the “Equipment”);

together with all right, title and interest of the Company in, to, and under all contracts executed or hereafter entered into and executed by and between the Company and any Person (i) providing for the purchase, sale, exchange, transmission or distribution of electric power or energy by the Company having an original term in excess of one year or having an original term of less than one year with automatic renewal provisions; or (ii) relating to the ownership or operation of any electric generation, transmission or distribution facility owned or leased, solely or jointly, by the Company; or (iii) providing for the purchase or transportation of fuel; or (iv) providing for the management or operation of a substantial portion of the System, including without limitation, the rights of the Company to the Contracts listed on Exhibit “B” attached hereto, including in respect of any of the foregoing, any amendments, supplements, modifications, restatements and replacements thereto (the “Contract Rights”);

together with all books, records, plans, specifications, permits, licenses, approvals, actions and causes of action which now or hereafter relate to, are derived from or are used in connection with the System or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon, all stock of the Company in any Restricted Subsidiary, and, all right, title and interest of the Company in, to and under any and all licenses, ordinances, allowances, and permits heretofore granted, issued or executed, or which may hereafter be granted, issued or executed, to it or to its assignors by the United States of America, a government of a foreign nation, or by any state, or by any county, township, municipality, village or other political subdivision thereof, or by any agency, board, commission or department of any of the foregoing, authorizing the construction, acquisition, or operation of electric transmission or distribution lines, or systems, or any electric generating plant, insofar as the same may by law be assigned, granted, bargained, sold, conveyed, transferred, mortgaged or pledged (collectively, the “General Intangibles”) (the Real Property, Equipment, Contract Rights and General Intangibles being collectively referred to herein as the “Mortgaged Property”); and

all of the estate, right, title and interest of every nature whatsoever of the Company in and to all of the foregoing- and all other property, real, personal or mixed (other than Excepted Property or Excluded Property) of every kind and description and wheresoever situate, now owned or hereafter acquired by the Company, it being the intention hereof that all property, rights, privileges, franchises now owned or hereafter acquired by the Company after the date hereof (other than Excepted Property or Excluded Property) shall be as fully embraced and subject to the lien hereof as if such property were specifically described herein and every part and parcel thereof.

GRANTING CLAUSE SECOND: FUNDS, RENTS AND REVENUES

All monies and investments on deposit, if any, in the Debt Service Fund or the Revenue Fund (each as hereinafter defined) created hereunder, as well as any monies or investments in any other funds or accounts created in the future pursuant to the terms of any Supplemental Indenture (as hereinafter defined) for the benefit of the Holders of Secured Obligations of the series authorized by such Supplemental Indenture, all rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of this Indenture and all the estate, right, title and interest of every nature whatsoever of the Company in and to the same and every part thereof (and as to the Mortgaged Property located in the State of Nebraska, this assignment shall constitute a Security Interest in Rents pursuant to Nebraska law).

GRANTING CLAUSE THIRD: ADDITIONAL SECURITY

Any other property of the Company, real, personal or mixed, tangible or intangible, which may from time to time after the date of the execution and delivery of this Indenture by delivery of a Supplemental Indenture be subjected to the lien hereof by the Company or by anyone on its behalf, the Trustee being hereby authorized to receive the same at any time as additional security hereunder, it being agreed and understood that any such subjection to the lien hereof of any other property as additional security may be made subject to such reservations, limitations, liens, security interests or conditions respecting the use and disposition of such property or the proceeds thereof as shall be in effect prior to such grant or as shall be set forth in such granting instrument.

GRANTING CLAUSE FOURTH: PROCEEDS

All proceeds, judgments, claims, compensation, awards of damages and settlements with respect to or hereafter made as a result of or in lieu of any condemnation or taking of the Mortgaged Property by eminent domain or any casualty loss of or damage to any of the Mortgaged Property, all refunds with respect to the payment of property taxes and assessments, and all other proceeds of the sale, lease, transfer, disposition or conversion, voluntary or involuntary, of the Mortgaged Property, or any part thereof into cash or claims (collectively, the “Proceeds”).

EXCLUDED AND EXCEPTED PROPERTY

There is, however, expressly excepted and excluded from the lien and operation of this Indenture the Excluded Property and the following described property of the Company, now owned or hereafter acquired (herein sometimes referred to as “Excepted Property”):

(a)                                 all rolling stock and trains (except mobile substations), automobiles, busses, trucks, moveable cranes, trailers, tractors, or other vehicles and moving equipment owned, leased or used by the Company and all parts, tools, accessories and supplies used in connection with the foregoing;

(b)                                 all vessels, boats, ships, barges and other marine equipment, all airplanes, airplane engines and other flight equipment and other parts, tools, accessories and supplies used exclusively in connection with the foregoing;

(c)                                  all cash on hand or in financial institutions, bills, notes, patents, trademarks, choses in action and judgments, and all shares of stock, certificates of participation, bonds, notes and other securities other than cash deposited with the Trustee pursuant to Section 4.12 and Section 6.03 and any other property referred to in this clause which is specifically described in Granting Clause First or Second;

(d)                                 all goods, wares, materials, merchandise and supplies acquired for purpose of sale in the ordinary course of business;

(e)                                  fissionable and other materials and supplies, and other personal property (other than fuel) which are consumable (other than by ordinary wear and tear) in their use in the operation of the business of the Company;

(f)                                   all office furniture, equipment, supplies and leaseholds for office purposes including communications and telephone equipment, computer equipment, record production, storage and retrieval equipment, and all components, software, spare parts and accessories used in connection therewith;

(g)                                  all electric energy, gas, steam, water, and other products generated, produced or purchased;

(h)                                 leasehold interests of the Company (other than those referred to in clause (f) above) made, or existing on property acquired, for a term (including all renewals at the option of the Company) of five years or less;

(i)                                     all timber separated from the Land and all coal, ore, gas (natural or otherwise), oil and other minerals, mined, extracted or otherwise separated from the Land and all water and water rights;

(j)                                    any interest of the Company in stock, membership or capital term certificates issued by any Holder of Secured Obligations;

(k)                                 all permits, licenses, franchises, certificates of convenience, contracts, agreements, contract rights and any rights thereunder which by law may not be mortgaged or pledged;

(1)                                 all contracts and contract rights other than those described in Granting Clause First;

(m)                             all accounts receivable or chattel paper arising from the sale or lease of any Excepted Property or from any services rendered that relate primarily to the use or operation of any Excepted Property or from sources other than contracts subject to the lien of this Indenture;

other than any of the foregoing which at any time hereafter may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the terms of this Indenture so to be; provided that the Company hereby grants a security interest to the Trustee in all the Excepted Property which shall become effective upon the occurrence of an Event of Default (as hereinafter defined) and such Excepted Property shall immediately (except in the case of Excepted Property which may by law or by its terms not be mortgaged, assigned or pledged, or Excluded Property) become subject to the lien hereof; provided that any lien then existing on such Excepted Property shall be a Prior Lien (as hereinafter defined), and if while an Event of Default shall have occurred and be continuing the Trustee or any receiver or co-trustee appointed hereunder shall enter upon and take possession of all or substantially all of the Mortgaged Property and the Proceeds thereof, the Trustee or such receiver or co-trustee may, to the full extent permitted by law, at the same time likewise take possession of any or all of the Excepted Property then on hand which shall have become subject to the lien hereof, and use and administer the same, to the full extent permitted by law, to the same extent as any other Mortgaged Property (subject to the rights of holders of any Prior Liens), until such Event of Default shall be remedied and possession of the Mortgaged Property restored to the Company or its successors or assigns at which time such Excepted Property shall again be excluded and excepted from the lien hereof to the extent set forth above; it being understood that the Company may, pursuant to Granting Clause Third, again subject to the lien of this Indenture any Excepted Property.

TO HAVE AND TO HOLD all said property, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining to said properties, rights, privileges and franchises, (being herein collectively called the “Trust Estate”) unto the Trustee and its successors and assigns to the extent permitted by law.

SUBJECT, HOWEVER, to the Permitted Liens and Encumbrances (as hereinafter defined).

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all the Secured Obligations issued hereunder and Outstanding from time to time, without any priority of any Secured Obligations over any other Secured Obligations, except with respect to certain trust funds which may be created hereunder pursuant to Section 2.02(b)(xi) for the benefit of Holders of Secured Obligations as specified herein.

UPON CONDITION that, until the happening of an Event of Default (as hereinafter defined), the Company shall be permitted to possess and use the Trust Estate (except any money on deposit in any of the Funds), and to possess and operate its System and conduct its business and to explore for, mine, extract and dispose of coal, ore, gas, oil and other minerals and water and water rights and to receive and use the rents, issues, profits, revenues, and other income of the Trust Estate.

PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, or shall make provision in the manner provided in Article V hereof for payment, unto the Holders of the Secured Obligations the principal, premium, if any, and interest to become due in respect thereof at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in the Secured Obligations and in this Indenture expressed as to be kept, performed and observed by or on the part of the Company, then, this Indenture and the estate and rights hereby granted shall cease, terminate and be void.

The Trustee acknowledges the foregoing grant, as well as its appointment to hold the liens of this Indenture by the Mortgagees, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties expressly required to be performed by it herein.

AND IT IS HEREBY COVENANTED AND DECLARED that all Secured Obligations are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of Secured Obligations as follows:

ARTICLE I

Definitions and Other Provisions of

General Application

Section 1.01              Definitions and Interpretations. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

(b)                                 All references in this instrument to designated “Articles,” “Sections,” “subsections,” “paragraphs,” “subparagraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, subsections, paragraphs, subparagraphs, clauses and other subdivisions of this Indenture.

(c)                                  The words “herein,” “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, subsection, paragraph, subparagraph, clause or other subdivision.

(d)                                 Certain terms used principally in Article VII are defined in that Article.

(e)                                  All terms used herein which are not specifically defined herein but which are defined in the Trust Indenture Act, if it is applicable, or the Uniform Commercial Code shall have the meanings assigned to them therein.

(f)                                   Reference to any Person shall mean that Person, its successors and assigns.

(g)                                  Reference to any document, contract or agreement shall mean that document, contract or agreement as it is amended or supplemented from time to time.

“Accountant” shall mean a Person engaged in the practice of accounting who is certified as a public accountant and (except as otherwise expressly provided in this Indenture) may be employed by or affiliated with the Company.

“Accounting Requirements,” unless specifically provided for in a different manner herein, shall mean the requirements of the system of accounts prescribed by RUS so long as RUS is the Holder of any Secured Obligation; provided, however, that if the Company is specifically required by FERC to employ the system of accounts prescribed by FERC, then “Accounting Requirements” means the system of accounts prescribed by FERC; provided, further, however, that if RUS is not a Holder of any Secured Obligation or, if a Holder, RUS does not prescribe a system of accounts applicable to the Company, and the Company is not specifically required by FERC to employ the system of accounts prescribed by FERC, or FERC does not prescribe a system of accounts applicable to the Company, then “Accounting Requirements” means the requirements of generally accepted accounting principles applicable to similar entities conducting business similar to that of the Company. Generally accepted accounting principles refers to a common set of accounting standards and procedures that are either promulgated by an authoritative accounting rulemaking body or accepted as appropriate due to wide-spread application in the United States.

“Act” when used with respect to any Holder of Secured Obligations has the meaning stated in Section 1.02.

“Additional Facilities” shall mean the Company or a Restricted Subsidiary’s, as the case may be, interest (whether in fee, by leasehold estate or otherwise) in (i) any additions to or improvements to the System including but not limited to new generating and transmission and distribution facilities; (ii) the Company’s or a Restricted Subsidiary’s ownership interest in any Person owning a power generating facility, including related transmission and transformation facilities, provided, that in the case of transmission facilities, such facilities are constructed to or from the System or within the System or benefit the System; (iii) any substation, transmission or transformation facility or telecommunications facilities or equipment to be constructed or otherwise acquired by the Company or a Restricted Subsidiary (whether solely or with other Persons), or the Company’s or a Restricted Subsidiary’s ownership interest in any Person owning such transmission facility; (iv) the Company’s or a Restricted Subsidiary’s rights to receive power supply or transmission capacity acquired by making a prepayment of capital costs associated with power supply or transmission capacity; (v) demand side management, energy conservation programs and on and off-grid renewable energy systems; (vi) any power generating or transmission facilities or interest therein to be constructed, owned or co-owned by the Company or any Restricted Subsidiary and related to the System (including but not limited to any facilities related to the establishment of an independent system operator or a regional transmission group); (vii) if the Company so designates, in connection with the planning and development of power resources or the determination of the feasibility thereof, the acquisition of land or water supplies or rights with respect thereto and preliminary and development work, including engineering, legal and financial studies and applications for permits, licenses and approvals, or any one or more of the foregoing; (viii) any facilities for the production or transportation of fuel used or useful in whole or in part in the System or the Company’s ownership interest in any Person owning facilities for the production or transportation of fuel used or useful in whole or in part in the System and, as to each of the cases mentioned above, all rights, interests and facilities of every kind related or incidental thereto or necessary or desirable to carry out the construction, acquisition or operation of such Additional Facilities. Additional Facilities shall not include:

(A)                               any property of the Company or a Restricted Subsidiary subject to the Permitted Liens and Encumbrances described in clause (xvii) of the definition of Permitted Liens and Encumbrances; or

(B)                               Excluded Property and Excepted Property (other than Excepted Property or Excluded Property which has become subject to the lien of this Indenture); or

(C)                               any property the cost of acquisition or construction of which is properly chargeable in accordance with the Accounting Requirements to an operating expense of the Company or a Restricted Subsidiary.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether by the ownership of voting securities or membership interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“ AFUDC” shall have the meaning given it by Accounting Requirements.

“Annual Debt Service Requirements” shall mean, either, for any Fiscal Year or any 12-month period ending on the last day of the most recent fiscal quarter immediately prior to the making of such calculation, the principal of, premium, if any, and interest (whether capitalized or expensed) on all Debt of the Company or a Restricted Subsidiary as well as lease payments on Lease Obligations described in clause (xii) below whether or not such payments are “Debt” according to Accounting Requirements, coming due at Maturity or Stated Maturity in such 12-month period or Fiscal Year. For such purposes, the following rules shall apply:

(i)                                     Committed Take Out of Long Term Debt - If the Company or a Restricted Subsidiary has received a binding commitment from any bank, investment banking firm, savings and loan association, insurance company, or similar institution to refund or purchase any of its Long-Term Debt at its Stated Maturity or any earlier date (or, if due on demand, or payable in respect of any required purchase of such Debt by such Company or Restricted Subsidiary, at any date on which demand may be made), then for the period beginning on the refinancing date set forth in such commitment and thereafter to Stated Maturity, the principal and interest which will be coming due on the new Long Term Debt after it is refinanced or purchased shall be used in making pro forma calculations required by this Indenture instead of the existing principal and interest on the Long-Term Debt being purchased or refinanced.

(ii)                                  Amortization of Principal of Balloon Debt - The amount of principal of Balloon Debt for any preceding or succeeding Fiscal Year or 12-month period ending on the last day of the most recent fiscal quarter immediately prior to the making of such calculation may be calculated using the original principal amount of such Balloon Debt amortized over the full term (from date of issuance to Stated Maturity) of such Debt with level annual principal payments and at an assumed interest rate equal to the rate borne by such Balloon Debt on the date of calculation.

(iii)                               Consensual Sinking Fund for Principal of Balloon Debt - If the Company or Restricted Subsidiary obligated thereon shall deliver to the Trustee a Board Resolution of the Company or Restricted Subsidiary providing for the retirement of (and the instrument creating such Balloon Debt shall permit the retirement of), or for the establishment of a sinking fund for, such Balloon Debt according to a fixed schedule stated in such resolution, then for so long as all installments previously scheduled have been paid or deposited to the sinking fund established with respect to such Debt on or before the times required by such schedule, the principal of (and, in the case of retirement, or to the extent provided for by the sinking fund, the premium, if any, and interest and other debt service charges on) such Balloon Debt shall be computed as if the same were due in accordance with such schedule.

(iv)                              Escrowed Payments with Respect to Defeased Debt - Principal of and interest on Debt, or portions thereof, shall not be included in the computation of the Annual Debt Service Requirements for any Fiscal Year or 12-month period ending on the last day of the most recent fiscal quarter immediately prior to the making of such calculation for principal or interest payable from Defeasance Obligations irrevocably deposited or set aside in trust for the payment of such defeased Debt at the time of such calculation.

(v)                                 Interest Rate of Variable Rate Debt - In making prospective calculations of interest on Variable Rate Debt, a rate equal to the average rate borne by such Debt during the 24-month period immediately prior to such calculation shall be used; provided that if such Debt has not been outstanding during all or any of the prior 24 months, then the interest rate on comparable debt shall be used; provided further, however, that if there is no comparable debt which was outstanding during such 24-month period, an interest rate equal to 110% of the current yield for U.S. Treasury obligations of a comparable maturity to the longest interest rate mode of such Variable Rate Debt (other than the long or fixed rate mode) shall be used to calculate the interest rate on such Variable Rate Debt.

(vi)                              Guarantees - Actual amounts paid or required to have been paid by the Company or any Restricted Subsidiary on account of Guarantees shall be included in historical calculations of Annual Debt Service Requirements of the Restricted Group. If the Company or a Restricted Subsidiary guaranteeing such Debt is required by an Accountant which is Independent to show the probability of such payments and the estimated amount of such payments payable in the Company’s financial reports, then the estimated probable amount of principal, premium, if any, and interest coming due on such Debt shall be included in any computation of the prospective Annual Debt Service Requirements of the Company or Restricted Subsidiary for such period or Fiscal Year, until such time as the entity whose obligation is guaranteed or obligated on such Debt cures all defaults related thereto.

(vii)                           Commercial Paper - With respect to any Debt issued in the form of commercial paper with maturities not exceeding 270 days, the interest rate on such Debt shall be calculated in the manner provided in clause (v) of this definition. If such commercial paper is not backed by a Credit Support Agreement, the principal of such Debt shall be calculated in the manner provided in clauses (ii) or (iii) of this definition.

(viii)                        Payments made by a Credit Provider - If the Company or a Restricted Subsidiary has entered into a Credit Support Agreement in connection with an issue of Debt, payments due under the Credit Support Agreement, from either the Company or Restricted Subsidiary, shall be included in such calculation except to the extent that the payments are already taken into account under clauses (i) through (vii) above. With respect to any calculation of historic data, only those payments actually made in the subject period shall be taken into account in making such calculation and, with respect to prospective calculations, only those payments reasonably expected to be paid by the Company or Restricted Subsidiary to the Credit Provider in reimbursement of amounts actually paid plus applicable interest in the subject period shall be taken into account in making the calculation.

(ix)                              Interest Rate Hedge Agreements - In the event there shall have been issued or entered into in respect of all or a portion of any Debt an Interest Rate Hedge Agreement and (i) interest on such Debt or portion of such Debt is payable at a variable rate of interest for any future period of time or is calculated at a varying rate per annum, and (ii) a fixed rate is specified as payable by the Company or Restricted Subsidiary issuing such Debt in such Hedge Agreement or such Debt taken together with the Hedge Agreement results in a net fixed rate payable by the Company or Restricted Subsidiary for such period of time (the “Hedge Fixed Rate”), and (iii) the counterparty to such Hedge Agreement is rated in the two highest generic rating categories by any Rating Agency, and (iv) an event of default has not occurred and is continuing under such Hedge Agreement, then such Debt shall be deemed for all purposes hereunder to bear interest for such period of time at the Hedge Fixed Rate and all provisions hereof applicable for fixed rate debt shall apply with respect thereto. Conversely, in the event there shall have been issued or entered into in respect of all or a portion of any Debt, a Hedge Agreement and (i) interest on such Debt or portion of such Debt is payable at a fixed rate of interest for any future period of time or is calculated at a fixed rate per annum, and (ii) a variable rate is specified as payable by the Company or Restricted Subsidiary issuing such Debt in such Hedge Agreement or such Debt taken together with the Hedge Agreement results in a net variable rate payable by the Company or Restricted Subsidiary for such period of time (the “Hedge Variable Rate”), and (iii) the counterparty to such Hedge Agreement is rated in the two highest generic rating categories by any Rating Agency, and (iv) an event of default has not occurred and is continuing under such Hedge Agreement, then such Debt shall be deemed for all purposes hereunder to bear interest for such period of time at the Hedge Variable Rate and all provisions hereof applicable for variable rate debt shall apply with respect thereto.

(x)                                 Calculation of Principal of Periodic Funding Obligations and Discount Obligations - In the case of Periodic Funding Obligations and Discount Obligations on any date, the principal amount thereof payable upon the Maturity shall be the lesser of the amount payable upon the Stated Maturity thereof or the amount that would be payable if the Maturity of such Debt were such date. Except for the purpose of making pro forma calculations under Article IV of this Indenture, the principal amount of a Periodic Funding Obligation shall not include any amount not then advanced and outstanding thereunder. The principal amount of a Periodic Funding Obligation shall be reduced as the principal amount of such Periodic Funding Obligation is paid or otherwise reduced. Such payment or reduction shall be treated as a payment unless the Company retains the right to have such amount readvanced. If any such payment or reduction shall not be treated as a payment because the Company retains the right to readvance such amount, once that right to readvance expires or is terminated, such payment or reduction may thereupon be treated as a payment under such Sections. The principal amount of such a Periodic Funding Obligation may be evidenced from time to time by an Officers’ Certificate delivered to the Trustee and the Holder of such Periodic Funding Obligation. Following any timely objection by the Holder, the Trustee may require such other evidence of the principal amount of such Periodic Funding Obligation as shall be satisfactory to the Trustee.

(xi)                              Calculation of Principal and Interest on Certain Notes With Periodic Rollovers of Principal. For purposes of calculating the principal payable on any portion or advance of Debt as to which the principal matures periodically and is subject to rollovers at the election of the obligor, the Company may elect to use either the most immediate Stated Maturity of such portion of the loan or advance if it intends to pay such Debt at such Stated Maturity (including any premium) or the last Stated Maturity of such portion of the principal or advance on such Debt. The applicable prior provisions shall apply for purposes of calculating the interest rate on such Debt.

(xii)                           Lease Obligations. - All lease payments for generating facilities (including lease payments for the Craig Generating Station Unit 3), transmission facilities, fuel transportation facilities, fuel storage facilities and drag lines, exclusive of taxes, paid during the relevant calculation period shall be included in the calculation of Annual Debt Service Requirements.

(xiii)                        Fixed Rate Debt. For the purpose of calculating interest on any Debt which bears interest at a fixed rate of interest, the actual fixed rate of interest shall be used.

“Appraiser” means a Person engaged in the business of appraising property who (except as otherwise expressly provided in this Indenture) may be employed by or affiliated with the Company and who need not be independent, certified or licensed.

“Balloon Debt” shall mean a promissory note repayable in periodic installments of a specified amount usually representing interest, with a much larger final payment, which may be the entire principal amount.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or Assistant Secretary of a Person to have been duly adopted by the Governing Body of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book Value” means (a) when used with respect to property of a member of the Restricted Group, the value of such property, net of accumulated depreciation and amortization, as reflected in or derived from the most recent audited financial statements of such member of the Restricted Group which have been prepared in accordance with Accounting Requirements; and, (b) when used with respect to property of all members of the Restricted Group, the aggregate of the values of such property, net of accumulated depreciation and amortization, as reflected in or derived from the most recent audited consolidated financial statements which have been prepared in accordance with the Accounting Requirements, provided that such aggregate shall be calculated in such a manner that no portion of the value of any property of any member of the Restricted Group is included more than once.

“Business Day” shall mean any day except a Saturday, Sunday, holiday or day on which banking institutions in the Cities of Denver, Colorado or Washington, D.C. or the city in which the principal corporate trust office of the Trustee is located are closed. So long as the RUS is the Holder of any Secured Obligations, Business Day shall also exclude any day on which the RUS or FFB is not open for business.

“Capitalization” shall mean the Debt plus Equity of the Restricted Group.

“CoBank” shall mean CoBank, ACB, a federally chartered bank.

“Commercial Operation Date” shall mean, with respect to any Additional Facilities, the date on which the Additional Facilities are capable of fulfilling the purposes for which they were acquired or constructed as evidenced by a certificate of an Independent Engineer delivered to the Trustee.

“Commission” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body (if any) performing such duties at such time.

“Company” shall mean Tri-State Generation and Transmission Association, Inc. until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, except to the extent otherwise contemplated by Section 8.02, “Company” shall mean such successor entity.

“Company Consent”, “Company Order” and “Company Request” mean, respectively, a written consent, order or request signed in the name of the Company by the President or a Vice President of the Governing Body and the General Manager of the Company (or officers holding successor titles), and delivered to the Trustee.

“Completion Debt” shall have the meaning given to it in Section 4.02(a)(i)(B)(1).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution and delivery of this Indenture is located in Denver, Colorado.

“Counties” shall mean those counties in the states listed on Exhibit “C” or any other Counties in which any part of the Company’s property is now or hereafter located.

“Craig Generating Station Unit 3” shall mean the lessee’s interest under those five separate leases assumed by the Company on April 15, 1992 from Colorado-Ute Electric Association, Inc. (“Colorado-Ute”) relating to the electric generating facility located near Craig, Colorado; between the Company (as successor to Colorado-Ute) and United States Trust Company of New York (as owner trustee under five separate owner trusts) or their successors or assigns and as such leases may be amended from time to time.

“Craig Trustee” shall mean The First National Bank of Chicago, a national banking association.

“Credit Provider” shall mean the Person entering into a Credit Support Agreement with the Company or the issuer of a series of Related Bonds in connection with the issuance of a series of Secured Obligations and identified in writing as such to the Trustee.

“Credit Support Agreement” shall mean, collectively, a revolving credit agreement, agreement establishing a line of credit, letter of credit, reimbursement agreement, third-party guarantee or loan guarantee agreement (including by the RUS), bond insurance policy, commitment to purchase Secured Obligations, or commitment or other contract or agreement of similar import authorized, recognized and approved by the Governing Body of the Company as a Credit Support Agreement under this Indenture in connection with the authorization, issuance, security, or payment of Secured Obligations or an issue of Related Bonds.

“Customary Exceptions” means, with respect to any Opinion of Counsel required to be delivered hereunder, such exceptions to opinions as are customarily expressed in opinions of counsel rendered in connection with similar transactions at the time such Opinion of Counsel is to be delivered and, in any event, shall include standard exceptions based upon limitations imposed by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting mortgagees’ and other creditors’ rights, (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and

(c) laws affecting remedies for the enforcement of security interests, and in the case of Secured Obligations which are Periodic Funding Obligations, may assume that the terms of such Secured Obligations that are to be determined after the date of such opinion will be in conformity with the proceedings authorizing such Secured Obligations.

“Debt” of the Company or any Restricted Subsidiary shall mean all:

(i)                                     indebtedness incurred or assumed for borrowed money, or indebtedness incurred for the reimbursement of monies advanced under any Credit Support Agreement if in either case categorized as debt according to Accounting Requirements;

(ii)                                  lease obligations if categorized as debt according to Accounting Requirements; and

(iii)                               all indebtedness of any Person (other than indebtedness otherwise treated as Debt hereunder) described in clauses (i) or (ii) above which is guaranteed (whether by payment or collection), by the Company or a Restricted Subsidiary, provided that none of the following shall constitute Debt:

(A)                               guarantees of performance or payment by any Person under contracts to pay for fuel for the System;

(B)                               indemnifications as to tax consequences on safe harbor leases; and

(C)                               guaranties of performance by any Person for other than payment of indebtedness incurred or assumed for borrowed money or for the reimbursement of monies advanced under any Credit Support Agreement if in either case categorized as debt according to Accounting Requirements.

For the purpose of computing “Debt”, there shall be excluded any particular Debt if, upon or prior to the Stated Maturity thereof, there shall have been irrevocably deposited with the proper depository in trust the necessary funds (or Defeasance Obligations that will at their Stated Maturity provide sufficient funds for the payment, redemption or satisfaction of such Debt at its Maturity) with the irrevocable direction to use such funds or Defeasance Obligations for such payment; and thereafter such funds or Defeasance Obligations so deposited shall not be included in any computation of the assets of the Company, and the income from any such funds or Defeasance Obligations shall not be included in the calculation of Net Margins Available for Debt Service.

“Debt Service Fund” shall have the meaning given to it in Section 3.01 of this Agreement.

“Debt Service Ratio” shall mean for any period of time the financial ratio determined by dividing Net Margins Available for Debt Service of the Restricted Group for such period by the Annual Debt Service Requirements on all Debt of the Restricted Group for such period.

“default” shall mean (i) the occurrence of an event which with the giving of notice or passage of time would become an Event of Default under subsections (a), (b) or (e) of Section 6.01 of this Indenture; or (ii) the commencement and continuance of a case or proceeding seeking the entry of a decree or order of the type contemplated in Section 6.01(c) or (d) of this Indenture.

“Defeasance Obligations” shall mean non-callable securities described in clauses (i) and (ii) of the definition of Eligible Investments.

“Discount Obligation” shall mean any Secured Obligation which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof.

“Eligible Investments” shall mean any of the following:

(i)                                     Direct obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America (“Direct Obligations”) and which may be in book entry form;

(ii)                                  Direct obligations of any agency or instrumentality of the United States of America or any corporation created pursuant to any act of Congress of the United States of America, which obligations are fully guaranteed by the United States of America;

(iii)                               Commercial paper (having original maturities of not more than 270 days) rated, at the time of purchase, in either of the two highest short-term rating categories by two Rating Agencies;

(iv)                              Federal funds or bankers acceptances (in each case having maturities of not more than 365 days) of any domestic bank (including a branch office of a foreign bank which branch office is located in the United States, provided an opinion of counsel acceptable to the Company is received to the effect that full and timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank); provided at the time of purchase, such Bank’s long-term debt shall be rated in either of the two highest rating categories by two Rating Agencies;

(v)                                 Unsecured certificates of deposit, time deposits or other deposits in any bank, including the Trustee, or savings and loan association which has combined capital, surplus and undivided profits of not less than $50,000,000, provided deposits in such Bank are insured by the Federal Deposit Insurance Corporation;

(vi)                              Repurchase agreements that are secured by a perfected security interest in securities listed in clauses (i) or (ii) above entered into with a government bond dealer recognized as a primary dealer by the Federal Reserve Bank of New York or any bank described in clause (iv) or (v) above; and

(vii)                           Any short-term institutional investment fund or account which invests solely in any of the foregoing obligations.

“Engineer” shall mean a registered professional engineer or engineering firm or corporation which does a substantial amount of business for electric utilities similar to the Company, and, except as required herein, which may be employed by the Company; provided, however, that if the Engineer is to opine in connection with the construction or acquisition or divestiture by the Company of generating or transmission facilities or property with a value exceeding 25% of Total Utility Plant as reported on the Company’s most recent audited financial statements, such Engineer or firm must be nationally recognized in the electric utility industry.

“Equity” or “Equities” shall be defined in accordance with Accounting Requirements.

“Equity to Capitalization Ratio “ shall mean the ratio of the Equity of the Restricted Group to the Debt plus Equity of the Restricted Group; provided that Guarantees or Credit Support Agreements shall only be counted in the calculation of the Equity to Capitalization Ratio as provided in clauses (vi) and (viii), respectively, of the definition of “Annual Debt Service Requirements,” respectively.

“Event of Default” has the meaning stated in Section 6.01. An Event of Default shall “exist” if an Event of Default shall have occurred and be continuing.

“Excepted Property” has the meaning stated in the Granting Clauses.

“Excluded Property” shall mean (i) property (including any contracts which are security for the Excluded Property) and the output thereof and franchises related thereto and other real and personal property, goods (including equipment, fuel, materials and supplies), accounts and general intangibles relating solely to such Excluded Property or the output thereof, with respect to which the Company has delivered to the Trustee, prior to the acquisition of such property, an Officers’ Certificate specifically identifying such property to be acquired and stating that (a) such property is not to be subject to the lien of this Indenture; (b) such exclusion will not materially adversely affect the ability of the Company to comply with its obligations under this Indenture or cause an Event of Default or default which could with the passage of time become an Event of Default hereunder; (c) the Equity to Capitalization Ratio would be at least equal to the applicable ratio set forth on Schedule I after the acquisition of such property; (d) no Debt secured by the lien of this Indenture is issued to finance the acquisition or construction of such property; and (e) the Debt issued or assumed to finance such property is non-recourse to the Company or any Restricted Subsidiaries; and (ii) all the Company’s interest, if any, in the Construction Fund, Reserve Fund, Surplus Fund and Bond Fund established under the Indenture of Trust, dated as of November 1, 1995, between Moffat County, Colorado and the Craig Trustee pursuant to which the Moffat County, Colorado Pollution

Control Revenue Refunding Bonds, Series 1995 (Tri-State Generation and Transmission Association, Inc. Project) were issued and any similar funds created in the future with respect to an issue of Related Bonds; (iii) any fund in which has been deposited the proceeds of a loan from RUS or any other Holder of Secured Obligations as provided in Section 2.02(b)(xi); and (iv) the interests of any co-owners, other than the Company, in any co- or jointly owned generation, transmission or fuel supply project or any working capital fund for any co-or jointly-owned generation, transmission or fuel supply project or insurance proceeds attributable to the interests of co-owners in which the Company or any Restricted Subsidiary is acting as agent for co-owners of any project.

“Expenses” shall have the meaning given to it in accordance with Accounting Requirements.

“FFB” shall mean the Federal Financing Bank, an instrumentality and wholly-owned corporation of the United States of America or any agency or department of the United States of America or any successor entitled to the rights and powers thereof with respect to the Secured Obligations.

“FFB Note” shall mean a promissory note of the Company evidencing indebtedness to FFB.

“Fiscal Year” shall mean the fiscal year adopted by the Company for the Company and Restricted Group from time to time. Unless the Trustee is notified otherwise in writing by the Company, the Fiscal Year of the Company ends on December 31.

“Funds” shall mean the funds described in Article III and any additional funds created from time to time pursuant to Article III.

“General Manager” shall mean the chief executive officer (or any person designated to act in that capacity in his absence) of the Company.

“Governing Body” of any Person shall mean the board of directors, board of trustees, management committee, managing partner or other governing entity.

“Governmental Authority” shall mean any federal (including but not limited to the RUS, FERC, the Bureau of Land Management, and the Department of the Interior), state, local or tribal governmental agency, authority or court at law having jurisdiction over the Company, the Restricted Subsidiary or any of their activities.

“Guarantees” are described in clause (iii) of the definition of Debt.

“Holder” with respect to any Secured Obligation shall mean the Person in whose name such Secured Obligation is registered on the Secured Obligation Register, subject to Sections 1.02(g) and 1.02(h).

“Indenture” shall mean this Master First Mortgage Indenture, Deed of Trust and Security Agreement on the date of execution and delivery of this Indenture and as it may from time to time be supplemented, modified or amended by one or more Supplemental Indentures.

“Independent” when used with respect to any specified Person shall mean such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Subsidiary, and (iii) is not connected with the Company or any Subsidiary of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Accountant,” notwithstanding anything to the contrary in this Indenture, if this Indenture is qualified under the Trust Indenture Act, shall mean, in the case of any compliance with conditions precedent which is subject to verification by accountants, an independent public Accountant selected or approved by the Trustee in the exercise of reasonable care, if the aggregate principal amount of the Secured Obligations and of other Secured Obligations authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which a certificate or opinion of an Accountant is not required, or with respect to which a certificate or an opinion of an Independent Accountant has previously been furnished) is 10% or more of the aggregate amount of the Secured Obligations at the time Outstanding; but no certificate or opinion need be made by any Person other than an officer or employee of the Company who is specified in the Indenture, as to (i) dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a statement of facts as of the date or for a period or periods different from that required to be covered by such annual reports, or (ii) the amount and value of property additions, except as provided in Section 4.10 or (iii) the adequacy of depreciation, maintenance or repairs.

“Institutional Trustee” is defined in Section 7.12(c)(vi) hereof.

“Interest Rate Hedge Agreement” shall mean an interest rate swap, collar, floor, forward or other hedging agreement, arrangement or security, however denominated, expressly identified pursuant to its terms as being entered into in connection with and in order to hedge interest rate fluctuations on all or a portion of any Debt.

“Legal Requirements” shall mean applicable Federal law (including but not limited to regulations issued by RUS or FERC), and the laws of any of the States in which any portion of the System is now or hereafter located, and other applicable laws or regulations of any Governmental Authority affecting the Company and its System and shall include the applicable rules of the applicable regulatory authorities of the States.

“Long-Term Debt” shall have the meaning given it in accordance with Accounting Requirements.

“Margins” shall have the meaning given it in accordance with Accounting Requirements.

“Maturity” when used with respect to any Debt shall mean the date on which the principal of such Debt or any installment of principal becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration or call for optional or sinking fund redemption, prepayment or otherwise.

“Mortgaged Property” shall have the meaning specified in the Granting Clauses hereof.

“Net Margins” shall have the meaning given to it in accordance with Accounting Requirements.

“Net Margins Available for Debt Service” for any period, shall mean the amount of excess (deficit) of Revenues over Expenses for such period for the Company and the Restricted Subsidiaries plus amounts which have been deducted for such period for or to make provision for:

(i)                                     interest on Debt;

(ii)                                  amortization of Debt discount or premium on issuance of Debt and amortization of refinancing or prepayment premium;

(iii)                               depreciation, depletion, obsolescence, amortization of property rights, and other similar items not requiring an outlay of cash;

(iv)                              the amount, if any, included in Net Margins for accrued taxes imposed on income;

(v)                                 lease expenses for generating facilities (including lease expenses for the Craig Generating Station Unit 3), transmission facilities, fuel transportation facilities, fuel storage facilities and drag lines, exclusive of taxes, paid during the relevant calculation period; and

(vi)                              legislatively authorized competitive transition charges or other similar stranded investment-related or similar revenues collected from customers for the purpose of payment of Debt incurred by the Company to the extent not already included in Net Margins, but without taking into account:

(i)                                     Income from funds or securities irrevocably deposited or set aside in trust or escrowed for the payment of principal, premium, if any, or interest or other debt service charges on Debt, if such debt service charges are excluded from the Annual Debt Service Requirements to which such Net Margins Available for Debt Service are to be compared pursuant to clause (iv) of the definition of Annual Debt Service Requirements or pursuant to clause (2) of the definition of Outstanding;

(ii)                                  AFUDC and/or capitalized interest; or

(iii)                               either deferred assets or deferred liabilities created as a result of the treatment of deferred taxes in accordance with Accounting Requirements.

“Obligations” shall mean those obligations of the Company evidencing Debt of the Company and secured by the Prior Mortgage as amended and restated by this Indenture and described more particularly on Exhibit “D” hereto.

“Officers’ Certificate” shall mean a certificate signed by the President or Vice President of the Governing Body and the General Manager of the Company (or officers holding successor titles), and delivered to the Trustee substantially in the form of Exhibit “G” hereto.

“Operating Expenses” shall mean all reasonable and necessary costs and expenses incurred by the Company and any Restricted Subsidiary in connection with the operation and maintenance of the System according to Accounting Requirements.

“Operating and Maintenance Reserve” or “O&MR” shall mean an amount equal to Revenues of the Restricted Group for the prior 12 month period (“R”) less the sum of (i) annual purchased power expenses for the prior 12 month period (“PP”) plus (ii) the cost of fuel for generation by the Restricted Group of electric power and energy for the prior 12 month period (“F”); plus (iii) operating lease payments (“L”) for the prior 12 month period, all multiplied by 15%, i.e., O&MR = (R - (PP + F + L)) x 15%.

“Operating and Maintenance Reserve Account” shall mean the account within the Revenue Fund described in Section 3.03 of this Indenture.

“Opinion of Counsel” shall mean a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company and who is acceptable to the Trustee.

“Outstanding” when used with respect to Secured Obligations shall mean, as of the date of determination, all Secured Obligations theretofore entered into pursuant to this Indenture, except:

(i)                                     Secured Obligations theretofore canceled by the Trustee or delivered to the Trustee or the Secured Obligation Registrar for cancellation pursuant to the terms of this Indenture or the Supplemental Indenture authorizing such Secured Obligations;

(ii)                                  Secured Obligations for whose payment or redemption monies or Defeasance Obligations in the necessary amount have been deposited pursuant to the terms of Article V of this Indenture;

(iii)                               Secured Obligations in exchange for or in lieu of which other Secured Obligations have been authenticated and delivered pursuant to the terms of the instruments evidencing such Secured Obligations; and

(iv)                              Secured Obligations alleged to have been destroyed, lost or stolen which have been paid pursuant to the terms of the instruments evidencing such

Secured Obligations or the Supplemental Indenture authorizing such Secured Obligations;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Secured Obligations have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Secured Obligations owned by the Company or any other obligor upon the Secured Obligations or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Secured Obligations which the Trustee has actual knowledge to be so owned shall be so disregarded. Secured Obligations so owned which have been pledged in good faith to a pledgee may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Secured Obligations and that the pledgee is not the Company or any other obligor upon the Secured Obligations or any Affiliate of the Company or such other obligor.

“Paying Agent” shall mean any Person, including the Company or any Affiliate of the Company, authorized by the Company to pay the principal of, premium, if any, or interest on any Secured Obligations on behalf of the Company; provided that during the occurrence of an Event of Default, if the Company or any Affiliate had been the Paying Agent, the Trustee shall be the only Paying Agent for such series of Secured Obligations.

“Periodic Funding Obligation” shall mean an offering of Debt, all or a portion of the proceeds of which are to be advanced to the Company or a Restricted Subsidiary in one or more advances in the future. Periodic Funding Obligations include, but are not limited to, FFB Notes which are currently entitled “Future Advance Promissory Notes.”

“Permitted Liens and Encumbrances” shall mean:

(i)                                     liens on property for taxes, assessments, improvements, the construction of electric or gas utilities, abandoned mine reclamation and other charges of Governmental Authorities: (A) not delinquent; or (B) already delinquent which are currently being contested in good faith by appropriate proceedings, provided that the Company or appropriate Restricted Subsidiary shall have set aside on its books adequate reserves with respect thereto;

(ii)                                  merchants’, mechanics’ and materialmen’s liens not filed of record and not delinquent and similar charges not delinquent, incident to current construction, and mechanics’ and materialmen’s liens incident to such construction which are filed of record but which are being contested in good faith and have not proceeded to judgment;

(iii)                               liens in respect of judgments or awards with respect to which the Company or any Restricted Subsidiary shall in good faith currently be prosecuting an appeal or proceedings for review and with respect to which the Company or the Restricted Subsidiary shall have secured a stay of execution pending such appeal or proceedings for review, provided such Person shall have covered the attachment of such lien or appeal by insurance or bond;

(iv)                              easements, crossing agreements and similar rights existing on the property of the Company or any Restricted Subsidiary over or in respect of any of the Company’s or the Restricted Subsidiary’s property; provided that such grants do not materially affect the title to such property for the purpose for which it is held and do not in the aggregate materially impair the Company’s use of such property or the System taken as a whole.

(v)                                 easements, leases, licenses, reservations or similar rights of others in any property of the Company or any Restricted Subsidiary for streets, roads, bridges, pipes, pipe lines, railroads, electric transmission and distribution lines, telegraph and telephone lines, cellular telephone transmission equipment or similar telecommunications facilities, the ownership, production or removal of oil, gas, coal or other minerals and other similar purposes, flood rights, river control and developing rights, sewage and drainage rights, restrictions against pollution and zoning laws and minor defects and irregularities in the record of evidence of title, provided that such easements, leases, reservations, rights, restrictions and laws do not materially adversely affect the title to such property and do not in the aggregate materially impair the use of such property for the purposes for which it is held or the System taken as a whole;

(vi)                              liens securing indebtedness neither created, assumed nor guaranteed by the Company or any Restricted Subsidiary, nor on account of which it customarily pays interest, existing on the date of execution and delivery of this Indenture, or, as to property hereafter acquired, at the time of acquisition by such Person, upon lands over which easements or rights of way are acquired by such Person for any of the purposes specified in clause (v) of this definition, which liens do not materially impair the use of such easements or rights-of-way for the purposes for which they are held by the Company or the Restricted Subsidiary;

(vii)                           leases, permits or licenses for occupancy (A) existing on the date of execution and delivery of this Indenture affecting property owned by the Company or any Restricted Subsidiary, or (B) after the effective date of this Indenture, made in the ordinary course of business for an original term and any renewal terms not exceeding five years, or (C) for grazing or other agricultural use, for exploration for or mining of minerals or leasing of water rights, or recreational leases with Governmental Authorities, or (D) leases or licenses for occupancy of the Company’s or any Restricted Subsidiary’s facilities for telecommunications equipment.

(viii)                        mortgages, liens, encumbrances, charges or other security interests created by any member of the Restricted Group as security for Debt (which shall be Subordinate Debt) owed to any other member of the Restricted Group;

(ix)                              any lien or privilege vested in any lessor, licensor or permittor by operation of law for rent to become due or for other obligations or acts to be performed, the payment of which rent or performance of which other obligations or acts is required under leases, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is not delinquent;

(x)                                 the burdens of any law or governmental regulation or permit requiring the Company or any Restricted Subsidiary to maintain certain facilities or perform certain acts as a condition to its occupancy of, or interference with, any public or tribal lands, river, stream or navigable waters;

(xi)                              as to property owned by the Company or a Restricted Subsidiary on the date of effectiveness of this Indenture and used or to be used for right-of-way purposes, any irregularities in or deficiencies of title to any rights-of-way for pipe lines, telephone lines, telegraph lines, power lines, transmission lines, distribution lines, substations or appurtenances thereto, or other improvements thereof; and as to any real estate acquired by the Company or a Restricted Subsidiary after the effective date of this Indenture and used or to be used primarily for right-of-way purposes, any of the aforesaid irregularities or deficiencies, if the Company obtain title insurance with respect to such property or an Opinion of Counsel to the effect that the Company or the Restricted Subsidiary shall have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way, a sufficient right by the terms of the instrument (subject to any sovereign or Native American tribal rights) granting such right-of-way to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same are used or are to be used, or an Opinion of Counsel that the Company or the Restricted Subsidiary has power under eminent domain, or similar statutes, to remove such irregularities or deficiencies;

(xii)                           rights reserved to, or vested in, any municipality or governmental or other public authority, or any sovereign or tribal rights of Native Americans to tax, control or regulate any property of the Company or any Restricted Subsidiary, or to use such property in any manner, which rights do not materially impair the use of such property for the purposes for which it is held by the Company or the Restricted Subsidiary;

(xiii)                        any obligations or duties to any Governmental Authority with respect to any franchise, grant, license or permit affecting the property of the Company or any Restricted Subsidiary;

(xiv)                       any right which any Governmental Authority may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company or any Restricted Subsidiary upon payment of cash or reasonable compensation therefor or to terminate any franchises, licenses or other rights or to regulate the property and business of the Company or any Restricted Subsidiary; provided, however, that nothing in this clause is intended to waive any claim or rights that the Government or any other Holder may otherwise have under Federal laws or otherwise or any right of the Trustee to the proceeds of any sale of any property of the Company or any Restricted Subsidiary which it might otherwise have under this Indenture;

(xv)                          as to properties of other operating electric companies acquired either by the Company or by any Restricted Subsidiary as permitted by this Indenture, liens, reservations and other matters as to which such properties may be subject prior to such acquisition which are not included within the description of Permitted Liens and Encumbrances but which are approved by the Holders of a majority in principal amount of the Outstanding Secured Obligations;

(xvi)                       any lien required by Legal Requirements as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company to maintain self-insurance or to participate in any fund established to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements except any lien imposed by reason of the Company or any Restricted Subsidiary’s failure to comply with any Legal Requirements imposed by ERISA; provided, however, that nothing in this clause is intended to waive any claim or rights that a Governmental Authority may otherwise have under Federal laws;

(xvii)                    non-recourse purchase or construction money mortgages, liens, charges, encumbrances, pledges, or security interests securing non-recourse debt upon or in Excluded Property or Excepted Property; provided, that (A) no such mortgage, lien, charge, encumbrance, pledge, or security interest extends or shall extend to or cover any property of the Company or any Restricted Subsidiary other than the property then being acquired or constructed or on which improvements are being so constructed, and fixed improvements then or thereafter erected thereon and related insurance coverage and proceeds upon any default in payment of such Debt; and (B) the remedy of the holder of the Debt is limited under the terms of the instrument creating such Debt to foreclosure or taking possession of such property with no right to seek payment of any deficiency from the Company or any Restricted Subsidiary;

(xviii)                 any exceptions, reservations and other matters referred to in the description of the Mortgaged Property of public record on the effective date of this Indenture; and with respect to any property which the Company or any Restricted

Subsidiary may hereafter acquire, any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments under which the Company or the Restricted Subsidiary shall hereafter acquire the same, if the Company or the Restricted Subsidiary obtains (A) title insurance on such property, or (B) an Opinion of Counsel to the effect that such terms, conditions, agreements, covenants, exceptions and statements will not materially impair the Company’s use of the property for the purpose for which it is intended or the System taken as a whole;

(xix)                       the lien of this Indenture securing Secured Obligations;

(xx)                          liens securing Subordinate Debt permitted by this Indenture;

(xxi)                       the pledge of current assets in the ordinary course of business to secure current liabilities; or

(xxii)                    the undivided or other interest of other owners, and liens on such interest, in property owned in common or jointly with the Company or a Restricted Subsidiary or in which the Company or a Restricted Subsidiary has an executory or future interest, and all rights of such co-owners or joint owners in such property, including the rights of such owners to such property pursuant to ownership contracts;

(xxiii)                 any liens or other encumbrances of any Person arising on account of the ownership in common or jointly with the Company or a Restricted Subsidiary of an undivided or other interest in property which relate to amounts which are not due and payable, or which are being contested by the Company or a Restricted Subsidiary in good faith, and with respect to which the Company or a Restricted Subsidiary shall have set aside on its books adequate reserves taking into account any other potential sources of payment;

(xxiv)                liens which have been bonded for the full amount of the obligations secured by such lien or for the payment of which the Company or a Restricted Subsidiary has deposited with the Trustee or with an escrow agent cash equal to the full amount of the obligations secured by such lien;

(xxv)                   that certain Subordinated Mortgage and Security Agreement, dated as of April 15,1992 between Tri-State Generation and Transmission Association, Inc. and National Rural Utilities Cooperative Finance Corporation;

(xxvi)                in connection with any consolidation, merger, conveyance or transfer permitted by Article VIII hereof, any mortgage, lien, encumbrance, pledge or other security interest of any kind upon any property of the Company or any member of the Restricted Group if effective provision is made whereby all the Secured Obligations shall be directly secured by such mortgage, lien, encumbrance, pledge or other security interest equally and ratably with any and all other obligations and indebtedness thereby secured;

(xxvii)             any liens rising in favor of the lessor out of five separate leases relating to Craig Station Unit 3, dated September 5, 1984, and assumed by the Company as of April 15, 1992, between the Company and United States Trust Company of New York as owner trustee under five separate owner trusts, to the extent such liens are covered by the consent or partial subordination of mortgagees’ rights provisions of the Consent by Mortgagees, dated as of April 15, 1992, given by RUS, CFC and the other mortgagees named therein;

(xxviii)          any lien arising in favor of the lessor under Section 18(c) or 18(f) of the Master Equipment Lease Agreement, dated February 17, 1993, between the Company and Nationsbanc Leasing Corporation, on the “Equipment” as defined in such Master Equipment Lease and in Schedule No. 1 thereto, dated as of March 30, 1993;

(xxix)                any lien arising in favor of the lessor under the Master Lease Agreement, dated as of August 1,1984, and Supplement No. 1, dated as of August 1, 1984, between the Company, Connecticut National Bank (as trustee for the benefit of General Electric Capital Corporation), in the rail cars covered by such Master Lease Agreement;

(xxx)                   liens upon assets subject to installment purchase agreements, conditional sale agreements and financing leases to the extent permitted by Section 4.02(a)(iii); provided that (x) such liens only serve to secure the payment of Debt arising under such obligations and (y) the lien encumbering the asset giving rise to the obligation does not encumber any other asset of either the Company or any Restricted Subsidiary;

(xxxi)                liens relating to obligations on debt which are related to pollution control bonds outstanding on the date of effectiveness of this Indenture or Related Bonds; and

(xxxii)             oil and gas products liens and mineral owner’s rights which arise as a matter of law.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” for any series of Secured Obligations means a city or any political subdivision thereof designated as such with respect to the Secured Obligations of such series.

“premium,” on any Debt shall mean all prepayment premium or penalties, including but not limited to prepayment penalties on indebtedness payable to FFB.

“Prior Lien” shall mean any mortgage, lien, charge, encumbrance, security interest on or in any of the Trust Estate perfected prior to the lien of this Indenture.

“Prudent Utility Practice” shall mean any of the practices, methods and acts which, in the exercise of reasonable judgment, in light of the facts, including, but not limited to, the practices, methods and acts known to, engaged in, or approved by a significant portion of the electric utility industry prior thereto, known at the time the decision was made, would have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety and expedition. It is recognized that Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather is a spectrum of possible practices, methods or acts which could have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety and expedition.

“Rating Agency” shall mean any nationally recognized statistical rating organization (within the meaning of the rules of the Commission) which shall include Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and/or Moody’s Investors Service, Inc. and which may include Fitch IBCA, Duff & Phelps or any other such entity that at the applicable time has assigned a long term rating of secured indebtedness to (i) the Company; or (ii) any long-term indebtedness issued by or on behalf of the Company (including, without limitation, any series of Related Bonds) and secured directly or indirectly under this Indenture.

“Regular Record Date” for the interest payable on the Stated Maturity of an installment of interest on a Secured Obligation of any series means the date specified for that purpose as contemplated in such Secured Obligations or as provided by Section 2.02(b) hereof.

“Related Bonds” means any series of taxable or tax exempt debt issued by a non-profit corporation or any governmental authority with respect to which the Company is an obligor.

“Responsible Officer” when used with respect to the Trustee shall mean the chairman or vice chairman of the Governing Body of the Trustee, the chairman or vice chairman of the executive committee of said board, the president or any vice president, the secretary or any assistant secretary, the treasurer or any assistant treasurer, the cashier or any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Group” shall mean the Company and all Restricted Subsidiaries.

“Restricted Subsidiary” shall mean any Subsidiary which has become a Restricted Subsidiary pursuant to Section 4.17 of this Indenture. Restricted Subsidiaries on the effective date of this Indenture are listed on Schedule I hereto.

“Revenue Fund” is defined in Section 3.03.

“Revenues” shall have the meaning given to it in accordance with Accounting Requirements.

“RUS” shall mean the Rural Utilities Service (as successor in interest to the Rural Electrification Administration), an agency of the United States Department of Agriculture, or if at any time after the execution of this Indenture RUS is not existing and performing the duties of administering a program of rural electrification as currently assigned to it, then the entity performing such duties at such time.

“Secured Obligation Register” is defined in Section 2.05 hereof.

“Secured Obligation Registrar” is defined in Section 2.05 hereof.

“Secured Obligations” shall mean all Long Term Debt of the Company entitled to the benefit of the lien of this Indenture issued, authenticated and delivered pursuant to Article II hereof or a Supplemental Indenture. The Secured Obligations Outstanding on the effective date of this Indenture are the Obligations described more particularly in Exhibit “D” hereto which shall be authenticated as the Series 1999 Secured Obligations as described more particularly on Exhibit “E” hereto pursuant to the terms of Article II of this Indenture.

“Series 1999 Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 1999 A through D, authorized by this Indenture described more particularly on Exhibit “E” hereto.

“Short Term Debt” shall have the meaning given it in accordance with Accounting Requirements.

“Special Record Date” shall mean a record date established by the Trustee as of which the Holders of Secured Obligations shall be determined for purposes of making any payment, other than payment of principal and interest on the Regular Record Date.

“Stated Maturity” when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date specified in such obligation as the date on which the principal of such obligation or such installment of principal (whether as a result of scheduled amortization or otherwise) or interest is due and payable.

“States” shall mean those states listed on Exhibit “C” hereto and any other states of the United States of America in which any portion of the System is now or hereafter located.

“Subordinate Debt” shall mean Debt subordinate in right of payment to the payment of Secured Obligations at all times, including upon liquidation or reorganization and containing the required subordinate debt provisions described on Exhibit “F” hereto.

“ Subsidiary” shall mean, with respect to the Company, any corporation (including a business trust or a cooperative corporation) partnership, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding capital stock or membership or other ownership interests having voting power to elect or appoint a majority of the members of the Governing Body of such corporation is owned by the Company or in the case of any other type of entity, a majority of the Persons performing similar functions as a Governing Body is at the time directly or indirectly owned or appointed by the Company, by the Company and one or more other of such Subsidiaries of the Company; or by one or more other Subsidiaries of the Company. Unless otherwise indicated, “Subsidiary” shall mean a Subsidiary of the Company. The Company’s Subsidiaries on the date of this Indenture are listed on Schedule I hereto.

“Supplemental Indenture” shall mean any supplement to or amendment of this Indenture entered into pursuant to Article IX.

“System” shall mean all properties or any interests therein owned and operated by the Company or any Restricted Subsidiary for the purpose of the generation, production, transmission, control, operation, processing, sale, management and distribution of electric power and energy, the mining of coal and natural gas and associated activities generally engaged in by generation and transmission companies such as the Company. System shall include, without limiting the generality of the foregoing, the Company or any Restricted Subsidiary’s ownership interest in all electric production facilities or rights to the output thereof, transmission lines, substations, transformers, distribution lines, conservation and load management facilities, communications and telecommunications equipment, structures, lands, buildings (including but not limited to headquarters, warehouses and office buildings), facilities for the mining, production and transportation of fuel consumed in the production of electricity and water rights, permits, lands, easements, franchises and leaseholds, and all improvements, replacements, renewals and extensions of and additions to any of the foregoing at any time made and now or hereafter owned, leased or operated by the Company or any Restricted Subsidiary. System shall also include all contract rights and other intangible assets of the Company or any Restricted Subsidiary used and useful in connection with the System, including any contractual rights to joint ownership or operation of any generation or transmission facility and any common facilities, and any contractual arrangement for the long-term or short-term interconnection, interchange exchange, pooling, wheeling, transmission purchase or sale of electric power and energy. System shall not include Excluded Property.

“the effective date of this Indenture” shall mean December 15, 1999.

“the date of execution and delivery of this Indenture” shall mean February 11, 1999.

“Total Assets” shall be determined in accordance with Accounting Requirements.

A “Triggering Event” shall be deemed to have occurred when either (i) an Event of Default has occurred and is continuing; or (ii) the Debt Service Ratio of the Restricted Group is less than 102.5% at the time any calculation of the Debt Service Ratio is made pursuant to the requirements of this Indenture.

“Trust Estate” has the meaning stated in the habendum clause to the Granting Clauses hereof.

“Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, 15 U.S.C. §77aaa - 77bbbb, as amended from time to time.

“Trustee” shall mean the Person named as the Trustee in the first paragraph of this instrument until any successor Trustee shall have become Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean any such successor Trustee.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as adopted in the State of Colorado including its choice of law provisions.

“Utility Plant” shall have the meaning given it in accordance with Accounting Requirements.

“Variable Rate Debt” shall mean any Debt the interest rate on which is periodically reset based on a market rate, index or formula during the term thereof.

“Wholesale Power Contracts” shall mean those certain contracts listed in Part I of Exhibit “B” hereto for electric service between the Company and each of its distribution cooperative members and any future members of the Company, as each may be amended, restated or supplemented from time to time.

Section 1.02                    Acts of Holders of Secured Obligations.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Secured Obligations may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders of Secured Obligations in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Secured Obligations signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Secured Obligations, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Company and (subject to Section 7.01) in favor of the Trustee, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)                                  The owners or Holders of Secured Obligations and their address for notice purposes for all purposes of this Indenture shall be conclusively determined by the Obligation Register. The Trustee shall regard any Credit Provider who would be entitled by the terms of the Supplemental Indenture or an indenture authorizing any series of Related Bonds or other related documents to exercise or receive the rights of a Holder as the Holder thereof.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Secured Obligation shall bind every future Holder of the same Secured Obligation and the Holder of every Secured Obligation issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Secured Obligation.

(e)                                  The Trustee shall fix in advance a Special Record Date for the determination of Holders of Secured Obligations of any series entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, with respect to Secured Obligations of such series. Such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such Special Record Date, but only the Holders of record at the close of business on the Special Record Date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Secured Obligations have authorized or agreed or consented to such Act (and for that purpose the Outstanding Secured Obligations shall be computed as of the Special Record Date) and/or (ii) which Holders may revoke any such Act; and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders of Secured Obligations after such Special Record Date and whether or not the Secured Obligations held by such Holders remain Outstanding after such Special Record Date.

(f)                                   Upon the issuance of any series of Secured Obligations, the Company shall supply the Trustee with an amortization schedule of such Secured Obligations. If the Trustee is not the Paying Agent for such series, it shall be the responsibility of the Company to supply the Trustee in writing with any changes in such amortization schedule, the principal amount outstanding and notice of default in payment of any amount due under the terms of such Secured Obligation.

(g)                                  As to any Secured Obligation guaranteed or insured by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, or any other federal statute, the United States of America, acting through the Administrator of RUS, and not the actual payee of such Secured Obligation, shall be, and shall have the rights of, the Holder of such Secured Obligation for all purposes under this Indenture whether or not RUS is acting as guarantor or insurer or is being paid under its subrogation rights related to any Secured Obligation that has been guaranteed or insured by RUS. The rights of RUS pursuant to this Section with respect to any such Secured Obligation shall not be affected by whether RUS possesses such Secured Obligation, and the exercise of such rights shall not require the production of any such Secured Obligation or payments on the Guarantee. With respect to any such Secured Obligation, any Secured Obligation as to which RUS is the actual payee, and any Secured Obligation issued to the RUS to evidence a reimbursement obligation of the Company in relation to a loan from the FFB, the Secured Obligation Register shall show the Holder of all such Secured Obligations to be “United States of America, acting by and through the Administrator of the Rural Utilities Service” unless and until RUS requests that the Secured Obligation Register show a different name (including, without limitation, in the event RUS transfers any such Secured Obligation). RUS may hold Secured Obligations, and be registered as the Holder thereof, in a number of different capacities, including, without limitation, as provided in this Section 1.02 as to Secured Obligations guaranteed or insured by the United States of America, acting through the Administrator of RUS, and as the actual payee of Secured Obligations evidencing loans or advances made or to be made to the Company.

(h)                                 If any Supplemental Indenture or indenture authorizing the issuance of a series of Related Bonds or the instruments creating a series of Secured Obligations so provides, the Credit Provider for any series of Secured Obligations shall be deemed to be, and shall have all the rights of, the Holders of such Secured Obligations for all purposes under this Indenture (other than the right to receive payment on such Secured Obligations prior to the time such Credit Provider has made payments pursuant to such Credit Agreement) at all times when such Credit Provider is not in default under such Credit Agreement. The Company shall notify the Trustee as to the identity of any such Credit Provider and the terms and conditions in respect of which any such payment on such Secured Obligations is to be made by or to such Credit Provider. The Trustee shall be fully protected in relying upon any such written notification from the Company, and, unless it receives such notice from the Company, shall not be obligated to recognize the rights of any Credit Provider under this Section 1.02(h) or as a Holder in respect of such Secured Obligations.

Section 1.03                    Notices, Etc., to Trustee and Company. Unless otherwise expressly specified or permitted by the terms hereof, all communications, notices, requests, demands, authorizations, consents, waivers or Acts of Holders or other document provided, permitted or required by this Indenture shall be communicated in writing or by a telecommunications device capable of creating a written record, and any notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight, mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto or to such other address as either party hereto may from time to time designate:

If the Trustee:	Norwest Bank Colorado, National Association
1740 Broadway
MAC C7301-024
Denver, Colorado 80274
Attention: Corporate Trust Services
Telephone No.: (303)863-6247
Fax No.: (303)863-5645

If the Company:	Tri-State Generation and Transmission Association
1100 West 116th Avenue
Westminster, Colorado 80234
P.O. Box 33695
Denver, Colorado 80233
Telephone No.: (303)452-6111
Fax No.: (303)254-6007
Attn: General Manager
with a copy to the Chief Financial Officer at the same address.

Section 1.04                    Notices to Holders of Secured Obligations; Waiver. (a) Unless and except as otherwise provided for herein, where this Indenture provides for notice to Holders of Secured Obligations of any event, such notice shall be sufficiently given if in writing and sent by first class mail, registered or certified mail, return receipt requested, or by overnight or other courier service which requires a receipt for delivery, to the address set forth in the Secured Obligation Register, to each Holder of such Secured Obligations, not later than the latest date, and not earlier than the earliest date, prescribed for such notice. A copy of such notice shall be sent to any related Credit Provider.

(b)                                 In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders of Secured Obligations.

(c)                                  Any such notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Secured Obligations shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.05                    Form and Contents of Documents Delivered to Trustee. (a) Whenever several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any Officers’ Certificate may be based, insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which such Officers’ Certificate is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to or is dependent upon factual matters, which are in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

(c)                                  Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d)                                 Wherever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Company shall deliver any document as a condition of the granting of such application or as evidence of the Company’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Company to have such application granted or to be the sufficiency of such certificate or report.

Section 1.06                    Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.07                    Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.08                    Severability Clause. In case any provision in this Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.09                    Governing Law. This Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 1.10                    Benefits of Indenture. Nothing in this Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11                    Conflicts with Supplemental Indentures. Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Indenture provided that such covenants shall not conflict with the Indenture on the effective date hereof (except as permitted under Article IX of this Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Indenture so long as such Supplemental Indenture is in effect.

Section 1.12                    Conflicts with Trust Indenture Act. (a) If this Indenture is required to be qualified under the Trust Indenture Act, and if any provision of this Indenture limits, qualifies or conflicts with another provision hereof that is required or deemed to be included in this Indenture by, or is otherwise governed by any provision of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

(b)                                 If this Indenture is required to be qualified under the Trust Indenture Act, and if the Trust Indenture Act is ever amended so as to amend provisions contained in this Indenture, this Indenture shall be construed to read as the Trust Indenture Act in effect on any date subsequent to such amendment of the Trust Indenture Act.

Section 1.13                    Effect of Restatement. This Indenture supplements, amends and restates in its entirety the Prior Mortgage but does not in any way act as a novation with respect to the Prior Mortgage; provided, however, that the Trustee shall have no duties under or in respect of the Prior Mortgage, its sole duties in respect of the Secured Obligations being such duties and only such duties as are specifically set forth in this Indenture. All the liens of the Prior Mortgage remain in full force and effect, unabated, and shall be carried forward and continue to be evidenced by this Indenture with the same priority as in the Prior Mortgage.

Section 1.14                    Statements Required in Certificate or Opinion. If this Indenture is required to be qualified under the Trust Indenture Act, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

ARTICLE II

Secured Obligations

Section 2.01                    General Limitations and Purposes. The aggregate principal amount of Debt which may be secured, authenticated, delivered and Outstanding at any time hereunder is $5,000,000,000.

Section 2.02                    Authorization of Series 1999 Secured Obligations; Form and Terms of Particular Additional Secured Obligations. (a) The Company hereby authorizes the authentication of the Obligations as its Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 1999 A through D (collectively, the “Series 1999 Secured Obligations”). The Series 1999 Secured Obligations are in each case the Obligations secured by the Prior Mortgage as it is supplemented, amended and restated by this Indenture and such Obligations at all times are secured hereby whether or not authenticated as Secured Obligations. The Holder of the Series 1999A Secured Obligations is the RUS, and the Trustee shall attach certificates of authentication to the Obligations designated on Exhibit “D” as “Obligations to RUS” which shall indicate that such Obligations are Secured Obligations hereunder. The Holder of the Series 1999B Secured Obligations is CFC, and the Trustee shall attach a certificate of authentication to the Obligations listed on Exhibit “D” as “Obligations to CFC” which shall indicate that such Obligations are Secured Obligations hereunder. The Holder of the Series 1999C Secured Obligations is CoBank, and the Trustee shall attach a certificate of authentication to the Obligations listed on Exhibit “D” as “Obligations to CoBank” which shall indicate that such Obligations are Secured Obligations hereunder. The Holder of the Series 1999D Secured Obligations is the Craig Trustee, and the Trustee shall attach a certificate of authentication to the Obligations listed on Exhibit “D” as “Obligations to the First National Bank of Chicago” which shall indicate that such Obligations are Secured Obligations hereunder. The Place of Payment for the Series 1999 Secured Obligations shall be the corporate offices of the Company set forth in Section 1.03 of this Indenture.

(b)                                 Additional Secured Obligations shall be authorized by a Supplemental Indenture authorized by the Governing Body of the Company specifying the Secured Obligations to be issued thereunder and establishing the form, terms and provisions of such Secured Obligations either in the body of such Supplemental Indenture or in an instrument or contract attached as an exhibit thereto. Each Supplemental Indenture authorizing additional series of Secured Obligations shall, prior to the authentication and delivery of Secured Obligation of any series, designate the Secured Obligations authorized as a particular series of Secured Obligations for purposes of this Indenture. Secured Obligations may be issued as a single instrument evidencing Debt together with a Credit Support Agreement specifying certain terms thereof, or as a series of notes or bonds or as a Guarantee.

The Supplemental Indenture authorizing any Secured Obligations or the Credit Support Agreement shall, if applicable, provide for, among other things,

(i)                                     the title of the Secured Obligations of such series (which shall distinguish the Secured Obligations of such series from Secured Obligations of all other series);

(ii)                                  the purpose for which the Secured Obligations are to be issued;

(iii)                               the authorized principal amount of such Secured Obligations;

(iv)                              the date of issuance and the Stated Maturity date or dates of such Secured Obligations;

(v)                                 the rate or rates at which the Secured Obligations shall bear interest, and the interest payment dates therefor, or the manner and times of determining the rate or rates, and the interest payment dates therefor and the record date (“Regular Record Date”) for the payment of such interest on such interest payment dates;

(vi)                              the authorized denomination or denominations of the Secured Obligations;

(vii)                           the Paying Agent or Paying Agents, and the place or places of payment of the principal of, premium, if any, and interest on, the Secured Obligations or the manner of determining the same;

(viii)                        the amount and due date of each sinking fund installment, if any, for such Secured Obligations;

(ix)                              any redemption or prepayment terms of such Secured Obligations;

(x)                                 the exchange, transferability or conversion of such Secured Obligations and provisions for book entry systems;

(xi)                              any debt service, purchase and remarketing, construction, sinking, or reserve funds for such series of Secured Obligations or Related Bonds (provided that no such reserve fund created under any Supplemental Indenture contains an amount larger than 10% of the original principal amount of such series of Secured Obligations) which shall be Excluded Property and be for the sole benefit of the Holders of such series of Secured Obligations;

(xii)                           any provisions for the appointment of an authenticating agent in respect to such Secured Obligations; and

(xiii)                        whether a Credit Provider for such additional Secured Obligations shall be deemed a Holder of such Secured Obligations pursuant to Section 1.02(c) and (h) hereof.

The Secured Obligations shall be executed on behalf of the Company by an officer of the Company authorized by a Board Resolution of the Company, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other officer of the Company authorized by a Board Resolution of the Company. The signature of any or all of these officers on the Secured Obligations may be manual or facsimile. Secured Obligations bearing the manual or facsimile signatures of individuals who were the proper officers of the Company at the time such signatures were affixed to such Secured Obligations shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Secured Obligations or did not hold such offices at the date of such Secured Obligations.

The definitive Secured Obligations of each series authorized pursuant to Section 2.02(b) hereof shall be in substantially the form or forms thereof established in the Supplemental Indenture authorizing such series, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Secured Obligations, as evidenced by their execution of such Secured Obligations.

Unless otherwise specified as contemplated by Section 9.01(i), the Secured Obligations of each series authorized pursuant to Section 2.02(b) hereof shall be issuable in registered form without coupons. The definitive Secured Obligations of each series authorized pursuant to Section 2.02(b) hereof shall be produced in such manner as shall be determined by the officers executing such Secured Obligations, as evidenced by their execution thereof.

No Secured Obligation shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Secured Obligation or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Secured Obligation shall be conclusive evidence, and the only evidence, that such Secured Obligation has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

The Trustee’s certificate of authentication shall be in substantially one of the forms set forth below, as applicable:

Certificate of Authentication for Series 1999 Secured Obligations

This is one of the Secured Obligations of the series designated Series 1999[A] [B] [C] [D] Secured Obligations referred to in the Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and effective as of December 15, 1999, by and between Tri-State

Generation and Transmission Association, Inc., a cooperative corporation formed under the laws of the State of Colorado, and Norwest Bank Colorado, National Association, as Trustee.

NORWEST BANK COLORADO, NATIONAL ASSOCIATION

By:
Authorized Signatory

Certificate of Authentication for Secured Obligations of any series authorized pursuant to Section 2.02(b) hereof.

This is one of the Secured Obligations of the series designated therein referred to in the within-mentioned Indenture.

NORWEST BANK COLORADO, NATIONAL ASSOCIATION

By:
Authorized Signatory

If any Secured Obligation shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Secured Obligation to the Secured Obligation Registrar for cancellation or shall cancel such Secured Obligation and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 2.08, together with a written statement stating that such Secured Obligation has never been issued and sold by the Company, for all purposes of this Indenture such Secured Obligation shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

A promissory note may be issued to evidence the Company’s monetary obligations under any obligation not in the nature of a promissory note. Series 1999 Secured Obligations which are secured by this Indenture shall not be required to take any particular form or bear any legend but shall be listed on Exhibit “E” to this Indenture and the Trustee shall be entitled to rely on such Exhibit “E” as to the status of such promissory notes as Secured Obligations.

A Secured Obligation may be issued in substitution for the debt of any Person merged into or consolidated with the Company or the Person to whom the Trust Estate is transferred substantially as an entirety as permitted by Article VIII or the outstanding Long Term obligations of such Person may be authenticated as a Secured Obligation hereunder so long as the requirements of Section 4.02 and Section 8.02 if applicable hereof are met and so long as no default or Event of Default under this Indenture would occur as a result thereof.

All Supplemental Indentures or any other instrument providing for the terms of or evidencing any additional Secured Obligations shall stipulate substantially the following:

(1)                                 This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)                                 In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

Section 2.03                    Persons Deemed Holder. Subject to the terms of Section 1.02(g) and (h), the Trustee shall look to the Obligation Register to conclusively determine the owner or Holder of such Secured Obligations for all purposes of this Indenture.

Section 2.04                    Additional Secured Obligations to be Equally Secured. Any series of Secured Obligations which may be authorized and issued pursuant to this Article II shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02).

Section 2.05                    Registration, Registration of Transfer and Exchange. (a) The Trustee (the “Secured Obligation Registrar”) shall cause to be kept in its principal corporate office a register (all registers kept in accordance with this Section being collectively referred to herein as the “Secured Obligation Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Secured Obligations and the registration of transfer thereof.

(b)                                 Upon surrender for registration of transfer of any Secured Obligation at the office or agency of the Trustee in a Place of Payment for such Secured Obligation, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Secured Obligations of the same series, of authorized denominations and of like tenor and aggregate principal amount.

(c)                                  At the option of the Holder, any Secured Obligation may be exchanged for one or more Secured Obligations of the same series, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Secured Obligations to be exchanged at any such office or agency. Whenever any Secured Obligations are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Secured Obligations which the Holder making the exchange is entitled to receive.

(d)                                 All Secured Obligations issued upon any registration of transfer or exchange of Secured Obligations shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Secured Obligations surrendered upon such registration of transfer or exchange.

(e)                                  Every Secured Obligation presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Obligation Registrar or any transfer agent duly executed by the Holder thereof or his attorney duly authorized in writing.

(f)                                   Unless otherwise provided in a Supplemental Indenture with respect to Secured Obligations of any series, no service charge shall be made for any registration of transfer or exchange of Secured Obligations, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Secured Obligations, other than exchanges pursuant to Section 10.06 not involving any transfer.

(g)                                  The Company shall not be required to issue and the Secured Obligation Registrar shall not be required to register the transfer of or to exchange (a) Secured Obligations of any series during a period of 15 days immediately preceding the date notice is given identifying the Secured Obligations of such series called for redemption, or (b) any Secured Obligation so selected for redemption in whole or in part, except the unredeemed portion of any Secured Obligation being redeemed in part and except following the date set for conditional redemption of Secured Obligations if such conditions are not met.

Section 2.06                    Mutilated, Destroyed, Lost and Stolen Secured Obligations. (a) If any mutilated Secured Obligation is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Secured Obligation of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)                                 If there be delivered to the Company and the Trustee (i) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Secured Obligation, and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Secured Obligation has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Secured Obligation, a new Secured Obligation of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)                                  Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Secured Obligation has become or is about to become due and payable within 45 days, the Company in its discretion may, instead of issuing a new Secured Obligation, pay such Secured Obligation.

(d)                                 Upon the issuance of any new Secured Obligation under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

(e)                                  Every new Secured Obligation issued pursuant to this Section in lieu of any destroyed, lost or stolen Secured Obligation shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Secured Obligation shall be at any time enforceable by anyone, and any such new Secured Obligation shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Secured Obligations of such series duly issued hereunder.

(f)                                   The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Secured Obligations.

Section 2.07                    Payment of Interest; Interest Rights Preserved. (a) Interest on any Secured Obligation which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Secured Obligation (or one or more predecessor obligations) is registered at the close of business on the Regular Record Date for such interest.

(b)                                 Except as otherwise provided in the Secured Obligation, any interest on any Secured Obligation of any series which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below.

(i)                                     The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Secured Obligations of such series (or their respective predecessor obligations) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Secured Obligation of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (i). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special

Record Date and, in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Secured Obligations of such series at the address of such Holder as it appears in the Obligation Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Secured Obligations of such series (or their respective predecessor Obligations) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)                                  The Company may make payment of any Defaulted Interest on the Secured Obligations of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Secured Obligations may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

(c)                                  Subject to the foregoing provisions of this Section and Section 2.05, each Secured Obligation delivered under this Indenture upon registration of, transfer of, or in exchange for, or in lieu of, any other Secured Obligation shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Secured Obligation.

Section 2.08                    Cancellation by Secured Obligation Registrar. All Secured Obligations surrendered for payment, redemption, registration of transfer or exchange, or upon purchase or other acquisition by or on behalf of the Company, shall, if surrendered to any Person other than the Secured Obligation Registrar, be delivered to the Secured Obligation Registrar and, if not theretofore canceled, shall be promptly canceled by the Secured Obligation Registrar. The Company may deliver to the Secured Obligation Registrar for cancellation any Secured Obligations previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Secured Obligations so delivered shall be promptly canceled by the Secured Obligation Registrar. No Secured Obligations shall be authenticated in lieu of or in exchange for any Secured Obligations canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Secured Obligations held by the Secured Obligation Registrar shall be disposed of in accordance with a Company Order and the Secured Obligation Registrar shall promptly deliver a certificate of disposition to the Company unless, by a Company Order, the Company shall direct that canceled Secured Obligations be returned to it. The Secured Obligation Registrar shall promptly deliver evidence of any cancellation of a Secured Obligation in accordance with this Section to the Trustee and the Company.

Section 2.09                    Book-Entry Only System. Any series of Secured Obligations provided by Supplemental Indenture to be issued in book-entry only form pursuant to this Section shall be issued in the form of a separate single fully registered instrument evidencing the Company’s indebtedness for each series, registered in the name of the nominee (the “Nominee”) designated from time to time by the Securities Depository. The Trustee and its agents are authorized and directed to execute, deliver and take the actions set forth in such letters to or agreements (each, a “Representation Letter”) with the Securities Depository as shall be necessary to effectuate a securities depository system (the “Securities Depository System”) with the Securities Depository.

With respect to Secured Obligations registered in the name of the Nominee, the Company and the Trustee shall have no responsibility or obligation to any Person for which the Securities Depository holds Secured Obligations from time to time as securities depository (a “Depository Participant”) or to any Person on behalf of whom such a Depository Participant holds an interest in the Secured Obligations (an “Indirect Participant”). Without limiting the immediately preceding sentence, the Company and the Trustee shall have no responsibility or obligation with respect to (1) the accuracy of the records of the Securities Depository, the Nominee or any Depository Participant with respect to any ownership interest in the Secured Obligations, (2) the delivery to any Depository Participant or any Indirect Participant or any other Person, other than a Holder of Secured Obligations (including a Credit Provider, if applicable), of any notice with respect to the Secured Obligations (other than beneficial owners of at least $1,000,000 in aggregate principal amount or more of Secured Obligations requesting that such notices be sent to them by the Trustee and providing an address to the Trustee to which such notices shall be sent), including any notice of redemption, or (3) the payment to any Depository Participant or any Indirect Participant or any other Person, other than a Holder of a Secured Obligation (including a Credit Provider if applicable) of any amount with respect to principal of, premium, if any, or interest on, the Secured Obligations. While in the Securities Depository System, no Person other than the Nominee, or any successor thereto, as nominee for Securities Depository, shall receive a certificate evidencing the obligation of the Company to make payments of principal, premium, if any, and interest on such Secured Obligation pursuant to this Indenture.

If (a) the Company determines that the Securities Depository is incapable of discharging its responsibilities described herein or in a Representation Letter, (b) a Representation Letter shall be terminated for any reason, or (c) the Securities Depository or the Company determines that it is in the best interest of the beneficial owners of the Secured Obligations (or any individual series of Secured Obligations) that they be able to obtain certificated Secured Obligations, the Company shall notify the Trustee and the Securities Depository within a reasonable period of time through the Securities Depository of the availability of certificates with respect to the affected Secured Obligations, and the affected Secured Obligations shall no longer be restricted to being registered in the name of the Nominee or a successor depository or its agent or designee.

Notwithstanding any other provision of this Indenture to the contrary, so long as any Secured Obligation is registered in the name of the Nominee, all payments with respect to principal of, premium, if any, and interest on such Secured Obligation and all notices with respect to such Secured Obligation shall be made and given, respectively, in the manner provided in the Representation Letter relating to such Secured Obligation.

Section 2.10                            Preconditions to Authentication of Secured Obligations. As a precondition to authentication of the Obligations as Series 1999 Secured Obligations, the Trustee shall have received:

(a)                                 a Board Resolution of the Governing Body of the Company authorizing execution and delivery of this Indenture and the authentication of the Obligations as Secured Obligations hereunder;

(b)                                 the Secured Obligations duly executed by the Company;

(c)                                  evidence of filing of this Indenture and any financing statements required to perfect or assign the lien of this Indenture in the records of the applicable jurisdictions;

(d)                                 Opinions of Counsel to the Company to the effect that:

(i)                                     the Secured Obligations have been duly authorized by the Company and have been authenticated in conformity with the provisions of this Indenture and all conditions to the issuance, authentication and delivery of the Series 1999 Secured Obligations have been met;

(ii)                                  such Secured Obligations, when authenticated and delivered by the Trustee and delivered by the Company in the manner and subject to any qualifications specified in such Opinions of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture and enforceable in accordance with their terms, subject to the Customary Exceptions;

(iii)                               the lien created by this Indenture is perfected in each of the States and Counties in which the real and personal property described in Granting Clauses First, Second and Fourth of this Indenture (other than Excluded Property and Excepted Property) (the “Property”) is situated subject to the Permitted Liens and Encumbrances;

(iv)                              this Indenture has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company subject to the Customary Exceptions;

(v)                                 the Series 1999 Secured Obligations are not required to be registered under the Securities Act of 1933 and this Indenture is not required to be qualified under the Trust Indenture Act of 1939; and

(vi)                              the Company is in existence and good standing and qualified to do business in the State of Colorado and in each of the jurisdictions in which the transaction of its business makes such qualification necessary; the Company has the power to issue the Series 1999 Secured Obligations; and the Indenture does not breach or result in a default under any existing material obligations of the Company or any other material contracts to which the Company is a party or by which its real or personal property is bound;

(e)                                  an Opinion of Counsel to the Trustee to the effect that the Trustee has the requisite trust powers to perform its duties set forth in the Indenture and that the Indenture is valid and binding upon the Trustee subject to Customary Exceptions;

(f)                                   Consents to Amendment and Restatement of Mortgage, Appointment of Trustee and Assignment of Liens to Trustee;

(g)                                  a Company Order requesting the Trustee to authenticate and deliver the Series 1999 Secured Obligations; and

(h)                                 an Officers’ Certificate of the Company stating that the conditions precedent provided for in this Indenture relating to the authorization of the Obligations as Secured Obligations hereunder have been complied with, and that, to the knowledge of the Persons executing such certificate, no default or Event of Default exits under the Indenture or would exist if the Series 1999 Secured Obligations were Outstanding.

Section 2.11                    Access to List of Holders’ Names and Addresses. If this Indenture is required to be qualified under the Trust Indenture Act, within five Business Days after the receipt by the Trustee of a written request by any three or more Holders of Secured Obligations stating that the applicants desire to communicate with other Holders of the Secured Obligations with respect to their rights under the Indenture or under the Secured Obligations, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Secured Obligation for a period of at least six months preceding the date of such application, the Trustee shall comply with the requirements of TIA § 312(b). Each Holder of the Secured Obligations, by receiving and holding the same, agrees that the Trustee and the Company shall not be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of the Secured Obligations.

Section 2.12                            Delivery of Additional Secured Obligations. In addition to any preconditions as may be set forth in a Supplemental Indenture, the Trustee shall authenticate and deliver any additional series of Secured Obligations upon Company Order or Request and receipt by the Trustee of the following:

(a)                                 a Board Resolution of the Governing Body of the Company authorizing (i) the Supplemental Indenture establishing terms of such series of Secured Obligation, and (ii) execution and delivery of such Secured Obligations of such series;

(b)                                 an Officers’ Certificate of the Company stating that the conditions precedent provided for in this Indenture (including but not limited to Section 4.02(a)) and the relevant Supplemental Indenture relating to the issuance, authentication and delivery of the Secured Obligations of such series have been complied with and, to the knowledge of the Person executing such certificate, no default or Event of Default exist under the Indenture, or any Supplemental Indenture or would exist if the Secured Obligations of such series were then Outstanding and certifying to the correctness of the calculations of Annual Debt Service

Requirements and Net Margins Available for Debt Service and Debt Service Ratio, such calculations to be attached as an exhibit to such Officers’ Certificate;

(c)                                  an executed counterpart of the Supplemental Indenture establishing such series of Secured Obligations and evidence of filing of record in the States or Counties if required by law to preserve and perfect the lien of this Indenture;

(d)                                 the Secured Obligations of such series duly executed by the Company;

(e)                                  receipt of the purchase price or loan proceeds of the Secured Obligations from the initial Holder thereof, if such proceeds are to be advanced at closing;

(f)                                   Opinions of Counsel substantially similar to those delivered upon issuance of the initial series of Secured Obligations with only such differences as are particular to the additional series of Secured Obligations; and

(g)                                  a Company Order requesting the Trustee to authenticate and deliver the series of Secured Obligations.

ARTICLE III

Funds and Payment of Secured Obligations

Section 3.01                    Debt Service Fund. There may at any time be created by the Company and established with the Trustee a special fund of the Company designated its Debt Service Fund for the purpose of providing funds to pay the principal, premium, if any, and interest on any series of the Secured Obligations as the same become due and payable.

If the Trustee is designated as the Paying Agent for a series of Secured Obligations, the Company agrees to deposit or cause to be deposited in the Debt Service Fund any amounts of principal, premium, if any, or interest due to the Holder of such series of Secured Obligations in immediately available funds on or before the Business Day prior to the day on which any such payment is due pursuant to the terms thereof. Pursuant to the written directions of the Company, the Trustee shall transmit in immediately available funds such monies to such Holder on or before the date and at the time such payment is due.

Section 3.02                    Money for Secured Obligation Payments to Be Held in Trust. (a) If the Company acts as its own Paying Agent with respect to any Series of Secured Obligations, it shall, on or before each date the principal of, and premium, if any, or interest on any of such Secured

Obligations is due and payable, pay such amount directly to the Holder in immediately available funds. If, for any reason, such payment cannot be made on the date due, the Company shall segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of its failure so to act. The Company shall be the Paying Agent for the Series 1999 Secured Obligations.

(b)                                 Whenever the Company shall have one or more other Paying Agents for the Secured Obligations of any series, it shall, on or before each due date of the principal of, and premium, if any, or interest on such Secured Obligations, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal of, and premium, if any, or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal of, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its failure so to act.

(c)                                  “The Company shall cause each Paying Agent for any series of the Secured Obligations, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i)                                     hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Secured Obligations for which such Paying Agent acts in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in clause (e) below;

(ii)                                  give the Trustee notice of any default by the Company (or any other obligor under such Secured Obligations) in the making of any payment of principal of and premium, if any, or interest on such Secured Obligations; and

(iii)                               at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

This Indenture shall serve as such instrument with respect to the Company with respect to the Series 1999 Secured Obligations and if it is the Paying Agent with respect to any other series of Secured Obligations.

(d)                                 The Company may at any time pay or by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)                                  Subject to applicable escheat laws, any money deposited with the Trustee (other than money held under the provisions of Article VI) or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Secured Obligation and remaining unclaimed for two years after such principal of, premium, if any, or interest has become due and payable to the Holder shall (provided no default or Event of Default has occurred and is continuing) be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Secured Obligation shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder at the address set forth on the Obligation Register that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

Section 3.03                    Revenue Fund. There is hereby created by the Company and established with the Trustee the special fund of the Company designated its “Tri-State Generation and Transmission Association, Inc. Secured Obligations Revenue Fund” (the “Revenue Fund”) which shall contain an “Operating and Maintenance Reserve Account.” The Revenue Fund shall be funded following a Triggering Event as described in Section 6.03.

Section 3.04                    Investment of Funds. Pending disbursement of the amounts on deposit in the Funds, the Trustee shall promptly invest and reinvest such amounts as practicable, in accordance with a Company Order, in Eligible Investments maturing prior to the date such amounts are expected to be disbursed. The Trustee may make any investment through its own trust department. As amounts invested are needed for disbursement from the Funds, the Trustee shall cause a sufficient amount of the Eligible Investments to be redeemed or sold and converted into cash to the credit of such Funds, as the case may be. The Trustee shall not be responsible for any depreciation or loss in value of any Eligible Investment or for any loss resulting from the failure of the Trustee to invest cash balances in Eligible Investments hereunder. In case the Company fails to direct the investment of cash balances, the Trustee shall invest in Direct Obligations described in clause (i) of the definition of Eligible Investments. Returns earned on investments of monies in any Fund shall be deposited in such Fund.

Section 3.05                    Additional Accounts. The Trustee, at the direction of the Company, may create additional accounts within any of the Funds from time to time.

ARTICLE IV

Covenants and Provisions Regarding Trust Estate

Section 4.01                    Methodology to be Used for Compliance Certificates and Reports.

This Section 4.01 sets forth the methodology to be used in making the calculations described in Sections 4.02, 4.03, 4.04, 4.10 and 4.17 of this Indenture.

(a)                                 Historical Calculations. The following ratios or amounts shall be established by an Officers’ Certificate stating the amount of such item and that such amounts have been derived from the most recent audited financial statements of the Company delivered to the Trustee pursuant to Section 4.18 hereof:

(i)                                     Net Margins Available for Debt Service;

(ii)                                  Annual Debt Service Requirements;

(iii)                               principal of and interest on Debt;

(iv)                              book value of assets;

(v)                                 value of Total Assets or Utility Plant;

(vi)                              Debt Service Ratio; and

(vii)                           Equity to Capitalization Ratio;

provided, however, if such ratios or amounts are calculated for a period other than the prior Fiscal Year, such ratios and amounts shall be accompanied by a report of an Accountant who is Independent to the effect that they have reviewed such calculations and such calculations are in accordance with Accounting Requirements.

(b)                                 Current and Pro Forma Calculation. The estimated Equity to Capitalization Ratio or Debt Service Ratio of the Restricted Group for the current or any future Fiscal Year shall be established by:

(i)                                     a report of the Company showing such estimated Equity to Capitalization Ratio or Debt Service Ratio accompanied by an Officers’ Certificate of the Company; provided, that,

(ii)                                  if the estimated Debt Service Ratio is computed for purposes of demonstrating compliance with Section 4.02, then, unless such report states that the Debt Service Ratio of the Restricted Group for either the current Fiscal Year or for each of the two Fiscal Years immediately succeeding the date of incurrence of such Debt (or, if acquisition or construction of generating or transmission facilities being financed with such Debt is then in progress, for each of the two Fiscal Years immediately succeeding the anticipated date of Commercial Operation of such facilities and the advance of funds to finance such facilities) will be not less than 104% after giving effect to the advance of the Debt sought to be incurred, such report of the Company must be accompanied by a certificate or report of an Accountant who is Independent stating that it has reviewed the assumptions and methodologies upon which such report is based and that, in the opinion of such Accountant, such assumptions and methodologies are reasonable and provide a reasonable basis for the conclusions of such report. The anticipated date of Commercial Operation of any acquisition or construction of facilities shall be established by an Officers’ Certificate of the Company.

(c)                                  Calculation Period. In making any calculation in which the Company may elect to use either a Fiscal Year period or the 12 consecutive month period ending on the last day of the most recent fiscal quarter, such election shall be made by the Company in each case.

Section 4.02                            Additional Debt. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, incur, assume, issue a Guarantee, or otherwise become liable in respect of any Debt other than the following:

(a)                                 Secured Debt

(i)                                     Senior Secured Debt. The Company may issue Long Term Debt which is a series of Secured Obligations under this Indenture for any corporate purpose of the Company if:

(A)                               Historical Test. The Debt Service Ratio of the Restricted Group for the Fiscal Year preceding, or the period of 12 consecutive months ending on the last day of the most recent fiscal quarter immediately prior to the date of the incurrence of such Long-Term Debt, was at least equal to 102%; and

(B)                               Pro Forma Test. The estimated Debt Service Ratio of the Restricted Group for the current and each of the two Fiscal Years next succeeding the Fiscal Year in which such Long-Term Debt is incurred shall be at least equal to 102%, or if construction or acquisition of any new major generating facility or transmission facilities shall be financed with such Debt, then the estimated Debt Service Ratio of the Restricted Group for each of the two Fiscal Years immediately succeeding the anticipated Commercial Operation Date of such facilities and the advance of funds to finance such facilities, shall be at least equal to 102%;

provided, however, that, without meeting the historical and pro forma tests set forth above:

(1)                                 Completion Debt. The Company may incur additional Secured Obligations for the purpose of financing the completion of constructing, renovating, or equipping Additional Facilities consisting of a major generating facility or transmission facilities for which Secured Obligations have theretofore been incurred in an amount not to exceed 10% of the aggregate principal amount of the original Secured Obligations issued to finance such facility if a report of an Independent Engineer is delivered to the Trustee stating that the amount of such additional Secured Obligations is the amount necessary to provide a completed and equipped facility of the type and scope originally contemplated and includes an update as to the anticipated Commercial Operation Date of such facility; or

(2)                                 Credit Support Agreement. The Company may issue a Secured Obligation to evidence Debt consisting of an obligation to make or reimburse payments made under a Credit Support Agreement entered into in connection with Long-Term Debt incurred pursuant to Section 4.02(a)(i)(A) and (B); or

(3)                                 Legal Requirements. If an Independent Engineer provides a report which concludes that: (X) Legal Requirements require the Company or a Restricted Subsidiary to make certain modifications or improvements to any part of the System (such conclusion to be accompanied by an Opinion of Counsel); (Y) not complying with Legal Requirements would prevent the Company from generating revenues sufficient to produce a Debt Service Ratio of 100%; and (Z) at least 25% of the Holders of all Outstanding Secured Obligations have consented to the issuance of such additional Secured Obligations, then the Company may issue such Secured Obligations only to the extent required to finance such required modifications and improvements.

(ii)                                  Subordinated Secured Debt. The Company may issue Subordinate Debt if the historical and pro forma tests set forth above in Section 4.02 (a)(i)(A) and (B) are met.

(iii)                               Other Secured Debt. The Company or any Restricted Subsidiary may incur any other Short Term Debt or Long Term Debt (e.g., installment purchase agreements, conditional sale agreements, non-recourse debt and financing leases) which is secured by a lien which is a Permitted Lien or Encumbrance on the property of the Company or Restricted Subsidiary, so long as (A) the amount of such Debt outstanding at any point in time does not in the aggregate exceed 5% of the Capitalization of the Restricted Group at the end of the previous Fiscal Year; and (B) immediately after the incurrence of such Debt, the Company would be able to issue one dollar of additional Debt pursuant to Section 4.02(a)(i)(A) and (B).

(iv)                              Restricted Group Debt. Any Restricted Subsidiary may incur Debt owing to the Company or any other Restricted Subsidiary so long as it is subordinated to the payment of Secured Obligations.

(b)                                 Unsecured Debt.

(i)           Generally. The Company or any Restricted Subsidiary may issue unsecured Debt for any corporate purpose of the Company or such Restricted Subsidiary so long as (A) the aggregate amount of the unsecured Debt to be outstanding at any point in time would not be in excess of 25% of the Capitalization of the Restricted Group at the end of the previous Fiscal Year; (B) no default or Event of Default would exist hereunder; and (C) the Debt Service Ratio for all Debt of the Restricted Group for the two Fiscal Years immediately after the incurrence of such Debt would be at least equal to 100% if calculated pursuant to Section 4.02(a)(i)(B).

(ii)                                  Credit Support Agreement. The Company may incur unsecured Debt consisting of an obligation to make or reimburse payments made under a Credit Support Agreement entered into in connection with Long Term Debt incurred pursuant to Section 4.02(a)(i)(A) and (B).

For all purposes and in addition to all other requirements of this Section,

(i)                                     Debt shall generally be deemed to be “incurred” by the Company or a Restricted Subsidiary whenever the Company or such Restricted Subsidiary shall create, assume, issue a Guarantee, or otherwise become liable in respect thereof.

(ii)                                  Any Person that shall become a successor to the Company or a Restricted Subsidiary or acquire the Trust Estate substantially as an entirety in accordance with Article VIII shall be deemed to incur all outstanding Debt of the Company or such Restricted Subsidiary at the date of such succession.

(iii)                               Patronage capital allocated or dividends declared but not paid shall not be considered Debt.

(iv)                              Debt of any Person that becomes a member of the Restricted Group shall be deemed to be incurred or issued on the date such Person becomes a member of the Restricted Group.

(v)                                 The sale or transfer of Debt of a member of the Restricted Group to a Person who is not a member of the Restricted Group shall be deemed to be the sale of such Debt as of the date of such transfer.

(vi)                              Debt of a member of the Company assumed by the Company shall be treated as the incurrence of Debt as of the date of such assumption in fact.

Section 4.03                            To Maintain Rates. Subject to any necessary regulatory approval, including RUS if required, in each Fiscal Year, the Company shall and shall cause each of its Restricted Subsidiaries to, establish and collect rates, fees and charges for the use or the sale of the output, capacity or service of the System that, together with other Revenues, are reasonably expected to cause the Debt Service Ratio of the Restricted Group in such Fiscal Year to be not less than 102%.

Promptly upon any material change in the circumstances which were not contemplated at the time such rates and charges were most recently reviewed, but not less frequently than once in each Fiscal Year, the Company shall review the rates and charges so established and shall promptly take, and cause each Restricted Subsidiary to take, the actions necessary to revise such rates and charges as necessary to comply with the foregoing requirements and all covenants under this Indenture.

If, at the end of any Fiscal Year, the Debt Service Ratio of the Restricted Group is less than 102%, within 60 days of the receipt of the audited financial report of the Company for the preceding Fiscal Year, the Governing Bodies of the Company and the Restricted Subsidiaries shall implement a plan that is designed to produce a Debt Service Ratio of the Restricted Group for the current Fiscal Year which will be at least 102%. Subject to any Legal Requirements to which the Company or any Restricted Subsidiary is subject, the Company and its Restricted Subsidiaries shall promptly implement such changes described in such plan to the fullest extent practicable. The Company shall promptly supply each Holder and each Credit Provider with a copy of such plan. The Company shall take reasonable action to seek the approval of any applicable regulatory authority, including RUS if required, of rates required to be set pursuant to this Section.

The failure of the Restricted Group to realize a Debt Service Ratio at least equal to 102% shall not be a default hereunder so long as: (a) such plan is adopted in a timely manner by the Governing Bodies of the Company and all Restricted Subsidiaries and they are implementing such plan; and (b) no payment default has occurred with respect to the outstanding Debt of the Restricted Group.

Section 4.04                            Distributions of Patronage Capital. The Company may return to its members patronage capital allocated to members so long as (a) no default or Event of Default would exist hereunder; and (b) after such distribution the Equity to Capitalization Ratio shall be not less than the applicable amount set forth in Schedule I.

Section 4.05                            Payment of Debt Service on Secured Obligations. The Company will duly and punctually pay the principal, premium, if any, and interest on, and any other amounts due with respect to the Secured Obligations in accordance with the terms of the Secured Obligations and this Indenture.

Section 4.06                            Warranty of Title.

(a)                                 At the time of the execution and delivery of this Indenture, the Company has good and marketable title to the Real Property specifically described in Granting Clause First subject to and as may be affected by Permitted Liens and Encumbrances and the normal operations of the Company which are in accordance with Prudent Utility Practice, and good title to the interests in the other property specifically described in Granting Clauses First and Second, subject only to Permitted Liens and Encumbrances, and has full power and lawful authority to grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm said Mortgaged Property in the manner and form aforesaid.

(b)                                 The Company hereby does and will forever warrant and defend the title to the Mortgaged Property against the claims and demands of all Persons whomsoever, subject to the Permitted Liens and Encumbrances.

Section 4.07                            After-Acquired Property; Further Assurances; Recording. All property of every kind, other than property which would be included in the description of Excluded Property or (absent an Event of Default) Excepted Property, acquired by the Company after the date hereof, shall, immediately upon the acquisition thereof by the Company, become subject to the lien of this Indenture. Nevertheless, the Company will do, execute, acknowledge and deliver all and every such further conveyances, mortgages, financing statements and assurances as shall be necessary or proper to carry out more effectually the purposes of this Indenture and to make subject to the lien hereof any Excepted Property upon the occurrence and during the continuance of an Event of Default and any property hereafter acquired, made or constructed, intended to be subject to the lien hereof, and to transfer to any new trustee or trustees or co-trustee, the estate, powers, instruments or funds held in trust hereunder.

The Company will cause this instrument and all Supplemental Indentures and other instruments of further assurance, including all financing statements and continuation statements covering security interests in personal property, and all mortgages and other security instruments securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other holder of a Prior Lien to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file instruments, all in such manner and in such places, and take all such other actions as may be required by law to fully preserve and protect the lien of this Indenture and the rights of the Holders of Secured Obligations and the Trustee hereunder to all property comprising the Trust Estate. The Company will take all action necessary to preserve and maintain the lien of the Indenture on the contracts comprising the Trust Estate, including but not limited to the Wholesale Power Contracts.

The Company will furnish to the Trustee copies of all filed or recorded instruments and continuation statements filed during each Fiscal Year within 120 days after the end of such Fiscal Year. The Trustee shall not be responsible for evaluating the content of such instruments to ensure that they are legally correct.

Section 4.08                            Maintenance of Properties. The Company will, and will require each of its Restricted Subsidiaries to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order in accordance with Prudent Utility Practice and supplied with all necessary equipment, ordinary wear and tear, casualty, condemnation, and acts of God excepted. The Company will, and will require each of its Restricted Subsidiaries to, cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the members and customers of the Company will be serviced with an adequate supply of electric energy and related services provided by the Restricted Group; provided, however, that nothing in this Section shall prevent the Company or a Restricted Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of such Person (and in the opinion of its Governing Body if the property involved is any substantial part of the properties of such Person taken in the aggregate), desirable in the conduct of its business, conforms to Prudent Utility Practice and is not disadvantageous in any material respect to the Holders of the Secured Obligations.

Section 4.09                            Quiet Enjoyment. Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property, to use and consume such materials, equipment and supplies as may be necessary or appropriate to generate, transmit and distribute electricity or operate the System, and to collect, receive, use, invest and dispose of the rents, issues, tolls, earnings, profits, revenues and other income, products and proceeds from the Trust Estate, with power, in the ordinary course of business, freely and without restriction on the part of the Trustee or the Holders, to cut, move and produce crops, timber, minerals, products, materials and supplies and to use, consume, and dispose of any thereof and to alter, repair and change the location of any of its lines, railroads, mines, mills, warehouses, buildings, works, structures, machinery, equipment and other property, to deal with, exercise any and all rights under, receive and enforce performance under, modify or amend, and adjust and settle all matters relating to current performance of choses in action, leases, contracts and other agreements; provided that no change shall be made in the location of any such property subject to the lien of this Indenture which removes such property into a jurisdiction in which this Indenture and any required financing or continuation statement covering security interests in such property have not been recorded, registered or filed in the manner required by law to preserve the lien of this Indenture on such property, or otherwise impairs the lien hereof.

Section 4.10                            Disposition of Property. Except as provided in this Section or as permitted by Article VIII, the Company will not convey, sell, or otherwise dispose of any of the Mortgaged Property and will not permit any of its Restricted Subsidiaries to convey, sell or otherwise dispose of any of their property pledged to the Trustee, unless:

(a)                                 Dispositions in the Ordinary Course of Business. The Company and any Restricted Subsidiary may convey, sell or otherwise dispose of property in the ordinary course of the Company or Restricted Subsidiary’s business if the Restricted Group has satisfied the applicable Equity to Capitalization Ratio set forth in Schedule I immediately after making such disposition. Among other things, the Company may from time to time in the ordinary course of business, without notice to or consent of the Trustee or the Holders:

(i)                                     cancel, assign or make changes in or alterations of or substitutions for any and all leases, contracts and other agreements;

(ii)                                  alter, change the location of, add to, repair and replace any and all transmission and distribution lines, pipes, substations, machinery, fixtures and other equipment;

(iii)                               cancel, make changes in or substitutions for or dispose of any and all rights of way (including easements and licenses);

(iv)                              surrender or assent to the modification of any franchise (including in that term any ordinances, indeterminate permits, licenses or other operating rights, however denominated, granted by federal, state, municipal or other governmental authority) under which the Company may be operating if, in the reasonable judgment of the Company, it is advisable to do so;

(v)                                 grant, free from the lien of this Indenture, easements, water rights (whether severed or related to any prior such grant), ground leases, grazing leases or rights of way in, upon, over or across the property or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, telecommunication equipment, communication lines, railways, removal of coal or other minerals, grass or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities or equipment; provided, however, that such grant shall not materially impair the use of the property or rights of way for the purposes for which such property or rights of way are held by the Company and will not prejudice the lien of the Indenture;

(vi)                              sell, dispose of or not take excess fuel when it is in the best interest of the Company or Restricted Subsidiary to do so or it is required by Legal Requirements (as evidenced by an opinion of Counsel);

(vii)                           sell credits issued by any regulatory agency for pollution control, taxes or other similar purposes which the Company deems in the best economic interest of the Company or Restricted Subsidiary; or

(viii)                        sell or dispose of Utility Plant not in excess of 2% of Total Assets in aggregate book value in any Fiscal Year, which is old, obsolete, unfit, inadequate, undesirable, worn out or unnecessary.

provided, that the sale of electric power and energy and other products and services directly related thereto shall not be considered to be a disposition subject to this Section.

(b)                                 Other Dispositions. The Company or any Restricted Subsidiary may dispose of any other assets so long as (i) no default or Event of Default exists or would result therefrom; (ii) the Equity to Capitalization Ratio as set forth in Schedule I is satisfied immediately after such disposition is made; and (iii) the Company could issue one dollar of additional secured Long-Term Debt pursuant to Section 4.02(a)(i)(A) and (B) immediately after such disposition is made.

(c)                                  Transfers Within Restricted Group. A member of the Restricted Group may convey or transfer property to another member of the Restricted Group, but (i) in the case of dispositions of Real Property, Improvements and Fixtures, such grant or conveyance shall be subject to the lien of this Indenture and (ii) the Company shall cause any Restricted Subsidiary which receives property which was part of the Trust Estate to immediately grant a lien or security interest in such property to the Trustee.

(d)                                 Dispositions of Excluded Property. The Company or any Restricted Subsidiary may convey, sell or dispose of its Excluded Property.

(e)                                  Sale or Disaggregation of Generation, Operations or Transmission System. The Company may sell or transfer all or substantially all of its generation, operations or transmission system, if the Company delivers to the Trustee an Officers’ Certificate to the effect that: (i) the Company has obtained an Independent Engineer’s or Independent Appraiser’s valuation of the generation, operation or transmission assets to be disposed of, sold or assigned dated within one year of such disposition, sale or assignment showing the fair market value of such generation, operation or transmission assets to be disposed of, sold or assigned and such sale is being made for fair market value (including but not limited to the assumption of related indebtedness); (ii) no default or Event of Default exists or would exist as a result thereof; and (iii) a majority in principal amount of Holders of Secured Obligations Outstanding under the Indenture have consented to such disposition; provided, however, if the Company is required by any ruling, pronouncement or other request of FERC or other Legal Requirements imposed upon the Company or Restricted Subsidiary to dispose of or disaggregate any part of the System, the Company or any Restricted Subsidiary may do so without meeting any further requirements of this Indenture if 25% in principal amount of the Holders of the Secured Obligations Outstanding under the Indenture have consented to such disposition.

(f)                                   Use of Proceeds. If, in any Fiscal Year, as a result of a disposition of assets permitted by this Section, or in the case of the condemnation or municipalization of any part of the System or sale of a Subsidiary, or if the Company engages in a pledge or a sale of regulatory assets related to any securitization or other settlement of stranded investments by the Company, the Company receives proceeds in excess of 15% of Total Assets, the Company shall, within one year of receipt of the proceeds thereof, use such amounts in excess of the financing and other costs of obtaining such revenues either to (i) prepay Secured Obligations then Outstanding; or (ii) acquire Additional Facilities which will become part of the Trust Estate.

(g)                                  Partial Release of Lien of Indenture. In the event the Company requests on behalf of any purchaser or transferee of property permitted to be disposed of, sold or assigned pursuant to this Section, (or a Governmental Authority has lawfully ordered the Company to divest itself of any property) a written release of the lien of this Indenture on an asset, the Trustee shall execute a recordable release of such property prepared by the Company and deliver it to the Company upon receipt of a Company Order requesting such release and an Officers’ Certificate (and any other documentation required by subsections (a), (b) or (e) above if such release is pursuant to subsections (a), (b) or (e)), and stating that the provisions of this Section, Section 4.01 and the relevant subsection in clauses (a), (b) or (e) if such release is pursuant to subsections (a), (b) or (e) have been complied with; and that no default or Event of Default would exist hereunder. If the Company requests the Trustee to deliver a release of or estoppel as to any property which is not subject to the lien of this Indenture (including but not limited to Excepted Property or Excluded Property) or a disclaimer or quitclaim for any property, the Company shall also deliver to the Trustee an Opinion of Counsel that such property is not subject to the lien hereof or required to be subject hereto by any of the provisions hereof or that the release, disclaimer, estoppel or quitclaim is required by such governmental authority or applicable court, and that the execution of such disclaimer, estoppel or quitclaim is appropriate. The Trustee shall promptly deliver the release or estoppel requested or its basis for refusing to do so in writing.

(h)                                 Additional Trust Indenture Act Requirements. If at any time this Indenture is required to be qualified under the provisions of the Trust Indenture Act, in addition, the Company shall furnish to the Trustee a certificate or an opinion of an Engineer, Appraiser, or other expert as to the fair value (i) of any property or securities to be released from the lien of the Indenture, which certificate or opinion shall state that in the opinion of the Person making the same the proposed release will not impair the security under the Indenture in contravention of the provisions thereof, and if the fair value of such property or securities and other property or securities released since the commencement of the then calendar year, as set forth in the certificates or opinions required by this Section, is 10% or more of the aggregate principal amount of the Secured Obligations at the time Outstanding, such certificate or opinion shall be made by an Independent Engineer, Appraiser, or other expert; but such a certificate or opinion of an Independent Engineer, Appraiser or other expert shall not be required in the case of any release of property, if the fair value thereof as set forth in the certificate or opinion required by this Section is less than $25,000 or less than one percent of the aggregate principal amount of the Secured Obligations at the time Outstanding; (ii) to the Company of any securities (other than Secured Obligations and securities secured by a Prior Lien to the lien of the Indenture on property subject to the lien of the Indenture), the deposit of which with the Trustee is to be made the basis for the authentication and delivery of Secured Obligations, the withdrawal of cash constituting a part of the trust estate or the release of property or securities subject to the lien of the Indenture, and if the fair value to the Company of such securities and all other such securities made the basis of any such authentication and delivery, withdrawal, or release since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this Section, is 10% or more of the aggregate principal amount of the Secured Obligations at the time outstanding, such certificate or opinion shall be made by an Independent Engineer, Appraiser, or other expert and, in the case of the authentication and delivery of Secured Obligations, shall cover the fair value to the Company of all other securities so deposited since the commencement of the current calendar year as to which a certificate or opinion of an Independent Engineer, Appraiser, or other expert has not previously been furnished; but such a certificate of an Independent Engineer, Appraiser, or other expert shall not be required with respect to any security so deposited, if the fair value thereof to the Company as set forth in the certificate or opinion required by this Section is less than $25,000 or less than one percent of the aggregate principal amount of the Secured Obligations at the time outstanding; and (iii) to the Company of any property the subjection of which to the lien of the Indenture is to be made the basis for the authentication and delivery of Secured Obligations, the withdrawal of the cash constituting a part of the trust estate, or the release of property or securities subject to the lien of the Indenture, and if (A) within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a Person or Persons other than the Company, in a business similar to that which has been or is to be used or operated by the Company, and (B) the fair value to such obligor of such property as set forth in such certificate or opinion is not less than $25,000 and not less than one percent of the aggregate principal amount of the Secured Obligations at the time Outstanding, such certificate or opinion shall be made by an Independent Engineer, Appraiser, or other expert and, in the case of the authentication and delivery of Secured Obligations, shall cover the fair value to the Company of any property so used or operated which has been so subjected to the lien of the Indenture since the commencement of the then current calendar year, and as to which a certificate or opinion of an Independent Engineer, Appraiser, or other expert has not previously been furnished. In the event the Engineer, Appraiser, or other expert is required to be Independent such person shall be selected or approved by the Trustee in the exercise of reasonable care.

(i)                                     Authority. No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Section to be sold, granted, exchanged, dedicated or otherwise disposed of, be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

Section 4.11                            Payment of Taxes and Other Claims. The Company will, and will cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged before the same shall become delinquent, (a) all taxes, assessments, and other governmental charges lawfully levied or assessed or imposed upon it or upon its income, profits, or property, and (b) all lawful claims for labor, materials, and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, governmental charge, or claim to the extent that the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings.

Section 4.12                            Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, at all times keep or cause to be kept all of its property and operations or interest therein of an insurable nature and of the character usually insured by companies operating similar properties and engaged in similar operations insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies in accordance with Prudent Utility Practice. All such insurance shall be effected with responsible insurance carriers or by the Company in the case of self insurance. A schedule of all insurance and a copy of each policy, policy renewals, extensions or replacements shall be delivered to the Trustee with the report which the Company is required to file with the Trustee pursuant to Section 4.18 of this Indenture.

All policies or other contracts for such insurance maintained by the Company upon any part of the Mortgaged Property or any property owned by a Restricted Subsidiary shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $2,000,000 in the aggregate attributable to Tri-State’s insurable interest) shall be payable to the Trustee as its interest may appear (by means of a standard mortgagee clause or other similar clause acceptable to the Trustee, without contribution). Each policy or other contract for such insurance, or such mortgagee clause, shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer or the Company or Restricted Subsidiary, no policy shall be canceled without 30 days prior written notice of cancellation to the Company and the Trustee.

Insurance proceeds that are held by the Trustee may be withdrawn by the Company and shall be paid by the Trustee upon Company Request to reimburse the Company or the affected Restricted Subsidiary for expenditures made or to pay costs incurred by the Company or the affected Restricted Subsidiary to repair, rebuild or replace the property destroyed or damaged, upon receipt by the Trustee of:

(a)                                 a fully executed Officers’ Certificate directing the payment of such insurance proceeds and setting forth the following:

(i)                                     that there is no outstanding indebtedness other than costs for which payment is being requested known to the Company or the affected Restricted Subsidiary, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof which, if unpaid, might become the basis of vendors, mechanics, laborers, materialmen, statutory or other similar liens upon any of such repairs, rebuildings or replacements, which lien might, in the opinion of the signers of such certificate materially impair the security afforded by such repairs, rebuildings or replacements;

(ii)                                  that no default or Event of Default would exist under the Indenture; and

(iii)                               that all conditions precedent under the Indenture relating to such payment have been complied with;

(b)                                 an Engineer’s Certificate stating that expenditures will be made or costs incurred by the Company or the affected Restricted Subsidiary in a specified amount for the purpose of making certain repairs, rebuildings and replacements which shall be described; and

(c)                                  an Opinion of Counsel stating that, the property so rebuilt or renewed or to be rebuilt or renewed is or will be subject to the lien hereof to the same extent as was the property so destroyed or damaged.

Upon compliance with the foregoing provisions of this Section, the Trustee shall pay on Company Request an amount of insurance proceeds equal to the amount of the expenditures or costs stated in such Engineer’s Certificate; the Company or the affected Restricted Subsidiary shall replace or restore such damaged, destroyed or lost portions so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss, and shall apply the proceeds of the insurance for that purpose. The Company or the affected Restricted Subsidiary shall replace the loss or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid out of the proceeds of such insurance all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all mechanic’s liens and other claims.

All proceeds of any insurance in excess of 2% of Total Assets shall be applied by the Company or the affected Restricted Subsidiary to the repair, rebuilding or replacement of the property destroyed or damaged, unless the Company delivers to the Trustee an Officers’ Certificate also signed by an Independent Engineer certifying that the Mortgaged Property or the Property of the affected Restricted Subsidiary destroyed is of no use to the Company or the affected Restricted Subsidiary. In such event, the insurance proceeds shall be used to acquire or construct Additional Facilities which will become Mortgaged Property or the Property of a Restricted Subsidiary pledged to the Trustee and which the Company deems useful, or such proceeds shall be used as reasonably practicable by the terms of such Secured Obligations to redeem or defease Secured Obligations.

Section 4.13                            Application of Proceeds from Condemnation. In the event that the Mortgaged Property or any property pledged by a Restricted Subsidiary to the Trustee or any part thereof shall be taken under the power of eminent domain, all proceeds and avails therefrom shall be used to finance construction of Additional Facilities to become Mortgaged Property or additional property of a Restricted Subsidiary pledged to the Trustee, or to prepay the Secured Obligations then Outstanding. Any proceeds not so used shall forthwith be applied by the Company: first, to the payment, to the extent possible, of unpaid interest which shall have accrued on all Outstanding Secured Obligations; second, any proceeds not so used shall be applied at the election of the Company to redeem or defease Secured Obligations. If any part of the Trust Estate shall be taken by eminent domain, the Trustee shall release the property so taken from the Trust Estate and shall be fully protected in so doing upon being furnished with:

(a)                                 an Officers’ Certificate requesting such release, describing the property to be released and stating that such property has been taken by eminent domain and that all conditions precedent herein provided or relating to such release have been complied with; and

(b)                                 an Opinion of Counsel to the effect that such property has been lawfully taken by exercise of the right of eminent domain, that the award for such property so taken has become final or an appeal therefrom is not advisable in the interests of the Company, any of its Restricted Subsidiaries, or the Holders of Secured Obligations and that all conditions precedent herein provided for relating to such release have been complied with.

Section 4.14                            Permitted Liens and Encumbrances. The Company shall not, and it shall not allow any Restricted Subsidiary to, grant, create, assume, incur, or suffer to exist, be granted, created, assumed, incurred or to extend any lien or encumbrance on the Mortgaged Property or any property of the Restricted Subsidiary pledged to the Trustee hereunder except Permitted Liens and Encumbrances.

Section 4.15                            Existence. Subject to the provisions of Article VIII, the Company will do or cause to be done and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to preserve any such right or franchise if the Governing Body shall reasonably determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Secured Obligations.

Section 4.16                            Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for the Secured Obligations of any series, an office or agency where such Secured Obligations may be presented or surrendered for payment, where such Secured Obligations may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of such Secured Obligations and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Secured Obligations of one or more series, may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency and prompt notice to the Holders and the Credit Providers of any such change. If at any time the Company shall fail to maintain any such required office or agency in respect of the Secured Obligations, or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of such Secured Obligations may be made and notices and demands may be made or served at the corporate trust office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

Section 4.17                            The Restricted Group.

(a)                                 Any Subsidiary may become a Restricted Subsidiary if:

(i)                                     it is a Subsidiary organized under the laws of any state of the United States, and it has all of its assets within the United States; and

(ii)                                  Prior to becoming a Restricted Subsidiary, the Trustee shall have received: an Officers’ Certificate of the Company certifying that (A) the Governing Body of the Restricted Subsidiary and the Company has acknowledged that such Person shall be a Restricted Subsidiary under this Indenture; (B) a written undertaking by such Person to abide by the covenants contained herein and to not enter into any agreement which would prevent such Person from paying or contributing monies to the Company or conflict with the terms of this Indenture; (C) the Equity to Capitalization Ratio in Schedule I would be satisfied immediately after such Person became a Restricted Subsidiary; and (D) the Company would be able to issue one dollar of additional secured Long Term Debt pursuant to Section 4.02(a)(i)(A) and (B) of this Indenture immediately after such Subsidiary becomes a Restricted Subsidiary.

(b)                                 Prior to the Company incurring Debt for the benefit of a Restricted Subsidiary or conveying or transferring property constituting part of the Trust Estate to a Restricted Subsidiary, such Restricted Subsidiary shall grant to the Trustee (i) a perfected mortgage lien and/or security interest in substantially all of its real and personal property which is similar in nature to the Mortgaged Property under this Indenture subject to permitted liens and encumbrances similar to the Permitted Liens and Encumbrances and Excepted Property and Excluded Property as defined in this Indenture and including a lockbox account or revenue fund similar to that described in Section 6.03 of this Indenture, and (ii) an Opinion of Counsel that such instruments create a perfected lien on the mortgaged property of the Restricted Subsidiary subject only to such permitted liens and encumbrances. Such instruments shall contain covenants to maintain the lien on the property owned or acquired by the Restricted Subsidiary and shall secure repayment by the Restricted Subsidiary of any Debt or obligations incurred by the Company for the benefit of such Restricted Subsidiary.

(c)                                  Any Person shall cease to be a Restricted Subsidiary upon delivery to the Trustee of a Board Resolution of the Company releasing such Person as a Restricted Subsidiary and accompanied by an Officers’ Certificate of the Company certifying to the effect that upon such release:

(i)                                     no default or Event of Default would exist hereunder;

(ii)                                  the Equity to Capitalization Ratio would be satisfied immediately after such release; and

(iii)                               the Company could issue one dollar of additional secured Long Term Debt pursuant to Section 4.02(a)(i)(A) and (B) immediately after such release.

(d)                                 Any Subsidiary not designated as a Restricted Subsidiary pursuant to this Section shall not be subject to the covenants and financial ratios established by the Company in this Indenture.

Section 4.18                            To Keep Books; Financial Reports and Inspection by Trustee. The Company will at all times keep, and will cause each Restricted Subsidiary to keep, books of record and account, in accordance with Accounting Requirements, and will furnish to the Trustee:

(a)                                 as soon as available, and in any event within 120 days after the end of each Fiscal Year, a statement of financial position, statement of operations and statement of cash flow of the Restricted Group as of the end of such Fiscal Year, shown in each case in comparative form with the preceding Fiscal Year, together with the report of an Accountant which is Independent and which is of favorable regional or national reputation selected by the Company, which has audited such statements in accordance with Accounting Requirements, and which opines that the statements present fairly, in all material respects, the financial position of the Restricted Group at the end of the Fiscal Year in question, in conformity with Accounting Requirements, together with

(b)                                 a separate written statement by each Accountant who is Independent providing the report required by paragraph (a) above that such Accountant has obtained no knowledge of any default in the fulfillment of any of the financial covenants in this Indenture or any instrument or agreement creating any Secured Obligation, or if such Accountant shall have obtained knowledge of any such default, such written statement shall disclose the nature of such default.

The Trustee shall have no duty to evaluate or interpret any of the financial or insurance information provided to it, but shall simply maintain in its files the documents required to be provided to the Trustee by (a) and (b) above. The Trustee shall promptly supply any Holder with copies of any reports filed with it by the Company on written request of such Holder.

At any and all times during normal business hours, upon the written request of the Trustee (who shall be under no duty to make such request unless directed to do so by the Holders of at least 25% in principal amount of Secured Obligations then Outstanding), the Company will, and will cause any of its Restricted Subsidiaries to, permit the Trustee, by its agents and attorneys, to inspect the property of the Company, or any of its Restricted Subsidiaries and to examine all the books of account, records, reports, and other financial papers of the Company and any such Restricted Subsidiary and to take copies and extracts therefrom, and the Company will, and will cause any of its Restricted Subsidiaries to, furnish the Trustee any and all such other information as the Trustee may reasonably request with respect to the performance or observance by the Company or any Restricted Subsidiary of its covenants herein.

Section 4.19                            Notice of Change in Place of Business. The Company shall promptly deliver an Officers’ Certificate to the Trustee, notifying the Trustee of any change in the location of the chief place of business of the Company and any Restricted Subsidiary or the office where its records covering accounts and contract rights of the Company or any Restricted Subsidiary are kept.

Section 4.20                            Statement as to Compliance. The Company will deliver, within 120 days after the end of each Fiscal Year, to the Trustee and to any Holder of Secured Obligations which makes a written request therefor to the Company, an Officers’ Certificate, certifying that:

(a)                                 a review of the activities of the Company and its Restricted Subsidiaries during such year and of performance hereunder has been made under the signer’s supervision; and

(b)                                 to the best of the signer’s knowledge, based on such review, the Company and its Restricted Subsidiaries have fulfilled all of their obligations under the Indenture and each agreement, contract and instrument evidencing or relating to a Secured Obligation throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default which has not been cured or waived known to the signer and the nature and status thereof.

The Company will deliver to the Trustee promptly upon the discovery thereof an Officers’ Certificate describing any default or Event of Default under this Indenture which has not been cured or waived, and which is known to the President, any Vice President of the Governing Body or the General Manager specifying such default or Event of Default and the nature and status thereof.

Section 4.21                            Applicability; Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in this Article (except Section 4.05, 4.06, 4.07 and 4.16) if before or after the time for such compliance the Holders of the same percentage in principal amount of all Secured Obligations then Outstanding, the consent of which would be required to amend the provisions hereof to permit such noncompliance, shall either waive such compliance in such instance or generally waive compliance with such covenant or condition. No such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective and delivered to the Trustee, the obligations and covenants of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE V

Satisfaction and Defeasance

Section 5.01                            Satisfaction and Discharge of Indenture.

(a)                                 If at any time the Company shall have paid or caused to be paid the principal of, premium, if any, and interest and all other amounts due and owing on all the Secured Obligations Outstanding hereunder, as and when the same shall have become due and payable, and if the Company shall also pay or provide for the payment of all other sums payable hereunder by the Company and the Company shall have paid all of the Trustee’s fees and expenses, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, pursuant to Section 2.05 (ii) substitution of mutilated, destroyed, lost or stolen Secured Obligations, (iii) rights of Holders to receive payments of principal thereof, and premium, if any and interest thereon and remaining obligations of the Company to make mandatory sinking fund payments, (iv) the rights, if any, and immunities of the Trustee hereunder, and (v) the rights of the Holders as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them) and the Trustee, on Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent to the satisfaction and discharge of this Indenture have been fulfilled and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture and the lien thereof.

(b)                                 Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company to the Trustee under Section 7.07 and, if funds shall have been deposited with the Trustee pursuant to Section 5.02, the obligations of the Trustee under Section 5.03 shall survive.

Section 5.02                            Secured Obligations Deemed Paid. Secured Obligations of any series shall be deemed to have been paid if:

(a)                                 in case said Secured Obligations are to be redeemed on any date prior to their Stated Maturity, the Company by Company Request shall have given to the Trustee, in form satisfactory to it, irrevocable instructions to give notice of redemption of such Secured Obligations on said redemption date; and

(b)                                 there shall have been deposited with the Trustee either money sufficient, or Defeasance Obligations the principal of and the interest on which will provide money sufficient, when invested (as established by an Officers’ Certificate delivered to the Trustee accompanied by a report of an Accountant who is Independent setting forth the calculations upon which such Officers’ Certificate is based), to pay when due the principal of, premium, if any, and interest due and to become due on said Secured Obligations on and prior to the Maturity thereof. If such Secured Obligations bear interest at a variable rate of interest to the Maturity thereof and a maximum interest rate is stated with respect to such Debt, amounts sufficient to pay the maximum rate stated in such instruments on such Variable Rate Secured Obligations shall be deposited. If a Credit Support Agreement is in effect, such Credit Support Agreement shall remain in full force and effect; and

(c)                                  in the event said Secured Obligations are not by their terms subject to redemption within the next 45 days, the Company by Company Request shall have given the Trustee in form satisfactory to it irrevocable instructions to give a notice to the Holders of such Secured Obligations that the deposit required by clause (b) of this Section above has been made with the Trustee and that said Secured Obligations are deemed to have been paid in accordance with this Section and stating such Maturity date upon which moneys are to be available for the payment of the principal of, premium, if any, and interest on said Secured Obligations; and

(d)                                 notwithstanding that any Secured Obligations shall be deemed to have been paid for purposes of this Indenture as aforesaid, in addition to the provisions of this Indenture which survive pursuant to Section 5.01(a), the obligations of the Company to the Trustee under Section 7.07 and, if funds shall have been deposited with the Trustee pursuant to Section 5.02, the obligations of the Trustee under Section 5.03 shall survive.

Section 5.03                            Application of Trust Money. The Defeasance Obligations and money deposited with the Trustee pursuant to Section 5.02, and principal or interest payments on any such Defeasance Obligations, shall be held in trust, shall not be sold or reinvested, and shall be applied by it, in accordance with the provisions of the Secured Obligations and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine (other than the Company or any Affiliate thereof), to the Persons entitled thereto, of the principal of, premium, if any, and interest for whose payment such money or Defeasance Obligations were deposited; provided that, upon delivery to the Trustee of an Officers’ Certificate (accompanied by the report of an Accountant who is Independent setting forth the calculations upon which such Officers’ Certificate is based) establishing that the money and Defeasance Obligations on deposit following the taking of the proposed action will be sufficient for the purposes described in clause (b) of Section 5.02, any money received from principal or interest payments on Defeasance Obligations deposited with the Trustee or the proceeds of any sale of such Defeasance Obligations, if not then needed for such purpose, shall, upon Company Request be reinvested in other Defeasance Obligations or disposed of as requested by the Company. For purposes of any calculation required by this Article, any Defeasance Obligation which is subject to redemption at the option of its issuer, the redemption date for which has not been irrevocably established as of the date of such calculation, shall be assumed to cease to bear interest at the earliest date on which such obligation may be redeemed at the option of the issuer thereof and the principal of such obligation shall be assumed to be received on the earliest date on which such obligation may be redeemed at the option of the issuer thereof.

Section 5.04                            Credit Providers. Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on any Secured Obligations or any series of Related Bonds shall be paid by any Credit Provider pursuant to its Credit Support Agreement, such Secured Obligations or series of Related Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Company to the registered owners of such Secured Obligations or series of Related Bonds shall continue to exist and shall run to the benefit of such Credit Provider, and such Credit Provider shall be subrogated to the rights of such registered Holders.

ARTICLE VI

Events of Default and Remedies

Section 6.01                            Events of Default. “Event of Default,” wherever used herein, means any of the following “events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 default shall be made in the payment of principal or premium at its Maturity or in the payment of interest on, or any and all amounts payable under, any Secured Obligation; provided, that a five-day grace period for receipt of principal or interest shall be applicable twice in any 12-month period; and provided further that no payment by RUS pursuant to any guarantee by the United States of America acting through the Administrator of RUS, or pursuant to any RUS insuring of, or by any other guarantor or insurer of, any Secured Obligation shall be considered a payment under this clause for purposes of determining such a failure to pay; or

(b)                                 default in the performance, or breach, of any covenant, agreement, obligation or warranty of the Company contained in this Indenture (other than a covenant, agreement, obligation, or warranty, a default or breach in the performance of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Secured Obligations, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that if such default under this clause (b) can be cured by the Company but cannot (for reasons other than a lack of funds) be cured within the 30-day curative period described above, it shall not constitute an Event of Default if corrective action is instituted by the Company or the affected Restricted Subsidiary within such 30 day period and diligently pursued and cured within a period of 90 days.

(c)                                  the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company or any Restricted Subsidiary under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Company or any Restricted Subsidiary or any substantial part of any of their property, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(d)                                 the commencement by the Company or any Restricted Subsidiary of a voluntary case under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent or acquiescence by the Company or any Restricted Subsidiary to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Restricted Subsidiary or any substantial part of any of their property, or the making by any of them of an assignment for the benefit of creditors, or any of their failure to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or

(e)                                  a final judgment is levied against the Company by a court of competent jurisdiction for any amount in excess of 5% of Total Assets and such amount remains unpaid after the date it is due, unless such judgment is stayed pending appeal.

Unless the Trustee is the Paying Agent for any series of Secured Obligations, it shall not be deemed to have notice of any Event of Default described in Section 6.01(a) with respect to such series of Secured Obligations, absent notice in writing from the Holder of such Secured Obligations, the Company or any Paying Agent. The Trustee shall notify each of the Holders of Secured Obligations of any Event of Default under Section 6.01(a) as to which it has actual notice.

The Company shall promptly notify each holder of Subordinate Debt of the occurrence of a default or Event of Default under Section 6.01(a), (c) or (d) hereof, and, upon the occurrence and continuance of any such default or Event of Default, the Company shall make no payments in respect of the Subordinate Debt in accordance with the terms of Exhibit F. The Company acknowledges and agrees that the Trustee may provide any such notice of such default or Event of Default to the holders of Subordinate Debt and may take any other action deemed necessary.

Section 6.02                  Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in Section 6.01 (c) and (d) occurs, the principal amount of all Outstanding Secured Obligations shall be immediately due and payable. If an Event of Default otherwise described in Section 6.01 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of all Outstanding Secured Obligations, may declare the principal of all Secured Obligations to be immediately due and payable by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. In the case of any Outstanding Secured Obligations which have been guaranteed or insured as to payment by RUS (or its predecessor in interest, the Rural Electrification Administration), acceleration under this Section does not alter the obligation and the right of RUS to continue to make payments on its contracts of guarantee or insurance (as the case may be) as originally scheduled under such Outstanding Secured Obligations.

At any time after such a declaration of acceleration has been made, but before any sale of any of the Trust Estate has been made under this Article or any judgment or decree for payment of money due on any Secured Obligations has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of Outstanding Secured Obligations may, by written notice to the Company and the Trustee, rescind and annul such declaration and its consequences if:

(a)                                 the Company has deposited with the Trustee a sum sufficient to pay

(i)                                     all overdue installments of interest on all Secured Obligations then Outstanding,

(ii)                                  the principal of and premium, if any, on any Secured Obligations which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Secured Obligations or the related loan agreements (including any default rate provided for therein),

(iii)                               interest on installments of overdue interest at the rate or rates prescribed therefor in the Secured Obligations or the related loan agreements (or in the case of FFB or RUS, the applicable regulations to the extent permitted by law) to the extent such payment of interest is lawful,

(iv)                              all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(v)                                 all fees payable with respect to any Secured Obligations as set forth in the instruments or related loan agreements evidencing such Secured Obligations.

(b)                                 all Events of Default, other than the nonpayment of the principal of Secured Obligations which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 6.17.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

Section 6.03                  Entry in Trust Estate; Deposits to Revenue Fund Following Event of Default. (a) If an Event of Default shall have occurred and be continuing, upon written demand of the Trustee, the Company shall immediately during the continuance of such Event of Default surrender to the Trustee the actual possession of, and it shall be lawful for the Trustee by such officers or agents as it may appoint to enter and take possession of, the Trust Estate (including the books, papers and accounts of the Company), and to hold, operate and manage the Trust Estate (including the making of all needed repairs, and such alterations, additions and improvements as to the Trustee shall seem wise) and to receive the rents, issues, tolls, profits, revenues and other income thereof, and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Trust Estate, as well as payments for taxes, insurance and other proper charges upon the Trust Estate and reasonable compensation to itself, its agents and counsel, to apply the same as provided in Section 6.07. Whenever all that is then due upon Secured Obligations and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured, the Trustee shall surrender possession of the Trust Estate to the Company.

(b)                                 Unless and until a Triggering Event has occurred, the Revenue Fund (including the Operation and Maintenance Reserve Account) shall remain unfunded and the Company shall have full use and control of the cash proceeds (as defined in the UCC) of the Trust Estate received or receivable by the Company in which this Indenture creates a security interest pursuant to the UCC. Upon the occurrence of a Triggering Event and so long as such Triggering Event is continuing, the Company shall, and shall cause each Restricted Subsidiary on each Business Day to, transmit all cash receipts of the Trust Estate, as received, to the Trustee for deposit to the Revenue Fund (or into a separate lockbox account pursuant to a lockbox agreement between the Trustee and Restricted Subsidiary). The money deposited to the Revenue Fund and into a revenue fund or lockbox account with the Trustee, together with all investments thereof and investment income therefrom, shall be held in trust for the equal and ratable benefit of all Holders of Secured Obligations and applied solely as provided in this Section and in Section 6.07.

On the fifth Business Day preceding the end of each month in which the Company has made payments to the Trustee for deposit into the Revenue Fund, the Trustee shall withdraw and pay or deposit from the amounts on deposit in the Revenue Fund or any lockbox account the following amounts in the order indicated:

(i)                                     First, to the Trustee and any Paying Agent or escrow agent (other than the Company or any Affiliate of the Company) any reasonable fees or expenses including but not limited to the reasonable fees and expenses of its legal counsel, which are then payable on account of their services in connection with this Indenture and any Secured Obligations; then

(ii)                                  Second, to the Company, the cost of the Operating Expenses of the System, certified in an Officers’ Certificate (which shall also contain a detailed accounting of the previous month’s Operating Expenses), for the following month; then

(iii)                               Third, to the Operating and Maintenance Reserve Account, an amount sufficient to maintain therein the Operating and Maintenance Reserve, as certified in an Officers’ Certificate; then

(iv)                              Fourth, on a proportionate basis to the principal amount of the Outstanding Secured Obligations: to each debt service fund, trustee for Related Bonds or Paying Agent (other than the Company or any Affiliate) or obligee on Secured Obligations, as specified in an Officers’ Certificate (A) any amounts due and unpaid on account of any principal or interest on Outstanding Secured Obligations and fees of trustee for Related Bonds; and (B) one-third of the next quarterly principal or interest payments, one-sixth of the next semi-annual principal or interest payments, one-twelfth of annual principal or interest payments or the amount of the next monthly principal or interest payments due on each series of Secured Obligations; then

(v)                                 Fifth, To each Holder, the amount of any fees and expenses due and payable regarding such Secured Obligations as evidenced by the instruments evidencing such series of Secured Obligations; then

(vi)                              Sixth, on a proportionate basis to the principal amount of the Secured Obligations of the Company Outstanding: to each debt service reserve fund established under a Supplemental Indenture or indenture for Related Bonds, 1/12th of the annual (next succeeding rolling 12-month period) amount required to restore the relevant debt service reserve fund requirement as set forth in the instruments evidencing the Secured Obligation.

If no funds are available in the Revenue Fund for the purpose of paying Operating Expenses of the System pursuant to clause (b)(ii) above, the Trustee shall disburse monies from the Operating and Maintenance Reserve Account for the purposes set forth in clause (b)(ii) above.

On the last day of the twelfth month after all of the above deposits have been made (including the making of any deficiencies in the deposits required hereunder to be made) and provided payment of the Secured Obligations has not been accelerated pursuant to Section 6.02 of this Indenture, the Trustee shall deposit to the debt service fund or paying agent or obligee to which the Company is required to make deposits or payments pursuant to each instrument evidencing Debt of the Company other than Secured Obligations, all as specified in an Officers’ Certificate, an amount equal to all accrued unpaid interest, mandatory sinking fund redemption payments, and principal amounts due on such Debt during such Fiscal Year (other than by reason of acceleration).

Provided payments of the Secured Obligations have not been accelerated, any amounts thereafter remaining on deposit in the Revenue Fund on the day following the end of the month in which (A) a Triggering Event no longer exists (as evidenced by an Officers’ Certificate and a notice from the Holders of a majority in principal amount of the Secured Obligations), and (B) all Events of Defaults under Section 6.01 and in the payment of any other Debt have been cured or waived, shall be paid to the Company, upon a Company Order, to be used for any lawful purpose and the Company shall not be required to make any further payment into the Revenue Fund unless a Triggering Event occurs again and is continuing.

Section 6.04                  Power of Sale; Suits for Enforcement. In case an Event of Default shall occur and be continuing the Trustee may, with or without entry, in its discretion, subject to the provisions of Sections 6.16 and 6.17:

(a)                                 sell the Mortgaged Property pursuant to the applicable law of the State in which such Mortgaged Property is located governing the private power of sale with or without first having taken possession of the same as an entirety, or in such parcels as the Holders of a majority in principal amount of the Secured Obligations then Outstanding shall request in writing, or in the absence of such request as the Trustee may elect (subject to the applicable law of the State in which such Mortgaged Property is located), to the highest bidder at public auction, to be held at a place designated in accordance with the applicable law of the State in which such Mortgaged Property is located and on a date specified in accordance with the applicable law of the State in which such Mortgaged Property is located; or

(b)                                 proceed to protect and enforce its rights and the rights of the Holders of Secured Obligations under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Secured Obligations; or

(c)                                  exercise the POWER OF SALE granted herein, and to thereafter cause the Mortgaged Property to be sold, and the proceeds to be distributed, all in the manner provided in the applicable law of the state in which the Mortgaged Property is located; or

(d)                                 exercise any and all rights provided for in this Indenture, or by applicable law, upon the occurrence of any Event of Default.

Upon the sale of the Mortgaged Property by the Trustee pursuant to this Section, the Company covenants and agrees, to the extent permitted by law, to sell and assign and to cause each Restricted Subsidiary to sell and assign all of its properties, franchises and licenses to the purchaser or purchasers of such property designated in the liquidation proceedings.

No remedy herein conferred upon or reserved to the Trustee shall be exclusive of any other remedy herein, or provided by law, but each remedy shall be cumulative and may be exercised concurrently, independently or successively.

Section 6.05           Incidents of Sale. Upon any sale of any of the Mortgage Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

(a)                                 the principal of and premium, if any, and accrued interest on all Outstanding Secured Obligations, if not previously due or accelerated, shall at once become and be immediately due and payable;

(b)                                 any Holder of Secured Obligations or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Secured Obligations or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable to such Holder, and such Secured Obligations, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

(c)                                  the Trustee shall, at the expense of the Company, make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(d)                                 the Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Company and each Restricted Subsidiary, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

(e)                                  all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Company, its successors and assigns; and

(f)                                   the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

Upon a sale of substantially all the Trust Estate, whether made under the power of sale hereby given or pursuant to judicial proceedings, the Company will permit, to the extent permitted by law, the purchaser thereof and its successors and its and their assigns to take and use the name of the Company and to carry on business under such name or any variant or variants thereof and to use and employ any and all other trade names, brands and trade marks of the Company; and in such event, upon written request of such purchaser or its successors, or its or their assigns, the Company will, at the expense of the purchaser, change its name in such manner as to eliminate any similarity.

Section 6.06                    Covenant to Pay Trustee Amounts Due on Bonds and Right of Trustee to Judgment. The Company covenants that, if

(a)                                 default is made in the payment of any interest on any Secured Obligations when such interest becomes due and payable, and such default continues for a period of 30 days; or

(b)                                 default is made in the payment of the principal of, or premium, if any, on any Secured Obligation at its Maturity.

then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of such Secured Obligations the whole amount then due and payable on such Secured Obligations for principal and premium, if any and interest, with interest at the respective rate or rates prescribed therefor in the Secured Obligations of the several series on overdue principal and premium, if any and, to the extent that payment of such interest is legally enforceable, on overdue installments, of interest; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to sue for and recover judgment against the Company for the whole amount so due and unpaid.

The Trustee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, and in case of a sale of the Trust Estate and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Outstanding Secured Obligations, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment upon any property of the Company shall affect or impair the lien of this Indenture upon the Trust Estate or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Bonds.

Section 6.07                    Application of Money Collected. Any money collected by the Trustee pursuant to this Article, including any rents, issues, tolls, profits, revenues and other income collected pursuant to Section 6.03 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or liens prior to the lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Trust Estate, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of Secured Obligations, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)                                 First: To the payment of all undeducted amounts due the Trustee under Section 7.07;

(b)                                 Second: To the payment of the whole amount then due and unpaid upon the Outstanding Secured Obligations, for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Trustee or a sum sufficient therefor has been so collected and payment thereof is legally enforceable at the respective rate or rates prescribed therefor in Secured Obligations) of the several series on overdue principal and premium, if any, and on overdue installments of interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Secured Obligations, then to the payment of such principal and interest, without any preference or priority, ratably according to the aggregate amount so due (except that any money collected by the Trustee in respect of interest or income under Section 6.03 shall first be applied to the payment of interest so due);

(c)                                  Third: To any Holders of Secured Obligations, any due and unpaid fees (including costs of collection) due under any instrument evidencing Secured Obligations or any related loan agreement; and

(d)                                 Fourth: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided, however, that any amounts held in trust in any debt service fund, construction or reserve fund for the benefit of Holders of any particular series of Secured Obligations shall be distributed to the Holders of those Secured Obligations only but shall be credited against the pro rata amount they would receive in a ratable distribution of the Trust Estate; provided further, however, that any amounts deposited by the Company with the Holder of the Series 1999B Secured Obligations in a cash collateral account under a Credit Support Agreement shall be held by such Holder for the account of and the ratable benefit of all of the Holders of Outstanding Secured Obligations and not exclusively for the benefit of such Holder.

Section 6.08                    Receiver. Upon the occurrence of an Event of Default and commencement of judicial proceedings by the Trustee to enforce any right under this Indenture, the Trustee shall be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for Secured Obligations or the solvency of the Company, to the appointment of a receiver of the Trust Estate, and of the rents, issues, profits, revenues and other income thereof, but, notwithstanding the appointment of any receiver, the Trustee shall be entitled to retain possession and control of, and to collect and receive the income from, cash, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder.

Section 6.09                    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon Secured Obligations or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of Secured Obligations shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                 to file and prove a claim for the whole amount of principal, premium, if any, and interest and other amounts owing and unpaid in respect of the Outstanding Secured Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Secured Obligations allowed in such judicial proceedings, and

(b)                                 to collect and receive moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any judicial proceeding is hereby authorized by each Secured Obligations Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Secured Obligations, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Secured Obligations Holder any plan of reorganization, arrangement, adjustment or composition affecting Secured Obligations or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Obligations Holder in any such proceeding, all of which rights are expressly retained by such Holder.

Section 6.10                    Trustee May Enforce Claims Without Possession of Secured Obligations. All rights of action and claims under this Indenture or Secured Obligations may be prosecuted and enforced by the Trustee without the possession of any of the Secured Obligations or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of Secured Obligations in respect of which such judgment has been recovered.

Section 6.11                    Limitation on Suits. No Holder of any Secured Obligations shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless

(a)                           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)                                 the Holders of not less than 25% in principal amount of the Outstanding Secured Obligations shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders (other than the United States of America or its agencies and instrumentalities or any other political subdivision of a state which is unable by law to give indemnification) have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for 30 days after receipt of such notice, request and offer to indemnify has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Secured Obligations;

it being understood and intended that no one or more Holders of Secured Obligations shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the lien of this Indenture or the rights of any other Holders of Secured Obligations, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Secured Obligations.

Section 6.12                    Unconditional Right of Holders of Secured Obligations to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Secured Obligation shall have the right which is absolute and unconditional to receive payment of the principal of, premium, if any, and (subject to Section 2.07) interest on such Secured Obligations on the Stated Maturities expressed in such Secured Obligations for such principal, premium, if any, or interest and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of the such Holder.

Section 6.13                    Restoration of Positions. If the Trustee or any Secured Obligations Holder has instituted any proceeding to enforce any right or remedy under this Indenture by foreclosure, entry or otherwise and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Secured Obligations Holder, then and in every such case the Company, the Trustee and the Holders of Secured Obligations shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of Secured Obligations shall continue as though no such proceeding had been instituted.

Section 6.14                    Rights and Remedies Cumulative. Except as otherwise provided in Section 2.06(f), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Secured Obligations, is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15                    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Secured Obligations to exercise any right or remedy accruing upon a default or an Event of Default shall impair any such right or remedy or constitute a waiver of any such default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Secured Obligations may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Secured Obligations, as the case may be.

Section 6.16                    Control by Holders of Secured Obligations. The Holders of a majority in principal amount of the Outstanding Secured Obligations shall have the right, during the continuance of an Event of Default,

(a)                                 to require the Trustee to proceed to enforce this Indenture, either by judicial proceedings for the enforcement of the payment of Secured Obligations and the foreclosure of this Indenture, the sale of the Trust Estate or otherwise or, by the exercise of the power of entry and/or sale hereby conferred; and

(b)                                 to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee hereunder, provided that

(i)                                     such direction shall not be in conflict with any rule of law or this Indenture, and

(ii)                                  the Trustee may take any other action deemed proper by the Trustee which is not consistent with such direction.

Section 6.17                    Waiver of Past Defaults. Before any sale of any of the Trust Estate has been made under this Article or any judgment or decree for payment of money due has been obtained by the Trustee as provided in this Article, the Holders of not less than a majority in principal amount of the Outstanding Secured Obligations may, by Act of such Holders of Secured Obligations delivered to the Trustee and the Company, on behalf of the Holders of all Secured Obligations, waive any default hereunder and its consequences, except a default

(a)                                 in the payment of the principal of, premium, if any, or interest on any Secured Obligations; or

(b)                                 in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Secured Obligation affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.18                    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Secured Obligations by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Secured Obligation Holder, or group of Holders of Secured Obligations, holding in the aggregate more than 10% in principal amount of the Outstanding Secured Obligations, or to any suit instituted by any Secured Obligation Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Secured Obligations on or after the respective due dates for such payments expressed in such Secured Obligations (or, in the case of redemption, on or after the redemption date).

Section 6.19                    Waiver of Appraisement and Other Laws. To the full extent that it may lawfully so agree, the Company will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Trust Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the property in the Trust Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Trust Estate as an entirety.

If any law in this Section referred to and now in force, of which the Company or its successors might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section.

Section 6.20                    Suits to Protect the Trust Estate. The Trustee shall have power to institute and to maintain such proceedings as it may deem expedient to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Indenture and to protect its interests and the interests of the Holders of Secured Obligations in the Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders of Secured Obligations or the Trustee.

Section 6.21                    Enforcement of Remedies Against Restricted Subsidiaries. After an Event of Default shall have occurred and be continuing and the Secured Obligations shall have been accelerated pursuant to the provisions of this Indenture, the Trustee may enforce its rights and remedies under the mortgage, deed of trust, pledge, guaranty, security agreement or related documents delivered to it by each Restricted Subsidiary pursuant to the terms of such instrument for the benefit of the Holders of the Secured Obligations.

ARTICLE VII

The Trustee

Section 7.01                    Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default,

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision thereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)                                     this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Secured Obligations relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this Section.

(e)                                  If this Indenture is required to be qualified under the Trust Indenture Act, upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)                                     an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 7.02                    Notice of Defaults. Within 90 days of the occurrence of any default or Event of Default hereunder of which the Trustee has received written notice or of which the trust officer or officers of the Trustee responsible for the administration of this Indenture has actual knowledge, the Trustee shall transmit by mail to all Holders of Secured Obligations, each Rating Agency, notice of such default hereunder unless such default or Event of Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default or Event of Default in the payment of the principal of, premium, if any, or interest on any Secured Obligations or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the Governing Body, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Secured Obligations; and PROVIDED, FURTHER, that in the case of any default of the character specified in Section 6.01(b) hereof, no such notice to Holders of Secured Obligations shall be given until at least 60 days after the occurrence thereof.

The Trustee shall send a copy of any notice of default hereunder, and a copy of any notice of sale hereunder, to the Company, at the address set forth herein, in the manner prescribed by applicable law.

The Trustee shall, upon request, promptly provide any Holder of Secured Obligations, at such Holder’s expense, with the identity and address of the other Holders of Secured Obligations as contained in any registration books maintained by the Trustee under any Supplemental Indenture.

Section 7.03                    Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a)                                 the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon, other evidences of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Governing Body may be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct on its part, rely upon an Officers’ Certificate;

(d)                                 the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and compete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Secured Obligations pursuant to this Indenture unless such Holders of Secured Obligations shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; the Trustee shall not require that any indemnity provided by CFC be secured or collateralized so long as CFC’s debt remains of an investment grade;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, however, in its discretion and at the reasonable expense of the Company, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 except as otherwise provided in Section 6.01(b), the Trustee shall not be charged with knowledge of any default or Event of Default unless either (i) a Responsible Officer of the Trustee assigned to the Corporate Trust Services division of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of the default or Event of Default, or (ii) written notice of such default or Event of Default shall have been given to the Trustee by the Company, any other obligor on the Secured Obligations or by any Holder of such Secured Obligations; and

(i)                                     the Trustee shall not be personally liable, in case of entry by it upon the Trust Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Trust Estate.

Section 7.04                    Not Responsible for Recitals or Issuance of Secured Obligations or Application of Proceeds. The recitals contained herein and in Secured Obligations, except the certificate of authentication of Secured Obligations, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of Secured Obligations. The Trustee shall not be accountable for the use or application by the Company of Secured Obligations or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof.

Section 7.05                    May Hold Secured Obligations. The Trustee, any Paying Agent, Secured Obligations Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Secured Obligations and, subject to Section 7.08, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Secured Obligations Registrar and such other agent.

Section 7.06                    Money Held in Trust. All monies received by the Trustee in its capacity as such under this Indenture shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder other than such interest as it expressly agrees to pay, deposit or transfer as set forth herein.

Section 7.07                    Compensation, Reimbursement and Indemnification. The Company agrees

(a)                                 to pay, within 30 days of receipt of an invoice from the Trustee, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses (including costs of collection), disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or willful misconduct; and

(c)                                  to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section the Trustee, shall be secured under this Indenture by a lien prior to the Secured Obligations on the Trust Estate and any money collected by the Trustee as proceeds of the Trust Estate, and for the payment of such compensation, expenses, reimbursements and indemnity the Trustee shall have the right to use and apply any moneys held by it under Article III.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(c) or Section 6.01(d), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive termination of this Indenture.

Section 7.08                    Corporate Trustee Required: Eligibility. There shall at all times be a trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority, and authorized to act as a corporate trustee in Colorado. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. If this Indenture is required to be qualified under the Trust Indenture Act, the Trustee shall be subject to TIA § 310(b). To the extent permitted by such TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Secured Obligations of more than one series. If the Trustee fails to comply with the provisions of this paragraph, any Holder who has been a bona fide holder of the Secured Obligations for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor, if such Trustee fails, after written request thereof by such holder, to comply with the provisions of clause (i) of TIA § 310(b). The Trustee shall promptly notify all Holders of Outstanding Secured Obligations as to any conflict of interest affecting the Trustee with respect to its acting as Trustee hereunder.

Section 7.09                    Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed without cause at any time by Act of the Holders of a majority in principal amount of the Outstanding Secured Obligations delivered to the Trustee and to the Company.

(d)                                 The Company may remove the Trustee without cause at any time so long as no default or Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution of the Company appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 7.10, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (f) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 7.10, all as of such date, and all other provisions of this Section and Section 7.10 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (d).

(e)                                  If at any time:

(i)                                     the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any Secured Obligations Holder, which has been a bona fide Holder of Secured Obligations for at least six months, or

(ii)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

then, in such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 7.09(f), any Secured Obligations Holder who has been a bona fide Holder of Secured Obligations for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. In case all or substantially all of the Trust Estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a successor to fill such vacancy until a new Trustee shall be so appointed by the Holders of Secured Obligations. If, within one year after such resignation, removal of incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Secured Obligations, delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or by such receiver or trustee. If no successor Trustee shall have been so appointed by the Company or the Holders of Secured Obligations and accepted appointment in the manner hereinafter provided, the Trustee or any Secured Obligation Holder who has been a bona fide Holder of a Secured Obligation for at least six months may, on behalf of itself or on behalf of itself and all others similarly situated, as the case may be, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g)                                  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Secured Obligations, any Credit Provider and each Rating Agency and as otherwise required by the law of the State where the property is situated. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

Section 7.10                    Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trust and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article, to the extent operative.

Section 7.11                    Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Secured Obligations shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver Secured Obligations so authenticated with the same effect as if such successor Trustee had itself authenticated such Secured Obligations.

Section 7.12                    Co-Trustees and Separate Trustees. (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in aggregate principal amount of the Secured Obligations then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.

(b)                                 Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

(c)                                  Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(i)                                     the Secured Obligations shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(ii)                                  the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(iii)                               the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, evidenced by a Board Resolution of the Company may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(iv)                              no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder;

(v)                                 any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee; and

(vi)                              the rights, powers, duties and obligations conferred or imposed upon the trustees or any of them shall be conferred or imposed upon and exercised or performed by the trustee satisfying the requirements of Section 7.08 (the “Institutional Trustee”), or the Institutional Trustee and other trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Institutional Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such trustee or trustees as is competent and qualified.

Section 7.13     Lists of Holders; Preservation of Information. Semiannually, not less than 45 days nor more than 60 days after this Indenture is qualified under the Trust Indenture Act (whether or not any Secured Obligations of that series are then Outstanding) in each year, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act. Every Holder of Secured Obligations, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Secured Obligations in accordance with Section 312 of the Trust Indenture Act, or any successor section of the Trust Indenture Act, regardless of the source from which such information was derived, or disclosure by reason of compliance with Section 7.02 hereof and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act, or any successor section of the Trust Indenture Act, or under Section 7.02 hereof.

Section 7.14     Reports by Trustee and Company. If this Indenture is required to be qualified under the Trust Indenture Act, annually, not later than 60 days after the anniversary date of the date as of which this Indenture is executed, if required by Section 313(a) of the Trust Indenture Act, or any successor section of the Trust Indenture Act, the Trustee shall transmit to the Holders and the Commission a report with respect to any events described in Section 313(a) of the Trust Indenture Act, or any successor section of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders and the Commission, and the Company shall file with the Trustee and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act. A copy of each report required to be transmitted to the Holders pursuant to Section 313 of the Trust Indenture Act shall, at the time of such transmission to the Holders, be furnished to the Company and be filed by the Trustee with each stock exchange, if any, upon which the Obligations of any series, are listed and also with the Commission. The Company agrees to notify the Trustee when and as the Secured Obligations of such series become admitted to trading on any national securities exchange.

In addition to the foregoing, if this Indenture is required to be qualified under the Trust Indenture Act, the Company shall:

(a)           file with the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, if any; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(c)           transmit by mail to all Holders, as their names and addresses appear in the Secured Obligation Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(d)           on each anniversary of the date on which this instrument is executed, furnish to the Trustee an Officers’ Certificate certifying as to the signers’ knowledge of the Company’s compliance with all conditions and covenants of this Indenture. Such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

(e)           Whether or not this Indenture is required to be qualified under the Trust Indenture Act, the Trustee shall furnish to any Holder copies of any reports filed with it by the Company pursuant to the provisions of this Section promptly upon written request.

Section 7.15     Powers of Trustee. Anything in this Indenture to the contrary notwithstanding, the Trustee shall have full legal power to exercise all of the rights, powers, and privileges of a holder of the assets conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over, and confirmed to the Trustee, to be held in trust pursuant to this Indenture; provided, however, that the Trustee shall not be required to exercise any such right, power or privilege unless an Event of Default shall have occurred and be continuing and, in such event, only to the extent required pursuant to Section 7.01(b).

Section 7.16     Preferential Collection of Claims. If this Indenture is required to be qualified under the Trust Indenture Act, the Trustee shall be subject to TIA § 311(a), excluding any creditor relationship in TIA § 311(b), and a Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.17     Evidence of Recording of Indenture. The Company shall furnish to the Trustee (1) promptly after the execution and delivery of this Indenture or any Supplemental Indenture, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; and (2) if this Indenture is required to be qualified under the Trust Indenture Act, at least annually after the date of execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture as is necessary to maintain the lien of the Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

Whether or not this Indenture is required to be qualified under the Trust Indenture Act, the Trustee shall have no duty to record or file, or re-record or re-file, this Indenture, any Supplemental Indenture, any indenture or instrument supplemental hereto, or any financing statements or continuation statements in respect of this Indenture or security interests in the Trust Estate (or notices or memoranda in respect of any of the foregoing).

ARTICLE VIII

Consolidation, Merger or Conveyance

Section 8.01     Consolidation. Merger, Conveyance, Transfer Only on Certain Terms. The Company shall not consolidate or merge with any other corporation or convey or transfer the Trust Estate substantially as an entirety to any Person, unless:

(a)           such consolidation, merger, conveyance, transfer shall be on such terms as shall fully preserve the lien and security hereof and the rights and powers of the Trustee and the Holders of Secured Obligations hereunder;

(b)           if the surviving entity is not the Company, the entity formed by such consolidation or with which the Company is merged or the Person which acquires by conveyance or transfer or lease the Trust Estate substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or the District of Columbia and shall execute and deliver to the Trustee a Supplemental Indenture in form recordable and satisfactory to the Trustee, meeting the requirements of Section 8.02 and containing:

(i)            an assumption by such successor entity of the due and punctual payment of the principal of, premium, if any, and interest on all Debt of the Company, including the Secured Obligations, and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(ii)           a grant, conveyance, transfer and mortgage complying with Section 8.02;

(c)           at the time thereof and immediately after giving effect to such transaction, no default or Event of Default hereunder shall or would have occurred and be continuing

(d)           if the lender whose Secured Obligations is being assumed has certain universally applied requirements as to the type of Person to whom it may lend money, or the loan agreement requires consent of the lender to assignment, the assuming or successor party must meet those requirements or the related Secured Obligations must be prepaid in full or defeased or the lender must consent to such assumption;

(e)           on the day following such merger, consolidation or sale of substantially all of the assets of the Company, the surviving entity could issue one dollar of additional Long Term Debt pursuant to Section 4.02(a)(i) (A) and (B) hereof;

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02     Successor Entity Substituted. Upon any consolidation or merger or any conveyance or transfer of the Trust Estate substantially as an entirety in accordance with Section 8.01, the successor entity formed by such consolidation or with which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein; subject, however, to the following limitation: the Supplemental Indenture required by Section 8.01 hereof shall contain a grant, conveyance, transfer and mortgage in terms sufficient to include and subject to the lien of this Indenture, subject only to Permitted Liens and Encumbrances, all property, rights, privileges and franchises then owned and which may be thereafter acquired by such successor entity (other than property which would be Excluded Property or Excepted Property), whereupon such successor entity may cause to be executed, in its own name, and delivered to the Trustee for authentication, any Secured Obligations issuable hereunder; and upon request of such successor entity, and subject to all the terms of this Indenture, the Trustee shall authenticate and deliver any Secured Obligations which shall have been previously executed and delivered by the Company to the Trustee for authentication, and any Secured Obligations which such successor entity shall thereafter, in accordance with this Indenture, cause to be executed and delivered to the Trustee for such purpose. Such changes in phraseology and form (but not in substance) may be made in such Secured Obligations as may be appropriate in view of such consolidation, merger, conveyance or transfer.

ARTICLE IX

Supplemental Indentures

Section 9.01     Supplemental Indentures Without Consent of Holders of Secured Obligations. Without the consent of the Holders of any Secured Obligations, the Company, when authorized by a Board Resolution of the Company, and the Trustee may from time to time enter into one or more Supplemental Indentures, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(b)           to add to the conditions, limitations and restrictions on the issuance of Secured Obligations pursuant to Article II;

(c)           to create any series of Secured Obligations and make such other provisions as provided in Section 2.02;

(d)           to modify, add to, or eliminate any of the terms of this Indenture; provided, however, that

(i)            such Supplemental Indenture shall expressly provide that any such modifications or eliminations shall become effective only when there are no Secured Obligations Outstanding of any series created prior to the execution of such Supplemental Indenture; and

(ii)           the Trustee may, in its discretion, decline to enter into any such Supplemental Indenture which, in its opinion, may not afford adequate protection to the Trustee when the same becomes operative;

(e)           to evidence the succession pursuant to Section 8.01 of another entity to the Company and the assumption by any such successor of the covenants and other obligations of the Company herein and contained in the Secured Obligations;

(f)            to add to the covenants of the Company for the benefit of the Holders of all Secured Obligations or to surrender any right or power herein conferred upon the Company;

(g)           to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interests of the Holders of Secured Obligations in any material respects;

(h)           to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, or any federal securities laws or the rules of any securities exchange, and to add to this Indenture such other provisions as may be expressly required by TIA or any federal securities laws or the rules of any securities exchange;

(i)            to provide for any series of Secured Obligations to be issued in bearer form or a book entry system or uncertificated form; or

(j)            to establish special funds or accounts under this Indenture;

(k)           to make any changes required by any Rating Agency to maintain the rating on any series of Secured Obligations not inconsistent with the provisions of this Indenture; and

(1)           to make any change in the Indenture that, in the judgment of the Company, will not materially adversely affect the Holders of the Secured Obligations. For purposes of this clause, any Supplemental Indenture will be presumed to not materially adversely affect the rights of the Holders if: (i) this Indenture as supplemented by such Supplemental Indenture secures equally and ratably the payment of the principal, premium, if any, and interest on the Outstanding Secured Obligations which are to remain Outstanding; and (ii) the Company shall have furnished written evidence to the Trustee from at least two Rating Agencies that their respective ratings of the Company will not be withdrawn or reduced as a result of changes in the Indenture affected by such Supplemental Indenture.

Section 9.02     Supplemental Indentures With Consent of Holders of Secured Obligations. With the consent of the Holders of not less than a majority in principal amount of Outstanding Secured Obligations by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution of the Company, and the Trustee may enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Secured Obligations under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holders of all Outstanding Secured Obligations affected thereby,

(a)           reduce the percentage in principal amount of Outstanding Secured Obligations, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture of compliance with certain provisions of this Indenture or any default hereunder and its consequences; or

(b)           modify or alter the definition of the term “Outstanding”; or

(c)           modify any of the provisions of this Section or Section 6.17 hereof, except to increase any percentage provided thereby or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each of the Holders of Secured Obligations affected thereby; or

(d)           permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Secured Obligation of the security afforded by the lien in this Indenture; or

(e)           change the Stated Maturity of the principal or any interest on any Secured Obligation, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof; or

(f)            impair the right to institute suit for the enforcement of any such payment; or

(g)           change the rights of any Credit Provider without the consent thereto in writing of such Credit Provider.

It shall not be necessary for any Act of Holders of Secured Obligations under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03     Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04     Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article, this Indenture shall be modified in accordance therewith and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Secured Obligations theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05     Amendments or Supplements to Supplemental Indenture. All amendments or supplements to Supplemental Indentures or Secured Obligations instruments which affect only the Holders of any particular series of Secured Obligations shall be made pursuant to the terms of such Supplemental Indenture or Secured Obligations instrument.

ARTICLE X

Redemption or Prepayment of Obligations

Section 10.01  Applicability of Article. Obligations of any series, which are redeemable or prepayable before their Stated Maturity, shall be redeemable in accordance with their terms or (except as otherwise specified in a Supplemental Indenture as contemplated by Section 2.02 for Secured Obligations of such series) in accordance with this Article. Secured Obligations in the form of promissory notes which contain prepayment provisions in the Secured Obligations or the related loan or credit agreement or Credit Support Agreement shall be prepayable in accordance with their terms. The Series 1999 Secured Obligations shall be prepayable in accordance with the terms set forth in the instruments evidencing each Series of Secured Obligations.

Section 10.02  Election to Redeem; Notice to Trustee. The election of the Company to redeem any Secured Obligations shall be evidenced by an Officers’ Certificate. The Company shall, at least 45 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such redemption date and of the series and principal amount of such Secured Obligations to be redeemed. In the case of any redemption of Secured Obligations (a) prior to the expiration of any restriction on such redemption provided in the terms of such Secured Obligations or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Secured Obligations, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 10.03  Selection of Secured Obligations to Be Redeemed. (a) If less than all the Secured Obligations of any series are to be redeemed, the particular Secured Obligations (or portions thereof) to be redeemed shall be selected by the Secured Obligation Registrar from the Outstanding Secured Obligations of such series not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by such method as the Secured Obligation Registrar, with the approval of the Trustee, shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Secured Obligations of such series or any integral multiple thereof) of the principal amount of Secured Obligations of such series of a denomination equal to or larger than the minimum authorized denomination for Secured Obligations of such series; provided, however, that if, as indicated in an Officers’ Certificate, the Company shall have offered to purchase all Secured Obligations then Outstanding of any series, and less than all of such Secured Obligations shall have been tendered to the Company for such purchase, the Secured Obligation Registrar, if so directed by Company Order, shall select for redemption only such Secured Obligations which have not been so tendered.

(b)           The Secured Obligation Registrar shall promptly notify the Company and the Trustee in writing of the Secured Obligations selected for redemption and, in the case of any Secured Obligations selected to be redeemed in part, the principal amount thereof to be redeemed.

(c)           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Secured Obligations shall relate, in the case of any Secured Obligations redeemed or to be redeemed only in part, to the portion of the principal amount of such Secured Obligations which has been or is to be redeemed.

Section 10.04  Notice of Redemption. (a) Notice of redemption shall be given in the manner provided in Section 1.04 to the Holders of the Secured Obligation to be redeemed not less than 30 nor more than 60 days prior to the redemption date.

(b)           All notices of redemption shall state:

(i)            the redemption date;

(ii)           the redemption price;

(iii)          if less than all the Secured Obligations of any series are to be redeemed, the identification of the particular Secured Obligations to be redeemed and the portion of the principal amount of any Secured Obligation to be redeemed in part;

(iv)          that on the redemption date the redemption price, together with accrued interest, if any, to the redemption date, will become due and payable upon each such Secured Obligation to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(v)           the place or places where such Secured Obligations are to be surrendered for payment of the redemption price;

(vi)          that the redemption is for a sinking or other fund, if such is the case; and

(vii)         such other matters (including condition to redemption) as the Company shall deem desirable or appropriate.

(c)           With respect to any notice of redemption of Secured Obligations at the election of the Company, unless upon the giving of such notice, such Secured Obligations shall be deemed to have been paid in accordance with Article V, such notice may state that such redemption shall be conditional upon the receipt by the Trustee or Paying Agent, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Secured Obligations and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Secured Obligations. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made.

(d)           Notice of redemption of Secured Obligations to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Secured Obligation Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Secured Obligations shall be given by the Obligation Registrar in the name and at the expense of the Company.

Section 10.05  Secured Obligations Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Secured Obligations or portions thereof so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the redemption price and accrued interest, if any) such Secured Obligations or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Secured

Obligation for redemption in accordance with such notice, such Secured Obligation or portion thereof, shall be paid by the Company at the redemption price, together with accrued interest, if any, to the redemption date; provided, however, that any installment of interest on any Secured Obligation, the Stated Maturity of which is on or prior to the redemption date, shall be payable to the Holder of such Secured Obligation, or one or more predecessor Secured Obligations, registered as such at the close of business on the related Regular Record Date according to the terms of such Secured Obligation.

Section 10.06  Secured Obligations Redeemed in Part. Any Secured Obligation which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Secured Obligation, without service charge, a new Secured Obligation or Secured Obligations of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Secured Obligation so surrendered; provided, however, that the payment of any principal in accordance with the scheduled amortization payments specified for the Secured Obligations of any series, as contemplated by Section 2.02, shall not constitute a redemption in part subject to this Section (except as otherwise specified as contemplated by Section 2.02 for Secured Obligations of such series).

ARTICLE XI

Meetings of Holders: Action Without Meeting

Section 11.01  Purposes for Which Meetings May Be Called. A meeting of the Holders of Secured Obligations of one or more, or all, series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by the Holders of Secured Obligations of such series.

Section 11.02  Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of the Holders of the Secured Obligations of one or more, or all, series for any purpose specified in Section 11.01, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.04, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)                                 The Trustee may be asked to call a meeting of the Holders of the Secured Obligations of one or more, or all, series by the Company or by the Holders of 25% in aggregate principal amount of all Outstanding Secured Obligations, for any purpose specified in Section 11.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by the Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Secured Obligations of such series in the amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c)                                  Any meeting of the Holders of the Secured Obligations of one or more, or all, series shall be valid without notice if the Holders of all Outstanding Secured Obligations of such series are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Secured Obligations of such series or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

Section 11.03       Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of the Holders of Secured Obligations of one or more, or all, series, a Person shall be (a) a Holder of one or more then Outstanding Secured Obligations of such series, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Secured Obligations of such series by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of the Holders of Secured Obligations of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 11.04       Quorum; Action. The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Secured Obligations of the series with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of the Holders of Secured Obligations of such series; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage that is less than a majority in principal amount of the Outstanding Secured Obligations of such series, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Secured Obligations of such series, considered as one class, shall constitute a quorum. In the absence of a quorum within two hours of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders of Secured Obligations of such series, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 11.05(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 1.04 not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Secured Obligations of such series that shall constitute a quorum.

Except as limited by Section 11.03, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Secured Obligations of the series with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage that is less than a majority in principal amount of the Outstanding Secured Obligations of such series, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Secured Obligations of such series, considered as one class.

Any resolution passed or decision taken at any meeting of the Holders of Secured Obligations duly held in accordance with this Section shall be binding on all the Holders of Secured Obligations of the series with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

Section 11.05       Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)                                 Attendance at meetings of the Holders of Secured Obligations may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Secured Obligations with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Secured Obligations before being voted.

(b)                                 Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Holders of Secured Obligations in regard to proof of the holding of such Secured Obligations and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Secured Obligations shall be proved in the manner specified in Section 1.02 and the appointment of any proxy shall be proved in the manner specified in Section 1.02. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.02 or other proof.

(c)                                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Holders as provided in Section 11.02(b), in which case the Company or the Holders of Secured Obligations of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Secured Obligations of all series represented at the meeting, considered as one class.

(d)                                 At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Secured Obligations held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Secured Obligation challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Secured Obligation or proxy.

(e)                                  Any meeting duly called pursuant to Section 11.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Secured Obligations of all series represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

Section 11.06       Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and designation numbers of the Outstanding Secured Obligations, of the series with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02 and, if applicable, Section 11.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 11.07       Action Without Meeting. In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 1.02. Nothing in this Article shall preclude any Holder from corresponding or speaking with any other Holder.

Section 11.08       Counterparts. This Indenture is being executed in several counterparts, all of which are identical, except that to facilitate recordation in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded may be attached as Exhibit A thereto. An Exhibit A containing a description of all Mortgaged Property wheresoever situated will be attached to that certain counterpart to be attached to a Financing Statement and filed with the Secretary of State of each state in the Uniform Commercial Code Records. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Norwest Bank Colorado, National Association accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the 11th day of February, 1999, with the amendments contained herein to be effective as of December 15, 1999.

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.

(SEAL)

		By:	/s/ H.J. Thompson
H.J. Thompson
President

ATTEST:

By:	/s/ Darryl D. Stout
Darryl D. Stout
Secretary

STATE OF COLORADO §
§
COUNTY OF ADAMS §

On this 11th day of February, 1999, before me personally appeared H.J. Thompson, who, having been by me first duly sworn, acknowledged himself to be the President of Tri-State Generation and Transmission Association, Inc., a cooperative corporation organized under the laws of the State of Colorado, and that he, as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year last above written.

/s/ Karen Bateman
Notary Public
(Notarial Seal)
My commission expires: 9/14/02

Signature page for Master First Mortgage Indenture,
Deed of Trust and Security Agreement

NORWEST BANK COLORADO,
NATIONAL ASSOCIATION

		By:	/s/ Leigh M. Lutz
		Name:	Leigh M. Lutz
		Title:	Vice President
[SEAL]

STATE OF COLORADO	§
§
COUNTY OF ADAMS	§

On this 11th day of February, 1999, before me personally appeared Leigh M. Lutz, who, having been by me first duly sworn, acknowledged himself to be the Vice President of Norwest Bank Colorado, National Assocaition, a national banking association, and that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year last above written.

/s/ Sarah J. Peed
Notary Public
(Notarial Seal)
My commission expires: April 21, 2002

Signature page for Master First Mortgage Indenture,
Deed of Trust and Security Agreement

Schedule I

Restricted Subsidiaries on the date of this Indenture:

None

Subsidiaries on the date of this Indenture:

Western Fuels Colorado LLP

Equity to Capitalization Ratio:

For purposes of Section 4.04 “Distributions of Patronage Capital,” Section 4.10 “Disposition of Property” and 4.17 “The Restricted Group” and definition of “Excluded Property” the applicable Equity to Capitalization Ratio shall be as follows:

Ratio

1999-2007	11%
2008-2015	14%
2016 and thereafter	18%

Schedule I-1

EXHIBIT A

EXHIBIT B

LIST OF CERTAIN CONTRACTS SUBJECT TO THE LIEN OF THE INDENTURE

I

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Big Horn Rural Electric Company, dated October 26, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Carbon Power and Light, dated September 22, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Chimney Rock Public Power District, dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Delta-Montrose Electric Association, dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Empire Electric Association, Inc., dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Garland Light and Power Company, dated October 26, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and The Gunnison County Electric Association, Inc., dated October 27, 1995.

(1)Agreement between Tri-State Generation and Transmission Association, Inc. and High Plains Power, Inc., dated June 3, 1998.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Highline Electric Association, dated November 1, 1995.

(1)Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Hot Springs County Rural Electric Association, Inc., dated November 1, 1995.

(1)         Hot Springs County Rural Electric Association, Inc. (Hot Springs) and Riverton Valley Electric Association, Inc. (Riverton) consolidated pursuant to the Plan of Consolidation dated March 13, 1997, thus creating a new cooperative named High Plains Power, Inc. Pursuant to the Agreement between Tri-State and High Plains, dated June 3, 1998, High Plains assumed all the rights, obligations and responsibilities of Hot Springs and Riverton and agreed to be bound by the terms and conditions of each party’s wholesale power contract. All the terms of each of the party’s wholesale power contract remain unchanged.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and K.C. Electric Association, Inc., dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and La Plata Electric Association, Inc., dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and The Midwest Electric Membership Corporation, dated October 6, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Morgan County Rural Electric Association, dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Mountain Parks Electric, Inc., dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Mountain View Electric Association, Inc., dated December 19, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Niobrara Electric Association, Inc., dated October 16, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Norwest Rural Public Power District, dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Panhandle Rural Electric Membership Association, dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Poudre Valley Rural Electric Association, Inc., dated November 1, 1995.

(1)Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Riverton Valley Electric Association, Inc., dated September 25, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Roosevelt Public Power District, dated September 26, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Rural Electric Company, dated November 1, 1995.

(1)         Hot Springs County Rural Electric Association, Inc. (Hot Springs) and Riverton Valley Electric Association, Inc. (Riverton) consolidated pursuant to the Plan of Consolidation, dated March 13, 1997, thus creating a new cooperative named High Plains Power, Inc. Pursuant to the Agreement between Tri-State and High Plains, dated June 3, 1998, High Plains assumed all the rights, obligations and responsibilities of Hot Springs and Riverton and agreed to be bound by the terms and conditions of each party’s wholesale power contract. All the terms of each of the party’s wholesale power contract remain unchanged.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and San Isabel Electric Association, Inc., dated November 29, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and San Luis Valley Rural Electric Cooperative, Inc., dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and San Miguel Power Association, Inc., dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Sangre De Cristo Electric Association, Inc., dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Southeast Colorado Power Association, dated September 20, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and United Power, Inc., dated November 9, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wheat Belt Public Power District, dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wheatland Rural Electric Association, dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and White River Electric Association, Inc., dated October 18, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wyrulec Company, dated November 1, 1995.

Contract for Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Y-W Electric Association, Inc., dated October 10, 1995.

II

(2)Power Purchase Agreement, dated July 12, 1996 between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative

Power Purchase Agreement, dated October 22, 1984, with Public Service Company of Colorado

(2)                                 Sheridan-Johnson Rural Electric Association withdrew as a member of Tri-State, merged with another coop, Tri-County Electric Association, and became Powder River Energy Corporation, which became a member of Basin Electric Power Cooperative. Pursuant to the Power Purchase Agreement between Basin & Tri-State, the entities agreed to maintain the integrity of the original Sheridan-Johnson all-requirements wholesale power contract.

Power Purchase Agreement, dated November 3, 1986, with Public Service Company of Colorado

Power Purchase Agreement, dated June 29, 1990, with Public Service Company of Colorado

Power Purchase Agreement, dated April 15, 1992, with Public Service Company of Colorado

Power Purchase Agreement, dated April 15, 1992, with Public Service Company of Colorado

Power Purchase Agreement, dated November 9, 1989, with PacifiCorp

Interconnection and Capacity Exchange Agreement, dated April 4, 1989, with Deseret Generation & Transmission Cooperative

Power and Transmission Services Agreement, dated April 15, 1992, among Tri-State, Public Service Company of Colorado, and PacifiCorp

III

San Juan Unit 3

•                  San Juan Unit 3 Purchase Agreement, dated June 1, 1994, with Century Power Corporation

•                  Assignment and Assumption Agreement, dated January 2, 1996, with Century Power Corporation

•                  Assignment and Amendment No. 2 to Assumption Agreement, dated January 2, 1996, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority

•                  Assignment and Assumption of Easement and License, dated January 2, 1996, with Century Power Corporation

•                  Assignment and Amendment No. 2 to Amended and Restated Interconnection Agreement, dated October 7, 1992, with with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority

Craig Station Unit Nos. 1 and 2

•                  Amended and Restated Participation Agreement, dated March 9, 1992, among PacifiCorp, Public Service Company of Colorado, Platte River Power Authority, Salt River Project Agricultural Improvement and Power District, and Tri-State

•                  Amended and Restated Common Facilities Agreement, dated March 9, 1992, among Project Participants

Craig Station Unit No. 3 Lease Agreement

•                  Amended and Restated Participation Agreement, dated April 15, 1992, among Tri-State, IBM Credit Leasing Corporation, Brown & Williamson Tobacco Corporation, GELCO Corporation, Dana Lease Finance Corporation and Inspiration Leasing Inc. (Owner Participants); United States Trust Company of New York (as Owner Trustee under each Trust Agreement); First Interstate Bank of Denver, N.A. (as Lease Indenture Trustee under each Lease Indenture); National Rural Utilities Cooperative Finance Corporation, C-U Funding Corp., Central Bank National Association (as Collateral Trust Indenture Trustee), Colorado-Ute Electric Association, Inc., Victor H. Palmieri (as Trustee for the estate of Colorado-Ute Electric Association, Inc.); and National Bank for Cooperatives

Laramie River Station Nos. 1, 2 and 3

•                  Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Participation Agreement, dated April 29, 1977, and Amendment Nos. 1 through 8, dated as follows: 1: March 15, 1997; 2: March 16, 1977; 3: August 1, 1982; 4: September 1, 1982; 5: May 2, 1983; 6: March 1, 1986; 7: September 15, 1986; and 8: June 10, 1997

•                  Laramie River Electric Generating Station and Transmission System Operating Supplement, dated November 15, 1979, and Amendment No. 1, dated August 1, 1982, among the Missouri Basin Power Project Participants

•                  Missouri Basin Power Project Laramie River Electric Generating Station Generating Station and Transmission System Power and Energy Sales Supplement, dated January 25, 1986, and Amendment No. 1, dated June 10, 1997

•                  Agreement between Tri-State Generation and Transmission Association, Inc. And Basin Electric Power Cooperative for Operation, Maintenance and Dispatching of Certain Transmission Facilities of the Missouri Basin Power Project, dated May 9, 1990

❖ ◆ ❖

EXHIBIT C

LIST OF COUNTIES IN WHICH THE MORTGAGED PROPERTIES ARE LOCATED

State of Colorado:

Adams	Dolores	Kiowa	Ouray
Alamosa	Douglas	Kit Carson	Park
Arapahoe	Eagle	La Plata	Phillips
Archuleta	Elbert	Larimer	Prowers
Baca	El Paso	Las Animas	Pueblo
Bent	Fremont	Lincoln	Rio Blanco
Boulder	Garfield	Logan	Rio Grande
Chaffee	Gilpin	Mesa	Routt
Cheyenne	Grand	Moffat	Saguache
Clear Creak	Gunnison	Montezuma	San Juan
Crowley	Hinsdale	Montrose	San Miguel
Delta	Huerfano	Morgan	Sedgwick
Denver	Jefferson	Otero	Washington
Weld
Yuma

State of Wyoming:

Albany
Big Horn
Carbon
Converse
Fremont
Goshen
Hot Springs
Johnson
Laramie
Natrona
Niobrara
Park
Platte
Sheridan

State of Nebraska:

Arthur
Banner
Box Butte
Chase
Cheyenne
Deuel
Dundy
Garden
Grant
Keith
Kimball
Lincoln
Morrill
Perkins
Scotts Bluff

State of New Mexico:

San Juan

C-1

EXHIBIT D

DESCRIPTION OF THE OBLIGATIONS SECURED UNDER THE PRIOR MORTGAGE

“OBLIGATIONS TO RUS” (RUS Direct and Insured Loans and Guaranteed FFB Notes)

		Stated	Stated
Note Designation	Note Date	Principal Amount	Maturity Date
A#1	09/30/65	$3,500,000.00	09/30/00
A#2	06/01/66	1,444,000.00	06/01/01
A#3	08/03/67	1,936,000.00	08/03/02
A#4	01/17/72	3,088,000.00	01/17/07
TP2	10/17/72	253,633.83	02/23/06
B1	03/22/73	6,160,000.00	03/22/08
E4	01/28/75	10,326,000.00	01/28/10
C4	04/02/75	33,505,000.00	04/02/10
G4	04/08/76	12,546,000.00	04/08/11
TP3	06/30/75	230,786.41	09/09/03
TP4	07/31/75	219,558.67	09/10/08
M4	02/21/78	14,765,000.00	02/21/13
P9	03/20/80	2,245,000.00	03/20/15
TP5	10/31/80	373,596.73	02/26/11
TP6 #2	04/30/82	187,261.47	04/24/09
TP8	04/01/85	106,416.42	06/22/12
TP12 #1	03/31/88	41,694.90	07/15/00
TP12 #2	03/31/88	17,810.86	11/16/05
TP12 #3	03/31/88	225,334.40	12/30/10
TP12 #4	03/31/88	27,084.81	07/13/11
W12	01/10/89	9,035,000.00	01/10/19
TP10	09/01/89	1,144,759.39	03/05/17
TP11	12/31/89	678,581.00	04/30/18

		Stated	Stated
Note Designation	Note Date	Principal Amount	Maturity Date
TP13#2	12/31/92	$148,931.44	04/15/09
TP14#1	07/01/94	1,586,672.28	12/22/23
TP14#2	07/01/94	1,349,214.05	04/17/26
TP14#3	07/01/94	1,213,357.41	04/17/26

“OBLIGATIONS TO RUS” (Federal Financing Bank Loans Guaranteed by the Rural Electrification Administration, Predecessor to the Rural Utilities Service, and the Rural Utilities Service)

		Stated	Stated
Note Designation	Note Date	Principal Amount	Maturity Date
D8 (as modified by Agreement dated 02/10/93)	01/28/75	$100,581,000.00	12/31/11
F8 (as modified by Agreement dated 02/10/93)	10/15/75	28,583,000.00	12/31/14
K8 (as modified by Agreement dated 02/10/93)	02/16/77	16,731,000.00	12/31/12

The obligation to repay advances of the FFB Loan in the amount of $386,080,000.00 is evidenced by the following L8 Note and L8 Substitute Note which evidence the same indebtedness and are not cumulative:

L8	07/20/77	386,080,000.00	12/31/14
L8 Substitute Note (both notes modified by Agreement dated 02/10/93)	12/07/83	386,080,000.00	12/31/13
V8	11/24/82	21,300,000.00	12/31/23

The obligation to repay advances of the FFB Loan in the amount of $10,668,000.00 is evidenced by the following W12 Note and W12 Substitute Note which evidence the same indebtedness and are not cumulative:

W12	01/10/89	10,668,000.00	12/31/20
W12 Substitute Note	10/04/95	10,668,000.00	12/31/20
TP9 (“REA 365”)	04/15/92	182,585,337.49	01/02/18
915	03/31/94	116,867,571.92	01/02/24

		Stated	Stated
Note Designation	Note Date	Principal Amount	Maturity Date
915 Reimbursement Note	08/03/94	Determined when advances made	On Demand

The obligation to repay advances of the FFB Loan in the amount of $29,389,000.00 is evidenced by the following X8 Note and X8 Substitute Note which evidence the same indebtedness and are not cumulative:

X8	07/03/96	$29,389,000.00	12/31/25
X8 Substitute Note	10/08/97	29,389,000.00	12/31/25
X8 Reimbursement Note	07/03/96	Determined when advances made	On Demand
X8 Reimbursement Note	12/02/98	Determined when advances made	On Demand

The obligation to repay advances of the FFB Loan in the amount of $18,996,000.00 is evidenced by the following Y8 Note and Y8 Substitute Note which evidence the same indebtedness and are not cumulative:

Y8	07/03/96	18,996,000.00	12/31/23
Y8 Substitute Note	10/08/97	18,996,000.00	12/31/23
Y8 Reimbursement Note	07/03/96	Determined when advances made	On Demand
Y8 Reimbursement Note	12/02/98	Determined when advances made	On Demand
Z8	12/02/97	74,130,000.00	12/31/25
Z8 Replacement
Reimbursement Note	12/02/98	Determined when advances made	On Demand

“OBLIGATIONS TO CFC”

Note Designation	Note Date	Stated Principal Amount	Stated Maturity Date
C-9028	01/10/89	1,969,388.00	01/10/19
A-9031	04/10/92	3,797,437.12	08/01/07
A-9032	08/03/94	6,713,703.60	11/01/09
A-9033	08/03/94	10,242,474.94	11/01/14
A-9034	08/03/94	10,426,435.24	11/01/15
A-9035	08/03/94	38,220,475.57	02/01/16

Note Designation	Note Date	Stated Principal Amount	Stated Maturity Date
A-9036	08/03/94	$6,852,585.19	05/01/20
A-9037	08/03/94	1,094,686.18	02/01/13
A-9038	08/03/94	943,092.72	05/01/19
A-9039	08/03/94	821,815.11	08/01/17
A-9040	08/03/94	32,224,821.00	01/31/22
G-9041		not to exceed
1st Guaranty Note	04/10/92	2,412,000.00	09/20/15
G-9042		not to exceed
1st Guaranty Note	04/10/92	3,955,000.00	12/08/15
A-9044	03/14/97	15,600,000.00	03/14/22
C-9046	07/01/94	1,172,665.68	04/17/26

“OBLIGATIONS TO CFC” (in connection with the Letter of Credit dated 11/01/98 related to Platte County, Wyoming Pollution Control Revenue Refunding Bonds, Series 1984A and Series 1984B)

Note Designation	Note Date	Stated Principal Amount	Final Payment Date
L-9047 (Series A Note)	11/01/98	determined upon each conversion; not to exceed 38,869,575	three years after the date of each conversion
L-9048 (Series B Note)	11/01/98	determined upon each conversion; not to exceed 10,228,836	three years after the date of each conversion

“OBLIGATIONS TO COBANK”

Stated Principal Amount	Note Date	Stated Maturity Date
40,000,000.00	12/19/95	12/31/13

“OBLIGATIONS TO THE FIRST NATIONAL BANK OF CHICAGO” (as Trustee for the Moffat County, Colorado Pollution Control Revenue Refunding Bonds, Series 1995)

Stated Principal Amount	Issue Date	Final Maturity Date
20,920,000.00	11/01/95	11/01/07

EXHIBIT E

DESCRIPTION OF THE SECURED OBLIGATIONS UNDER THIS INDENTURE

ON THE DATE OF EXECUTION AND DELIVERY OF THIS INDENTURE

Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 1999A

“OBLIGATIONS TO BUS” (RUS Direct and Insured Loans and Guaranteed FFB Notes)

				Stated Maturity
Note No.	Issue Date	Stated Principal Amount	Interest Rate(s)	Date
A#1	09/30/65	$3,500,000.00	2.00%	09/30/00
A#2	06/01/66	1,444,000.00	2.00%	06/01/01
A#3	08/03/67	1,936,000.00	2.00%	08/03/02
A#4	01/17/72	3,088,000.00	2.00%	01/17/07
TP2	10/17/72	253,633.83	2.00%	02/23/06
B1	03/22/73	6,160,000.00	2.00%	03/22/08
E4	01/28/75	10,326,000.00	5.00%	01/28/10
C4	04/02/75	33,505,000.00	5.00%	04/02/10
G4	04/08/76	12,546,000.00	5.00%	04/08/11
TP3	06/30/75	230,786.41	2.00%	09/09/03
TP4	07/31/75	219,558.67	5.00%	09/10/08
M4	02/21/78	14,765,000.00	5.00%	02/21/13
P9	03/20/80	2,245,000.00	5.00%	03/20/15
TP5	10/31/80	373,596.73	2.00%	02/26/11
TP6 #2	04/30/82	187,261.47	2.00%	04/24/09
TP8	04/01/85	106,416.42	2.00%	06/22/12
TP12 #1	03/31/88	41,694.90	2.00%	07/15/00
TP12 #2	03/31/88	17,810.86	2.00%	11/16/05
TP12 #3	03/31/88	225,334.40	2.00%	12/30/10
TP12 #4	03/31/88	27,084.81	2.00%	07/13/11
W12	01/10/89	9,035,000.00	5.00%	01/10/19
TP10	09/01/89	1,144,759.39	2.00%	03/05/17
TP11	12/31/89	678,581.00	5.00%	04/30/18
TP13 #2	12/31/92	148,931.44	5.00%	04/15/09
TP14 #1	07/01/94	1,586,672.28	5.00%	12/22/23
TP14 #2	07/01/94	1,349,214.05	5.00%	04/17/26
TP14 #3	07/01/94	1,213,357.41	5.00%	04/17/26

“OBLIGATIONS TO RUS”

(Federal Financing Bank Loans Guaranteed by the Rural Electrification Administration, Predecessor to the Rural Utilities Service, and the Rural Utilities Service)

				Stated
Note No.	Issue Date	Stated Principal Amount	Interest Rate(s)	Maturity Date
D8 (as modified by Agreement dated 02/10/93)	01/28/75	$100,581,000.00	5.418%–6.247%(a)	12/31/11
F8 (as modified by Agreement dated 02/10/93)	10/15/75	28,583,000.00	5.418%–6.237%(a)	12/31/14
K8 (as modified by Agreement dated 02/10/93)	02/16/77	16,731,000.00	5.452%–6.195%(a)	12/31/12

The obligation to repay advances of the FFB Loan in the amount of $386,080,000.00 is evidenced by the following L8 Note and L8 Substitute Note which evidence the same indebtedness and are not cumulative:

L8	07/20/77	$386,080,000.00	5.546%–10.209%(a)	12/31/14
L8 Substitute Note (both Notes modified by Agreement dated 02/10/93)	12/07/83	386,080,000.00	N/A	12/31/13
V8	11/24/82	21,300,000.00	7.973%–8.059%(a)	12/31/23

The obligation to repay advances of the FFB Loan in the amount of $ 10,668,000.00 is evidenced by the following W12 Note and W12 Substitute Note which evidence the same indebtedness and are not cumulative:

W12	01/10/89	$10,668,000.00	7.966%–8.159%(a)	12/31/20
W12 Substitute Note	10/04/95	10,668,000.00	6.921%	12/31/20
TP9 (“REA 365”)	04/15/92	182,585,337.49	6.828%–13.394%(a)	01/02/18
915	03/31/94	116,867,571.92	5.147%–8.892%(a)	01/02/24
915 Reimbursement Note	08/03/94	Determined when advances made	Initially determined when each advance is made	On Demand

The obligation to repay advances of the FFB Loan in the amount of $29,389,000.00 is evidenced by the following X8 Note and X8 Substitute Note which evidence the same indebtedness and are not cumulative:

X8	07/03/96	$29,389,000.00	5.752%	12/31/25
X8 Substitute Note	10/08/97	29,389,000.00	5.150%–5.811%(ab)	12/31/25
X8 Reimbursement Note	07/03/96	Determined when advances made	Initially determined when each advance is made	On Demand
X8 Reimbursement Note	12/02/98	Determined when advances made	Initially determined when each advance is made	On Demand

(a)           Rates shown are ranges for either individual advances, or bullet or serial maturities.

(b)           This note provides for future advances with the interest rate to be determined at the time of the future advance.

				Stated
Note No.	Issue Date	Stated Principal Amount	Interest Rate(s)	Maturity Date

The obligation to repay advances of the FFB Loan in the amount of $18,996,000.00 is evidenced by the following Y8 Note and Y8 Substitute Note which evidence the same indebtedness and are not cumulative:

Y8	07/03/96	$18,996,000.00	5.751%	12/31/23
Y8 Substitute Note	10/08/97	18,996,000.00	5.141%–5.807%(ab)	12/31/23
Y8 Reimbursement Note	07/03/96	Determined when advances made	Initially determined when each advance is made	On Demand
Y8 Reimbursement Note	12/02/98	Determined when advances made	Initially determined when each advance is made	On Demand
Z8	12/02/97	$74,130,000.00	5.150%–5.812%(ab)	12/31/25
Z8 Replacement Reimbursement Note	12/02/98	Determined when advances made	Initially determined when each advance is made	On Demand

Tri-State Generation and Transmission Association, Inc.

Electric System Secured Obligations (CFC) Series 1999B

	Stated Principal			Stated
Note No.	Amount	Issue Date	Interest Rate(s)	Maturity Date

C-9028	$1,969,388.00	01/10/89	5.70%	01/10/19
A-9031	3,797,437.12	04/10/92	7.00%	08/01/07
A-9032	6,713,703.60	08/03/94	8.25%	11/01/09
A-9033	10,242,474.94	08/03/94	8.25%	11/01/14
A-9034	10,426,435.24	08/03/94	8.25%	11/01/15
A-9035	38,220,475.57	08/03/94	6.625%–7.875%(a)	02/01/16
A-9036	6,852,585.19	08/03/94	9.00%	05/01/20
A-9037	1,094,686.18	08/03/94	8.25%	02/01/13
A-9038	943,092.72	08/03/94	6.625%–7.875%(a)	05/01/19
A-9039	821,815.11	08/03/94	6,625%–7.875%(a)	08/01/17
A-9040	32,224,821.00	08/03/94	6.625%–8.00%(a)	01/31/22
G-9041	not to exceed	04/10/92	Determined when	09/20/15
	2,412,000.00		advances are made
G-9042	not to exceed	04/10/92	Determined when	12/08/15
	3,955,000.00		advances are made
A-9044	15,600,000.00	03/14/97	7.608%–8.08%(a)	03/14/22
C-9046	1,172,665.68	07/01/94	Variable	04/17/26

(a)         Rates shown are ranges for either individual advances, or bullet or serial maturities.

(b)         This note provides for future advances with the interest rate to be determined at the time of the future advance.

“OBLIGATIONS TO CFC” (in connection with the Letter of Credit dated 11/01/98 related to Platte County, Wyoming Pollution Control Revenue Refunding Bonds, Series 1984A and Series 1984B)

Note Designation	Note Date	Stated Principal Amount	Final Payment Date
L-9047	11/01/98	determined upon each conversion;	three years after the date of each conversion
(Series A Note)		not to exceed $38,869,575

L-9048	11/01/98	determined upon each conversion;	three years after the date of each conversion
(Series B Note)		not to exceed $10,228,836

Tri-State Generation and Transmission Association, Inc.

Electric System Secured Obligations (CoBank) Series 1999C

	Stated Principal		Stated
Issue Date	Amount	Interest Rate(s)	Maturity Date

12/19/95	$40,000,000.00	7.24%	12/31/13

Tri-State Generation and Transmission Association, Inc.

Secured Obligations (Moffat County) Series 1999D

	Stated Principal
Issue Date	Amount	Interest Rate(s)	Stated Final Maturity Date

11/01/95	$20,920,000.00	4.125%–5.625%(a)	11/01/07

❖ ◆ ❖

(a)         Rates shown are ranges for either individual advances, or bullet or serial maturities.

(b)         This note provides for future advances with the interest rate to be determined at the time of the future advance.

EXHIBIT F

REQUIRED SUBORDINATE DEBT PROVISIONS FOR SUBORDINATE DEBT

Any issue of Subordinate Debt shall be evidenced by instruments, or issued under an indenture or other document, containing provisions for the subordination of such Debt (to which appropriate reference shall be made in the instruments evidencing such Debt) substantially as follows (the term “Obligations” being, for convenience, used in the provisions set forth below to designate the instruments issued to evidence Subordinate Debt, including, without limitation, all amounts due and payable in connection therewith, and the term “this Indenture” to designate the instrument, indenture or other document containing such provisions):

All Obligations issued under this Indenture shall be issued subject to the following provisions, and each person taking or holding any such instrument (a “Subordinate Lender”) whether upon original issue or upon transfer or assignment thereof accepts and agrees to be bound by such provisions.

All Obligations issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right to the prior payment in full of Secured Obligations as defined in this Section. For all purposes of this Section the term “Secured Obligations” shall mean all Secured Obligations now or hereafter issued under that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement between Tri-State Generation and Transmission Association, Inc. (the “Company”), and Norwest Bank Colorado, National Association, as Trustee (the “Master Trustee”), as supplemented and modified to the date hereof, or as the same may hereafter from time to time be further supplemented and modified (the “Master Indenture”), including, without limitation, all amounts payable under the Master Indenture and any other financing document, interest rate protection agreement or other instrument or agreement relating to or securing the Secured Obligations and costs and expenses (including attorneys fees and disbursements) relating to any exercise or enforcement of rights and remedies thereunder.

To the extent that the Obligations are secured by a lien, mortgage or security interest in any property (the “Subordinated Security Interest”), notwithstanding any (a) priority in time of creation, attachment or perfection of any security interest in all or any portion of such property or (b) provision of, filing, recording, or failure to file or record under any applicable statute, rule or regulation of any governmental body, including, without limitation, the Uniform Commercial Code in effect in any applicable jurisdiction, the Subordinated Lenders and any trustee acting for and on behalf of any Subordinated Lender hereby acknowledge and agree that the Subordinated Security Interest is hereby expressly subordinated to the lien, mortgage or security interest in such property held by the Senior Lenders and the Master Trustee.

No payment on account of principal, premium, if any, or interest on the Obligations shall be made, nor shall any property or assets be applied to the purchase or other acquisition or retirement of the Obligations, directly or indirectly, unless full payment of amounts then due and payable of principal, premium, if any, and interest and any other amounts due on Secured Obligations has been made or duly provided for in accordance with the terms of such Secured Obligations and all reserves established under the Master Indenture have been fully funded, if required by the terms of the Master Indenture. No payment on account of principal, premium, if any, or interest on the Obligations shall be made, nor shall any property or assets be applied to the purchase or other acquisition or retirement of the Obligations, if any default or Event of Default (as defined in the Master Indenture) shall have occurred and be continuing or would result therefrom.

Upon any acceleration of maturity of the principal amount due on the Secured Obligations or the Obligations or any payment or distribution of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation, reorganization or arrangement of the Company (as defined in the Master Indenture), whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest and any other amounts due or to become due upon all Secured Obligations shall first be paid in full, or payment thereof provided for in accordance with the terms of such Secured Obligations, before any payment is made on account of the principal, premium, if any, or interest on the indebtedness evidenced by the Obligations, and upon any such dissolution or winding-up or liquidation, reorganization or arrangement, any payment or distribution of any kind or character, whether in cash, property or securities, to which the holders of the Obligations or the trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, to the Master Trustee to the extent necessary to pay all Secured Obligations in full after giving effect to any concurrent payment or distribution to the Master Trustee for the holders of the Secured Obligations, before any payment or distribution is made to the holders of the indebtedness evidenced by the Obligations or to the Trustee under this Indenture.

In the event that, in violation of any of the foregoing provisions, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the trustee under this Indenture or by the holders of the Obligations before all Secured Obligations are paid in full, or provision made for such payment in accordance with the terms of such Secured Obligations, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the Master Trustee for application to the payment of all Secured Obligations remaining unpaid to the extent necessary to pay all such Secured Obligations in full in accordance with its terms after giving effect to any concurrent payment or distribution to the Master Trustee for the holders of such Secured Obligations.

In the case of any proceeding relating to the bankruptcy, insolvency, receivership, reorganization or dissolution or winding up of the Company, (a) the holders of the Secured Obligations or the Master Trustee acting on their behalf shall be entitled (i) to file a claim or claims on behalf of the Subordinated Lenders if the

Subordinated Lenders or the trustee acting for or on behalf of the Subordinated Lenders does not do so prior to thirty (30) days before the expiration of the time to file claims in such proceeding and if the holders of the Secured Obligations elect, in their sole discretion, to file such claims, and (ii) to accept or reject any plan of liquidation, reorganization, arrangement, composition or extension of any indebtedness now or hereafter owing by the Company, including the Subordinate Debt, and the Subordinated Lenders hereby irrevocably constitute and appoint each the holders of the Secured Obligations and the Master Trustee as their true and lawful attorney-in-fact to act in their name and stead for such purposes, and (b) without the prior written consent of the holders of the Secured Obligations, the Subordinated Lenders and any trustee acting for or on their behalf may not file or prosecute any motion to modify, lift or terminate the automatic stay afforded the debtor or trustee under any applicable statute.

Until all Secured Obligations shall have been paid in full, the Subordinated Lenders shall not (i) accelerate the maturity of, or ask, take, demand, receive or collect, directly or indirectly, any portion of accrued and unpaid amounts of the Subordinate Debt, or enforce its rights in respect of this Indenture, nor cancel, setoff or otherwise discharge in any manner (including, without limitation, from or by way of collateral) any part of this Indenture or the Subordinate Debt; (ii) sue upon or institute any proceedings or take any other action to enforce, collect or resolve payment of the principal or interest of any claim or claims now or hereafter existing which the Subordinate Lenders may hold against the Company, nor sell, assign, transfer, pledge, hypothecate or encumber the claim or claims, nor demand any security now or hereafter existing therefore; (iii) commence, or join with any other person in commencing, any assignment for the benefit of creditors or any proceeding against the Company, its successors or assigns or any other person with respect to any such accrued and unpaid amounts of the Subordinate Debt under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; (iv) agree to any compromise, extension, renewal, refinancing, amendment, composition or arrangement with respect to the Subordinate Debt if a Triggering Event has occurred and is continuing under the Indenture; or (v) declare this Indenture or the Subordinate Debt or any portion thereof to be in default or to pursue any remedies in connection with this Indenture. In the event that any part of this Indenture or the Subordinate Debt is declared in default, no payment shall be made in respect of any portion of this Indenture unless and until all Secured Obligations shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived or shall have ceased to exist.

Neither the Master Trustee nor any present or future holder of Secured Obligations shall be prejudiced in his right to enforce subordination of the indebtedness evidenced by the Obligations by any act or failure on the part of the Company or anyone in custody of its assets or property.

The foregoing subordination provisions shall be for the benefit of the holders of Secured Obligations and may be enforced by the Master Trustee against the holders of Obligations or any trustee thereof; provided, however, that the indentures, mortgages or other instruments creating or evidencing Subordinate Debt or pursuant to which any Subordinate Debt is issued shall provide: (i) that the foregoing provisions are solely for the purpose of defining the relative rights of the holders of Secured Obligations on the one hand and the holders of the Subordinate Debt on the other hand, and that nothing therein shall impair, as between the Company and the holders of the Subordinate Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof, premium, if any, and interest thereon in accordance with its terms, (ii) that upon any payment or distribution of assets of the Company of the character referred to in the fourth paragraph of the foregoing provisions, the trustee under any indenture relating to Subordinate Debt shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding-up, liquidation, reorganization or arrangement proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to said trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Secured Obligations and other indebtedness of such Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the foregoing provisions, and (iii) that the trustee under any indenture relating to Subordinated Debt and any paying agent therefor shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by such trustee or such paying agent, unless and until such trustee or such paying agent, as the case may be, shall have received written notice thereof from the Company or from one or more holders of Secured Obligations, or from the Master Trustee.

The subordination effected hereby and the rights of the Master Trustee and the holders of Secured Obligations shall not be affected by (a) any amendment of or addition or supplement to this Indenture, or the Master Indenture, any financing document, or any interest rate protection agreement, or any other instrument or agreement relating to or securing the Secured Obligations; (b) any exercise or non-exercise of any right, power or remedy under or in respect of these subordination provisions, or the Master Indenture, any financing document, any interest rate protection agreement, or any other instrument or agreement relating to or securing the Secured Obligations; or (c) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission in respect of these subordination provisions, or the Master Indenture, any financing document, any interest rate protection agreement, or any other instrument or agreement relating to or securing the Secured Obligations, whether or not the Subordinate Lenders shall have had notice or knowledge of any of the foregoing. Each Subordinate Lender acknowledges and agrees that (a) the holders of Secured Obligations may, at any time and from time to time, without any consent of or notice or accountability to any Subordinate Lender or any trustee acting for or on behalf of any Subordinated Lender and without impairing or releasing the obligations of the Subordinate Debt under these subordination provisions: (i) change the amount, manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Secured

Obligations (including, without limitation, any change or increase in the principal amount of or rate of interest charged on any of the Secured Obligations); (ii) sell, exchange, foreclose upon, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Secured Obligations; (iii) release any person liable in any manner under or in respect of the Secured Obligations; (iv) exercise or refrain from exercising any rights or remedies against the Company and others or any property at any time pledged, assigned or mortgaged to secure the Secured Obligations; and (v) apply any sums from time to time to the Secured Obligations, and (b) the Senior Lenders and the Master Trustee shall have no liability or duty to any Subordinated Lender or any trustee for any Subordinated Lender for any action taken or failure to act with respect to any of the foregoing actions or the Company or its properties or any failure to act in respect of any of the foregoing actions or the Company or its properties.

Each Subordinate Lender by its acceptance hereof authorizes and directs that these subordination provisions are for the benefit of the Master Trustee and holders of Secured Obligations and that, accordingly, until all of the Secured Obligations shall have been paid in full, none of these subordination provisions may be amended without the prior written consent of the Holders of all Secured Obligations, and each Subordinate Lender agrees that it shall not challenge, and waives any right it may have to challenge, the enforceability of these subordination provisions. The rights granted hereunder to the holders of Secured Obligations and the Master Trustee are solely for their protection and nothing herein shall impose on any of them any duties with respect to any property of the Company received under the Master Indenture or otherwise. The Master Trustee and holders of Secured Obligations are hereby authorized to demand specific performance of these subordination provisions, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when any Subordinate Lender shall have failed to comply with any such provisions applicable to it. To the extent permitted by applicable law, each Subordinate Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance. Each Subordinate Lender further acknowledges and agrees that these subordination provisions shall be enforceable by the Master Trustee and the holders of Secured Obligations pursuant to the Master Indenture against the Subordinate Lenders, and no holders of Secured Obligations shall be prejudiced in its right to enforce subordination of any portion of this Indenture by any act or failure to act by the Company or any person in custody of its assets or property.

Each Subordinated Lender and any trustee acting for or on behalf of any Subordinated Lender authorizes and directs the holders of the Secured Obligations and the Master Trustee to take such action as may be necessary or appropriate to effectuate these subordination provisions and appoints each of such holders and the Master Trustee its attorney-in-fact for any such purpose.

These subordination provisions shall continue to be effective or be reinstated, as the case may be, at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Master Trustee or any holders of Secured Obligating upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment has not been made.

EXHIBIT G

EXAMPLE OF FORM OF OFFICERS’ CERTIFICATE

OFFICERS’ CERTIFICATE OF

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Regarding admission of NEWCO to the Restricted Group

We, the undersigned holding the positions set forth below our signatures, pursuant to Section 4.17(a) of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and effective December 15, 1999, between Norwest Bank Colorado, National Association, a national banking association, as Master Trustee (the “Trustee”) and Tri-State Generation and Transmission Association, Inc. (the “Company”) (as such Master First Mortgage Indenture, Deed of Trust and Security Agreement may be amended and supplemented from time to time, the “Indenture”), hereby certify as set forth below for the benefit of the Trustee in relation to the designation of NEWCO (“NEWCO”) as a Restricted Subsidiary under the Indenture. Terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 4.17(a) of the Indenture, we hereby certify that all conditions provided for under the Indenture relating to the addition of NEWCO as a Restricted Subsidiary have been complied with, as follows:

(A)                               NEWCO is a Subsidiary organized under the laws of the State of                   , United States of America, and all of its assets are located within the boundaries of the United States of America.

(B)                               Attached hereto as Exhibit “A” is a true and correct copy of the Resolutions of the Board of Directors of NEWCO authorizing and approving the admission of NEWCO as a Restricted Subsidiary under the Indenture. Such Resolutions were duly adopted at a meeting of the Board of Directors of NEWCO, which meeting was duly and legally called and held in accordance with the Bylaws of NEWCO on the       day of                    , 199     , at which meeting a quorum was present and voting throughout, and such Resolutions are now in full force and effect and have not been amended, modified or rescinded.

(C)                               Attached hereto as Exhibit “B” is a true and correct copy of the Resolutions of the Board of Directors of the Company authorizing and approving the admission of NEWCO as a member of the Restricted Group under the Indenture. Such Resolutions were duly adopted at a meeting of the Board of Directors of the Company, which meeting was duly and lawfully called and held in accordance with the Bylaws of the Company on the        day of                     , 19     ; at which meeting a quorum was present and voting throughout, and such Resolutions are in full force and effect and have not been modified, amended or rescinded.

(D)                               Attached hereto as Exhibit “C” is a written undertaking or guarantee by NEWCO to abide by the covenants contained in the Indenture and not to enter into any agreement which would prevent NEWCO from paying or contributing monies to the Company or conflict with the terms of the Indenture;

(E)                                Immediately after the admission of NEWCO as a Restricted Subsidiary under the Master Indenture, the Equity to Capitalization Ratio of the Restricted Group would be at least the applicable ratio set forth on Schedule I to the Indenture.

(F)                                 Immediately after the admission of NEWCO as a Restricted Subsidiary under the Master Indenture, the Company would have the ability to issue $1.00 of additional Long Term Debt pursuant to Section 4.02(a)(i)(A) and (B) of the Indenture because:

(1)                                 the Debt Service Ratio of the Restricted Group for the Fiscal Year preceding, or the period of twelve consecutive months ending on the last day of the most recent fiscal quarter immediately prior to the incurrence of such Long Term Debt would be at least equal to 102%; and

(2)                                 the estimated Debt Service Ratio of the Restricted Group for the current and each of the two Fiscal Years next succeeding the Fiscal Year in which such Long Term Debt would be incurred would be at least equal to 102%.

Pursuant to Section 4.01 of the Master Indenture:

(a) The Net Margins Available for Debt Service, Annual Debt Service Requirements and Equity to Capitalization Ratio of the Restricted Group have been derived from the financial statements and records of the Company and its Restricted Subsidiaries for Fiscal Year                     ] [the 12 month period ending                       ] (which is the Fiscal Year preceding, or the period of twelve consecutive months ending on the last day of the most recent fiscal quarter immediately prior to the incurrence of, the above-referenced $1.00 of additional Secured Obligations); and

(b) Net Margins Available for Debt Service, Annual Debt Service Requirements and Equity to Capitalization Ratio have been derived from the most recent audited financial statements of the Company delivered to the Trustee pursuant to Section 4.18 of the Master Indenture or from calculations prepared by                                  to verify such calculations for a period other than the prior Fiscal Year.

The underlying calculations relating to the (a) and (b) immediately above are attached hereto and are adopted hereby.

WITNESS my hand, as of the         day of                 , 1999.

By:
Name:
Title:

By:
Name:
Title:

NEW MEXICO RIDER TO MASTER FIRST MORTGAGE

INDENTURE, DEED OF TRUST AND SECURITY AGREEMENT

FROM TRI-STATE GENERATION AND TRANSMISSION

ASSOCIATION, INC., TO NORWEST BANK COLORADO,

NATIONAL ASSOCIATION, AS TRUSTEE (“NEW MEXICO RIDER”)

Capitalized terms appearing in this New Mexico Rider shall have the meanings ascribed to them in the attached Indenture. This New Mexico Rider shall be deemed a part of the Indenture, as it amends and restates the Prior Mortgage, as well as a part of the Prior Mortgage, as amended and restated by the Indenture. References to the Indenture shall comprehend this Rider. Notwithstanding anything to the contrary elsewhere in the Indenture, as to the Trust Estate located in the State of New Mexico, the following shall apply:

(a)                                 Not a Deed of Trust. This Indenture is not a “deed of trust,” within the scope of the New Mexico Deed of Trust Act, NMSA 1978, §§48-10-1 to 48-10-21 (1987), as amended from time to time. It is a deed of trust by way of mortgage within the scope of NMSA 1978, § 47-1-39 (1947). The power of sale granted in the Indenture, and the designation of the Trustee and/or any Mortgagee or Holder of Secured Obligations as the Company’s attorney-in-fact for purposes of effecting transfers of property pursuant to any such power of sale or other power, shall have no effect in the State of New Mexico. The provisions of the Indenture permitting the Trustee or any Mortgagee or Holder of Secured Obligations to exercise a power of sale or to dispose of any of the Trust Estate through a Trustee’s sale, among other things, are of no effect in New Mexico. The right of the Trustee, Mortgagees and Holders of Secured Obligations to foreclose this Indenture as a mortgage under New Mexico law is affirmed and is in no way impaired, and such foreclosure or enforcement and any foreclosure sale shall be conducted pursuant to, and in accordance with, applicable law.

(b)                                 Grant with Mortgage Covenants and Upon Statutory Mortgage Condition. The following is added to line 7 of the fourth grammatical paragraph on page 2, immediately after the comma following the word “Trustee”: “except as otherwise provided in this Indenture, with mortgage covenants and upon the statutory mortgage condition, for the breach of which this Indenture is subject to foreclosure as provided by law,” followed by a comma.

(c)                                  Effect of Restatement. The following is added at the end of Section 1.13:

This Indenture is intended only as an amendment and restatement, and not a novation, of the Prior Mortgage. In executing this Indenture, the Company acknowledges and reaffirms its obligations under the Prior Mortgage, as amended and restated in the Indenture, and it acknowledges and reaffirms the continuation in effect of the lien of the Prior Mortgage, by the Indenture.

(d)                                 The following provision is added as a new Section 1.15 immediately preceding Article II:

Section 1.15                             Information About Documents Referred To. Information concerning, and copies of, any documents referred to in

1

the Indenture, may be obtained from the Trustee at the address specified for it in Section 1.03 of the Indenture.

(e)                                  Maximum Amount Secured. Section2.01 is amended to add the following at the end:

The maximum amount secured by the lien of this Indenture shall not at any one time exceed the maximum principal sum of $5,000,000,000.00, plus interest thereon. This statement of the maximum amount secured is made only to comply with NMSA 1978, § 48-7-9 (1975) and does not in any way imply that any Mortgagees or Holders are obligated at any time to make any future advances to the Company or to lend all or any part of such maximum amount to the Company. All or any part of such maximum amount secured may from time to time be advanced to and repaid by the Company, and the statement of such maximum amount limits, pursuant to NMSA1978, § 48-7-9 (1975), only the amount which shall at any time be secured hereunder.

(f)                                   The following provision is added as a new Section 2.13:

Section 2.13                             Financing Statement/Fixture Filing. In addition, information concerning the Secured Obligations, as well as information concerning the security interests granted under this Indenture or otherwise in connection with the Secured Obligations, may be obtained from the Trustee at its address set forth in Section 1.03 of the Indenture. A mailing address of the debtor is also set forth in Section 1.03 of the Indenture. A carbon, photographic or other reproduction of this Indenture or of a security agreement or a financing statement is sufficient as a financing statement. This Indenture secures an obligation incurred for the construction of an improvement on land, including the acquisition cost of the land, and is a construction mortgage, within the meaning of NMSA 1978, § 55-9-313(1)(c)(1985), as amended from time to time. This Indenture is effective as a financing statement and as a financing statement filed as a fixture filing. The Company, as debtor, is a transmitting utility. Upon the filing of the Indenture as a financing statement, the foregoing statement satisfies the requirement for a financing statement to remain effective until a termination statement is filed, set forth in NMSA 1978, § 55-9-403(6)(1986), as follows: “If the debtor is a transmitting utility … and a filed financing statement so states, it is effective until a termination statement is filed.”

(g)                                  Section 5.01 of the Indenture is amended to add, in line 5, after the word “then,” and before the words “this Indenture,” the following: “the Trustee shall cause the full satisfaction of this Indenture to be entered of record in the office of the county clerk of San Juan County, where this Indenture is recorded, and.”

2

(h)                                 The following is added as a new Section 7.18:

Section 7.18. Limitation on Indemnification. To the extent, if at all, NMSA 1978, § 56-7-1 (1971) is applicable to any agreement to indemnify in this Indenture or any related documents, any such agreement to indemnify any indemnitee given in this Indenture or in any related documents, regardless of whether such agreement to indemnify makes reference to this or any other limitation provision, will not extend to liability, claims, damages, losses or expenses, including attorneys’ fees, arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the agents or employees of the indemnitee, or (ii) the giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

The Indenture shall be deemed amended consistent with, and in such a manner as to implement, the foregoing, insofar as it affects the Trust Estate in New Mexico.

3

WYOMING RIDER TO MASTER FIRST MORTGAGE

INDENTURE, DEED OF TRUST AND SECURITY AGREEMENT

FROM TRI-STATE GENERATION AND TRANSMISSION

ASSOCIATION, INC., TO NORWEST BANK COLORADO,

NATIONAL ASSOCIATION, AS TRUSTEE (“WYOMING RIDER”)

Capitalized terms appearing in this Wyoming Rider shall have the meanings ascribed to them in the attached Indenture. This Wyoming Rider shall be deemed a part of the Indenture, as it amends and restates the Prior Mortgage, as well as a part of the Prior Mortgage, as amended and restated by the Indenture. References to the Indenture shall comprehend this Rider. Notwithstanding anything to the contrary elsewhere in the Indenture, as to the Trust Estate located in the State of Wyoming, the following shall apply:

Acceleration, Foreclosure and Sale; Deficiency. If the Debt secured hereby is not paid when due, whether by acceleration or otherwise, it shall be lawful for the Trustee to proceed to enforce the provisions of this Indenture, either by suit at law or in equity, as it may elect, or to foreclose this Indenture by advertisement and sale of the above-described Real Property at public venue, for cash, according to Wyoming statutes governing mortgage foreclosures, and cause to be executed and delivered to the purchaser or purchasers at any such sale a good and sufficient deed or deeds of conveyance of the property so sold and to apply the proceeds arising from such sale, first to the payment of all costs and expenses incurred by the Trustee in connection therewith.

1

Document No. C-1

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 2

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

and

WELLS FARGO BANK WEST, NATIONAL ASSOCIATION

as Master Trustee

dated as of June 30, 2000

and effective as of July 1, 2000

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES AND ON PAGE 9 OF THE ABOVE REFERENCED MASTER FIRST MORTGAGE INDENTURE RESPECTIVELY. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED ON PAGE 3 OF THE MASTER FIRST MORTGAGE INDENTURE. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

TABLE OF CONTENTS

		Page

Parties		1
Recitals		1

ARTICLE I

DEFINITIONS

Section 1.01	Definitions of Words and Terms	2

ARTICLE II

AMENDMENTS

Section 2.01	Amended and Restated Schedule I of the Indenture	2
Section 2.02	Amended and Restated Section 2.12(c) of the Original Indenture	2
Section 2.03	Amendment to Exhibit C	2

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01	Representations and Warranties	2

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01	Ratification of Indenture	3
Section 4.02	Limitation of Rights	3
Section 4.03	Provisions of the Indenture to Control	3
Section 4.04	Binding Effect	3
Section 4.05	Severability Clause	3
Section 4.06	Execution in Counterparts	4
Section 4.07	Governing Law	4
Section 4.08	Entire Agreement	4

Schedule I	Amended and Restated Schedule I of Indenture
Exhibit H	Recording Information for Original Indenture
Exhibit H-1	Additional Property encumbered by the First Supplemental Indenture

ii

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 2

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 2, dated as of June 30, 2000 and effective as of July 1, 2000 (this “Second Supplemental Indenture”), is between WELLS FARGO BANK WEST, NATIONAL ASSOCIATION (formerly known as Norwest Bank Colorado, National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS:

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated and effective as of December 15, 1999 (the “Original Indenture”) and the Supplemental Master Mortgage Indenture No. 1, dated as of June 30, 2000 and effective as of 11:59 p.m. on June 30 (the “First Supplemental Indenture”) (the Original Indenture, as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, the “Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company, with the consent of the Holders of a majority in principal amount of Outstanding Secured Obligations, is authorized to amend the Indenture; and

WHEREAS, the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”), is a Holder of a majority in aggregate principal amount of Outstanding Secured Obligations and has consented to the amendments to the Indenture contained herein; and

WHEREAS, the Original Indenture has been filed or recorded in the official public records described more particularly on Exhibit “H” hereto and related financing statements have been filed of record; and

WHEREAS, all acts and things necessary to make this Second Supplemental Indenture the valid, legal and binding obligation of the Company and to constitute these presents, together with the Original Indenture and the First Supplemental Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Second Supplemental Indenture having in all respects been duly authorized, the Original Indenture and the First Supplemental Indenture shall be amended and supplemented as follows:

ARTICLE I

DEFINITIONS

Section 1.01                                                    Definitions of Words and Terms. Words and terms used in this Second Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

“First Supplemental Indenture” shall mean that certain Supplemental Master Mortgage Indenture No. 1 between the Company and the Trustee, dated as of June 30, 2000 and effective as of 11:59 p.m. on June 30, 2000.

“Second Supplemental Indenture” shall mean that certain Supplemental Master Mortgage Indenture No. 2 between the Company and the Trustee, dated as of June 30, 2000 and effective as of July 1, 2000.

ARTICLE II

AMENDMENTS

Section 2.01                                                    Amended and Restated Schedule I of the Indenture. Schedule I attached to the Original Indenture is hereby amended and restated in its entirety to read as Schedule I hereto.

Section 2.02                                                    Amended and Restated Section 2.12(c) of the Original Indenture. Section 2.12(c) of the Original Indenture is hereby amended and restated in its entirety to read as follows:

an executed counterpart of the Supplemental Indenture establishing such Series of Secured Obligations (and if evidence of recording such documents in the official public records so as to perfect liens and security interest is not received by the Trustee on the date of authentication, the Company shall supply such evidence promptly after so recording);

Section 2.03                                                    Amendment to Exhibit C. The following counties in Arizona shall be deleted from Exhibit C: Navajo County and Apache County.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01                                                    Representations and Warranties. The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Second Supplemental Indenture, (b) all corporate action on the part of the Company required by its organizational documents and the Indenture to establish this Second Supplemental Indenture has been duly and effectively taken, and (c) all requirements of the

2

Indenture, including but not limited to Section 9.02, for the amendment of the Indenture have been satisfied.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01                                                    Ratification of Indenture. The Original Indenture as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture is in all respects ratified and confirmed and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture, as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, shall be deemed to be incorporated in, and made a part of, this Second Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by the First Supplemental Indenture, this Second Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented hereby, and except as to any lien created by the indenture which have been heretofore released of record the Original Indenture and the First Supplemental Indenture remains in full force and effect and are hereby ratified in full by the parties hereto.

Section 4.02                                                    Limitation of Rights. Nothing in this Second Supplemental Indenture, express or implied, shall give or be construed to give any Person other than the Company, the Members of the Restricted Group, if any, the Trustee, and the registered Holders of the Secured Obligations, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture, or under any covenant, condition or provision herein contained, all its covenants, conditions and provisions being for the sole benefit of the Company, the Trustee, and of the Holders of the Secured Obligations.

Section 4.03                                                    Provisions of the Indenture to Control. The provisions of Article VII of the Original Indenture shall control the terms under which the Trustee shall serve under this Second Supplemental Indenture.

Section 4.04                                                    Binding Effect. All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 4.05                                                    Severability Clause. If any provision of this Second Supplemental Indenture shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reasons, such circumstance shall not have the effect of rendering the provision or provisions in question inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or

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unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy.

Section 4.06                                                    Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 4.07                                                    Governing Law. This Second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection and the effect of perfection of the lien of the Indenture may be governed by the laws of any state other than the State of Colorado as provided by law; (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 4.08                                                    Entire Agreement. This Second Supplemental Indenture embodies the entire Agreement among the parties hereto with respect to the subject matters hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., as the Company

		By:	/s/ H.J. Thompson
H.J. Thompson
President

ATTEST:

By:	/s/ Darryl D. Stout
Darryl D. Stout
Secretary

STATE OF COLORADO §
§
COUNTY OF ADAMS §

The foregoing instrument was acknowledged before me this 21st day of June, 2000, By H. J. Thompson, President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Robin S. Wilkins
Notary Public
(Notary Seal)
My commission expires: Sept. 13, 2000

Signature page for Supplemental Master Mortgage Indenture No. 2

WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, As Trustee

		By:	/s/ Leigh M. Lutz
Leigh M. Lutz
Vice President

STATE OF COLORADO	§
§
COUNTY OF ADAMS	§

The foregoing instrument was acknowledged before me this 22nd day of June, 2000, by Leigh M. Lutz, Vice President of Wells Fargo Bank West, National Association.

Witness my hand and official seal.

/s/ Burton C. Norem
Notary Public
(Notary Seal)
My commission expires: May 8, 2003

Signature page for Supplemental Master Mortgage Indenture No. 2

SCHEDULE I

Amended and Restated Schedule I of Indenture

Restricted Subsidiaries on the date of the Original Indenture and as of July 1, 2000:

None

Subsidiaries on the date of the Original Indenture and as of July 1, 2000:

Western Fuels Colorado LLP

Equity to Capitalization Ratio:

For purposes of Section 4.04 “Distribution of Patronage Capital,” section 4.10 “Disposition of Property,” Section 4.17 “The Restricted Group,” and definition of “Excluded Property” the applicable Equity to Capitalization Ratio shall be as follows:

Ratio

2000-2005	9%
2006-2007	11%
2008-2015	14%
2016 and thereafter	18%

I-I

EXHIBIT H

Data of the Original Indenture

For the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record)

and Full Descriptions of Property

Encumbered in Nebraska.

EXHIBIT H

RECORDING INFORMATION FOR

              COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 20

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Master Trustee

dated effective as of July 30, 2009

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

TABLE OF CONTENTS

		Page

Parties		1
Recitals		1

ARTICLE I

TRUST ESTATE

Section 1.01	Confirmation of Granting Clause	2
Section 1.02	Supplement Grant	2

ARTICLE II

DEFINITIONS; AMENDMENTS; AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01	Definitions of Words and Terms	3
Section 2.02	Amendments to Article IV	5
Section 2.03	Conflicts with Supplemental Indentures	5

ARTICLE III

SUPPLEMENTS TO CERTAIN EXHIBITS

Section 3.01	Supplements to Exhibits to Original Indenture	5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties	6

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01	Ratification of Indenture	6
Section 5.02	Benefits of Indenture	6
Section 5.03	Provisions of the Indenture to Control	6
Section 5.04	Binding Effect	6
Section 5.05	Severability Clause	7

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Section 5.06	Execution in Counterparts	7
Section 5.07	Governing Law	7
Section 5.08	Effect of Headings and Table of Contents	7
Section 5.09	Successors and Assigns	7
Section 5.10	Entire Agreement	7
Section 5.11	Acceptance of Trust	7

Schedule I	Amended and Restated Schedule I to the Indenture

Exhibit A-19	Certain Additional Real Property

Exhibit H-19

Recording Data of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, and the Eighteenth Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and full descriptions of Colorado property encumbered by the Nineteenth Supplemental Indenture, and in the case of filings in Kansas, Nebraska and Wyoming, full descriptions of property encumbered in Kansas, Nebraska and Wyoming.

iii

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 20

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 20, dated and effective as of July 30, 2009 (this “Twentieth Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS:

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated and effective as of December 15, 1999 as amended and supplemented by the Supplemental Master Mortgage Indenture No. 1, dated as of June 30, 2000 (the “First Supplemental Indenture”), the Supplemental Master Mortgage Indenture No. 2, dated effective as of July 1, 2000 (the “Second Supplemental Indenture”), the Supplemental Master Mortgage Indenture No. 3, dated effective as of December 19, 2000 (the “Third Supplemental Indenture”), the Supplemental Master Mortgage Indenture No. 4, dated as of May 15, 2001 (the “Fourth Supplemental Indenture”), the Supplemental Master Mortgage Indenture No. 5, dated effective as of November 13, 2001 (the “Fifth Supplemental Indenture”), the Supplemental Master Mortgage Indenture No. 6, dated effective as of April 22, 2002 (the “Sixth Supplemental Indenture”), the Supplemental Master Mortgage Indenture No. 7, dated effective as of October 24, 2002 (the “Seventh Supplemental Indenture”), the Supplemental Master Mortgage Indenture No. 8, dated effective as of December 27, 2002 (the “Eighth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 9, dated effective as of July 31, 2003 (the “Ninth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 10 dated effective as of March 30, 2004 (the “Tenth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 11 dated effective as of September 16, 2004 (the “Eleventh Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 12 dated effective as of July 12, 2005 (the “Twelfth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 13 dated effective as of September 27, 2005 (the “Thirteenth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 14 dated effective as of June 8, 2006 (the “Fourteenth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 15, dated effective as of December 7, 2006 (the “Fifteenth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 16, dated effective as of May 4, 2007 (“Sixteenth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 17, dated effective as of February 4, 2009 (“Seventeenth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 18, dated effective as of April 8, 2009 (“Eighteenth Supplemental Indenture”), and Supplemental Master Mortgage Indenture No. 19, dated effective as of July 30, 2009 (“Nineteenth Supplemental Indenture”) (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

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WHEREAS, pursuant to Section 9.02 of the Indenture, the Company, with the consent of the Holders of a majority in principal amount of Outstanding Secured Obligations, is authorized to amend the Indenture; and

WHEREAS, the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”), is a Holder (or pursuant to Section 1.02 of the Indenture is authorized to Act for the Holders) of a majority in aggregate principal amount of Outstanding Secured Obligations and has consented to the amendments to the Indenture contained herein pursuant to a written instrument delivered to the Company and the Trustee pursuant to Section 1.02 of the Indenture; and

WHEREAS, the Original Indenture, except for the Nineteenth Supplemental Indenture which is entered into and dated effective July 30, 2009, the same date as this Twentieth Supplemental Indenture, has been filed of record in the official public records as described more particularly on Exhibit H-19 hereto; and

WHEREAS, all acts and things necessary to make this Twentieth Supplemental Indenture the valid, legal and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Twentieth Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended by this Twentieth Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I

TRUST ESTATE

Section 1.01                    Confirmation of Granting Clause. The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture.

Section 1.02                    Supplemental Grant. Pursuant to Granting Clause Third of the Original Indenture and in order to secure the performance of the covenants contained in the Indenture, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

2

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-19 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture; provided however, due to both the Nineteenth Supplemental Indenture and this Twentieth Supplemental Indenture being dated effective July 30, 2009, both Exhibit A-18 attached to the Nineteenth Supplemental Indenture and the Colorado portion of Exhibit H-19 attached to this Twentieth Supplemental Indenture have described the same real property.

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Nineteenth Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Nineteenth Supplemental Indenture.

ARTICLE II

DEFINITIONS; AMENDMENTS; AND OTHER PROVISIONS OF

GENERAL APPLICATION

Section 2.01                    Definitions of Words and Terms. Words and terms used in this Twentieth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

(a)                                 The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“DSR Percentage” shall mean the applicable percentage set forth on Schedule I.

“Twentieth Supplemental Indenture” shall mean this Supplemental Master Mortgage Indenture No. 20, between the Company and the Trustee, dated effective as of July 30, 2009.

(b)                                 The “Net Margins Available for Debt Service” definition as defined in Section 1.01 of the Original Indenture, shall be amended by (1) adding “(including capitalized interest)” after the word “Debt” in (i) of the first clause; (2) deleting “Craig” in (v) of the first clause and replacing it with “Springerville”; and (3) deleting “and/or capitalized interest” in (ii) of the “but without taking into account” clause, which definition as amended shall be replaced in its entirety as follows:

3

“Net Margins Available for Debt Service” for any period, shall mean the amount of excess (deficit) of Revenues over Expenses for such period for the Company and the Restricted Subsidiaries plus amounts which have been deducted for such period for or to make provision for:

(i)                                     interest on Debt (including capitalized interest);

(ii)                                  amortization of Debt discount or premium on issuance of Debt and amortization of refinancing or prepayment premium;

(iii)                               depreciation, depletion, obsolescence, amortization of property rights, and other similar items not requiring an outlay of cash;

(iv)                              the amount, if any, included in Net Margins for accrued taxes imposed on income;

(v)                                 lease expenses for generating facilities (including lease expenses for the Springerville Generating Station Unit 3), transmission facilities, fuel transportation facilities, fuel storage facilities and drag lines, exclusive of taxes, paid during the relevant calculation period; and

(vi)                              legislatively authorized competitive transition charges or other similar stranded investment-related or similar revenues collected from customers for the purpose of payment of Debt incurred by the Company to the extent not already included in Net Margins, but without taking into account:

(i)                                     Income from funds or securities irrevocably deposited or set aside in trust or escrowed for the payment of principal, premium, if any, or interest or other debt service charges on Debt, if such debt service charges are excluded from the Annual Debt Service Requirements to which such Net Margins Available for Debt Service are to be compared pursuant to clause (iv) of the definition of Annual Debt Service Requirements or pursuant to clause (2) of the definition of Outstanding;

(ii)                                  AFUDC; or

(iii)                               either deferred assets or deferred liabilities created as a result of the treatment of deferred taxes in accordance with Accounting Requirements.

4

Section 2.02     Amendments to Article IV.

(a)    Section 4.01 of the Original Indenture is hereby amended by deleting “and 4.17” in the second line and replacing it with “, 4.17 and 4.22”.

(b)    Section 4.02(a)(i)(A), Section 4.02(a)(i)(B), and Section 4.03 of the Original Indenture are hereby amended by deleting “102%” in each case where the term appears and replacing it with “the DSR Percentage”.

(c)     Section 4.17(b) of the Original Indenture is hereby amended by adding the following sentence at the end of the paragraph: “The Company shall cause the Restricted Subsidiary to perform and comply with each of the covenants, agreements, obligations and warranties of the Restricted Subsidiary contained in such instruments.”

(d)    Article IV of the Original Indenture is hereby amended by adding an additional Section 4.22 which shall read as follows:

Section 4.22         Equity to Capitalization Ratio. The Company will cause the Equity to Capitalization Ratio at the end of each Fiscal Year, or for such other period as determined pursuant to Section 4.01(c), to be not less than the applicable amount set forth in Schedule I for such Fiscal Year or other period.

Section 2.03    Conflicts with Supplemental Indentures. Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Twentieth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Twentieth Supplemental Indenture so long as such Supplemental Indenture is in effect.

ARTICLE III

SUPPLEMENTS TO CERTAIN EXHIBITS

Section 3.01     Supplements to Exhibits to Original Indenture. Exhibit A attached to the Original Indenture, as previously supplemented, is hereby supplemented by Exhibit A-19 attached hereto. Schedule I to the Original Indenture is hereby amended and restated in its entirety to read as set forth in Schedule I attached hereto. Exhibit H-19 is hereby incorporated into the Indenture as attached hereto. All Exhibits and Schedules are incorporated herein by reference.

5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01      Representations and Warranties. The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Twentieth Supplemental Indenture, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Twentieth Supplemental Indenture has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Section 9.02, for the amendment of the Indenture have been satisfied.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01      Ratification of Indenture. The Original Indenture as amended and supplemented by this Twentieth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Twentieth Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by this Twentieth Supplemental Indenture, and as otherwise amended and supplemented from time to time. The amendments and supplements set forth in this Twentieth Supplemental Indenture shall be effective as of date and year first above written. Except as amended and supplemented by this Twentieth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 5.02      Benefits of Indenture. Nothing in this Twentieth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Twentieth Supplemental Indenture.

Section 5.03      Provisions of the Indenture to Control. The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Twentieth Supplemental Indenture.

Section 5.04      Binding Effect. All the covenants, stipulations, promises and agreements in this Twentieth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

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Section 5.05      Severability Clause. In case any provision in this Twentieth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.06      Execution in Counterparts. This Twentieth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 5.07      Governing Law. This Twentieth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Twentieth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 5.08      Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 5.09      Successors and Assigns. All covenants and agreements in this Twentieth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.10      Entire Agreement. This Twentieth Supplemental Indenture embodies the entire Agreement among the parties hereto with respect to the subject matters hereof.

Section 5.11      Acceptance of Trust. The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Twentieth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., as the Company

		By	/s/ H.J. Thompson
[SEAL]			H. J. Thompson
Chairman and President
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234

ATTEST:

By:	/s/ Charles J. Soehner
Charles J. Soehner
Secretary

STATE OF COLORADO )
)
COUNTY OF ADAMS )

The foregoing instrument was acknowledged before me this 21st day of July, 2009, by H. J. Thompson, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Penny L. McLaughlin
Notary Public

(Notary Seal)

My commission expires: 9/11/2010

Signature page for Supplemental Master Mortgage Indenture No. 20

8

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

	By	/s/ Gretchen L. Middents
Gretchen L. Middents
[SEAL]		Vice President, Corporate Trust & Escrow Services
Wells Fargo Bank, National Association 1740 Broadway MAC C7300-107 Denver, CO 80274-0002

STATE OF COLORADO )
)
COUNTY OF ADAMS )

The foregoing instrument was acknowledged before me this 29th day of July, 2009, by Gretchen L. Middents, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Penny L. McLaughlin
Notary Public

(Notary Seal)

My commission expires: 9/11/2010

Signature page for Supplemental Master Mortgage Indenture No. 20

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SCHEDULE I

July 30, 2009

Amended and Restated Schedule I to the Indenture

(Supplemental Master Mortgage Indenture No. 20)

Restricted Subsidiaries, as defined in the Indenture, as of July 30, 2009:

None.

Subsidiaries as defined in the Indenture, as of July 30, 2009:

(a)           Western Fuels-Colorado, A Limited Liability Company

(b)           Jones Lateral Ditch Company

(c)           Swede Lateral Ditch Company

(d)           Carson Lateral Ditch Company

(e)           Catholic Lateral Ditch Company

(f)            Holly Lateral Ditch Company

(g)           Crowley Lateral Ditch Company

(h)           Neumeister Lateral Ditch Company

Equity to Capitalization Ratio:

For purposes of Section 4.04 “Distribution of Patronage Capital”, Section 4.10 “Disposition of Property”, Section 4.17 “The Restricted Group”, Section 4.22 “Equity to Capitalization Ratio”, and definition of “Excluded Property” the applicable Equity to Capitalization Ratio shall be as follows:

Ratio
2008-2015	14%
2016 and thereafter	18%

DSR Percentage:

For purposes of the definition of “DSR Percentage”, the applicable DSR Percentage shall be as follows:

Percentage
2009	104%
2010-2011	105%
2012-2013	107%
2014 and thereafter	110%

EXHIBIT A-19

to the Supplemental Master Mortgage Indenture No. 20

A full copy of the Twentieth Supplemental Indenture with the full Exhibit A-19 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming. Counterparts of this Twentieth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit A-19 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

EXHIBIT H-19

Recording Data of the Original Indenture,

The First Supplemental Indenture,

the Second Supplemental Indenture,

the Third Supplemental Indenture,

the Fourth Supplemental Indenture,

the Fifth Supplemental Indenture,

the Sixth Supplemental Indenture,

the Seventh Supplemental Indenture,

the Eighth Supplemental Indenture,

the Ninth Supplemental Indenture,

the Tenth Supplemental Indenture,

the Eleventh Supplemental Indenture,

the Twelfth Supplemental Indenture,

the Thirteenth Supplemental Indenture,

the Fourteenth Supplemental Indenture,

the Fifteenth Supplemental Indenture,

the Sixteenth Supplemental Indenture,

the Seventeenth Supplemental Indenture,

and the Eighteenth Supplemental Indenture,

for the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record) and full descriptions of Colorado property encumbered by the Nineteenth Supplemental Indenture,

and in the case of filings in Kansas, Nebraska and Wyoming,

Full Descriptions of Property Encumbered

in Kansas, Nebraska and Wyoming.

Exhibit H-19 cover page to Supplemental Master Mortgage Indenture No. 20

EXHIBIT H-19

RECORDING INFORMATION FOR

               COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 21

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK , NATIONAL ASSOCIATION

as Master Trustee

dated effective as of October 8, 2009

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2009E Secured Obligations

RUS Designations:

Secured Obligations to RUS “AP-8”

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

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Section 7.07	Governing Law	8
Section 7.08	Effect of Headings and Table of Contents	9
Section 7.09	Successors and Assigns	9
Section 7.10	Entire Agreement	9
Section 7.11	Acceptance of Trust	9

Attachment 1	Summary of Terms for Series 2009E Secured Obligations

Exhibit A-20	Certain Additional Real Property

Exhibit B	List of Certain Contracts Subject to the Lien of the Indenture

Exhibit E-19	Description of Series 2009E Secured Obligations and AK-8 Substitute Note (2005B Secured Obligations)

Exhibit H-20

Recording Data of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, and the Twentieth Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming.

Amended and Restated Wyoming Rider, dated as of October 8, 2009

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SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 21

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 21, dated and effective as of October 8, 2009 (this ‘‘Twenty-first Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION, (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as amended and supplemented by Supplemental Master Mortgage Indenture No. 1, dated as of June 30, 2000 (the “‘First Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 2, dated effective as of July 1, 2000 (the “Second Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 3, dated effective as of December 19, 2000 (the “Third Supplemental Indenture’’). Supplemental Master Mortgage Indenture No. 4, dated as of May 15, 2001 (the “Fourth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 5, dated effective as of November 13, 2001 (the “Fifth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 6, dated effective as of April 22, 2002 (the “Sixth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 7, dated effective as of October 24, 2002 (the “Seventh Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 8, dated effective as of December 27, 2002 (the “Eighth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 9, dated effective as of July 31, 2003 (the “Ninth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 10, dated effective as of March 30, 2004 (the “Tenth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 11, dated effective as of September 16, 2004 (the “Eleventh Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 12, dated effective as of July 12, 2005 (the “Twelfth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 13, dated effective as of September 27, 2005 (the “Thirteenth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 14, dated effective as of June 8, 2006 (the “Fourteenth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 15, dated effective as of December 7, 2006 (the “Fifteenth Supplemental Indenture”), Supplemental Master Mortgage Indenture No. 16, dated effective as of May 4, 2007 (“Sixteenth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 17, dated effective as of February 4, 2009 (“Seventeenth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 18, dated effective as of April 8, 2009 (“Eighteenth Supplemental Indenture”). Supplemental Master Mortgage Indenture No. 19, dated effective as of July 30, 2009 (“Nineteenth Supplemental Indenture”), and Supplemental Master Mortgage Indenture No. 20, dated effective as of July 30, 2009 (“Twentieth Supplemental Indenture”) (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

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WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the RUS Agreement, the Company has issued one (1) promissory note and one (1) reimbursement note (as more particularly described in Exhibit E-19 and Attachment 1, the “Obligations to RUS’’), which represents additions and modifications to its transmission facilities; and

WHEREAS, the Company desires to issue the Obligations to RUS as a series of Secured Obligations to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2009E (the “‘Series 2009E Secured Obligations’’) and to further supplement the Original Indenture by this Twenty-first Supplemental Indenture in order to authorize the Series 2009E Secured Obligations; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the Obligations to RUS as the Series 2009E Secured Obligations and to deliver them to RUS, and such Series 2009E Secured Obligations shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, as permitted by the Original Indenture and the Thirteenth Supplemental Indenture, the Company executed a substitute promissory note, dated September 2, 2009, to extend the time allowed to advance loan funds under the 2005B Secured Obligations (the “AK-8 Substitute Note”); and

WHEREAS, the Company has requested the Trustee to acknowledge its authentication of the AK-8 Substitute Note as an amendment of an existing Secured Obligation under the 2005B Secured Obligations (not as a new or additional Secured Obligation under the Original Indenture); and

WHEREAS, the Company has proposed changes to the Wyoming Rider to the Original Indenture (the ‘Amended and Restated Wyoming Rider’) in order to address changes in Wyoming law and the Company has determined that consent of the Holders of the Secured Obligations is not required under Section 9.01 (g) of the Indenture because the Amended and Restated Wyoming Rider cures an ambiguity and corrects an outdated statement of Wyoming law and does not adversely affect the interests of the Holders of Secured Obligations in any material respects; and

WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-20 hereto; and

WHEREAS, all acts and things necessary to make this Twenty-first Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Twenty-first Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended by this Twenty-first Supplemental Indenture (as so amended, the ‘‘Indenture”) shall be amended and supplemented as follows:

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ARTICLE I — TRUST ESTATE

Section 1.01                  Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2009E Secured Obligations.

Section 1.02                  Supplemental Grant.

Pursuant to Granting Clause Third of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2009E Secured Obligations, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2009E Secured Obligations are secured, and in consideration of the premises and of the acceptance of the Series 2009E Secured Obligations, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-20 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Twentieth Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Twentieth Supplemental Indenture.

ARTICLE II - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01                  Definitions of Words and Terms.

Words and terms used in this Twenty-first Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

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The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Series 2009E Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2009E, designated on Exhibit E-19, authorized by the Original Indenture as amended and supplemented by this Twenty-first Supplemental Indenture.

“Twenty-first Supplemental Indenture” shall mean this Supplemental Master Mortgage Indenture No. 21, between the Company and the Trustee, dated effective as of October 8, 2009.

The following definition as defined in the Original Indenture, shall be amended as follows:

“RUS Agreement” shall mean the Amended and Consolidated Loan Contract, dated as of October 8, 2009, between the Company and the United States of America.

Section 2.02                  Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Twenty-first Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Twenty-first Supplemental Indenture so long as such Supplemental Indenture is in effect.

ARTICLE III — AUTHORIZATION AND TERMS OF THE SERIES 2009E SECURED OBLIGATIONS AND ACKNOWLEDGEMENT OF AK-8 SUBSTITUTE NOTE

Section 3.01                  Authorization of Series 2009E Secured Obligations.

(a)                                 The Company hereby authorizes the authentication of one (1) promissory note designated “AP-8,” dated as of October 8, 2009, issued by the Company to the United States of America in the principal amount of $102,511,000.00, and one (1) reimbursement note designated ‘‘AP-8 Reimbursement Note,” dated as of October 8, 2009, issued by the Company to the United States of America. Such notes shall collectively constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2009E. The Holder of the Series 2009E Secured Obligations is the RUS, and the Trustee shall execute a certificate of authentication to each of such notes which shall indicate that each of such notes is a Secured Obligation hereunder.

(b)                                 The Series 2009E Secured Obligations are being issued for the purpose of financing additions and modifications to the Company’s transmission facilities. The terms of prepayment of

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such Series 2009E Secured Obligations shall be as set forth in the RUS Agreement and the Series 2009E Secured Obligations.

(c)                                  No Series 2009E Secured Obligations shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series 2009E Secured Obligations or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Series 2009E Secured Obligations shall be conclusive evidence, and the only evidence, that such Secured Obligations have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

The Trustee’s certificate of authentication for Series 2009E Secured Obligations shall be as set forth below:

Certificate of Authentication for Series 2009E Secured Obligations

(1)                                 This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)                                 In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(d)                                 Pursuant to Section 2.02(b) of the Original Indenture, attached as Attachment 1 is a summary of the terms of the notes for the Series 2009E Secured Obligations. Also attached is Exhibit E-19, a description of the principal amount, maturity date, interest rate, and other terms of the notes constituting the Series 2009E Secured Obligations.

Section 3.02                  Acknowledgement of AK-8 Substitute Note.

(a)                                 The Company hereby acknowledges the authentication by the Trustee of one (1) substitute promissory note designated “AK-8” Substitute Note, dated as of September 2, 2009, issued by the Company to the United States of America in the principal amount of $87,548,000.00. The AK-8 Substitute Note is for the purpose of extending the time allowed to advance funds to the Company under the Series 2005B Secured Obligations but does not create cumulative or additional indebtedness from the Company to the United States of America. Such note is an amendment of an

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existing promissory note included in the 2005B Secured Obligations and does not create a new or additional Secured Obligation under the Original Indenture. The terms for prepayment of the AK-8 Substitute Note are set forth in the RUS Agreement and the Series 2005B Secured Obligations.

(b) Attached is Exhibit E-19, which amends Exhibit E-12, a description of the principal amount, maturity date, interest rate, and other terms of the notes constituting the Series 2005B Secured Obligations.

Section 3.03                  Persons Deemed Holder.

Subject to the terms of Section 1.02(g) and (h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owner or Holder of such Series 2009E Secured Obligations for all purposes of the Indenture.

Section 3.04                  Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.05                  Registration, Transfer and Exchange.

The Series 2009E Secured Obligations shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.

Section 3.06                  Payments on the Series 2009E Secured Obligations.

Payment on the Series 2009E Secured Obligations shall be made in the manner and in accordance with the RUS Agreement and the Series 2009E Secured Obligations. The Company shall serve as the Paying Agent for the Series 2009E Secured Obligations, and the Place of Payment of the Series 2009E Secured Obligations shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.

Section 3.07 Redemption and Prepayment.

The Series 2009E Secured Obligations shall be redeemable or prepayable in accordance with the terms of the instruments evidencing and relating to such Series 2009E Secured Obligations and the RUS Agreement.

ARTICLE IV — SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01                  Supplements to Exhibits to Original Indenture.

Exhibits A and E attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibits A-20 and E-19 attached hereto. Exhibit H-20 is hereby incorporated into the Indenture as attached hereto. Exhibit B to the Original Indenture is hereby amended and restated

6

in its entirety to read as set forth in Exhibit B attached hereto. All Exhibits and Attachments are incorporated herein by reference.

ARTICLE V - WYOMING RIDER

Section 5.01                  Wyoming Rider.

Pursuant to Section 9.01 (g) of the Indenture, the Wyoming Rider attached to the Original Indenture is hereby amended and restated in its entirety as the Amended and Restated Wyoming Rider and is hereby incorporated as attached hereto.

ARTICLE VI — REPRESENTATIONS AND WARRANTIES

Section 6.01                  Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Twenty-first Supplemental Indenture and to issue the Series 2009E Secured Obligations, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Twenty-first Supplemental Indenture and the Series 2009E Secured Obligations as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Series 2009E Secured Obligations have been satisfied.

Section 6.02                  Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any Series 2009E Secured Obligations remain Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Series 2009E Secured Obligations. The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

ARTICLE VII — MISCELLANEOUS PROVISIONS

Section 7.01                  Ratification of Indenture.

The Original Indenture as amended and supplemented by this Twenty-first Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the

7

Original Indenture shall be deemed to be incorporated in, and made a part of, this Twenty-first Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by this Twenty-first Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented by this Twenty-first Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 7.02                  Benefits of Indenture.

Nothing in this Twenty-first Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Twenty-first Supplemental Indenture.

Section 7.03                  Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Twenty-first Supplemental Indenture.

Section 7.04                  Binding Effect.

All the covenants, stipulations, promises and agreements in this Twenty-first Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 7.05                  Severability Clause.

In case any provision in this Twenty-first Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.06                  Execution in Counterparts.

This Twenty-first Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 7.07                  Governing Law.

This Twenty-first Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Twenty-first Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

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Section 7.08                  Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.09                  Successors and Assigns.

All covenants and agreements in this Twenty-first Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 7.10                  Entire Agreement.

This Twenty-first Supplemental Indenture embodies the entire Agreement among the parties hereto with respect to the subject matters hereof.

Section 7.11                  Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Twenty-first Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., as the Company

		By	/s/ H. J. Thompson
[SEAL]			H. J. Thompson
Chairman and President
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234
ATTEST:

By:	/s/ Charles J. Soehner
Charles J. Soehner
Secretary

STATE OF COLORADO )
) ss.
COUNTY OF ADAMS )

The foregoing instrument was acknowledged before me this 5th day of October, 2009, by H. J. Thompson, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Penny L. McLaughlin
Notary Public
(Notary Seal)
My commission expires: 9/11/2010

Signature page for Supplemental Master Mortgage Indenture No. 21

10

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Trustee

			By:	/s/ Gretchen L. Middents
Gretchen L. Middents
[SEAL]				Vice President, Corporate Trust & Escrow Services
Wells Fargo Bank, National Association
1740 Broadway
MAC C7300-107
Denver, CO 80274-0002

STATE OF COLORADO))
	)	ss.
COUNTY OF ADAMS	)

The foregoing instrument was acknowledged before me this 8th day of October, 2009, by Gretchen L. Middents, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Penny L. McLaughlin
Notary Public
(Notary Seal)
My commission expires: 9/11/2010

Signature page for Supplemental Master Mortgage Indenture No. 21

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ATTACHMENT 1

TO

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 21

Summary of Terms for Series 2009E Secured Obligations

Series 2009E Secured Obligations

AP-8 Note:

Borrower: Tri-State Generation and Transmission Association, Inc. (“Tri-State”)

Lender: Federal Financing Bank (“FFB”)

Principal: $102,511,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 12/31/2035

Issue Date: 10/8/2009

AP-8 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc. (‘Tri-State”)

Lender: The United States of Amercia (the “Government”), acting through the Adminstrator of the Rural Utilities Service (“RUS”)

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 10/8/2009

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EXHIBIT A-20

to the Supplemental Master Mortgage Indenture No. 21

A full copy of the Twenty-first Supplemental Indenture with the full Exhibit A-20 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming. Counterparts of this Twenty-first Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit A-20 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

EXHIBIT B

to the Supplemental Master Mortgage Indenture No. 21

dated effective October 8, 2009

LIST OF CERTAIN CONTRACTS SUBJECT TO THE LIEN OF THE INDENTURE

I

1)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Big Horn Rural Electric Company, dated July 1, 2007.

2)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Carbon Power & Light, Inc., dated July 1, 2007.

3)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Central New Mexico Electric Cooperative, Inc., dated July 1, 2007.

4)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Chimney Rock Public Power District, dated July 1, 2007.

5)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Columbus Electric Cooperative, Inc., dated July 1, 2007.

6)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Continental Divide Electric Cooperative, Inc., dated July 1, 2007.

7)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Delta-Montrose Electric Association, dated November 1, 2001.

8)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Empire Electric Association, Inc., dated July 1, 2007.

9)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Garland Light & Power Company, dated July 1, 2007.

10)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Gunnison County Electric Association, Inc., dated July 1, 2007.

11)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High Plains Power, Inc., dated July 1, 2007.

12)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High West Energy, dated July 1, 2007.

13)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Highline Electric Association, dated July 1, 2007.

14)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Jemez Mountains Electric Association, Inc., dated July 1, 2007.

15)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and K.C. Electric Association, dated July 1, 2007.

16)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Kit Carson Electric Cooperative, Inc., dated November 1, 2001.

17)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and La Plata Electric Association, Inc., dated July 1, 2007.

18)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and The Midwest Electric Cooperative Corporation, dated July 1, 2007.

19)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mora-San Miguel Electric Cooperative, Inc., dated July 1, 2007.

20)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Morgan County Rural Electric Association, dated July 1, 2007.

21)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain Parks Electric, Inc., dated July 1, 2007.

22)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain View Electric Association, Inc., dated July 1, 2007.

23)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Niobrara Electric Association, Inc., dated July 1, 2007.

24)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northern Rio Arriba Electric Cooperative, Inc., dated July 1, 2007.

25)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northwest Rural Public Power District, dated July 1, 2007.

26)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Otero County Electric Cooperative, Inc., dated July 1, 2007.

27)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Panhandle Rural Electric Membership Association, dated July 1, 2007.

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28)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Poudre Valley Rural Electric Association, Inc., dated July 1, 2007.

29)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Roosevelt Public Power District, dated July 1, 2007.

30)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Isabel Electric Association, Inc., dated July 1, 2007.

31)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Luis Valley Rural Electric Cooperative, Inc, dated July 1, 2007.

32)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Miguel Power Association, Inc., dated July 1, 2007.

33)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sangre De Cristo Electric Association, Inc., dated July 1, 2007.

34)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sierra Electric Cooperative, Inc., dated July 1, 2007.

35)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Socorro Electric Cooperative, Inc., dated July 1, 2007.

36)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southeast Colorado Power Association, dated July 1, 2007.

37)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southwestern Electric Cooperative, Inc., dated July 1, 2007.

38)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Springer Electric Cooperative, Inc., dated July 1, 2007.

39)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and United Power, Inc., dated July 1, 2007.

40)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheat Belt Public Power District, dated July 1, 2007.

41)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheatland Rural Electric Association, Inc., dated July 1, 2007.

42)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and White River Electric Association, Inc., dated July 1, 2007.

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43)      Contract for Wholesale Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wyrulec Company, dated July 1, 2007.

44)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Y-W Electric Association, Inc., dated July 1, 2007.

II

Power Purchase Agreement, dated March 1, 2006, between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative, Inc.

Power Purchase Agreement, dated July 12, 1996, between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative, Inc.(1)

Power Purchase Agreement, dated November 3, 1986, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated June 29, 1990, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated April 1, 1992, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated November 9, 1989, between PacifiCorp and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated September 19, 2000, and Amendment No. 1, dated May 25, 2007, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc. (Knutson Station)

Power Purchase Agreement, dated September 19, 2000, and Amendment No. 1, dated May 25, 2007, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc. (Limon Station)

Power Purchase Agreement, dated January 21, 2008, and Amendment No. 1, dated July 1, 2008, between Brush Cogeneration Partners and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated March 31, 2008, between Thermo Cogeneration Partnership LP. and Tri-State Generation and Transmission Association, Inc.

(1) Sheridan-Johnson Rural Electric Association withdrew as a member of Tri-State, merged with another cooperative, Tri-County Electric Association, and became Powder River Energy Corporation, which became a member of Basin Electric Power Cooperative. Pursuant to the Power Purchase Agreement between Basin and Tri-State, the entities agreed to maintain the integrity of the original Sheridan-Johnson all-requirements wholesale power contract.

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Power and Transmission Services Agreement, dated April 15, 1992, among Tri-State Generation and Transmission Association, Inc., Public Service Company of Colorado, and PacifiCorp Electric Operations

Product Sales Agreement between Tri-State Generation and Transmission Association, Inc., Plains Electric Generation and Transmission Cooperative, Inc. and Durango McKinley Paper Company (f/k/a McKinley Paper Company), dated November 11, 1992 and amended by Amendment No. 1 dated June 29, 1993, and Amendment No. 2 dated June 7, 2004.

III

San Juan Agreements

San Juan Unit 3 Purchase Agreement, dated June 1, 1994, between Century Power Corporation and Tri-State Generation and Transmission Association, Inc.

Assignment and Assumption Agreement, dated January 2, 1996, with Century Power Corporation.

Assignment and Amendment No. 2 to Assumption Agreement, dated January 2, 1996, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority.

Assignment and Assumption of Easement and License, dated January 2, 1996, with Century Power Corporation.

Assignment and Amendment No. 2, dated January 2, 1996, to Amended and Restated Interconnection Agreement, dated October 7, 1992, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority.

San Juan Project Participation Agreement Among Public Service Company of New Mexico; Tucson Electric Power Company; The City of Farmington, New Mexico; M-S-R Public Power Agency; The Incorporated County of Los Alamos, New Mexico; Southern California Public Power Authority; City of Anaheim; Utah Associated Municipal Power Systems; and Tri-State Generation and Transmission Association, Inc., dated March 23, 2006 and effective July 1, 2006.

Craig Station Unit Nos. 1 and 2 Agreements

Yampa Project Amended and Restated Participation Agreement, dated March 9, 1992, among PacifiCorp, Public Service Company of Colorado, Platte River Power Authority, Salt River Project Agricultural Improvement and Power District, and Tri-State Generation and Transmission Association, Inc.

Amended and Restated Common Facilities Agreement, dated March 9, 1992, among Project Participants.

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Laramie River Station Nos. 1, 2 and 3 Agreements

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Participation Agreement, effective May 25, 1977, among the Missouri Basin Power Project Participants, and Amendment Nos. 1 through 9, dated as follows: 1: March 15, 1977; 2: March 16, 1977; 3: August 1, 1982; 4: September 1, 1982; 5: May 2, 1983; 6: March 1, 1986; 7: September 15, 1986; 8: June 10, 1997; and 9: April 16, 1999.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Operating Supplement, dated November 15, 1979, and Amendment No. 1, dated August 1, 1982, and Amendment No. 2, dated June 10, 1997, among the Missouri Basin Power Project Participants.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Power and Energy Sales Supplement, dated January 25, 1982, and Amendment No. 1, dated June 10, 1997.

Agreement between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative for Operation, Maintenance and Dispatching of Certain Transmission Facilities of the Missouri Basin Power Project, dated May 9, 1990.

Algodones Agreement

Algodones Participation Agreement Between Public Service Company of New Mexico and Tri-State Generation and Transmission Association, Inc., dated effective July 1, 2000.

Springerville Unit No. 3

Springerville Project Agreement dated as of April 15, 1987 among Tucson Electric Power Company, San Carlos Resources Inc., Alamito Company and Madera Resources, Inc. and as amended by Amendment No. 1 dated as of December 15, 1992, to the Springerville Project Agreement, between Tucson Electric Power Company, an Arizona corporation, and San Carlos Resources Inc., an Arizona corporation, and as amended by Amendment No. 2 and Agreement Regarding Accession to Springerville Project Agreement dated as of October 20, 2003 by and among Tucson Electric Power Company, San Carlos Resources Inc., Tri-State Generation and Transmission Association, Inc. and Springerville Four, LLC.

Participation Agreement dated as of October 21, 2003 among Tri-State Generation and Transmission Association, Inc., as Construction Agent and as Lessee, Wells Fargo Delaware Trust Company, not in its individual capacity, except as expressly provided herein, but solely as Independent Manager, Springerville Unit 3 Holding LLC, as Owner Lessor, Springerville Unit 3 OP LLC, as Owner Participant, and Wilmington Trust Company, not in its individual capacity but solely as Series A Pass Through Trustee and Series B Pass Through Trustee and as Indenture Trustee.

Support and Operating Agreement by and between Springerville Unit 3 Holding LLC, as Owner of the Springerville Expansion Project -Unit 3 and Tucson Electric Power Company,

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as Owner, Lessee and Operator of the Springerville Generation Station, dated as of October 20, 2003 and as amended by Amendment No. 1 to Support and Operating Agreement by and between Springerville Unit 3 Holding LLC and Tucson Electric Power Company dated as of October 21, 2003. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Shared Facilities Agreement, dated as of October 20, 2003, and Amendment No. 1, dated effective as of January 1, 2009, by and between Springerville Unit 3 Holding LLC and Springerville Four, LLC. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

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EXHIBIT E-19

Description of the Secured Obligations Under This Indenture

On the Date of Execution and Delivery of this Indenture

“OBLIGATIONS TO RUS”

Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2009E

Note No.	Issue Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

AP-8	10/8/2009	$102,511,000.00	N/A *	12/31/2035

AP-B Reimbursement Note	10/8/2009	Determined when each advance is made	Determined when each advance is made	On Demand

“OTHER OBLIGATIONS TO RUS”
Amendment of 2005B Secured Obligations

The obligation to repay advances of the FFB Loan in the amount of $87,548,000.00 is evidenced by Note No. AK-8 as designated in Exhibit E-12 as a Series 2005B Secured Obligation, said same obligation is also evidenced by the AK-8 Substitute Note as designated below in this Exhibit E-19. Both Note No. AK-8 and Note No. AK-8 Substitute Note evidence the same indebtedness and are not cumulative.

AK-8 Substitute Note	9/2/2009	$87,548,000.00	N/A *	12/31/2035

* This note provides for future advances with the interest rate to be determined at the time of the future advance.

EXHIBIT H-20

Recording Data of the Original Indenture,

The First Supplemental Indenture,

the Second Supplemental Indenture,

the Third Supplemental Indenture,

the Fourth Supplemental Indenture,

the Fifth Supplemental Indenture,

the Sixth Supplemental Indenture,

the Seventh Supplemental Indenture,

the Eighth Supplemental Indenture,

the Ninth Supplemental Indenture,

the Tenth Supplemental Indenture,

the Eleventh Supplemental Indenture,

the Twelfth Supplemental Indenture,

the Thirteenth Supplemental Indenture,

the Fourteenth Supplemental Indenture,

the Fifteenth Supplemental Indenture,

the Sixteenth Supplemental Indenture,

the Seventeenth Supplemental Indenture,

the Eighteenth Supplemental Indenture,

the Nineteenth Supplemental Indenture,

and the Twentieth Supplemental Indenture

for the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record)

and in the case of filings in Kansas, Nebraska and Wyoming,

Full Descriptions of Property Encumbered

in Kansas, Nebraska and Wyoming.

EXHIBIT H-20

RECORDING INFORMATION FOR

                COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20

AMENDED AND RESTATED

WYOMING RIDER TO MASTER FIRST MORTGAGE

INDENTURE, DEED OF TRUST AND SECURITY AGREEMENT

FROM TRI-STATE GENERATION AND TRANSMISSION

ASSOCIATION, INC., TO NORWEST BANK COLORADO,

NATIONAL ASSOCIATION, AS TRUSTEE (“WYOMING RIDER”)

Capitalized terms appearing in this Wyoming Rider shall have the meanings ascribed to them in the attached Indenture. This Wyoming Rider shall be deemed a part of the Indenture, as it amends and restates the Prior Mortgage, as well as a part of the Prior Mortgage, as amended and restated by the Indenture. References to the Indenture shall comprehend this Rider. Notwithstanding anything to the contrary elsewhere in the Indenture, as to the Trust Estate located in the State of Wyoming, the following shall apply:

Acceleration, Foreclosure and Sale; Deficiency. If the Debt secured hereby is not paid when due, whether by acceleration or otherwise, it shall be lawful for the Trustee to proceed to enforce the provisions of this Indenture, either by suit at law or in equity, as it may elect, or to foreclose this Indenture by advertisement and sale of the above-described Real Property at public venue, for cash, according to Wyoming statutes governing mortgage foreclosures, and cause to be executed and delivered to the purchaser or purchasers after any such sale and expiration of any redemption periods a good and sufficient deed or deeds of conveyance of the property so sold and to apply the proceeds arising from such sale, first to the payment of all costs and expenses incurred by the Trustee in connection therewith.

Wyoming Rider

Supplement 21

October 8, 2009

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 27

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Master Trustee

dated effective as of July 29, 2011

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2011B Secured Obligation

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

ii

Section 7.11	Acceptance of Trust	8

Attachment 1	Form of Note of Series 2011B Secured Obligation

Exhibit A-25	Certain Additional Real Property

Exhibit B	List of Certain Contracts Subject to the Lien of the Indenture

Exhibit E-21	Description of Series 2011B Secured Obligation

Exhibit H-25

Recording Data of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-first Supplemental Indenture, the Twenty-second Supplemental Indenture, the Twenty-third Supplemental Indenture, the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming.

Second Amended and Restated New Mexico Rider, dated as of July 29, 2011

iii

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 27

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 27, dated and effective as of July 29, 2011 (this “Twenty-seventh Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION, (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by twenty-five supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the Credit Agreement dated as of July 29, 2011 (the “2011 Credit Facility”) between the Company and Bank of America, N.A., as administrative agent for the benefit of each of the lenders party to the 2011 Credit Facility (the “Administrative Agent”), the Company has issued one (1) promissory note (as more particularly described in this Twenty-seventh Supplemental Indenture and in Exhibit E-21 and Attachment 1, the “Obligation to Administrative Agent”) which is issued for the purpose of working capital, capital expenditures and other general corporate purposes, including the issuance of letters of credit, to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2011B (the “Series 2011B Secured Obligation”) and to further supplement the Original Indenture in order to authorize the Series 2011B Secured Obligation; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the Obligation to Administrative Agent as the Series 2011B Secured Obligation and to deliver it to the Administrative Agent, and such Series 2011B Secured Obligation shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, the Company has proposed changes to the Amended and Restated New Mexico Rider to the Original Indenture (the “Second Amended and Restated New Mexico Rider”) in order to address changes in New Mexico law and the Company has determined that consent of the Holders of the Secured Obligations is not required under Section 9.01(g) of the Indenture because the Second Amended and Restated New Mexico Rider cures an ambiguity and corrects an outdated statement of New Mexico law and does not adversely affect the interests of the Holders of Secured Obligations in any material respects; and

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WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-25 hereto; and

WHEREAS, all acts and things necessary to make this Twenty-seventh Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Twenty-seventh Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended by this Twenty-seventh Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I — TRUST ESTATE

Section 1.01              Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2011B Secured Obligation.

Section 1.02              Supplemental Grant.

Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2011B Secured Obligation, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2011B Secured Obligation is secured, and in consideration of the premises and of the acceptance of the Series 2011B Secured Obligation, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-25 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Twenty-sixth Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in

2

GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Twenty-sixth Supplemental Indenture.

ARTICLE II — DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01              Definitions of Words and Terms.

Words and terms used in this Twenty-seventh Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“2011 Credit Facility” shall mean the Credit Agreement, dated as of July 29, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time), between the Company, Bank of America, N.A., as administrative agent, and the lenders from time to time a party thereto.

“Series 2011B Secured Obligation” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2011B, designated on Exhibit E-21, authorized by the Original Indenture as amended and supplemented by this Twenty-seventh Supplemental Indenture.

“Twenty-seventh Supplemental Indenture” shall mean this Supplemental Master Mortgage Indenture No. 27, between the Company and the Trustee, dated effective as of July 29, 2011.

Section 2.02              Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Twenty-seventh Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Twenty-seventh Supplemental Indenture so long as such Supplemental Indenture is in effect.

ARTICLE III — AUTHORIZATION AND TERMS OF THE SERIES 2011B SECURED OBLIGATION

Section 3.01              Authorization of Series 2011B Secured Obligation.

(a)                                 The Company hereby authorizes the authentication of one (1) promissory note, dated as of July 29, 2011, issued by the Company to the Administrative Agent in the principal amount of $500,000,000.00. Such note shall constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2011B. The Holder

3

of the Series 2011B Secured Obligation is the Administrative Agent for the benefit of each of the lenders party to the 2011 Credit Facility, and the Trustee shall execute a certificate of authentication to such note which shall indicate that such note is a Secured Obligation hereunder.

(b)                                 The Series 2011B Secured Obligation is being issued for the purpose of working capital, capital expenditures, and other general corporate purposes, including the issuance of letters of credit. The terms of prepayment of such Series 2011B Secured Obligation shall be as set forth in the 2011 Credit Facility and the Series 2011B Secured Obligation.

(c)                                  No Series 2011B Secured Obligation shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series 2011B Secured Obligation or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Series 2011B Secured Obligation shall be conclusive evidence, and the only evidence, that such Secured Obligation has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

The Trustee’s certificate of authentication for Series 2011B Secured Obligation shall be as set forth below:

Certificate of Authentication for Series 2011B Secured Obligation

(1)                                 This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)                                 In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(d)                                 Pursuant to Section 2.02(b) of the Original Indenture, attached as Attachment 1 is a form of the note for the Series 2011B Secured Obligation. Also attached is Exhibit E-21, a description of the principal amount, maturity date, interest rate, and other terms of the note constituting the Series 2011B Secured Obligation.

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Section 3.02              Persons Deemed Holder.

Subject to the terms of Section 1.02(g) and (h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owner or Holder of such Series 2011B Secured Obligation for all purposes of the Indenture.

Section 3.03              Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.04              Registration, Transfer and Exchange.

The Series 2011B Secured Obligation shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.

Section 3.05              Payments on the Series 2011B Secured Obligation.

Payment on the Series 2011B Secured Obligation shall be made in the manner and in accordance with the 2011 Credit Facility and the Series 2011B Secured Obligation. The Company shall serve as the Paying Agent for the Series 2011B Secured Obligation, and the Place of Payment of the Series 2011B Secured Obligation shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.

Section 3.06              Redemption and Prepayment.

The Series 2011B Secured Obligation shall be redeemable or prepayable in accordance with the terms of the instruments evidencing and relating to such Series 2011B Secured Obligation and the 2011 Credit Facility.

ARTICLE IV — SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01              Supplements to Exhibits to Original Indenture.

Exhibits A and E attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibits A-25 and E-21 attached hereto. Exhibit H-25 is hereby incorporated into the Indenture as attached hereto. Exhibit B to the Original Indenture is hereby amended and restated in its entirety to read as set forth in Exhibit B attached hereto. All Exhibits and Attachments are incorporated herein by reference.

ARTICLE V — NEW MEXICO RIDER

Section 5.01              New Mexico Rider.

Pursuant to Section 9.01(g) of the Indenture, the New Mexico Rider attached to the Original Indenture is hereby amended and restated in its entirety as the Second Amended and Restated New Mexico Rider and is hereby incorporated as attached hereto.

5

ARTICLE VI — REPRESENTATIONS AND WARRANTIES

Section 6.01              Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Twenty-seventh Supplemental Indenture and to issue the Series 2011B Secured Obligation, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Twenty-seventh Supplemental Indenture and the Series 2011B Secured Obligation as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Series 2011B Secured Obligation have been satisfied.

Section 6.02              Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any Series 2011B Secured Obligation remain Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Series 2011B Secured Obligation. The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

ARTICLE VII — MISCELLANEOUS PROVISIONS

Section 7.01              Ratification of Indenture.

The Original Indenture as amended and supplemented by this Twenty-seventh Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Twenty-seventh Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by this Twenty-seventh Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented by this Twenty-seventh Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 7.02              Benefits of Indenture.

Nothing in this Twenty-seventh Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Twenty-seventh Supplemental Indenture.

6

Section 7.03              Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Twenty-seventh Supplemental Indenture.

Section 7.04              Binding Effect.

All the covenants, stipulations, promises and agreements in this Twenty-seventh Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 7.05              Severability Clause.

In case any provision in this Twenty-seventh Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.06              Execution in Counterparts.

This Twenty-seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 7.07              Governing Law.

This Twenty-seventh Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Twenty-seventh Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 7.08              Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.09              Successors and Assigns.

All covenants and agreements in this Twenty-seventh Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 7.10              Entire Agreement.

This Twenty-seventh Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

7

Section 7.11              Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

8

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-seventh Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.,
as the Company

		By	/s/ Rick L. Gordon
[SEAL]			Rick L. Gordon
Chairman and President
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234
ATTEST:

By:	/s/ Charles J. Soehner
Charles J. Soehner
Secretary

STATE OF COLORADO )
) ss.
COUNTY OF BROOMFIELD )

The foregoing instrument was acknowledged before me this 28th day of July, 2011, by Rick L. Gordon, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Lisa M. Steele
Notary Public
(Notary Seal)
My commission expires: May 23, 2015

Signature page for Supplemental Master Mortgage Indenture No. 27

9

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Trustee

			By:	/s/ Gretchen L. Middents
Gretchen L. Middents
[SEAL]				Vice President, Corporate, Municipal & Escrow Services
Wells Fargo Bank, National Association
1740 Broadway
MAC C7300-107
Denver, CO 80274-0002

STATE OF COLORADO	)
	)	ss.
COUNTY OF ADAMS	)

The foregoing instrument was acknowledged before me this 26th day of July, 2011, by Gretchen L. Middents, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Lisa M. Steele
Notary Public
(Notary Seal)
My commission expires: May 23, 2015

Signature page for Supplemental Master Mortgage Indenture No. 27

10

ATTACHMENT 1

FORM OF

SECURED PROMISSORY NOTE

(SERIES 2011B SECURED OBLIGATION)

$500,000,000.00	July 29, 2011
New York, New York

FOR VALUE RECEIVED, TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation duly organized under the law of the State of Colorado (the “Borrower”), hereby promises to pay to the order of Bank of America, N.A. (the “Administrative Agent”) for the benefit of each of the lenders party to the Credit Agreement dated as of July 29, 2011, by and among the Borrower, Administrative Agent, CoBank, ACB, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the lenders party thereto from time to time (as amended, supplemented, amended and restated or otherwise modified from time to time, the “2011 Credit Facility”) at the office of the Administrative Agent, as shall be notified to the Borrower from time to time, the aggregate unpaid principal amount of all Loans pursuant to the 2011 Credit Facility at any time on or after the date of this Secured Promissory Note, not to exceed $500,000,000.00, by the Administrative Agent to the Borrower, and to pay interest on the unpaid principal amount of each such Loan, at such office, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the 2011 Credit Facility. Capitalized terms used herein and not otherwise defined shall have the meaning given thereto in the 2011 Credit Facility.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Administrative Agent, on behalf of each Lender, on its books; provided that the failure of the Administrative Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the 2011 Credit Facility or hereunder in respect of the loans made by each Lender.

The 2011 Credit Facility provides for the acceleration of the maturity of this Secured Promissory Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 9.06 of the 2011 Credit Facility, this Secured Promissory Note may not be assigned to any other Person.

This Secured Promissory Note is a Secured Obligation under the terms of the Master First Mortgage Indenture, Deed of Trust and Security Agreement, amended, restated and effective as of December 15, 1999, as supplemented, modified or amended to the date hereof and as supplemented by the Supplemental Master Mortgage Indenture No. 27 between the Borrower and Wells Fargo Bank, National Association, as master trustee, dated as of July 29, 2011 (the “Master Indenture”) and is secured on a parity with all other Secured Obligations.

The Holder (as defined the Master Indenture) of this Secured Promissory Note shall have no right to enforce the provisions of the Master Indenture, or to institute any action to enforce the covenants therein, or to take any action with respect to any default under the Master Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Master Indenture.

This Secured Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By
Name: Rick L. Gordon
Its Chairman and President

(SEAL)

Attest:

Secretary

EXHIBIT A-25

to the Supplemental Master Mortgage Indenture No. 27

A full copy of the Twenty-seventh Supplemental Indenture with the full Exhibit A-25 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming. Counterparts of this Twenty-seventh Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit A-25 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

EXHIBIT B

to the Supplemental Master Mortgage Indenture No. 27

LIST OF CERTAIN CONTRACTS SUBJECT TO THE LIEN OF THE INDENTURE

I

1)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Big Horn Rural Electric Company, dated July 1, 2007.

2)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Carbon Power & Light, Inc., dated July 1, 2007.

3)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Central New Mexico Electric Cooperative, Inc., dated July 1, 2007.

4)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Chimney Rock Public Power District, dated July 1, 2007.

5)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Columbus Electric Cooperative, Inc., dated July 1, 2007.

6)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Continental Divide Electric Cooperative, Inc., dated July 1, 2007.

7)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Delta-Montrose Electric Association, dated November 1, 2001.

8)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Empire Electric Association, Inc., dated July 1, 2007.

9)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Garland Light & Power Company, dated July 1, 2007.

10)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Gunnison County Electric Association, Inc., dated July 1, 2007.

11)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High Plains Power, Inc., dated July 1, 2007.

12)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High West Energy, dated July 1, 2007.

13)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Highline Electric Association, dated July 1, 2007.

14)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Jemez Mountains Electric Association, Inc., dated July 1, 2007.

15)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and K.C. Electric Association, dated July 1, 2007.

16)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Kit Carson Electric Cooperative, Inc., dated November 1, 2001.

17)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and La Plata Electric Association, Inc., dated July 1, 2007.

18)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and The Midwest Electric Cooperative Corporation, dated July 1, 2007.

19)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mora-San Miguel Electric Cooperative, Inc., dated July 1, 2007.

20)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Morgan County Rural Electric Association, dated July 1, 2007.

21)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain Parks Electric, Inc., dated July 1, 2007.

22)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain View Electric Association, Inc., dated July 1, 2007.

23)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Niobrara Electric Association, Inc., dated July 1, 2007.

24)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northern Rio Arriba Electric Cooperative, Inc., dated July 1, 2007.

25)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northwest Rural Public Power District, dated July 1, 2007.

26)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Otero County Electric Cooperative, Inc., dated July 1, 2007.

27)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Panhandle Rural Electric Membership Association, dated July 1, 2007.

2

28)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Poudre Valley Rural Electric Association, Inc., dated July 1, 2007.

29)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Roosevelt Public Power District, dated July 1, 2007.

30)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Isabel Electric Association, Inc., dated July 1, 2007.

31)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Luis Valley Rural Electric Cooperative, Inc, dated July 1, 2007.

32)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Miguel Power Association, Inc., dated July 1, 2007.

33)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sangre De Cristo Electric Association, Inc., dated July 1, 2007.

34)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sierra Electric Cooperative, Inc., dated July 1, 2007.

35)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Socorro Electric Cooperative, Inc., dated July 1, 2007.

36)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southeast Colorado Power Association, dated July 1, 2007.

37)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southwestern Electric Cooperative, Inc., dated July 1, 2007.

38)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Springer Electric Cooperative, Inc., dated July 1, 2007.

39)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and United Power, Inc., dated July 1, 2007.

40)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheat Belt Public Power District, dated July 1, 2007.

41)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheatland Rural Electric Association, Inc., dated July 1, 2007.

42)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and White River Electric Association, Inc., dated July 1, 2007.

3

43)      Contract for Wholesale Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wyrulec Company, dated July 1, 2007.

44)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Y-W Electric Association, Inc., dated July 1, 2007.

II

Power Purchase Agreement, dated March 1, 2006, between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative, Inc.

Power Purchase Agreement, dated July 12, 1996, between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative, Inc.(1)

Power Purchase Agreement, dated November 3, 1986, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated June 29, 1990, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated April 1, 1992, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated November 9, 1989, between PacifiCorp and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated September 19, 2000, and Amendment No. 1, dated May 25, 2007, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc. (Knutson Station)

Power Purchase Agreement, dated September 19, 2000, and Amendment No. 1, dated May 25, 2007, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc. (Limon Station)

Power Purchase Agreement, dated January 21, 2008, and Amendment No. 1, dated July 1, 2008, between Brush Cogeneration Partners and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated March 31, 2008, between Thermo Cogeneration Partnership LP. and Tri-State Generation and Transmission Association, Inc.

(1) Sheridan-Johnson Rural Electric Association withdrew as a member of Tri-State, merged with another cooperative, Tri-County Electric Association, and became Powder River Energy Corporation, which became a member of Basin Electric Power Cooperative. Pursuant to the Power Purchase Agreement between Basin and Tri-State, the entities agreed to maintain the integrity of the original Sheridan-Johnson all-requirements wholesale power contract.

4

Power and Transmission Services Agreement, dated April 15, 1992, among Tri-State Generation and Transmission Association, Inc., Public Service Company of Colorado, and PacifiCorp Electric Operations

Product Sales Agreement between Tri-State Generation and Transmission Association, Inc., Plains Electric Generation and Transmission Cooperative, Inc. and Durango McKinley Paper Company (f/k/a McKinley Paper Company), dated November 11, 1992 and amended by Amendment No. 1 dated June 29, 1993, and Amendment No. 2 dated June 7, 2004.

III

San Juan Agreements

San Juan Unit 3 Purchase Agreement, dated June 1, 1994, between Century Power Corporation and Tri-State Generation and Transmission Association, Inc.

Assignment and Assumption Agreement, dated January 2, 1996, with Century Power Corporation.

Assignment and Amendment No. 2 to Assumption Agreement, dated January 2, 1996, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority.

Assignment and Assumption of Easement and License, dated January 2, 1996, with Century Power Corporation.

Assignment and Amendment No. 2, dated January 2, 1996, to Amended and Restated Interconnection Agreement, dated October 7, 1992, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority.

San Juan Project Participation Agreement Among Public Service Company of New Mexico; Tucson Electric Power Company; The City of Farmington, New Mexico; M-S-R Public Power Agency; The Incorporated County of Los Alamos, New Mexico; Southern California Public Power Authority; City of Anaheim; Utah Associated Municipal Power Systems; and Tri-State Generation and Transmission Association, Inc., dated March 23, 2006 and effective July 1, 2006.

Craig Station Unit Nos. 1 and 2 Agreements

Yampa Project Amended and Restated Participation Agreement, dated March 9, 1992, among PacifiCorp, Public Service Company of Colorado, Platte River Power Authority, Salt River Project Agricultural Improvement and Power District, and Tri-State Generation and Transmission Association, Inc.

Amended and Restated Common Facilities Agreement, dated March 9, 1992, among Project Participants.

5

Laramie River Station Nos. 1, 2 and 3 Agreements

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Participation Agreement, effective May 25, 1977, among the Missouri Basin Power Project Participants, and Amendment Nos. 1 through 9, dated as follows: 1: March 15, 1977; 2: March 16, 1977; 3: August 1, 1982; 4: September 1, 1982; 5: May 2, 1983; 6: March 1, 1986; 7: September 15, 1986; 8: June 10, 1997; and 9: April 16, 1999.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Operating Supplement, dated November 15, 1979, and Amendment No. 1, dated August 1, 1982, and Amendment No. 2, dated June 10, 1997, among the Missouri Basin Power Project Participants.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Power and Energy Sales Supplement, dated January 25, 1982, and Amendment No. 1, dated June 10, 1997.

Agreement between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative for Operation, Maintenance and Dispatching of Certain Transmission Facilities of the Missouri Basin Power Project, dated May 9, 1990.

Algodones Agreement

Algodones Participation Agreement Between Public Service Company of New Mexico and Tri-State Generation and Transmission Association, Inc., dated effective July 1, 2000.

Springerville Unit No. 3

Springerville Project Agreement dated as of April 15, 1987 among Tucson Electric Power Company, San Carlos Resources Inc., Alamito Company and Madera Resources, Inc. and as amended by Amendment No. 1 dated as of December 15, 1992, to the Springerville Project Agreement, between Tucson Electric Power Company, an Arizona corporation, and San Carlos Resources Inc., an Arizona corporation, and as amended by Amendment No. 2 and Agreement Regarding Accession to Springerville Project Agreement dated as of October 20, 2003 by and among Tucson Electric Power Company, San Carlos Resources Inc., Tri-State Generation and Transmission Association, Inc. and Springerville Four, LLC.

Participation Agreement dated as of October 21, 2003 among Tri-State Generation and Transmission Association, Inc., as Construction Agent and as Lessee, Wells Fargo Delaware Trust Company, not in its individual capacity, except as expressly provided herein, but solely as Independent Manager, Springerville Unit 3 Holding LLC, as Owner Lessor, Springerville Unit 3 OP LLC, as Owner Participant, and Wilmington Trust Company, not in its individual capacity but solely as Series A Pass Through Trustee and Series B Pass Through Trustee and as Indenture Trustee.

Support and Operating Agreement by and between Springerville Unit 3 Holding LLC, as Owner of the Springerville Expansion Project - Unit 3 and Tucson Electric Power Company,

6

as Owner, Lessee and Operator of the Springerville Generation Station, dated as of October 20, 2003 and as amended by Amendment No. 1, dated as of October 21, 2003 and Amendment No. 2, dated as of December 7, 2010. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Shared Facilities Agreement, dated as of October 20, 2003, and as amended by Amendment No.1, dated effective as of January 1, 2009 and Amendment No. 2 dated effective January 1, 2010, by and between Springerville Unit 3 Holding LLC and Springerville Four, LLC. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Springerville Units 3 & 4 Shared Improvements Agreement, dated as of December 1, 2010, by and between Salt River Project Agricultural Improvement and Power District and Tri-State Generation and Transmission Association, Inc.

7

EXHIBIT E-21

Description of the Secured Obligations Under This Indenture

On the Date of Execution and Delivery of this Indenture

Tri-State Generation and Transmission Association, Inc.

Secured Obligation (Credit Agreement) Series 2011B

Issue Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

7/29/2011	$500,000,000.00	N/A *	7/29/2016

* This note provides for future advances with the interest rate to be determined at the time of the future advance.

EXHIBIT H-25

Recording Data of the Original Indenture,

The First Supplemental Indenture,

the Second Supplemental Indenture,

the Third Supplemental Indenture,

the Fourth Supplemental Indenture,

the Fifth Supplemental Indenture,

the Sixth Supplemental Indenture,

the Seventh Supplemental Indenture,

the Eighth Supplemental Indenture,

the Ninth Supplemental Indenture,

the Tenth Supplemental Indenture,

the Eleventh Supplemental Indenture,

the Twelfth Supplemental Indenture,

the Thirteenth Supplemental Indenture,

the Fourteenth Supplemental Indenture,

the Fifteenth Supplemental Indenture,

the Sixteenth Supplemental Indenture,

the Seventeenth Supplemental Indenture,

the Eighteenth Supplemental Indenture,

the Nineteenth Supplemental Indenture,

the Twentieth Supplemental Indenture,

the Twenty-first Supplemental Indenture,

the Twenty-second Supplemental Indenture,

the Twenty-third Supplemental Indenture,

the Twenty-fourth Supplemental Indenture,

and the Twenty-sixth Supplemental Indenture

for the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record)

and in the case of filings in Kansas, Nebraska and Wyoming,

Full Descriptions of Property Encumbered

in Kansas, Nebraska and Wyoming.

Exhibit H-25 cover page to Supplemental Master Mortgage Indenture No. 27

EXHIBIT H-25

RECORDING INFORMATION FOR

                  COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*

*Supplement 25 was skipped and will not be used.

SECOND AMENDED AND RESTATED

NEW MEXICO RIDER TO MASTER FIRST MORTGAGE

INDENTURE, DEED OF TRUST AND SECURITY AGREEMENT

FROM TRI-STATE GENERATION AND TRANSMISSION

ASSOCIATION, INC., TO WELLS FARGO BANK, NATIONAL ASSOCIATION,

(AS SUCCESSOR THROUGH CONSOLIDATION TO WELLS FARGO BANK

WEST, NATIONAL ASSOCIATION), AS TRUSTEE (“NEW MEXICO RIDER”)

Capitalized terms appearing in this New Mexico Rider shall have the meanings ascribed to them in the attached Indenture. This New Mexico Rider shall be deemed a part of the Indenture, as it amends and restates the Prior Mortgage, as well as a part of the Prior Mortgage, as amended and restated by the Indenture. References to the Indenture shall comprehend this Rider. Notwithstanding anything to the contrary elsewhere in the Indenture, as to the Trust Estate located in the State of New Mexico, the following shall apply:

(a)                                 New Mexico Deed of Trust Limitations on Trustee Power of Sale as to Certain Real Property.

(i)             As to any real property subjected to the lien of the Indenture prior to the effective date of Laws Chapter 32 § 1 on May 17, 2006, this Indenture is not a “deed of trust” within the scope of the New Mexico Deed of Trust Act, NMSA 1978, §§ 48-10-1 to 48-10-21 (as amended 1998). As to any such property encumbered prior to May 16, 2006, it is a deed of trust by way of mortgage within the scope of NMSA 1978, § 47-1-39 (1947). The right of the Trustee, Mortgagees and Holders of Secured Obligations to foreclose any real property subjected to this Indenture as a mortgage under New Mexico law prior to May 17, 2006 is affirmed and is in no way impaired, and such foreclosure or enforcement and any foreclosure sale shall be conducted pursuant to, and in accordance with, applicable law for foreclosure of mortgages.

(ii)               As to any real property subjected to the lien of the Indenture on the effective date of Laws 2006, Chapter 32 § 1 on May 17, 2006 and thereafter, this Indenture is a “deed of trust” within the scope of the New Mexico Deed of Trust Act, NMSA 1978, §§ 48-10-1 to 48-10-21 (as amended 2006 and thereafter). The power of sale granted in the Indenture as to any real property subjected to the lien of the Indenture on and after May 17, 2006, and the designation of the Trustee and/or any Mortgagee or Holder of Secured Obligations as the Company’s attorney-in-fact for purposes of effecting transfers of property pursuant to any such power of sale or other power, and the provisions of the Indenture permitting the Trustee or any Mortgagee or Holder of Secured Obligations to exercise a power of sale or to dispose of any of the Trust Estate through a Trustee’s sale, as provided in the New Mexico Deed of Trust Act, or optionally by foreclosure as a mortgage, among other things, are effective in the State of New Mexico.

(b)                                 Grant with Mortgage Covenants and Upon Statutory Mortgage Condition. The following is added to line 7 of the fourth grammatical paragraph on page 2,

New Mexico Rider

Supplement 27

July 29, 2011

immediately after the comma following the word “Trustee”: “except as otherwise provided in this Indenture, with mortgage covenants and upon the statutory mortgage condition, for the breach of which this Indenture is subject to foreclosure as provided by law,” followed by a comma.

(c)                                  Effect of Restatement. The following is added at the end of Section 1.13:

This Indenture is intended only as an amendment and restatement, and not a novation, of the Prior Mortgage. In executing this Indenture, the Company acknowledges and reaffirms its obligations under the Prior Mortgage, as amended and restated in the Indenture, and it acknowledges and reaffirms the continuation in effect of the lien of the Prior Mortgage, by the Indenture.

(d)                                 The following provision is added as a new Section 1.15 immediately preceding Article II:

Section 1.15               Information About Documents Referred To. Information concerning, and copies of, any documents referred to in the Indenture, may be obtained from the Trustee at the address specified for it in Section 1.03 of the Indenture.

(e)                                  Maximum Amount Secured. Section 2.01 is amended to add the following at the end:

The maximum amount secured by the lien of this Indenture shall not at any one time exceed the maximum principal sum of $5,000,000,000.00, plus interest thereon. This statement of the maximum amount secured is made only to comply with NMSA 1978, § 48-7-9 (1975) and does not in any way imply that any Mortgagees or Holders are obligated at any time to make any future advances to the Company or to lend all or any part of such maximum amount to the Company. All or any part of such maximum amount secured may from time to time be advanced to and repaid by the Company, and the statement of such maximum amount limits, pursuant to NMSA 1978, § 48-7-9 (1975), only the amount which shall at any time be secured hereunder.

(f)                                   The following provision is added as a new Section 2.13:

Section 2.13               Financing Statement/Fixture Filing. In addition, information concerning the Secured Obligations, as well as information concerning the security interests granted under this Indenture or otherwise in connection with the Secured Obligations, may be obtained from the Trustee at its address set forth in Section 1.03 of the Indenture. A mailing address of the debtor is also set forth in Section 1.03 of the Indenture. A carbon, photographic or other reproduction of this Indenture or of a security agreement or a financing statement is sufficient as a financing statement. This Indenture secures an obligation incurred for the construction of an improvement on land, including the acquisition cost of the land, and is a construction mortgage, within the meaning of NMSA 1978, § 55-9- 334(h) (2001), as amended from time to time. This Indenture is effective as a financing statement and as a financing statement filed as a fixture filing. The Company, as debtor, is a transmitting utility. Upon the filing of the Indenture as a financing statement, the foregoing statement satisfies the requirement for a financing statement to remain effective until a termination statement is filed, set forth in NMSA 1978, § 55-9- 515(f) (2002), as follows: “If the debtor is a transmitting utility and a filed financing statement so indicates, it is effective until a termination statement is filed.”

The Indenture shall be deemed amended consistent with, and in such a manner as to implement, the foregoing, insofar as it affects the Trust Estate in New Mexico.

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 28

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Master Trustee

dated effective as of March 15, 2012

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2012A Secured Obligations

RUS Designations:

Secured Obligations to RUS “AR-8” and “AS-8”

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

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Attachment 1	Summary of Terms for Series 2012A Secured Obligations

Schedule I	Amended and Restated Schedule I to the Indenture

Exhibit A-26	Certain Additional Real Property

Exhibit B	List of Certain Contracts Subject to the Lien of the Indenture

Exhibit E-22	Description of Series 2012A Secured Obligations

Exhibit H-26

Recording Data of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-first Supplemental Indenture, the Twenty-second Supplemental Indenture, the Twenty-third Supplemental Indenture, the Twenty-fourth Supplemental Indenture, the Twenty-sixth Supplemental Indenture, and the Twenty-seventh Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming.

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SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 28

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 28, dated and effective as of March 15, 2012 (this “Twenty-eighth Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION, (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by twenty-six supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, the Supplemental Master Mortgage Indenture No. 26, dated effective as of June 13, 2011, describes that the Supplemental Master Mortgage Indenture No. 25 was currently in progress; and

WHEREAS, the Company and Trustee have decided to forgo use of Supplemental Master Mortgage Indenture No. 25 and therefore the sequential numbering of said supplement titles shall exclude 25; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the RUS Agreement, the Company has issued three (3) promissory notes and three (3) reimbursement notes (as more particularly described in Exhibit E-22 and Attachment 1, the “Obligations to RUS”), which represents obligations incurred by the Company to finance (1) upgrades and modifications to its existing generation facilities and (2) additions and modifications to its transmission facilities; and

WHEREAS, the Company desires to issue the Obligations to RUS as a series of Secured Obligations to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2012A (the “Series 2012A Secured Obligations”) and to further supplement the Original Indenture by this Twenty-eighth Supplemental Indenture in order to authorize the Series 2012A Secured Obligations; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the Obligations to RUS as the Series 2012A Secured Obligations and to deliver them to RUS, and such Series 2012A Secured Obligations shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

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WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-26 hereto; and

WHEREAS, all acts and things necessary to make this Twenty-eighth Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Twenty-eighth Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended by this Twenty-eighth Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I — TRUST ESTATE

Section 1.01              Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2012A Secured Obligations.

Section 1.02              Supplemental Grant.

Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2012A Secured Obligations, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2012A Secured Obligations are secured, and in consideration of the premises and of the acceptance of the Series 2012A Secured Obligations, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-26 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Twenty-seventh Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in

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GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Twenty-seventh Supplemental Indenture.

ARTICLE II — DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01              Definitions of Words and Terms.

Words and terms used in this Twenty-eighth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Series 2012A Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2012A, designated on Exhibit E-22, authorized by the Original Indenture as amended and supplemented by this Twenty-eighth Supplemental Indenture.

“Twenty-fifth Supplemental Indenture” shall mean the Supplemental Master Mortgage Indenture No. 25 that the Company and Trustee decided to forgo and thus was not executed.

“Twenty-eighth Supplemental Indenture” shall mean this Supplemental Master Mortgage Indenture No. 28, between the Company and the Trustee, dated effective as of March 15, 2012.

The following definition as defined in the Original Indenture, shall be amended as follows:

“RUS Agreement” shall mean the Amended and Consolidated Loan Contract, dated as of March 15, 2012, between the Company and the United States of America.

Section 2.02              Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Twenty-eighth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Twenty-eighth Supplemental Indenture so long as such Supplemental Indenture is in effect.

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ARTICLE III — AUTHORIZATION AND TERMS OF THE SERIES 2012A SECURED OBLIGATIONS

Section 3.01              Authorization of Series 2012A Secured Obligations.

(a)                                 The Company hereby authorizes the authentication of three (3) promissory notes designated “AR-8 Promissory Note”, “AS-8#1 Promissory Note”, and “AS-8#2 Promissory Note” dated as of March 15, 2012, issued by the Company to the United States of America in the principal amounts of $173,689,000.00, $9,123,000.00, and $123,864,000.00, respectively, and three (3) reimbursement notes designated “AR-8 Reimbursement Note”, “AS-8#1 Reimbursement Note”, and “AS-8#2 Reimbursement Note” dated as of March 15, 2012, issued by the Company to the United States of America. Such notes shall collectively constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2012A. The Holder of the Series 2012A Secured Obligations is the RUS, and the Trustee shall execute a certificate of authentication to each of such notes which shall indicate that each of such notes is a Secured Obligation hereunder.

(b)                                 The Series 2012A Secured Obligations are being issued for the purpose of financing (1) upgrades and modifications to the Company’s existing generation facilities and (2) additions and modifications to the Company’s transmission facilities. The terms of prepayment of such Series 2012A Secured Obligations shall be as set forth in the RUS Agreement and the Series 2012A Secured Obligations.

(c)                                  No Series 2012A Secured Obligations shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series 2012A Secured Obligations or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Series 2012A Secured Obligations shall be conclusive evidence, and the only evidence, that such Secured Obligations have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

The Trustee’s certificate of authentication for Series 2012A Secured Obligations shall be as set forth below:

Certificate of Authentication for Series 2012A Secured Obligations

(1)                                 This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the ‘Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)                                 In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

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WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(d)                                 Pursuant to Section 2.02(b) of the Original Indenture, attached as Attachment 1 is a summary of the terms of the notes for the Series 2012A Secured Obligations. Also attached is Exhibit E-22, a description of the principal amount, maturity date, interest rate, and other terms of the notes constituting the Series 2012A Secured Obligations.

Section 3.02              Persons Deemed Holder.

Subject to the terms of Section 1.02(g) and (h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owner or Holder of such Series 2012A Secured Obligations for all purposes of the Indenture.

Section 3.03              Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.04              Registration, Transfer and Exchange.

The Series 2012A Secured Obligations shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.

Section 3.05              Payments on the Series 2012A Secured Obligations.

Payment on the Series 2012A Secured Obligations shall be made in the manner and in accordance with the RUS Agreement and the Series 2012A Secured Obligations. The Company shall serve as the Paying Agent for the Series 2012A Secured Obligations, and the Place of Payment of the Series 2012A Secured Obligations shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.

Section 3.06              Redemption and Prepayment.

The Series 2012A Secured Obligations shall be redeemable or prepayable in accordance with the terms of the instruments evidencing and relating to such Series 2012A Secured Obligations and the RUS Agreement.

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ARTICLE IV — SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01              Supplements to Exhibits to Original Indenture.

Exhibits A and E attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibits A-26 and E-22 attached hereto. Exhibit H-26 is hereby incorporated into the Indenture as attached hereto. Schedule I and Exhibit B to the Original Indenture is hereby amended and restated in its entirety to read as set forth in Schedule I and Exhibit B attached hereto. All Exhibits, Schedules, and Attachments are incorporated herein by reference.

ARTICLE V — REPRESENTATIONS AND WARRANTIES

Section 5.01              Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Twenty-eighth Supplemental Indenture and to issue the Series 2012A Secured Obligations, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Twenty-eighth Supplemental Indenture and the Series 2012A Secured Obligations as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Series 2012A Secured Obligations have been satisfied.

Section 5.02              Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any Series 2012A Secured Obligations remain Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Series 2012A Secured Obligations. The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

ARTICLE VI — MISCELLANEOUS PROVISIONS

Section 6.01              Ratification of Indenture.

The Original Indenture as amended and supplemented by this Twenty-eighth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Twenty-eighth Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and

6

supplemented by this Twenty-eighth Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented by this Twenty-eighth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 6.02              Benefits of Indenture.

Nothing in this Twenty-eighth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Twenty-eighth Supplemental Indenture.

Section 6.03              Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Twenty-eighth Supplemental Indenture.

Section 6.04              Binding Effect.

All the covenants, stipulations, promises and agreements in this Twenty-eighth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 6.05              Severability Clause.

In case any provision in this Twenty-eighth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06              Execution in Counterparts.

This Twenty-eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 6.07              Governing Law.

This Twenty-eighth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Twenty-eighth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

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Section 6.08              Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.09              Successors and Assigns.

All covenants and agreements in this Twenty-eighth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10              Entire Agreement.

This Twenty-eighth Supplemental Indenture embodies the entire Agreement among the parties hereto with respect to the subject matters hereof.

Section 6.11              Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Twenty-eighth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.,
as the Company

		By	/s/ Rick L. Gordon
[SEAL]			Rick L. Gordon
Chairman and President
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234

ATTEST:

By:	/s/ Charles J. Soehner
Charles J. Soehner
Secretary

STATE OF COLORADO )
) ss.
COUNTY OF ADAMS )

The foregoing instrument was acknowledged before me this 12th day of March, 2012, by Rick L. Gordon, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Penny L. McLaughlin
Notary Public
(Notary Seal)
My commission expires:

Signature page for Supplemental Master Mortgage Indenture No. 28

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WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Trustee

			By:	/s/ Gretchen L. Middents
Gretchen L. Middents
[SEAL]				Vice President, Corporate Trust & Escrow Services
Wells Fargo Bank, National Association
1740 Broadway
MAC C7300-107
Denver, CO 80274-0002

STATE OF COLORADO	)
	)	ss.
COUNTY OF ADAMS	)

The foregoing instrument was acknowledged before me this 14th day of March, 2012, by Gretchen L. Middents, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Kay Guthrie
Notary Public
(Notary Seal)
My commission expires:

Signature page for Supplemental Master Mortgage Indenture No. 28

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ATTACHMENT 1

TO

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 28

Summary of Terms for Series 2012A Secured Obligations

Series 2012A Secured Obligations

AR-8 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $173,689,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 12/31/2041

Issue Date: 03/15/2012

AR-8 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 03/15/2012

AS-8#1 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $9,123,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 12/31/2040

Issue Date: 03/15/2012

AS-8#1 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 03/15/2012

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AS-8#2 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $123,864,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 12/31/2044

Issue Date: 03/15/2012

AS-8#2 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 03/15/2012

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SCHEDULE I

March 15, 2012

Amended and Restated Schedule I to the Indenture

(Supplemental Master Mortgage Indenture No. 28)

Restricted Subsidiaries, as defined in the Indenture, as of March 15, 2012:

None.

Subsidiaries, as defined in the Indenture, as of March 15, 2012:

(a)	Western Fuels-Colorado, A Limited Liability Company
(b)	Axial Basin Coal Company
(c)	Taylor Creek Holding Company
(d)	Colowyo Coal Company L.P.
(e)	Colowyo Coal Funding Corporation
(f)	Jones Lateral Ditch Company
(g)	Swede Lateral Ditch Company
(h)	Carson Lateral Ditch Company
(i)	Catholic Lateral Ditch Company
(j)	Holly Lateral Ditch Company
(k)	Crowley Lateral Ditch Company
(1)	Neumeister Lateral Ditch Company
(m)	Springerville Unit 3 Partnership LP
(n)	Springerville Unit 3 OP LLC
(o)	Springerville Unit 3 Holding LLC
(p)	JMSGEN IGP, LLC
(q)	JMSGEN ILP, LLC
(r)	Thermo Cogeneration Partnership, L.P.
(s)	Greenhouse Holdings, LLC

Equity to Capitalization Ratio:

For purposes of Section 4.04 “Distribution of Patronage Capital”, Section 4.10 “Disposition of Property”, Section 4.17 “The Restricted Group”, Section 4.22 “Equity to Capitalization Ratio”, and definition of “Excluded Property” the applicable Equity to Capitalization Ratio shall be as follows:

Ratio
2008-2015	14%
2016 and thereafter	18%

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DSR Percentage:

For purposes of the definition of “DSR Percentage”, the applicable DSR Percentage shall be as follows:

Percentage
2009	104%
2010-2011	105%
2012-2013	107%
2014 and thereafter	110%

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Exhibit A-26 New Easements and Fee Property

EXHIBIT B

March 15, 2012

Amended and Restated Exhibit B to the Indenture

(Supplemental Master Mortgage Indenture No. 28)

LIST OF CERTAIN CONTRACTS SUBJECT TO THE LIEN OF THE INDENTURE

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1)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Big Horn Rural Electric Company, dated July 1, 2007.

2)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Carbon Power & Light, Inc., dated July 1, 2007.

3)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Central New Mexico Electric Cooperative, Inc., dated July 1, 2007.

4)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Chimney Rock Public Power District, dated July 1, 2007.

5)             Wholesale Electric Service Contract between Tri-State Generation and Transmission

Association, Inc. and Columbus Electric Cooperative, Inc., dated July 1, 2007.

6)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Continental Divide Electric Cooperative, Inc., dated July 1, 2007.

7)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Delta-Montrose Electric Association, dated November 1, 2001.

8)             Wholesale Electric Service Contract between Tri-State Generation and Transmission

Association, Inc. and Empire Electric Association, Inc., dated July 1, 2007.

9)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Garland Light & Power Company, dated July 1, 2007.

10)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Gunnison County Electric Association, Inc., dated July 1, 2007.

11)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High Plains Power, Inc., dated July 1, 2007.

12)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High West Energy, dated July 1, 2007.

13)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Highline Electric Association, dated July 1, 2007.

14)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Jemez Mountains Electric Association, Inc., dated July 1, 2007.

15)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and K.C. Electric Association, dated July 1, 2007.

16)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Kit Carson Electric Cooperative, Inc., dated November 1, 2001.

17)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and La Plata Electric Association, Inc., dated July 1, 2007.

18)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and The Midwest Electric Cooperative Corporation, dated July 1, 2007.

19)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mora-San Miguel Electric Cooperative, Inc., dated July 1, 2007.

20)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Morgan County Rural Electric Association, dated July 1, 2007.

21)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain Parks Electric, Inc., dated July 1, 2007.

22)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain View Electric Association, Inc., dated July 1, 2007.

23)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Niobrara Electric Association, Inc., dated July 1, 2007.

24)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northern Rio Arriba Electric Cooperative, Inc., dated July 1, 2007.

25)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northwest

Rural Public Power District, dated July 1, 2007.

26)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Otero County Electric Cooperative, Inc., dated July 1, 2007.

27)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Panhandle Rural Electric Membership Association, dated July 1, 2007.

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28)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Poudre Valley Rural Electric Association, Inc., dated July 1, 2007.

29)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Roosevelt Public Power District, dated July 1, 2007.

30)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Isabel Electric Association, Inc., dated July 1, 2007.

31)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Luis Valley Rural Electric Cooperative, Inc, dated July 1, 2007.

32)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Miguel Power Association, Inc., dated July 1, 2007.

33)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sangre De Cristo Electric Association, Inc., dated July 1, 2007.

34)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sierra Electric Cooperative, Inc., dated July 1, 2007.

35)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Socorro Electric Cooperative, Inc., dated July 1, 2007.

36)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southeast Colorado Power Association, dated July 1, 2007.

37)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southwestern Electric Cooperative, Inc., dated July 1, 2007.

38)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Springer Electric Cooperative, Inc., dated July 1, 2007.

39)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and United Power, Inc., dated July 1, 2007.

40)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheat Belt Public Power District, dated July 1, 2007.

41)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheatland Rural Electric Association, Inc., dated July 1, 2007.

42)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and White River Electric Association, Inc., dated July 1, 2007.

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43)      Contract for Wholesale Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wyrulec Company, dated July 1, 2007.

44)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Y-W Electric Association, Inc., dated July 1, 2007.

II

Power Purchase Agreement, dated March 1, 2006, between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative, Inc.

Power Purchase Agreement, dated July 12, 1996, between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative, Inc.(1)

Power Purchase Agreement, dated November 3, 1986, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated June 29, 1990, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated November 9, 1989, between PacifiCorp and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated September 19, 2000, and Amendment No. 1, dated May 25, 2007, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc. (Knutson Station)

Power Purchase Agreement, dated September 19, 2000, and Amendment No. l, dated May 25, 2007, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc. (Limon Station)

Power Purchase Agreement, dated January 21, 2008, and Amendment No. 1, dated July 1, 2008, between Brush Cogeneration Partners and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated March 31, 2008, between Thermo Cogeneration Partnership LP. and Tri-State Generation and Transmission Association, Inc.

Power and Transmission Services Agreement, dated April 15, 1992, among Tri-State Generation and Transmission Association, Inc., Public Service Company of Colorado, and PacifiCorp Electric Operations

(1) Sheridan-Johnson Rural Electric Association withdrew as a member of Tri-State, merged with another cooperative, Tri-County Electric Association, and became Powder River Energy Corporation, which became a member of Basin Electric Power Cooperative. Pursuant to the Power Purchase Agreement between Basin and Tri-State, the entities agreed to maintain the integrity of the original Sheridan-Johnson all-requirements wholesale power contract.

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Product Sales Agreement between Tri-State Generation and Transmission Association, Inc., Plains Electric Generation and Transmission Cooperative, Inc. and Durango McKinley Paper Company (f/k/a McKinley Paper Company), dated November 11, 1992 and amended by Amendment No. 1 dated June 29, 1993, and Amendment No. 2 dated June 7, 2004.

III

San Juan Agreements

San Juan Unit 3 Purchase Agreement, dated June 1, 1994, between Century Power Corporation and Tri-State Generation and Transmission Association, Inc.

Assignment and Assumption Agreement, dated January 2, 1996, with Century Power Corporation.

Assignment and Amendment No. 2 to Assumption Agreement, dated January 2, 1996, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority.

Assignment and Assumption of Easement and License, dated January 2, 1996, with Century Power Corporation.

Assignment and Amendment No. 2, dated January 2, 1996, to Amended and Restated Interconnection Agreement, dated October 7, 1992, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority.

San Juan Project Participation Agreement Among Public Service Company of New Mexico; Tucson Electric Power Company; The City of Farmington, New Mexico; M-S-R Public Power Agency; The Incorporated County of Los Alamos, New Mexico; Southern California Public Power Authority; City of Anaheim; Utah Associated Municipal Power Systems; and Tri-State Generation and Transmission Association, Inc., dated March 23, 2006 and effective July 1, 2006.

Craig Station Unit Nos. 1 and 2 Agreements

Yampa Project Amended and Restated Participation Agreement, dated March 9, 1992, among PacifiCorp, Public Service Company of Colorado, Platte River Power Authority, Salt River Project Agricultural Improvement and Power District, and Tri-State Generation and Transmission Association, Inc.

Amended and Restated Common Facilities Agreement, dated March 9, 1992, among Project Participants.

Laramie River Station Nos. 1, 2 and 3 Agreements

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Participation Agreement, effective May 25, 1977, among the Missouri Basin Power Project Participants, and Amendment Nos. 1 through 9, dated as follows: 1: March 15, 1977;

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2: March 16, 1977; 3: August 1, 1982; 4: September 1, 1982; 5: May 2, 1983; 6: March 1, 1986; 7: September 15, 1986; 8: June 10, 1997; and 9: April 16, 1999.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Operating Supplement, dated November 15, 1979, and Amendment No. 1, dated August 1, 1982, and Amendment No. 2, dated June 10, 1997, among the Missouri Basin Power Project Participants.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Power and Energy Sales Supplement, dated January 25, 1982, and Amendment No. 1, dated June 10, 1997.

Agreement between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative for Operation, Maintenance and Dispatching of Certain Transmission Facilities of the Missouri Basin Power Project, dated May 9, 1990.

Algodones Agreement

Algodones Participation Agreement Between Public Service Company of New Mexico and Tri-State Generation and Transmission Association, Inc., dated effective July 1, 2000.

Springerville Unit No. 3

Springerville Project Agreement dated as of April 15, 1987 among Tucson Electric Power Company, San Carlos Resources Inc., Alamito Company and Madera Resources, Inc. and as amended by Amendment No. 1 dated as of December 15, 1992, to the Springerville Project Agreement, between Tucson Electric Power Company, an Arizona corporation, and San Carlos Resources Inc., an Arizona corporation, and as amended by Amendment No. 2 and Agreement Regarding Accession to Springerville Project Agreement dated as of October 20, 2003 by and among Tucson Electric Power Company, San Carlos Resources Inc., Tri-State Generation and Transmission Association, Inc. and Springerville Four, LLC.

Participation Agreement dated as of October 21, 2003 among Tri-State Generation and Transmission Association, Inc., as Construction Agent and as Lessee, Wells Fargo Delaware Trust Company, not in its individual capacity, except as expressly provided herein, but solely as Independent Manager, Springerville Unit 3 Holding LLC, as Owner Lessor, Springerville Unit 3 OP LLC, as Owner Participant, and Wilmington Trust Company, not in its individual capacity but solely as Series A Pass Through Trustee and Series B Pass Through Trustee and as Indenture Trustee.

Support and Operating Agreement by and between Springerville Unit 3 Holding LLC, as Owner of the Springerville Expansion Project — Unit 3 and Tucson Electric Power Company, as Owner, Lessee and Operator of the Springerville Generation Station, dated as of October 20, 2003 and as amended by Amendment No. 1, dated as of October 21, 2003 and Amendment No. 2, dated as of December 7, 2010. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

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Shared Facilities Agreement, dated as of October 20, 2003, and as amended by Amendment No. 1, dated effective as of January 1, 2009 and Amendment No. 2 dated effective January 1, 2010, by and between Springerville Unit 3 Holding LLC and Springerville Four, LLC. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Springerville Units 3 & 4 Shared Improvements Agreement, dated as of December 1, 2010, by and between Salt River Project Agricultural Improvement and Power District and Tri-State Generation and Transmission Association, Inc.

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EXHIBIT E-22

Description of the Secured Obligations Under This Indenture

On the Date of Execution and Delivery of this Indenture

“OBLIGATIONS TO RUS”

Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2012A

Note No.	Issue Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

AR-8	3/15/2012	$173,689,000.00	N/A *	12/31/2041

AR-8 Reimbursement Note	3/15/2012	Determined when each advance is made	Determined when each advance is made	On Demand

AS-8 #1	3/15/2012	$9,123,000.00	N/A *	12/31/2040

AS-8 #1 Reimbursement Note	3/15/2012	Determined when each advance is made	Determined when each advance is made	On Demand

AS-8 #2	3/15/2012	$123,864,000.00	N/A *	12/31/2044

AS-8 #2 Reimbursement Note	3/15/2012	Determined when each advance is made	Determined when each advance is made	On Demand

* This note provides for future advances with the interest rate to be determined at the time of the future advance.

EXHIBIT H-26

Recording Data of the Original Indenture,

The First Supplemental Indenture,

the Second Supplemental Indenture,

the Third Supplemental Indenture,

the Fourth Supplemental Indenture,

the Fifth Supplemental Indenture,

the Sixth Supplemental Indenture,

the Seventh Supplemental Indenture,

the Eighth Supplemental Indenture,

the Ninth Supplemental Indenture,

the Tenth Supplemental Indenture,

the Eleventh Supplemental Indenture,

the Twelfth Supplemental Indenture,

the Thirteenth Supplemental Indenture,

the Fourteenth Supplemental Indenture,

the Fifteenth Supplemental Indenture,

the Sixteenth Supplemental Indenture,

the Seventeenth Supplemental Indenture,

the Eighteenth Supplemental Indenture,

the Nineteenth Supplemental Indenture,

the Twentieth Supplemental Indenture,

the Twenty-first Supplemental Indenture,

the Twenty-second Supplemental Indenture,

the Twenty-third Supplemental Indenture,

the Twenty-fourth Supplemental Indenture *,

the Twenty-sixth Supplemental Indenture

and the Twenty-seventh Supplemental Indenture

for the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record)

and in the case of filings in Kansas, Nebraska and Wyoming,

Full Descriptions of Property Encumbered

in Kansas, Nebraska and Wyoming.

* Supplemental Master Mortgage No. 25 was skipped and will not be used.

Exhibit H-26 cover page to Supplemental Master Mortgage Indenture No. 28

EXHIBIT H-26

RECORDING INFORMATION FOR

                COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27

*Supplement 25 was skipped and will not be used.

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 29

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Master Trustee

dated effective as of December 6, 2012

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2012B Secured Obligations and

Series 2012C Secured Obligation

RUS Designations:

Secured Obligations to RUS “AU-8”

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

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Attachment 1	Summary of Terms for Series 2012B Secured Obligations and Series 2012C Secured Obligation

Exhibit A-27	Certain Additional Real Property

Exhibit E-23	Descriptions of Series 2012B Secured Obligations and Series 2012C Secured Obligation

Exhibit H-27

Recording Data of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-first Supplemental Indenture, the Twenty-second Supplemental Indenture, the Twenty-third Supplemental Indenture, the Twenty-fourth Supplemental Indenture, the Twenty-sixth Supplemental Indenture, the Twenty-seventh Supplemental Indenture, and the Twenty-eighth Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming. There is no Twenty-fifth Supplemental Indenture.

iii

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 29

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 29, dated and effective as of December 6, 2012 (this “Twenty-ninth Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION, (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by twenty-seven supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the RUS Agreement, the Company has issued two (2) promissory notes and two (2) reimbursement notes (as more particularly described in Exhibit E-23 and Attachment 1, the “Obligations to RUS”), which represents obligations incurred by the Company to finance (1) upgrades and modifications to its existing generation facilities and (2) additions and modifications to its transmission facilities; and

WHEREAS, the Company desires to issue the Obligations to RUS as a series of Secured Obligations to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2012B (the “Series 2012B Secured Obligations”) and to further supplement the Original Indenture by this Twenty-ninth Supplemental Indenture in order to authorize the Series 2012B Secured Obligations; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the Term Loan Agreement, dated and effective as of December 6, 2012 (the “CoBank Term Loan Agreement”), among the Company, the lenders from time to time parties thereto, and CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), the Company has issued one (1) promissory note (as more particularly described in Exhibit E-23 and Attachment 1, the “Obligation to Administrative Agent”), which is issued for the purpose of refinancing short term indebtedness and other corporate purposes, to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation Series 2012C (the “Series 2012C Secured Obligation”) and to further supplement the Original Indenture by this Twenty-ninth Supplemental Indenture in order to authorize the Series 2012C Secured Obligation; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the Obligations to RUS as the Series 2012B Secured Obligations and the Obligation to Administrative Agent as the Series 2012C Secured

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Obligation and to deliver them to RUS and the Administrative Agent, respectively, and such Series 2012B Secured Obligations and Series 2012C Secured Obligation shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-27 hereto; and

WHEREAS, all acts and things necessary to make this Twenty-ninth Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Twenty-ninth Supplemental Indenture having in all respects been duly authorized, the Original Indenture (as amended by this Twenty-ninth Supplemental Indenture, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I — TRUST ESTATE

Section 1.01         Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2012B Secured Obligations and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2012C Secured Obligation.

Section 1.02          Supplemental Grant.

Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2012B Secured Obligations and the Series 2012C Secured Obligation, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2012B Secured Obligations and the Series 2012C Secured Obligation are secured, and in consideration of the premises and of the acceptance of the Series 2012B Secured Obligations and the Series 2012C Secured Obligation, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

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All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-27 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Twenty-eighth Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Twenty-eighth Supplemental Indenture.

ARTICLE II — DEFINITIONS AND OTHER PROVISIONS OF GENERAL

APPLICATION

Section 2.01             Definitions of Words and Terms.

Words and terms used in this Twenty-ninth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“CoBank Term Loan Agreement” shall mean the Term Loan Agreement, dated and effective as of December 6, 2012 (as amended, supplemented, amended and restated, or otherwise modified from time to time), among the Company, the lenders from time to time parties thereto, and CoBank, ACB, as administrative agent.

“Series 2012B Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2012B, designated on Exhibit E-23, authorized by the Original Indenture as amended and supplemented by this Twenty-ninth Supplemental Indenture.

“Series 2012C Secured Obligation” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2012C, designated on Exhibit E-23, authorized by the Original Indenture as amended and supplemented by this Twenty-ninth Supplemental Indenture.

“Twenty-ninth Supplemental Indenture” shall mean this Supplemental Master Mortgage Indenture No. 29, between the Company and the Trustee, dated effective as of December 6, 2012.

The following definition as defined in the Original Indenture, shall be amended as follows:

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“RUS Agreement” shall mean the Amended and Consolidated Loan Contract, dated as of December 6, 2012, between the Company and the United States of America.

Section 2.02             Amendment to Section 1.03 Notices, Etc., to Trustee and Company.

Section 1.03 of the Original Indenture shall be amended and restated in its entirety to read as follows: Unless otherwise expressly specified or permitted by the terms hereof, all communications, notices, requests, demands, authorizations, consents, waivers or Acts of Holders or other document provided, permitted or required by the Indenture shall be communicated in writing or by a telecommunications device capable of creating a written record, and any notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight, mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto or to such other address as either party hereto may from time to time designate:

If the Trustee:	Wells Fargo Bank, National Association
750 N. Saint Paul Place, Suite 1750
MAC T9263-170
Dallas, TX 75201
Telephone No.: 214-756-7431
Fax No. 214-756-7401

If the Company:	Tri-State Generation and Transmission Association, Inc.
If by courier service:
1100 West 116th Avenue
Westminster, Colorado 80234
If by United States mail:
P.O. Box 33695
Denver, Colorado 80233
If by overnight mail:
3761 Eureka Way
Frederick, Colorado 80516
Telephone: 303-452-6111
Fax No.: 303-254-6007

Attn: Executive Vice President and General Manager
With a copy to the Senior Vice President and Chief
Financial Officer at the same address.

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Section 2.03             Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Twenty-ninth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Twenty-ninth Supplemental Indenture so long as such Supplemental Indenture is in effect.

ARTICLE III — AUTHORIZATION AND TERMS OF THE SERIES 2012B SECURED

OBLIGATIONS AND THE SERIES 2012C SECURED OBLIGATION

Section 3.01                 Authorization of Series 2012B Secured Obligations.

(a)                                 The Company hereby authorizes the authentication of two (2) promissory notes designated “AU-8#1 Promissory Note” and “AU-8#2 Promissory Note” dated as of December 6, 2012, issued by the Company to the United States of America in the principal amounts of $13,495,000.00 and $126,988,000.00, respectively, and two (2) reimbursement notes designated “AU-8#1 Reimbursement Note” and “AU-8#2 Reimbursement Note” dated as of December 6, 2012, issued by the Company to the United States of America. Such notes shall collectively constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2012B. The Holder of the Series 2012B Secured Obligations is the RUS, and the Trustee shall execute a certificate of authentication to each of such notes which shall indicate that each of such notes is a Secured Obligation hereunder.

(b)                                 The Series 2012B Secured Obligations are being issued for the purpose of financing (1) upgrades and modifications to the Company’s existing generation facilities and (2) additions and modifications to the Company’s transmission facilities. The terms of prepayment of such Series 2012B Secured Obligations shall be as set forth in the RUS Agreement and the Series 2012B Secured Obligations.

(c)                                  No Series 2012B Secured Obligations shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series 2012B Secured Obligations or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Series 2012B Secured Obligations shall be conclusive evidence, and the only evidence, that such Secured Obligations have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

The Trustee’s certificate of authentication for Series 2012B Secured Obligations shall be as set forth below:

Certificate of Authentication for Series 2012B Secured Obligations

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(1)                         This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)                         In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(d)                                 Pursuant to Section 2.02(b) of the Original Indenture, attached as Attachment 1 is a summary of the terms of the notes for the Series 2012B Secured Obligations. Also attached is Exhibit E-23, a description of the principal amount, maturity date, interest rate, and other terms of the notes constituting the Series 2012B Secured Obligations.

Section 3.02              Authorization of Series 2012C Secured Obligation.

(a)                                 The Company hereby authorizes the authentication of one (1) promissory note, dated effective as of December 6, 2012, issued by the Company to the Administrative Agent in the principal amount of $100,000,000.00. Such note shall constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2012C. The Holder of the Series 2012C Secured Obligation is the Administrative Agent for the benefit of itself and each of the lenders party from time to time to the CoBank Term Loan Agreement, and the Trustee shall execute a certificate of authentication to such note which shall indicate that such note is a Secured Obligation hereunder.

(b)                                 The Series 2012C Secured Obligation is being issued for the purpose of refinancing short term indebtedness and certain other corporate purposes. The Series 2012C Secured Obligation shall be issued in the form and with the interest payment dates and the maturity date and at the rate of interest set forth in the CoBank Term Loan Agreement and the Series 2012C Secured Obligation. The terms of repayment and prepayment of such Series 2012C Secured Obligation shall be as set forth in the CoBank Term Loan Agreement and the Series 2012C Secured Obligation.

(c)                                  No Series 2012C Secured Obligation shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series 2012C Secured Obligation or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Series 2012C Secured Obligation shall be conclusive evidence, and

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the only evidence, that such Secured Obligation have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

The Trustee’s certificate of authentication for Series 2012C Secured Obligation shall be as set forth below:

Certificate of Authentication for Series 2012C Secured Obligation

(1)                                 This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)                                 In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(d)                                 Pursuant to Section 2.02(b) of the Original Indenture, attached hereto as Attachment 1 is a summary of the terms of the Series 2012C Secured Obligation. Also attached hereto is Exhibit E-23, a description of the principal amount, maturity date, interest rate, and other terms of the Series 2012C Secured Obligation.

Section 3.03                  Persons Deemed Holder.

Subject to the terms of Section 1.02(g) and (h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owner or Holder of such Series 2012B Secured Obligations and the Series 2012C Secured Obligation for all purposes of the Indenture.

Section 3.04                  Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

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Section 3.05      Registration, Transfer and Exchange.

The Series 2012B Secured Obligations and the Series 2012C Secured Obligation shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.

Section 3.06      Payments on the Series 2012B Secured Obligations and the Series 2012C Secured Obligation.

Payment on the Series 2012B Secured Obligations shall be made in the manner and in accordance with the RUS Agreement and the Series 2012B Secured Obligations. Payment on the Series 2012C Secured Obligation shall be made in the manner and in accordance with the CoBank Term Loan Agreement and the Series 2012C Secured Obligation. The Company shall serve as the Paying Agent for the Series 2012B Secured Obligations and the Series 2012C Secured Obligation, and the Place of Payment of the Series 2012B Secured Obligations and the Series 2012C Secured Obligation shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.

Section 3.07      Redemption and Prepayment.

The Series 2012B Secured Obligations shall be redeemable or prepayable in accordance with the terms of the instruments evidencing and relating to such Series 2012B Secured Obligations and the RUS Agreement. The Series 2012C Secured Obligation shall be redeemable or prepayable, including, without limitation, the payment of the Make-Whole Amount (as defined in the CoBank Term Loan Agreement), if any, in accordance with the terms of the instruments evidencing and relating to such Series 2012C Secured Obligation and the CoBank Term Loan Agreement.

ARTICLE IV — SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01      Supplements to Exhibits to Original Indenture.

Exhibits A and E attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibits A-27 and E-23 attached hereto. Exhibit H-27 is hereby incorporated into the Indenture as attached hereto. All Exhibits and Attachments are incorporated herein by reference.

ARTICLE V — REPRESENTATIONS AND WARRANTIES

Section 5.01      Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Twenty-ninth Supplemental Indenture and to issue the Series 2012B Secured Obligations and the Series 2012C Secured Obligation, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Twenty-ninth Supplemental Indenture and the Series 2012B Secured Obligations and the Series 2012C Secured Obligation as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the

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requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Series 2012B Secured Obligations and the Series 2012C Secured Obligation have been satisfied.

Section 5.02      Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any Series 2012B Secured Obligations or Series 2012C Secured Obligation remain Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Series 2012B Secured Obligations and the Series 2012C Secured Obligation. The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

ARTICLE VI - MISCELLANEOUS PROVISIONS

Section 6.01      Ratification of Indenture.

The Original Indenture as amended and supplemented by this Twenty-ninth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Twenty-ninth Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by this Twenty-ninth Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented by this Twenty-ninth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 6.02      Benefits of Indenture.

Nothing in this Twenty-ninth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Twenty-ninth Supplemental Indenture.

Section 6.03      Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Twenty-ninth Supplemental Indenture.

Section 6.04      Binding Effect.

All the covenants, stipulations, promises and agreements in this Twenty-ninth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties

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hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 6.05      Severability Clause.

In case any provision in this Twenty-ninth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06      Execution in Counterparts.

This Twenty-ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 6.07      Governing Law.

This Twenty-ninth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Twenty-ninth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 6.08      Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.09      Successors and Assigns.

All covenants and agreements in this Twenty-ninth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10      Entire Agreement.

This Twenty-ninth Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

Section 6.11      Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Twenty-ninth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.,
as the Company

		By	/s/ Rick L. Gordon
	[SEAL]		Rick L. Gordon
Chairman and President
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234

ATTEST:

By:	/s/ Charles J. Soehner
Charles J. Soehner
Secretary

STATE OF COLORADO )
) ss.
COUNTY OF ADAMS )

The foregoing instrument was acknowledged before me this 5th day of December, 2012, by Rick L. Gordon, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Lisa M. Steele
Notary Public
(Notary Seal)
My commission expires: May 23, 2015

Signature page for Supplemental Master Mortgage Indenture No. 29

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WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Trustee

	By:	/s/ Patrick T. Giordano
Patrick T. Giordano
[SEAL]		Vice President, Corporate Trust
Wells Fargo Bank, National Association
750 N. Saint Paul Place, Suite 1750
MAC T9263-170
Dallas, TX 75201

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
COUNTY OF SUFFOLK	)

The foregoing instrument was acknowledged before me this 29th day of November, 2012, by Patrick T. Giordano, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Stephanie Bowen
Notary Public
(Notary Seal)
My commission expires: 5/21/2015

Signature page for Supplemental Master Mortgage Indenture No. 29

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ATTACHMENT 1

TO

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 29

Summary of Terms for Series 2012B Secured Obligations and Series 2012C Secured

Obligation

Series 2012B Secured Obligations

AU-8#1 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $13,495,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 12/31/2040

Issue Date: 12/06/2012

AU-8#1 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 12/06/2012

AU-8#2 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $126,988,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 12/31/2044

Issue Date: 12/06/2012

AU-8#2 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 12/06/2012

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Series 2012C Secured Obligation

CoBank Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: CoBank, ACB, a federally chartered instrumentality of the United States, as administrative agent for various lenders

Principal: $100,000,000.00

Interest Rate(s): 4.38%

Maturity Date: 12/05/2042

Issue Date: 12/06/2012

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EXHIBIT A-27

to the Supplemental Master Mortgage Indenture No. 29

A full copy of the Twenty-ninth Supplemental Indenture with the full Exhibit A-27 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming. Counterparts of this Twenty-ninth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit A-27 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

EXHIBIT E-23

Description of the Secured Obligations Under This Indenture

On the Date of Execution and Delivery of this Indenture

“OBLIGATIONS TO RUS”

Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2012B

Note No.	Issue Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

AU-8 #1	12/6/2012	$13,495,000,00	N/A *	12/31/2040

AU-8 #1 Reimbursement Note	12/6/2012	Determined when each advance is made	Determined when each advance is made	On Demand

AU-8 #2	12/6/2012	$126,988,000.00	N/A *	12/31/2044

AU-8 #2 Reimbursement Note	12/6/2012	Determined when each advance is made	Determined when each advance is made	On Demand

* This note provides for future advances with the interest rate to be determined at the time of the future advance.

“OBLIGATION TO ADMINISTRATIVE AGENT”

Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation Series 2012C

Note No.	Issue Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

Term Loan Agreement	12/6/2012	$100,000,000.00	4.38%	12/5/2042

EXHIBIT H-27

Recording Data of the Original Indenture,

The First Supplemental Indenture,

the Second Supplemental Indenture,

the Third Supplemental Indenture,

the Fourth Supplemental Indenture,

the Fifth Supplemental Indenture,

the Sixth Supplemental Indenture,

the Seventh Supplemental Indenture,

the Eighth Supplemental Indenture,

the Ninth Supplemental Indenture,

the Tenth Supplemental Indenture,

the Eleventh Supplemental Indenture,

the Twelfth Supplemental Indenture,

the Thirteenth Supplemental Indenture,

the Fourteenth Supplemental Indenture,

the Fifteenth Supplemental Indenture,

the Sixteenth Supplemental Indenture,

the Seventeenth Supplemental Indenture,

the Eighteenth Supplemental Indenture,

the Nineteenth Supplemental Indenture,

the Twentieth Supplemental Indenture,

the Twenty-first Supplemental Indenture,

the Twenty-second Supplemental Indenture,

the Twenty-third Supplemental Indenture,

the Twenty-fourth Supplemental Indenture *,

the Twenty-sixth Supplemental Indenture

the Twenty-seventh Supplemental Indenture

and the Twenty-eighth Supplemental Indenture

for the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record)

and in the case of filings in Kansas, Nebraska and Wyoming,

Full Descriptions of Property Encumbered

in Kansas, Nebraska and Wyoming.

* Supplemental Master Mortgage No. 25 was skipped and will not be used.

Exhibit H-27 cover page to Supplemental Master Mortgage Indenture No. 29

EXHIBIT H-27

RECORDING INFORMATION FOR

                COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28

*Supplement 25 was skipped and will not be used.

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 30

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Master Trustee

dated effective as of July 3, 2013

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2013A Secured Obligations

RUS Designations:

Secured Obligations to RUS “AW-8” and “AX-8”

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

ii

Attachment 1	Summary of Terms for Series 2013A Secured Obligations

Exhibit A-28	Certain Additional Real Property

Exhibit B	List of Certain Contracts Subject to the Lien of the Indenture

Exhibit E-24	Description of Series 2013A Secured Obligations

Exhibit H-28

Recording Data of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-first Supplemental Indenture, the Twenty-second Supplemental Indenture, the Twenty-third Supplemental Indenture, the Twenty-fourth Supplemental Indenture, the Twenty-sixth Supplemental Indenture, the Twenty-seventh Supplemental Indenture, the Twenty-eighth Supplemental Indenture, and the Twenty-ninth Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming. There is no Twenty-fifth Supplemental Indenture.

iii

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 30

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 30, dated and effective as of July 3, 2013 (this “Thirtieth Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION, (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by twenty-eight supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the RUS Agreement, the Company has issued four (4) promissory notes and four (4) reimbursement notes (as more particularly described in Exhibit E-24 and Attachment 1, the “Obligations to RUS”), which represents obligations incurred by the Company to finance (1) upgrades and modifications to its existing generation facilities and (2) additions and modifications to its transmission facilities; and

WHEREAS, the Company desires to issue the Obligations to RUS as a series of Secured Obligations to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2013A (the “Series 2013A Secured Obligations”) and to further supplement the Original Indenture by this Thirtieth Supplemental Indenture in order to authorize the Series 2013A Secured Obligations; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the Obligations to RUS as the Series 2013A Secured Obligations and to deliver them to RUS, and such Series 2013A Secured Obligations shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-28 hereto; and

WHEREAS, all acts and things necessary to make this Thirtieth Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Thirtieth Supplemental Indenture having in all

1

respects been duly authorized, the Original Indenture as amended by this Thirtieth Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I — TRUST ESTATE

Section 1.01      Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2013A Secured Obligations.

Section 1.02      Supplemental Grant.

Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2013A Secured Obligations, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2013A Secured Obligations are secured, and in consideration of the premises and of the acceptance of the Series 2013A Secured Obligations, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-28 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Twenty-ninth Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Twenty-ninth Supplemental Indenture.

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ARTICLE II — DEFINITIONS AND OTHER PROVISIONS OF GENERAL

APPLICATION

Section 2.01      Definitions of Words and Terms.

Words and terms used in this Thirtieth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Series 2013A Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2013A, designated on Exhibit E-24, authorized by the Original Indenture as amended and supplemented by this Thirtieth Supplemental Indenture.

“Thirtieth Supplemental Indenture” shall mean this Supplemental Master Mortgage Indenture No. 30, between the Company and the Trustee, dated effective as of July 3, 2013.

The following definition as defined in the Original Indenture, shall be amended as follows:

“RUS Agreement” shall mean the Amended and Consolidated Loan Contract, dated as of July 3, 2013, between the Company and the United States of America.

Section 2.02      Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Thirtieth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Thirtieth Supplemental Indenture so long as such Supplemental Indenture is in effect.

ARTICLE III — AUTHORIZATION AND TERMS OF THE SERIES 2013A SECURED

OBLIGATIONS

Section 3.01      Authorization of Series 2013A Secured Obligations.

(a)           The Company hereby authorizes the authentication of four (4) promissory notes designated “AW-8#1 Promissory Note”, “AW-8#2 Promissory Note”, “AX-8#1 Promissory Note”, and “AX-8#2 Promissory Note” dated as of July 3, 2013, issued by the Company to the United States of America in the principal amounts of $3,353,000.00, $48,397,000.00,

3

$3,609,000.00, and $69,368,000.00, respectively, and four (4) reimbursement notes designated “AW-8#1 Reimbursement Note”, “AW-8#2 Reimbursement Note”, “AX-8#1 Reimbursement Note”, and “AX-8#2 Reimbursement Note” dated as of July 3, 2013, issued by the Company to the United States of America. Such notes shall collectively constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2013A. The Holder of the Series 2013A Secured Obligations is the RUS, and the Trustee shall execute a certificate of authentication to each of such notes which shall indicate that each of such notes is a Secured Obligation hereunder.

(b)           The Series 2013A Secured Obligations are being issued for the purpose of financing (1) upgrades and modifications to the Company’s existing generation facilities and (2) additions and modifications to the Company’s transmission facilities. The terms of prepayment of such Series 2013A Secured Obligations shall be as set forth in the RUS Agreement and the Series 2013A Secured Obligations.

(c)           No Series 2013A Secured Obligations shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series 2013A Secured Obligations or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Series 2013A Secured Obligations shall be conclusive evidence, and the only evidence, that such Secured Obligations have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

The Trustee’s certificate of authentication for Series 2013A Secured Obligations shall be as set forth below:

Certificate of Authentication for Series 2013A Secured Obligations

(1)           This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)           In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

4

(d)           Pursuant to Section 2.02(b) of the Original Indenture, attached as Attachment 1 is a summary of the terms of the notes for the Series 2013A Secured Obligations. Also attached is Exhibit E-24, a description of the principal amount, maturity date, interest rate, and other terms of the notes constituting the Series 2013A Secured Obligations.

Section 3.02      Persons Deemed Holder.

Subject to the terms of Section 1.02(g) and (h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owner or Holder of such Series 2013A Secured Obligations for all purposes of the Indenture.

Section 3.03      Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.04      Registration, Transfer and Exchange.

The Series 2013A Secured Obligations shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.

Section 3.05      Payments on the Series 2013A Secured Obligations.

Payment on the Series 2013A Secured Obligations shall be made in the manner and in accordance with the RUS Agreement and the Series 2013A Secured Obligations. The Company shall serve as the Paying Agent for the Series 2013A Secured Obligations, and the Place of Payment of the Series 2013A Secured Obligations shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.

Section 3.06      Redemption and Prepayment.

The Series 2013A Secured Obligations shall be redeemable or prepayable in accordance with the terms of the instruments evidencing and relating to such Series 2013A Secured Obligations and the RUS Agreement.

ARTICLE IV — SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01      Supplements to Exhibits to Original Indenture.

Exhibits A and E attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibits A-28 and E-24 attached hereto. Exhibit H-28 is hereby incorporated into the Indenture as attached hereto. Exhibit B to the Original Indenture is hereby amended and restated in its entirety to read as set forth in Exhibit B attached hereto. All Exhibits and Attachments are incorporated herein by reference.

5

ARTICLE V — REPRESENTATIONS AND WARRANTIES

Section 5.01      Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Thirtieth Supplemental Indenture and to issue the Series 2013A Secured Obligations, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Thirtieth Supplemental Indenture and the Series 2013A Secured Obligations as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Series 2013A Secured Obligations have been satisfied.

Section 5.02      Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any Series 2013A Secured Obligations remain Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Series 2013A Secured Obligations. The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

ARTICLE VI — MISCELLANEOUS PROVISIONS

Section 6.01      Ratification of Indenture.

The Original Indenture as amended and supplemented by this Thirtieth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Thirtieth Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by this Thirtieth Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented by this Thirtieth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 6.02      Benefits of Indenture.

Nothing in this Thirtieth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit

6

Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Thirtieth Supplemental Indenture.

Section 6.03      Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Thirtieth Supplemental Indenture.

Section 6.04      Binding Effect.

All the covenants, stipulations, promises and agreements in this Thirtieth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 6.05      Severability Clause.

In case any provision in this Thirtieth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06      Execution in Counterparts.

This Thirtieth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 6.07      Governing Law.

This Thirtieth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Thirtieth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 6.08      Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.09      Successors and Assigns.

All covenants and agreements in this Thirtieth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10      Entire Agreement.

This Thirtieth Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

7

Section 6.11                  Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

8

IN WITNESS WHEREOF, the parties hereto have caused this Thirtieth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., as the Company

			By	/s/ Rick L. Gordon
[SEAL]				Rick L. Gordon
Chairman and President
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234

ATTEST:

By:	/s/ Charles J. Soehner
Charles J. Soehner
Secretary

STATE OF COLORADO	)
	)	ss.
COUNTY OF ADAMS	)

The foregoing instrument was acknowledged before me this 1st day of July, 2013, by Rick L. Gordon, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Penny L. McLaughlin
Notary Public
(Notary Seal)
My commission expires: 9/11/14

Signature page for Supplemental Master Mortgage Indenture No. 30

9

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Trustee

			By:	/s/ John C. Stohlmann
John C. Stohlmann
[SEAL]				Vice President, Corporate Trust
Wells Fargo Bank, National Association
750 N. Saint Paul Place, Suite 1750
MAC T9263-170
Dallas, TX 75201

STATE OF TEXAS	)
	)	ss.
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 26th day of June, 2013, by John C. Stohlmann, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Denise R. Smith
Notary Public
(Notary Seal)
My commission expires: 5/17/16

Signature page for Supplemental Master Mortgage Indenture No. 30

10

ATTACHMENT 1

TO

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 30

Summary of Terms for Series 2013A Secured Obligations

Series 2013A Secured Obligations

AW-8#1 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $3,353,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 12/31/2040

Issue Date: 07/03/2013

AW-8#1 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 07/03/2013

AW-8#2 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $48,397,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 12/31/2047

Issue Date: 07/03/2013

AW-8#2 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 07/03/2013

1

AX-8#1 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $3,609,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 07/03/2040

Issue Date: 07/03/2013

AX-8#1 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 07/03/2013

AX-8#2 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: Federal Financing Bank

Principal: $69,368,000.00

Interest Rate(s): This note provides for future advances with the interest rate to be determined at the time of the future advance.

Maturity Date: 07/03/2047

Issue Date: 07/03/2013

AX-8#2 Reimbursement Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: The United States of Amercia, acting through the Adminstrator of the Rural Utilities Service

Principal: Determined when advance made

Interest Rate(s): Determined when advances are made.

Maturity Date: On demand

Issue Date: 07/03/2013

2

EXHIBIT A-28

to the Supplemental Master Mortgage Indenture No. 30

A full copy of the Thirtieth Supplemental Indenture with the full Exhibit A-28 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming. Counterparts of this Thirtieth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit A-28 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

EXHIBIT B

July 3, 2013

Amended and Restated Exhibit B to the Indenture

(Supplemental Master Mortgage Indenture No. 30)

LIST OF CERTAIN CONTRACTS SUBJECT TO THE LIEN OF THE INDENTURE

I

1)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Big Horn Rural Electric Company, dated July 1, 2007.

2)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Carbon Power & Light, Inc., dated July 1, 2007.

3)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Central New Mexico Electric Cooperative, Inc., dated July 1, 2007.

4)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Chimney Rock Public Power District, dated July 1, 2007.

5)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Columbus Electric Cooperative, Inc., dated July 1, 2007.

6)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Continental Divide Electric Cooperative, Inc., dated July 1, 2007.

7)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Delta-Montrose Electric Association, dated November 1, 2001.

8)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Empire Electric Association, Inc., dated July 1, 2007.

9)             Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Garland Light & Power Company, dated July 1, 2007.

10)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Gunnison County Electric Association, Inc., dated July 1, 2007.

11)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High Plains Power, Inc., dated July 1, 2007.

12)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High West Energy, dated July 1, 2007.

13)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Highline Electric Association, dated July 1, 2007.

14)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Jemez Mountains Electric Association, Inc., dated July 1, 2007.

15)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and K.C. Electric Association, dated July 1, 2007.

16)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Kit Carson Electric Cooperative, Inc., dated November 1, 2001.

17)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and La Plata Electric Association, Inc., dated July 1, 2007.

18)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and The Midwest Electric Cooperative Corporation, dated July 1, 2007.

19)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mora-San Miguel Electric Cooperative, Inc., dated July 1, 2007.

20)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Morgan County Rural Electric Association, dated July 1, 2007.

21)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain Parks Electric, Inc., dated July 1, 2007.

22)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain View Electric Association, Inc., dated July 1, 2007.

23)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Niobrara Electric Association, Inc., dated July 1, 2007.

24)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northern Rio Arriba Electric Cooperative, Inc., dated July 1, 2007.

25)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northwest Rural Public Power District, dated July 1, 2007.

26)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Otero County Electric Cooperative, Inc., dated July 1, 2007.

27)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Panhandle Rural Electric Membership Association, dated July 1, 2007.

2

28)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Poudre Valley Rural Electric Association, Inc., dated July 1, 2007.

29)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Roosevelt Public Power District, dated July 1, 2007.

30)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Isabel Electric Association, Inc., dated July 1, 2007.

31)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Luis Valley Rural Electric Cooperative, Inc, dated July 1, 2007.

32)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Miguel Power Association, Inc., dated July 1, 2007.

33)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sangre De Cristo Electric Association, Inc., dated July 1, 2007.

34)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sierra Electric Cooperative, Inc., dated July 1, 2007.

35)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Socorro Electric Cooperative, Inc., dated July 1, 2007.

36)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southeast Colorado Power Association, dated July 1, 2007.

37)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southwestern Electric Cooperative, Inc., dated July 1, 2007.

38)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Springer Electric Cooperative, Inc., dated July 1, 2007.

39)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and United Power, Inc., dated July 1, 2007.

40)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheat Belt Public Power District, dated July 1, 2007.

41)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheatland Rural Electric Association, Inc., dated July 1, 2007.

42)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and White River Electric Association, Inc., dated July 1, 2007.

3

43)      Contract for Wholesale Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wyrulec Company, dated July 1, 2007.

44)      Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Y-W Electric Association, Inc., dated July 1, 2007.

II

Power Purchase Agreement, dated March 1, 2006, between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative, Inc.

Power Purchase Agreement, dated July 12, 1996, between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative, Inc.(1)

Power Purchase Agreement, dated November 3, 1986, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated June 29, 1990, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated November 9, 1989, between PacifiCorp and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated September 19, 2000, as amended, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc. (Knutson Station)

Power Purchase Agreement, dated September 19, 2000, as amended, between Public Service Company of Colorado and Tri-State Generation and Transmission Association, Inc. (Limon Station)

Power Purchase Agreement, dated January 21, 2008, as amended, between Brush Cogeneration Partners and Tri-State Generation and Transmission Association, Inc.

Power Purchase Agreement, dated March 31, 2008, between Thermo Cogeneration Partnership LP. and Tri-State Generation and Transmission Association, Inc.

Power and Transmission Services Agreement, dated April 15, 1992, among Tri-State Generation and Transmission Association, Inc., Public Service Company of Colorado, and PacifiCorp Electric Operations

(1) Sheridan-Johnson Rural Electric Association withdrew as a member of Tri-State, merged with another cooperative, Tri-County Electric Association, and became Powder River Energy Corporation, which became a member of Basin Electric Power Cooperative. Pursuant to the Power Purchase Agreement between Basin and Tri-State, the entities agreed to maintain the integrity of the original Sheridan-Johnson all-requirements wholesale power contract.

4

Product Sales Agreement between Tri-State Generation and Transmission Association, Inc., Plains Electric Generation and Transmission Cooperative, Inc. and Durango McKinley Paper Company (f/k/a McKinley Paper Company), dated November 11, 1992, as amended.

III

San Juan Agreements

San Juan Unit 3 Purchase Agreement, dated June 1, 1994, between Century Power Corporation and Tri-State Generation and Transmission Association, Inc.

Assignment and Assumption Agreement, dated January 2, 1996, with Century Power Corporation.

Assignment and Amendment No. 2 to Assumption Agreement, dated January 2, 1996, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority.

Assignment and Assumption of Easement and License, dated January 2, 1996, with Century Power Corporation.

Assignment and Amendment No. 2, dated January 2, 1996, to Amended and Restated Interconnection Agreement, dated October 7, 1992, with Century Power Corporation, Tucson Electric Power Company, and Southern California Public Power Authority.

Amended and Restated San Juan Project Participation Agreement Among Public Service Company of New Mexico; Tucson Electric Power Company; The City of Farmington, New Mexico; M-S-R Public Power Agency; The Incorporated County of Los Alamos, New Mexico; Southern California Public Power Authority; City of Anaheim; Utah Associated Municipal Power Systems; and Tri-State Generation and Transmission Association, Inc., dated March 23, 2006 and effective July 1, 2006.

Craig Station Unit Nos. 1 and 2 Agreements

Yampa Project Amended and Restated Participation Agreement, dated March 9, 1992, among PacifiCorp, Public Service Company of Colorado, Platte River Power Authority, Salt River Project Agricultural Improvement and Power District, and Tri-State Generation and Transmission Association, Inc.

Amended and Restated Common Facilities Agreement, dated March 9, 1992, among Project Participants.

Laramie River Station Nos. 1, 2 and 3 Agreements

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Participation Agreement, effective May 25, 1977, as amended, among the Missouri Basin Power Project Participants.

5

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Operating Supplement, dated November 15, 1979, as amended, among the Missouri Basin Power Project Participants.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Power and Energy Sales Supplement, dated January 25, 1982, as amended, among the Missouri Basin Power Project Participants.

Agreement between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative for Operation, Maintenance and Dispatching of Certain Transmission Facilities of the Missouri Basin Power Project, dated May 9, 1990.

Algodones Agreement

Algodones Participation Agreement Between Public Service Company of New Mexico and Tri-State Generation and Transmission Association, Inc., dated effective July 1, 2000.

Springerville Unit No. 3

Springerville Project Agreement dated as of April 15, 1987, as amended, among Tucson Electric Power Company, San Carlos Resources Inc., Tri-State Generation and Transmission Association, Inc. and Springerville Four, LLC.

Participation Agreement dated as of October 21, 2003 among Tri-State Generation and Transmission Association, Inc., as Construction Agent and as Lessee, Wells Fargo Delaware Trust Company, not in its individual capacity, except as expressly provided herein, but solely as Independent Manager, Springerville Unit 3 Holding LLC, as Owner Lessor, Springerville Unit 3 OP LLC, as Owner Participant, and Wilmington Trust Company, not in its individual capacity but solely as Series A Pass Through Trustee and Series B Pass Through Trustee and as Indenture Trustee.

Support and Operating Agreement by and between Springerville Unit 3 Holding LLC, as Owner of the Springerville Expansion Project — Unit 3 and Tucson Electric Power Company, as Owner, Lessee and Operator of the Springerville Generation Station, dated as of October 20, 2003, as amended. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Shared Facilities Agreement, dated as of October 20, 2003, as amended, by and between Springerville Unit 3 Holding LLC and Springerville Four, LLC. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Springerville Units 3 & 4 Shared Improvements Agreement, dated as of December 1, 2010, by and between Salt River Project Agricultural Improvement and Power District and Tri-State Generation and Transmission Association, Inc.

6

EXHIBIT E-24

Description of the Secured Obligations Under This Indenture

On the Date of Execution and Delivery of this Indenture

“OBLIGATIONS TO RUS”

Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2013A

Note No.	Issue Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

AW-8 #1	7/3/2013	$3,353,000.00	Variable *	12/31/2040

AW-8 #1 Reimbursement Note	7/3/2013	Determined when each advance is made	Determined when each advance is made	On Demand
AW-8 #2	7/3/2013	$48,397,000.00	Variable *	12/31/2047

AW-8 #2 Reimbursement Note	7/3/2013	Determined when each advance is made	Determined when each advance is made	On Demand
AX-8#1	7/3/2013	$3,609,000.00	Variable *	12/31/2040

AX-8 #1 Reimbursement Note	7/3/2013	Determined when each advance is made	Determined when each advance is made	On Demand
AX-8#2	7/3/2013	$69,368,000.00	Variable *	12/31/2047

AX-8 #2 Reimbursement Note	7/3/2013	Determined when each advance is made	Determined when each advance is made	On Demand

* This note provides for future advances with the interest rate to be determined at the time of the future advance.

EXHIBIT H-28

Recording Data of the Original Indenture,

The First Supplemental Indenture,

the Second Supplemental Indenture,

the Third Supplemental Indenture,

the Fourth Supplemental Indenture,

the Fifth Supplemental Indenture,

the Sixth Supplemental Indenture,

the Seventh Supplemental Indenture,

the Eighth Supplemental Indenture,

the Ninth Supplemental Indenture,

the Tenth Supplemental Indenture,

the Eleventh Supplemental Indenture,

the Twelfth Supplemental Indenture,

the Thirteenth Supplemental Indenture,

the Fourteenth Supplemental Indenture,

the Fifteenth Supplemental Indenture,

the Sixteenth Supplemental Indenture,

the Seventeenth Supplemental Indenture,

the Eighteenth Supplemental Indenture,

the Nineteenth Supplemental Indenture,

the Twentieth Supplemental Indenture,

the Twenty-first Supplemental Indenture,

the Twenty-second Supplemental Indenture,

the Twenty-third Supplemental Indenture,

the Twenty-fourth Supplemental Indenture *,

the Twenty-sixth Supplemental Indenture,

the Twenty-seventh Supplemental Indenture,

the Twenty-eighth Supplemental Indenture,

and the Twenty-ninth Supplemental Indenture

for the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record)

and in the case of filings in Kansas, Nebraska and Wyoming,

Full Descriptions of Property Encumbered

in Kansas, Nebraska and Wyoming.

* Supplemental Master Mortgage No. 25 was skipped and will not be used.

Exhibit H-28 cover page to Supplemental Master Mortgage Indenture No. 30

EXHIBIT H-28

RECORDING INFORMATION FOR

                   COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28
Supplement 29

*Supplement 25 was skipped and will not be used.

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 34

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Master Trustee

dated effective as of October 30, 2014

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2014E Secured Obligations

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

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Attachment 1-A	Form of 3.700% First Mortgage Bonds, Series 2014E-1, due 2024

Attachment 1-B	Form of 4.700% First Mortgage Bonds, Series 2014E-2, due 2044

Exhibit E-26	Descriptions of Series 2014E Secured Obligations

Exhibit H-31

Recording Data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Thirty-second Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming. There is no Twenty-fifth Supplemental Indenture. The Thirty-third Supplemental Indenture was entered into and effective as of October 17, 2014 and the recording data for such supplement was not available as of the date of this Thirty-fourth Supplemental Indenture.

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SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 34

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 34, dated and effective as of October 30, 2014 (this “Thirty-fourth Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Dallas, Texas and authorized to act as a corporate trustee in Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by thirty-two supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Sections 2.02, 2.09, 2.12, 4.02 and 9.01(c) of the Original Indenture and the Purchase Agreement dated as of October 27, 2014 (the “2014 Bond Purchase Agreement”) between the Company and Goldman, Sachs, & Co. as representative of the purchasers as specified therein (the “Initial Purchasers”), the Company has issued and sold two tranches of bonds in an aggregate total principal amount of $500,000,000 consisting of (i) 3.700% First Mortgage Bonds, Series 2014E-1, due 2024, in the aggregate principal amount of $250,000,000 (“2024 First Mortgage Bonds”) and (ii) 4.700% First Mortgage Bonds, Series 2014E-2, due 2044, in the aggregate principal amount of $250,000,000 (“2044 First Mortgage Bonds”) (all as more particularly described in this Thirty-fourth Supplemental Indenture and in Exhibit E-26 and Attachments 1-A and 1-B, and together with any substitute bonds issued in exchange therefor pursuant to the Original Indenture and this Thirty-fourth Supplemental Indenture, the “2014 Secured Bonds”) which are all issued for the purpose of refinancing portions of the Company’s indebtedness, including payment of make-whole premiums, and other general corporate purposes to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2014E (the “Series 2014E Secured Obligations”) and to further supplement the Original Indenture by this Thirty-fourth Supplemental Indenture in order to authorize the Series 2014E Secured Obligations; and

WHEREAS, pursuant to the Exchange and Registration Rights Agreement dated as of October 30, 2014 (the “Exchange and Registration Rights Agreement”) between the Company and Goldman, Sachs, & Co. as representative of the Initial Purchasers, the Company has agreed to file a registration statement under the Securities Act of 1933, as amended (the “1933 Act”) related to an offer to exchange the Exchange 2014 Secured Bonds (as hereinafter defined) for the Initial 2014 Secured Bonds (as hereinafter defined) and/or, if applicable, to file a registration statement under the 1933 Act for the 2014 Secured Bonds; and

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WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the 2014 Secured Bonds as the Series 2014E Secured Obligations and to deliver them to the Initial Purchasers pursuant to the 2014 Bond Purchase Agreement, and such Series 2014E Secured Obligations pursuant to Section 2.04 of the Original Indenture shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, the Original Indenture, except for the Thirty-third Supplemental Indenture, which was entered into and effective as of October 17, 2014, has been filed of record in the official public records as described more particularly on Exhibit H-31 hereto; and

WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, all acts and things necessary to make this Thirty-fourth Supplemental Indenture the valid, legal, and binding obligation of the Company and to make the Series 2014E Secured Obligations issued pursuant to this Thirty-fourth Supplemental Indenture when executed by the Company and authenticated and delivered by the Trustee and issued hereunder the valid binding and legal obligations of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Thirty-fourth Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended and supplemented by this Thirty-fourth Supplemental Indenture (as so amended and supplemented, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I — TRUST ESTATE

Section 1.01              Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2014E Secured Obligations.

Section 1.02              Supplemental Grant.

Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2014E Secured Obligations, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2014E Secured Obligations are secured, and in consideration of the premises and of the acceptance of the Series 2014E Secured Obligations, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as

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defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Thirty-third Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Thirty-third Supplemental Indenture.

ARTICLE II — DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01              Definitions of Words and Terms.

Words and terms used in this Thirty-fourth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Series 2014E Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2014E, designated on Exhibit E-26, authorized by the Original Indenture as amended and supplemented by the Thirty-fourth Supplemental Indenture, including the Initial 2014 Secured Bonds and any Exchange 2014 Secured Bonds issued with respect to the Initial 2014 Secured Bonds pursuant to the Exchange and Registration Rights Agreement (each as defined in the Thirty-fourth Supplemental Indenture).

“Thirty-fourth Supplemental Indenture” shall mean the Supplemental Master Mortgage Indenture No. 34, between the Company and the Trustee, dated and effective as of October 30, 2014.

Section 2.02              Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Thirty-fourth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Thirty-fourth Supplemental Indenture so long as such Supplemental Indenture is in effect.

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ARTICLE III — AUTHORIZATION AND TERMS OF THE SERIES 2014E SECURED OBLIGATIONS

Section 3.01              Authorization of Series 2014E Secured Obligations.

(a)                                 The Company hereby authorizes the authentication of two tranches of bonds in a total aggregate principal amount of $500,000,000 consisting of (i) 3.700% First Mortgage Bonds, Series 2014E-1, due 2024, in the aggregate principal amount of $250,000,000 and (ii) 4.700% First Mortgage Bonds, Series 2014E-2, due 2044, in the aggregate principal amount of $250,000,000. The 2024 First Mortgage Bonds initially resold pursuant to Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form in the form attached as Attachment 1-A hereto (the “2024 Rule 144A Global Note”). The 2024 First Mortgage Bonds initially resold pursuant to Regulation S under the Securities Act shall be issued initially in the form of one or more temporary global notes in fully registered form in the form attached as Attachment 1-A hereto (the “2024 Temporary Regulation S Global Note”). The 2044 First Mortgage Bonds initially resold pursuant to Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form in the form attached as Attachment 1-B hereto (the “2044 Rule 144A Global Note, and together with the 2024 Rule 144A Global Note, the “Rule 144A Global Notes”). The 2044 First Mortgage Bonds initially resold pursuant to Regulation S under the Securities Act shall be issued initially in the form of one or more temporary global notes in fully registered form in the form attached as Attachment 1-B hereto (the “2044 Temporary Regulation S Global Note” and, together with the 2024 Temporary Regulation S Global Note, the “Temporary Regulation S Global Notes”). The 2014 Secured Bonds shall constitute, in the aggregate, the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2014E.

Except as set forth in this Section 3.01, beneficial ownership interests in the Temporary Regulation S Global Notes will not be exchangeable for interests in the Rule 144A Global Notes, any permanent global notes (the “Permanent Regulation S Global Notes”) or any other notes prior to the expiration of the Distribution Compliance Period (as defined below) and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in the Rule 144A Global Notes or the Permanent Regulation S Global Notes only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. “Distribution Compliance Period, “ with respect to any 2014 Secured Bond, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such 2014 Secured Bonds are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such 2014 Secured Bonds.

Beneficial interests in Temporary Regulation S Global Notes (after the expiration of the Distribution Compliance Period) may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of 2014 Secured Bonds in compliance with Rule 144A under the Securities Act and (2) the transferor of the beneficial interest in the

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Temporary Regulation S Global Note first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act), (b) purchasing for its own account or the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, and (c) in accordance with all applicable laws.

(b)                                 Each 2014 Secured Bond issued hereunder shall be executed and delivered on behalf of the Company by one of its authorized signatories, be in fully registered form, be dated the date of original issuance of such 2014 Secured Bond, and be in a minimum denomination of not less than $2,000 and integral multiples of $1,000 in excess thereof. Any 2014 Secured Bond may be signed by a Person who, at the actual date of the execution of such 2014 Secured Bond, is an authorized signatory of the Company although at the nominal date of such 2014 Secured Bond such Person may not have been an authorized signatory of the Company.

(c)                                  Pursuant to the Exchange and Registration Rights Agreement, the Company will file a registration statement with the Securities and Exchange Commission (“SEC”) to exchange the secured bonds registered under the 1933 Act for the 2014 Secured Bonds. For the purposes of this paragraph, Attachment 1-A and Attachment 1-B, the 2014 Secured Bonds issued at the Time of Delivery (as defined in the 2014 Bond Purchase Agreement) shall be referred to as the “Initial 2014 Secured Bonds” and the 2014 Secured Bonds issued pursuant to the Exchange Offer (as hereinafter defined) shall be referred to as the “Exchange 2014 Secured Bonds.” The Exchange and Registration Rights Agreement requires the Company to file a registration statement to register the Initial 2014 Secured Bonds (i) by exchanging the Initial 2014 Secured Bonds for Exchange 2014 Secured Bonds through an exchange offer (the “Exchange Offer”) and/or, if applicable, (ii) by filing a Shelf Registration Statement (as defined in the Exchange and Registration Rights Agreement). For all purposes under this Thirty-fourth Supplemental Indenture, each tranche of the Initial 2014 Secured Bonds and the related Exchange 2014 Secured Bonds shall be treated as a single tranche of 2014 Secured Bonds and following consummation of the Exchange Offer the term “2014 Secured Bonds” shall mean the Exchange 2014 Secured Bonds and the Initial 2014 Secured Bonds, if any.

(d)                                 Each tranche of the Exchange 2014 Secured Bonds shall be in the same form as Attachments 1-A and 1-B, as applicable, except that such Exchange 2014 Secured Bonds will not contain terms with respect to transfer restrictions and additional interest and the Trustee, upon receipt of a Company Order for the authentication and delivery, will authenticate and deliver the Exchange 2014 Secured Bonds. Upon the exchange of the Initial 2014 Secured Bonds for the Exchange 2014 Secured Bonds, such Initial 2014 Secured Bonds shall be canceled by the Trustee and the Exchange 2014 Secured Bonds shall represent the Series 2014E Secured Obligations. Such Exchange 2014 Secured Bonds do not create a new or additional Secured Obligation under the Indenture.

(e)                                  The Company hereby designates Cede & Co., as nominee of The Depository Trust Company, New York, New York, the Securities Depository, as registered holder (or, with respect to 2014 Secured Bonds sold in offshore transactions in reliance on Regulation S

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promulgated under the 1933 Act, as nominee for the respective accounts of Euroclear Bank, S.A./N.V. and Clearstream Banking, societe anonyme, Luxembourg) pursuant to Section 2.09 of the Original Indenture (the “Bond Holder”). The 2014 Secured Bonds will be deposited with the Trustee, as custodian for the Bond Holder. Unless and until they are exchanged in whole or in part for 2014 Secured Bonds in definitive form, the 2014 Secured Bonds may not be transferred except as a whole by the Securities Depository to a nominee of the Securities Depository or by a nominee of the Securities Depository to the Securities Depository or another nominee of the Securities Depository or by the Securities Depository or any such nominee to a successor Securities Depository for the 2014 Secured Bonds or a nominee of such successor Securities Depository. The Securities Depository may surrender the 2014 Secured Bonds in exchange in whole or in part for 2014 Secured Bonds in certificated form in the limited circumstances described herein and on such terms as are acceptable to the Company and the Securities Depository.

If at any time the Securities Depository for the 2014 Secured Bonds notifies the Company that it is unwilling or unable to continue as Securities Depository for such 2014 Secured Bonds or if at any time the Securities Depository for the 2014 Secured Bonds shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable statute or regulation, the Company shall appoint a successor Securities Depository with respect to such 2014 Secured Bonds. If a successor Securities Depository for such 2014 Secured Bonds is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the 2014 Secured Bonds shall no longer be represented by such global bonds and, subject to Section 2.05 of the Original Indenture, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual 2014 Secured Bonds in exchange for such global bonds, will authenticate and deliver individual 2014 Secured Bonds of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global bonds in exchange for such global bonds.

Subject to the procedures of the Securities Depository, the Company may at any time and in its sole discretion determine that the 2014 Secured Bonds issued or issuable in the form of one or more global bonds shall no longer be represented by such global bond. In such event, subject to Section 2.05 and 2.09 of the Original Indenture and to such procedures, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual 2014 Secured Bonds in exchange in whole or in part for such global bonds, will authenticate and deliver individual 2014 Secured Bonds of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global bonds in exchange for such global bonds.

In any exchange provided for in Section 2.05, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery, will authenticate and deliver individual 2014 Secured Bonds with respect to each tranche of the 2014 Secured Bonds in definitive registered form in authorized denominations. Upon the exchange of global bonds in definitive form for individual 2014 Secured Bonds, such global bonds shall be canceled by the Trustee. The 2014 Secured Bonds in definitive form issued in exchange for global bonds

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pursuant to this Section 3.01 shall be registered in such names and in such authorized denominations as the Securities Depository for such 2014 Secured Bonds, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such 2014 Secured Bonds in definitive form to the Persons in whose names such 2014 Secured Bonds in definitive form are so registered.

Neither the Company, the Trustee, nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(f)                                   The Series 2014E Secured Obligations are being issued for the purpose of refinancing portions of the Company’s indebtedness, including payment of make-whole premiums, and other general corporate purposes.

(g)                                  The 2014 Secured Bonds will bear interest payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2015, at the rates as set forth in the form of the 2014 Secured Bonds attached hereto as Attachments 1-A and 1-B. If any date for the payment of interest, principal or premium, if any falls on a day which is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment.

(h)                                 No 2014 Secured Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such 2014 Secured Bond or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any 2014 Secured Bond shall be conclusive evidence, and the only evidence, that such 2014 Secured Bonds have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture. Upon receipt of the documents set forth in Section 2.12 of the Original Indenture, the Trustee shall execute a certificate of authentication to each such 2014 Secured Bond in the form provided for herein which shall indicate such 2014 Secured Bond is a Secured Obligation hereunder.

The Trustee’s certificate of authentication for the Series 2014E Secured Obligations shall be as set forth below:

Certificate of Authentication for Series 2014E Secured Obligations

(1)                                 This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

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(2)                                 In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(i)                                     Pursuant to Section 2.02(b) of the Original Indenture, attached as Attachment 1-A is the form of the 2024 First Mortgage Bonds and attached as Attachment 1-B is the form of the 2044 First Mortgage Bonds. Also attached is Exhibit E-26, a description of the principal amount, maturity date, interest rate, and other terms of the Series 2014E Secured Obligations.

Section 3.02              Persons Deemed Holder.

Subject to the terms of Section 1.02(h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owners or Holders of such 2014 Secured Bonds for all purposes of the Indenture.

Section 3.03              Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.04              Registration, Transfer and Exchange.

The 2014 Secured Bonds shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture. The Company may change the place of registration of transfer and exchange of any of the 2014 Secured Bonds, and may designate one or more additional places for such registration and exchange, all at its discretion.

Section 3.05              Payments on the 2014 Secured Bonds.

Payment on the 2014 Secured Bonds shall be made to the Paying Agent in the manner and in accordance with the 2014 Secured Bonds and this Thirty-fourth Supplemental Indenture. The Company hereby appoints, and Wells Fargo Bank, National Association hereby accepts its appointment to serve as the Paying Agent for the 2014 Secured Bonds, and the Place of Payment of the 2014 Secured Bonds shall be at the offices of the Paying Agent in Minneapolis, Minnesota. The Company may remove the Paying Agent in accordance with Section 7.09 of the Original Indenture, which shall apply mutatis mutandis to the Paying Agent.

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Section 3.06              Redemption and Prepayment.

The Series 2014E Secured Obligations shall be redeemable or prepayable in accordance with the terms of the 2024 First Mortgage Bonds attached hereto as Attachment 1-A and the 2044 First Mortgage Bonds attached hereto as Attachment 1-B, as applicable.

ARTICLE IV — SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01              Supplements to Exhibits to Original Indenture.

Exhibit E attached to the Original Indenture, as previously supplemented, is hereby supplemented by Exhibit E-26 attached hereto. Exhibit H-31 is hereby incorporated into the Indenture as attached hereto. All Exhibits and Attachments to this Thirty-fourth Supplemental Indenture are incorporated herein by reference.

ARTICLE V — REPRESENTATIONS AND WARRANTIES

Section 5.01              Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Thirty-fourth Supplemental Indenture and to issue the 2014 Secured Bonds, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Thirty-fourth Supplemental Indenture and the 2014 Secured Bonds as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the 2014 Secured Bonds have been satisfied.

Section 5.02              Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any 2014 Secured Bond remains Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the 2014 Secured Bonds. The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

Section 5.03              Covenant to Provide Reports under Rule 144A(d)(4)

So long as any of the 2014 Secured Bonds are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, unless at the time the Company is subject to and in compliance with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Company shall provide to any Holder of, or beneficial holder of an interest in, a 2014 Secured Bond or any prospective purchaser of a 2014 Secured Bond designated by a Holder of, or beneficial holder of an interest in, a 2014 Secured Bond, upon the request of such Holder, beneficial holder or prospective purchaser, the information described in Rule 144A(d)(4) under the 1933 Act.

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Section 5.04              Covenant to Provide Financial and Business Information

(a)                                 After the effective date of the registration statement under the 1933 Act for the 2014 Secured Bonds, unless prohibited by the Exchange Act, any rule or regulation promulgated thereunder or any action by the SEC, the Company covenants and agrees to comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act.

(b)                                 At any time the Company is not subject to or in compliance with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Company shall deliver to the Trustee:

(i)                                     Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each Fiscal Year of the Company (other than the last quarterly fiscal period of each such Fiscal Year), duplicate copies of:

(1)                                 a balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter, and

(2)                                 statements of income and changes in cash flows of the Company and its consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements generally, and certified by the chief financial officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, as well as a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which shall provide such information as the Company believes is necessary to understand its financial condition, changes in financial condition, and results of operations; provided, that, the Trustee shall furnish to any Holder of, or beneficial holder of an interest in, a 2014 Secured Bond, or a prospective purchaser of a 2014 Secured Bond designated by a Holder of, or beneficial Holder of an interest in, a 2014 Secured Bond copies of any reports filed with it by the Company pursuant to the provisions of this Section 5.04(a) promptly upon written request.

(c)                                  Annual Statements — within 120 days after the end of each Fiscal Year of the Company, duplicate copies of:

(i)                                     a balance sheet of the Company and its consolidated subsidiaries, as at the end of such year, and

(ii)                                  statements of income and changes in cash flows of the Company and its consolidated subsidiaries for such year,

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setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with generally accepted accounting principles, as well as a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which shall provide such information as the Company believes is necessary to understand its financial condition, changes in financial condition, and results of operations, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided, that, timely delivery to the Trustee of the statements required under Section 4.18 of the Original Indenture shall be deemed to satisfy the requirements of this Section 5.04(b); and provided further, that, the Trustee shall furnish to any Holder of, or beneficial holder of an interest in, a 2014 Secured Bond, or a prospective purchaser of a 2014 Secured Bond designated by a Holder of, or beneficial Holder of an interest in, a 2014 Secured Bond copies of any reports filed with it by the Company pursuant to the provisions of this Section 5.04(b), promptly upon written request.

ARTICLE VI — MISCELLANEOUS PROVISIONS

Section 6.01              Ratification of Indenture.

The Original Indenture as amended and supplemented by this Thirty-fourth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Thirty-fourth Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by this Thirty-fourth Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented by this Thirty-fourth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 6.02              Benefits of Indenture.

Nothing in this Thirty-fourth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations, any benefit or any legal or equitable right, remedy or claim under this Thirty-fourth Supplemental Indenture.

Section 6.03              Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Thirty-fourth Supplemental Indenture.

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Section 6.04              Binding Effect.

All the covenants, stipulations, promises and agreements in this Thirty-fourth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 6.05              Severability Clause.

In case any provision in this Thirty-fourth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06              Execution in Counterparts.

This Thirty-fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 6.07              Governing Law.

This Thirty-fourth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Thirty-fourth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); and (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 6.08              Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.09              Successors and Assigns.

All covenants and agreements in this Thirty-fourth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10              Entire Agreement.

This Thirty-fourth Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

Section 6.11              Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Thirty-fourth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., as the Company

		By	/s/ Rick L. Gordon
[SEAL]			Rick L. Gordon
Chairman and President
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234

ATTEST:

By:	/s/ Leo Brekel
Leo Brekel
Secretary

STATE OF COLORADO )
) ss.
COUNTY OF ADAMS )

The foregoing instrument was acknowledged before me this 22nd day of October, 2014, by Rick L. Gordon, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Dina Cilke
Notary Public
(Notary Seal)
My commission expires: 12/1/2015

Signature page for Supplemental Master Mortgage Indenture No. 34

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

			By:	/s/ Patrick T. Giordano
Patrick T. Giordano
[SEAL]				Vice President, Corporate Trust
Wells Fargo Bank, National Association
750 N. Saint Paul Place, Suite 1750
MAC T9263-170
Dallas, TX 75201

STATE OF TEXAS	)
	)	ss.
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 21st day of October, 2014, by Patrick T. Giordano, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Denise R. Smith
Notary Public
(Notary Seal)
My commission expires: 5/17/16

Signature page for Supplemental Master Mortgage Indenture No. 34

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ATTACHMENT 1-A

[Form of First Mortgage Bond, Series 2014E-1, due 2024]

This Bond is a global bond as described in the Thirty-fourth Supplement hereinafter referred to and is registered in the name of The Depository Trust Company, a New York Corporation (“DTC” or the “Depositary”), or a nominee thereof.

Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Bonds in definitive registered form, this certificate may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

[If an initial Series 2014 Bond, then insert — THE BOND EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO A NON-US PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

[FOR REGULATION S GLOBAL NOTES ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF BONDS WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

Restricted Notes Legend for Bonds Offered in Reliance on Regulation S.]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE

2

SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

3

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.
3.700% FIRST MORTGAGE BONDS, SERIES 2014E-1, DUE 2024

$250,000,000	October 30, 2014
No.	CUSIP

FOR VALUE RECEIVED, TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation duly organized under the law of the State of Colorado (the “Company”), hereby promises to pay to CEDE & CO., or registered assigns, at the principal corporate trust office of the Trustee, in Minneapolis, Minnesota, the principal sum of Two Hundred Fifty Million Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of this Bond), in lawful money of the United States of America and in immediately available funds, on November 1, 2024, and to pay interest, in like money and funds (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this Bond for the period commencing on the date hereof until this Bond shall be paid in full, at a rate equal to three and 70/100 percent (3.700%) per annum, payable semi-annually on each May 1 and November 1 of each year, commencing May 1, 2015 (each an “Interest Payment Date”) to the person in whose name this Bond is registered at the close of business on the regular record date for such interest, which shall be April 15 or October 15, respectively (each a “Regular Record Date”) (whether or not a Business Day), as the case may be, immediately preceding each such interest payment date, and at final maturity.

This Bond is one of an authorized tranche of an authorized series of First Mortgage Bonds, Series 2014E (collectively, the “Bonds”) referred to as the 3.700% First Mortgage Bonds, Series 2014E-1, due 2024 (the “Tranche 1 Bonds”). The Bonds consist of two tranches — the Tranche 1 Bonds in the initial aggregate principal amount of $250,000,000 and the 4.700% First Mortgage Bonds, Series 2014E-2, due 2044 in the initial aggregate principal amount of $250,000,000. The Bonds were issued pursuant to and subject to the Master First Mortgage Indenture, Deed of Trust and Security Agreement, Amended, Restated and Effective as of December 15, 1999, between the Company and Wells Fargo Bank, National Association, a national banking association (as successor through consolidation to Wells Fargo Bank West, National Association), as Trustee, as previously supplemented and amended by thirty-two supplemental indentures and as further supplemented and amended by the Supplemental Master Mortgage Indenture No. 34, effective as of October 30, 2014 (the “Thirty-fourth Supplement”) (as so supplemented and amended and as may be further supplemented or amended according to its terms, the “Master Indenture”). Terms used but not defined in this Bond have the respective meanings assigned to them in the Master Indenture.

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TRI-STATE GENERATION AND TRANSMISSION
ASSOCIATION, INC.

By
Name:
Its

(SEAL)

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

Series 2014E Secured Obligations

(1)                                 This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)                                 In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

Signature Page of First Mortgage Bonds, Series 2014E

Series 2014E-1, due 2024

REVERSE OF 3.700% FIRST MORTGAGE BONDS, SERIES 2014E-1, DUE 2024

This Bond is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company, of the series herein specified, all issued or to be issued pursuant to and subject to the Master Indenture.

Except as otherwise provided herein, this Bond may be redeemed in accordance with the procedures set forth in the Master Indenture on not less than 30 nor more than 60 days’ notice given as provided in the Master Indenture, as a whole or in part, at any time at the option of the Company, at the “Make-Whole Price” equal to the greater of (i) 100% of the principal amount of this Bond being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (a) the yield to maturity, determined on the third Business Day prior to the redemption date, of the U.S. Treasury security having a life equal to the remaining average life of the maturity of this Bond and trading in the secondary market at the price closest to par, and (b) 20 basis points; plus, in either case, accrued and unpaid interest on the principal amount of this Bond being redeemed to but excluding the redemption date.

If there is no U.S. Treasury security having a life equal to the remaining average life of this Bond, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the redemption date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of this Bond and trading in the secondary market at the price closest to par.

If less than all the Tranche 1 Bonds are to be redeemed, the Trustee will select the Tranche 1 Bonds to be redeemed by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Tranche 1 Bonds in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. So long as Cede & Co., as nominee for DTC, is the sole registered Holder of the Tranche 1 Bonds, partial redemptions will be administered in accordance with DTC procedures, which may require such partial redemptions to be determined by lot. In the event of a partial redemption of the Tranche 1 Bonds, the Company will issue new Tranche 1 Bonds for the unredeemed portion in the name of each Holder of the partially redeemed Bonds.

On or after August 1, 2024 (which is the date that is three months prior to the maturity date of the Tranche 1 Bonds), this Bond will be redeemable upon not less than 30 nor more than 60 days’ prior notice given to the Holder of this Bond, at a redemption price equal to 100 percent of the principal amount of this Bond plus accrued and unpaid interest to the date of redemption.

If at the time of mailing of notice for the optional redemption the Company has not deposited with the Trustee moneys sufficient to redeem all of the Tranche 1 Bonds called for redemption, the notice of optional redemption given by the Trustee will so state and will further state that the redemption of the Tranche 1 Bonds is conditional upon the Company providing, or

6

causing to be provided, to the Trustee, by 2:00 p.m. New York City time, on the redemption date, funds sufficient to effect the redemption, and the Tranche 1 Bonds will not be redeemed unless such funds are deposited. The failure of the Trustee to have sufficient funds to effect the redemption will not constitute a payment or other default by the Company under the Master Indenture and the Company will not be liable to any Holder of those Tranche 1 Bonds as a result of the failed redemption. If the Trustee has sufficient designated funds on deposit to effect a redemption at the time the Company or, at the Company’s request, the Secured Obligation Registrar, gives notice of the redemption, then the Company is obligated to redeem the Tranche 1 Bonds as provided in that notice.

Unless the Company defaults in payment of the redemption price and accrued interest, if any, the portion of Tranche 1 Bonds called for redemption will no longer accrue interest on and after the redemption date.

[If an initial Series 2014 Bond, then insert — Pursuant to the Exchange and Registration Rights Agreement dated as of October 30, 2014 (the “Exchange and Registration Rights Agreement”) between the Company and Goldman, Sachs, & Co. as representative of the initial purchasers, the Company has agreed to file within 180 days after the issue date of the Tranche 1 Bonds a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Tranche 1 Bonds for a bond (the “Exchange Bonds”) which will have terms substantially identical in all material respects to the Tranche 1 Bonds, except that the Exchange Bonds will not contain terms with respect to transfer restrictions and additional interest (the “Exchange Offer”) and/or, if applicable, to file a shelf registration statement under the Securities Act covering resale for the Tranche 1 Bonds (the “Shelf Registration Statement”). If the Company fails to comply with the applicable provisions in the Exchange and Registration Rights Agreement, then, as liquidated damages, additional interest shall become payable in respect of the Tranche 1 Bonds as follows:

(1)            if (a) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed within 180 days after the issue date of the Tranche 1 Bonds or (b) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Exchange and Registration Rights Agreement;

(2)            if (a) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective within 330 days after the issue date of the Tranche 1 Bonds or (b) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day following the date the obligation to file Shelf Registration Statement arose; or

(3)            if either (a) the Company has not exchanged the Exchange Bonds for all Bonds validly tendered in accordance with the terms of the Exchange Offer on or prior to 33rd business day following the effective date of the Exchange Offer Registration Statement or (b) if applicable, the Shelf Registration Statement ceases to remain effective at any time prior to the first anniversary of the effective date of such Shelf Registration Statement, and such failure to remain effective exists for more than 90 days;

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(each such event referred to in clauses (1) through (3) above is a “Registration Default”), the sole remedy available to Holders of this Bond will be the immediate assessment of additional interest (“Additional Interest”) as follows: the per annum interest rate on this Bond will increase by 0.25%, and the per annum interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 1.00% per annum in excess of the interest rate shown on the face of this Bond. All Additional Interest will be payable to Holders of this Bond in cash on each Interest Payment Date, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on this Bond will revert to the interest rate shown on the face of this Bond.]

The Master Indenture contains provisions for defeasance of the entire indebtedness of this Bond upon compliance by the Company with certain conditions set forth in the Master Indenture.

If an Event of Default with respect to this Bond shall occur and be continuing, the unpaid principal of this Bond may be declared due and payable in the manner and with the effect provided in the Master Indenture.

The Master Indenture may be amended from time to time pursuant to Article IX of the Master Indenture. Pursuant to the Master Indenture, certain amendments may be effected without the consent of the Holders of any Secured Obligations, including the Tranche 1 Bonds, or with only the consent of the Holders of a majority in aggregate principal amount of the Secured Obligations Outstanding on the Special Record Date established by the Trustee for determining such consents.

As provided in the Master Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Secured Obligation Register, upon surrender of this Bond for registration of transfer at the office or agency of the Trustee in any place where the principal of (and premium, if any) and interest, if any, on this Bond is payable. When surrendered for transfer, this Bond shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Secured Obligation Registrar or any transfer agent duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more Bonds of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Bond is a Secured Obligation under the terms of the Master Indenture and is secured thereunder on a parity with other Secured Obligations. In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations in the manner specified in the Master Indenture.

This Bond is not subject to any sinking fund.

This Bond is entitled to the benefit of the lien under the Master Indenture.

8

Each Holder, by accepting a Bond, agrees to be bound by all the terms and provisions of the Master Indenture, as the same may be amended from time to time in accordance with its terms.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent under the Master Indenture by manual signature, this Bond shall not be entitled to any benefit under the Master Indenture or be valid or obligatory for any purpose.

This Bond shall be governed by, and construed in accordance with, the law of the State of New York.

9

ATTACHMENT 1-B

[Form of First Mortgage Bond, Series 2014E-2, due 2044]

THE BOND EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS, IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE

ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE MASTER INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FOR REGULATION S GLOBAL NOTES ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF BONDS WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

Restricted Notes Legend for Bonds Offered in Reliance on Regulation S.]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S.

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PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE

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REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

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TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.
4.700% FIRST MORTGAGE BONDS, SERIES 2014E- 2, DUE 2044

$	October 30, 2014
No.	CUSIP

FOR VALUE RECEIVED, TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation duly organized under the law of the State of Colorado (the “Company”), hereby promises to pay to CEDE & CO., or registered assigns, at the principal corporate trust office of the Trustee, in Minneapolis, Minnesota, the principal sum of                           Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of this Bond), in lawful money of the United States of America and in immediately available funds, on November 1, 2044, and to pay interest, in like money and funds (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this Bond for the period commencing on the date hereof until this Bond shall be paid in full, at a rate equal to four and 70/100 percent (4.700%) per annum, payable semi-annually on each May 1 and November 1 of each year, commencing May 1, 2015 (each an “Interest Payment Date”) to the person in whose name this Bond is registered at the close of business on the regular record date for such interest, which shall be April 15 or October 15, respectively (each a “Regular Record Date”) (whether or not a Business Day), as the case may be, immediately preceding each such interest payment date, and at final maturity.

This Bond is one of an authorized tranche of an authorized series of First Mortgage Bonds, Series 2014E (collectively, the “Bonds”) referred to as the 4.700% First Mortgage Bonds, Series 2014E- 2, due 2044 (the “Tranche 2 Bonds”). The Bonds consist of two tranches — the 3.700% First Mortgage Bonds, Series 2014E-1, due 2024 in the initial aggregate principal amount of $250,000,000 and the Tranche 2 Bonds in the initial aggregate principal amount of $250,000,000. The Bonds were issued pursuant to and subject to the Master First Mortgage Indenture, Deed of Trust and Security Agreement, Amended, Restated and Effective as of December 15, 1999, between the Company and Wells Fargo Bank, National Association, a national banking association (as successor through consolidation to Wells Fargo Bank West, National Association), as Trustee, as previously supplemented and amended by thirty-two supplemental indentures and as further supplemented and amended by the Supplemental Master Mortgage Indenture No. 34, effective as of October 30, 2014 (the “Thirty-fourth Supplement”) (as so supplemented and amended and as may be further supplemented or amended according to its terms, the “Master Indenture”). Terms used but not defined in this Bond have the respective meanings assigned to them in the Master Indenture.

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TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By
Name:
Its

[(SEAL)

Attest:

Secretary]

CERTIFICATE OF AUTHENTICATION

Series 2014E Secured Obligations

(1)                                 This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the “Master Indenture”) and is secured thereunder on a parity with other Secured Obligations.

(2)                                 In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

Signature Page of First Mortgage Bonds, Series 2014E

Series 2014E-2, due 2044

REVERSE OF 4.700% FIRST MORTGAGE BONDS, SERIES 2014E-2, DUE 2044

This Bond is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company, of the series herein specified, all issued or to be issued pursuant to and subject to the Master Indenture.

Except as otherwise provided herein, this Bond may be redeemed in accordance with the procedures set forth in the Master Indenture on not less than 30 nor more than 60 days’ notice given as provided in the Master Indenture, as a whole or in part, at any time at the option of the Company, at the “Make-Whole Price” equal to the greater of (i) 100% of the principal amount of this Bond being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (a) the yield to maturity, determined on the third Business Day prior to the redemption date, of the U.S. Treasury security having a life equal to the remaining average life of the maturity of this Bond and trading in the secondary market at the price closest to par, and (b) 25 basis points; plus, in either case, accrued and unpaid interest on the principal amount of this Bond being redeemed to but excluding the redemption date.

If there is no U.S. Treasury security having a life equal to the remaining average life of this Bond, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the redemption date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of this Bond and trading in the secondary market at the price closest to par.

If less than all the Tranche 2 Bonds are to be redeemed, the Trustee will select the Tranche 2 Bonds to be redeemed by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Tranche 2 Bonds in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. So long as Cede & Co., as nominee for DTC, is the sole registered Holder of the Tranche 2 Bonds, partial redemptions will be administered in accordance with DTC procedures, which may require such partial redemptions to be determined by lot. In the event of a partial redemption of the Tranche 2 Bonds, the Company will issue new Tranche 2 Bonds for the unredeemed portion in the name of each Holder of the partially redeemed Bonds.

On or after May 1, 2044 (which is the date that is six months prior to the maturity date of the Tranche 2 Bonds), this Bond will be redeemable upon not less than 30 nor more than 60 days’ prior notice given to the Holder of this Bond, at a redemption price equal to 100 percent of the principal amount of this Bond plus accrued and unpaid interest to the date of redemption.

If at the time of mailing of notice for the optional redemption the Company has not deposited with the Trustee moneys sufficient to redeem all of the Tranche 2 Bonds called for redemption, the notice of optional redemption given by the Trustee will so state and will further state that the redemption of the Tranche 2 Bonds is conditional upon the Company providing, or

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causing to be provided, to the Trustee, by 2:00 p.m. New York City time, on the redemption date, funds sufficient to effect the redemption, and the Tranche 2 Bonds will not be redeemed unless such funds are deposited. The failure of the Trustee to have sufficient funds to effect the redemption will not constitute a payment or other default by the Company under the Master Indenture and the Company will not be liable to any Holder of those Tranche 2 Bonds as a result of the failed redemption. If the Trustee has sufficient designated funds on deposit to effect a redemption at the time the Company or, at the Company’s request, the Secured Obligation Registrar, gives notice of the redemption, then the Company is obligated to redeem the Tranche 2 Bonds as provided in that notice.

Unless the Company defaults in payment of the redemption price and accrued interest, if any, the portion of Tranche 2 Bonds called for redemption will no longer accrue interest on and after the redemption date.

[If an initial Series 2014 Bond, then insert — Pursuant to the Exchange and Registration Rights Agreement dated as of October 30, 2014 (the “Exchange and Registration Rights Agreement”) between the Company and Goldman, Sachs, & Co. as representative of the initial purchasers, the Company has agreed to file within 180 days after the issue date of the Tranche 2 Bonds a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Tranche 2 Bonds for a bond (the “Exchange Bonds”) which will have terms substantially identical in all material respects to the Tranche 2 Bonds, except that the Exchange Bonds will not contain terms with respect to transfer restrictions and additional interest (the “Exchange Offer”) and/or, if applicable, to file a shelf registration statement under the Securities Act covering resale for the Tranche 2 Bonds (the “Shelf Registration Statement”). If the Company fails to comply with the applicable provisions in the Exchange and Registration Rights Agreement, then, as liquidated damages, additional interest shall become payable in respect of the Tranche 2 Bonds as follows:

(1)          if (a) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed within 180 days after the issue date of the Tranche 2 Bonds or (b) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Exchange and Registration Rights Agreement;

(2)          if (a) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective within 330 days after the issue date of the Tranche 2 Bonds or (b) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day following the date the obligation to file Shelf Registration Statement arose; or

(3)          if either (a) the Company has not exchanged the Exchange Bonds for all Bonds validly tendered in accordance with the terms of the Exchange Offer on or prior to 33rd business day following the effective date of the Exchange Offer Registration Statement or (b) if applicable, the Shelf Registration Statement ceases to remain effective at any time prior to the first anniversary of the effective date of such Shelf Registration Statement, and such failure to remain effective exists for more than 90 days;

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(each such event referred to in clauses (1) through (3) above is a “Registration Default”), the sole remedy available to Holders of this Bond will be the immediate assessment of additional interest (“Additional Interest”) as follows: the per annum interest rate on this Bond will increase by 0.25%, and the per annum interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 1.00% per annum in excess of the interest rate shown on the face of this Bond. All Additional Interest will be payable to Holders of this Bond in cash on each Interest Payment Date, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on this Bond will revert to the interest rate shown on the face of this Bond.]

The Master Indenture contains provisions for defeasance of the entire indebtedness of this Bond upon compliance by the Company with certain conditions set forth in the Master Indenture.

If an Event of Default with respect to this Bond shall occur and be continuing, the unpaid principal of this Bond may be declared due and payable in the manner and with the effect provided in the Master Indenture.

The Master Indenture may be amended from time to time pursuant to Article IX of the Master Indenture. Pursuant to the Master Indenture, certain amendments may be effected without the consent of the Holders of any Secured Obligations, including the Tranche 2 Bonds, or with only the consent of the Holders of a majority in aggregate principal amount of the Secured Obligations Outstanding on the Special Record Date established by the Trustee for determining such consents.

As provided in the Master Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Secured Obligation Register, upon surrender of this Bond for registration of transfer at the office or agency of the Trustee in any place where the principal of (and premium, if any) and interest, if any, on this Bond is payable. When surrendered for transfer, this Bond shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Secured Obligation Registrar or any transfer agent duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more Bonds of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Bond is a Secured Obligation under the terms of the Master Indenture and is secured thereunder on a parity with other Secured Obligations. In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations in the manner specified in the Master Indenture.

This Bond is not subject to any sinking fund.

This Bond is entitled to the benefit of the lien under the Master Indenture.

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Each Holder, by accepting a Bond, agrees to be bound by all the terms and provisions of the Master Indenture, as the same may be amended from time to time in accordance with its terms.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent under the Master Indenture by manual signature, this Bond shall not be entitled to any benefit under the Master Indenture or be valid or obligatory for any purpose.

This Bond shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT E-26

Description of the Secured Obligations Under This Indenture
On the Date of Execution and Delivery of this Indenture

Tri-State Generation and Transmission Association, Inc. Electric System
Secured Obligations Series 2014E (2014 Bond Purchase Agreement)

Note No.	Execution Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

First Mortgage Bond E-1	10/30/2014	$250,000,000.00	3.700%	11/1/2024

First Mortgage Bond E-2	10/30/2014	$250,000,000.00	4.700%	11/1/2044

EXHIBIT H-31

Recording Data of the Original Indenture,

The First Supplemental Indenture through the Twenty-fourth Supplemental

Indenture, and the Twenty-sixth Supplemental Indenture through the Thirty-

second Supplemental Indenture *

for the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record)

and in the case of filings in Kansas, Nebraska and Wyoming,

Full Descriptions of Property Encumbered

in Kansas, Nebraska and Wyoming.

*Supplemental Master Mortgage No. 25 was skipped and will not be used.

Exhibit H-31 cover page to Supplemental Master Mortgage Indenture No. 34

EXHIBIT H-31

RECORDING INFORMATION FOR

                 COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28
Supplement 29
Supplement 30
Supplement 31
Supplement 32

*Supplement 25 was skipped and will not be used.

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 38

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

dated effective as of November 21, 2014

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

Exhibit A-31	Certain Additional Real Property

Exhibit C	List of Counties in which Land is Located

Exhibit H-32

Recording Data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Thirty-seventh Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming. There is no Twenty-fifth Supplemental Indenture.

ii

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 38

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 38, dated and effective as of November 21, 2014 (this “Thirty-eighth Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Dallas, Texas and authorized to act as a corporate trustee in Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS:

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by thirty-six supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Company, without the consent of the Holders, is authorized to make certain amendments to the Original Indenture; and

WHEREAS, pursuant to Section 9.02 of the Original Indenture, the Company, with the consent of the Holders of a majority in principal amount of Outstanding Secured Obligations, is authorized to make certain amendments to the Original Indenture; and

WHEREAS, the Holders of not less than a majority in principal amount of Outstanding Secured Obligations has consented to certain amendments to the Original Indenture contained herein pursuant to a written instrument delivered to the Company and the Trustee pursuant to Section 1.02 of the Original Indenture; and

WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-32 hereto; and

WHEREAS, all acts and things necessary to make this Thirty-eighth Supplemental Indenture the valid, legal and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Thirty-eighth Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended by this Thirty-eighth Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:

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ARTICLE I - TRUST ESTATE

Section 1.01     Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture.

Section 1.02     Supplemental Grant.

Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the performance of the covenants contained in the Indenture, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-31 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture.

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Thirty-seventh Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Thirty-seventh Supplemental Indenture.

ARTICLE II - DEFINITIONS; AMENDMENTS; AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01     Definitions of Words and Terms.

Words and terms used in this Thirty-eighth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

(a)           The following definition shall be added to Section 1.01 of the Indenture in alphabetical order:

“Thirty-eighth Supplemental Indenture” shall mean the Supplemental Master Mortgage Indenture No. 38, between the Company and the Trustee, dated effective as of November 21, 2014.

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(b)           As permitted under Section 9.02 of the Original Indenture, the “Officers’ Certificate” definition, as defined in Section 1.01 of the Original Indenture, shall be amended and replaced in its entirety to read as follows:

“Officers’ Certificate” shall mean a certificate signed by two of the following individuals: the chairman and president, the vice chairman, the treasurer, the General Manager, the chief financial officer or the general counsel of the Company (or officers or representatives holding successor titles), and delivered to the Trustee in a form required or permitted under this Indenture or, if delivered pursuant to Section 4.17, substantially in the form of Exhibit “G” hereto.

(c)           As permitted under Section 9.02 of the Original Indenture, clauses (v), (vi), (vii), (xi), (xii), (xv), (xviii), (xxvii), (xxviii), and (xxix) of the “Permitted Liens and Encumbrances” definition, as defined in Section 1.01 of the Original Indenture, shall be amended and replaced in their entirety to read as follows:

(v)           easements, leases, licenses, reservations or similar rights of others in any property of the Company or any Restricted Subsidiary for streets, roads, bridges, pipes, pipe lines, railroads, electric transmission and distribution lines, telegraph and telephone lines, cellular telephone transmission equipment or similar telecommunications facilities, energy development, conservation matters, remediation, the ownership, production or removal of water, oil, gas, coal or other minerals and other similar purposes, ditches, canals, flood rights, river control and developing rights, slope and grade rights, sewage and drainage rights, or rights similar in purpose to any of the foregoing, as well as restrictions against pollution and zoning laws and minor defects and irregularities in the record of evidence of title, provided that such easements, leases, reservations, rights, restrictions and laws do not materially adversely affect the title to such property and do not in the aggregate materially impair the use of such property for the purposes for which it is held or the System taken as a whole;

(vi)          liens securing indebtedness neither created, assumed nor guaranteed by the Company or any Restricted Subsidiary, nor on account of which it customarily pays interest, existing on the date of execution and delivery of this Indenture, or, as to property hereafter acquired, at the time of acquisition by such Person, upon lands over which easements or rights of way are acquired by such Person for any of the purposes specified in clause (v) of this definition, which liens do not materially impair the use of such easements or rights-of-way for the purposes for which they are held by the Company or the Restricted Subsidiary in the context of the System taken as a whole; provided that such liens shall not be considered to

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materially impair the use of such easement or right-of-way for the purpose for which it has been held solely because such liens have not been subordinated to such easement or right-of-way;

(vii)         leases, permits or licenses for occupancy (A) existing on the date of execution and delivery of this Indenture affecting property owned by the Company or any Restricted Subsidiary, or (B) after the effective date of this Indenture, made in the ordinary course of business for an original term and any renewal terms not exceeding five years, or (C) for grazing or other agricultural use, for exploration for or mining of minerals or leasing of water rights, or recreational leases with Governmental Authorities, or (D) of the Company’s or any Restricted Subsidiary’s facilities for electric or telecommunications equipment and related facilities provided any such occupancy right for electric or telecommunications equipment and related facilities does not materially impair the Company’s or any Restricted Subsidiary’s use of its facilities;

(xi)          as to property owned by the Company or a Restricted Subsidiary on the date of effectiveness of this Indenture and used or to be used for right-of-way purposes, any irregularities in or deficiencies of title to any rights-of-way for access roads, pipe lines, telephone lines, telegraph lines, power lines, transmission lines, distribution lines, telecommunications facilities, substations, energy development facilities or appurtenances thereto, or other improvements thereof; and as to any real estate acquired by the Company or a Restricted Subsidiary after the effective date of this Indenture and used or to be used primarily for right-of-way purposes, any of the aforesaid irregularities or deficiencies, if the Company obtains title insurance with respect to such property or an Opinion of Counsel to the effect that the Company or the Restricted Subsidiary shall have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way, a sufficient right by the terms of the instrument (subject to any sovereign or Native American tribal rights) granting such right-of-way to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same are used or are to be used, or an Opinion of Counsel that the Company or the Restricted Subsidiary has power under eminent domain, or similar statutes, to remove such irregularities or deficiencies;

(xii)         rights reserved to, or vested in, any municipality or governmental or other public or private authority serving a public or community function, or any sovereign or tribal rights of Native Americans to tax, control or regulate any property of the Company or any Restricted Subsidiary, or to use such property in any manner, which rights do not materially impair the use of such property for the purposes for which it is held by the Company or the Restricted Subsidiary;

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(xv)         as to properties of other companies acquired either by the Company or by any Restricted Subsidiary as permitted by this Indenture, liens, reservations and other matters as to which such properties may be subject prior to such acquisition which are not included within the description of Permitted Liens and Encumbrances but which are approved by the Holders of a majority in principal amount of the Outstanding Secured Obligations;

(xviii)      any exceptions, reservations and other matters referred to in the description of the Mortgaged Property of public record on the effective date of this Indenture; and with respect to any property which the Company or any Restricted Subsidiary may hereafter acquire, any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments under which the Company or the Restricted Subsidiary shall hereafter acquire the same, if the Company or the Restricted Subsidiary obtains (A) title insurance on such property, or (B) an Officers’ Certificate to the effect that such terms, conditions, agreements, covenants, exceptions and statements will not materially impair the Company’s or any Restricted Subsidiary’s use of the property for the purpose for which it is intended or the System taken as a whole;

(xxvii) Reserved;

(xxviii) Reserved;

(xxix) Reserved;

Section 2.02     Amendment to Articles II, IV, VI and IX.

(a)   As permitted under Section 9.01 of the Original Indenture, Section 2.12(e) of the Original Indenture is hereby amended and replaced in its entirety to read as follows:

(e)    evidence that the purchase price or loan proceeds of the Secured Obligations has been paid to the appropriate Person by the initial Holder thereof, if such funds are to be advanced at closing;

(b)   As permitted under Section 9.02 of the Original Indenture, Sections 4.10 and 4.10(g) of the Original Indenture are hereby amended to read as follows:

Section 4.10          Disposition of Property. Except as provided in this Section or as permitted by Article VIII, the Company will not convey, sell, or otherwise dispose of any of the Trust Estate and will not permit any of its Restricted Subsidiaries to convey, sell or otherwise dispose of any of their property pledged to the Trustee, unless:

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(g)           Partial Release of Lien of Indenture. Any property disposed of, sold or assigned by the Company to a third party purchaser or transferee in compliance with the provisions of subsections (a), (b) or (e) above, and so long as no default or Event of Default exists or would result therefrom, shall be disposed of, sold or assigned free of the lien of this Indenture. In the event the Company requests on behalf of any purchaser or transferee of property permitted to be disposed of, sold or assigned pursuant to this Section (or a Governmental Authority has lawfully ordered the Company to divest itself of any property) a written release of the lien of this Indenture on an asset, the Trustee shall execute a recordable release of such property prepared by the Company and deliver it to the Company upon receipt of a Company Order requesting such release and an Officers’ Certificate (and any other documentation required by subsections (a), (b) or (e) above if such release is pursuant to subsections (a), (b) or (e)), and stating that the provisions of this Section, Section 4.01 and the relevant clauses in subsections (a), (b) or (e) if such release is pursuant to subsections (a), (b) or (e) have been complied with; and that no default or Event of Default would exist hereunder. If the Company requests the Trustee to deliver a release of or estoppel as to any property which is not subject to the lien of this Indenture (including but not limited to Excepted Property or Excluded Property) or a disclaimer or quitclaim for any property, the Company shall also deliver to the Trustee an Opinion of Counsel that such property is not subject to the lien hereof or required to be subject hereto by any of the provisions hereof or that the release, disclaimer, estoppel or quitclaim is required by such governmental authority or applicable court, and that the execution of such disclaimer, estoppel or quitclaim is appropriate. The Trustee shall promptly deliver the release or estoppel requested or its basis for refusing to do so in writing.

(c)   As permitted under Section 9.02 of the Original Indenture, Section 4.14 of the Original Indenture is hereby amended and replaced in its entirety to read as follows:

Section 4.14      Permitted Liens and Encumbrances. The Company shall not, and it shall not allow any Restricted Subsidiary to, grant, create, assume, incur, or suffer to exist, be granted, created, assumed, incurred or to extend any lien or encumbrance on the Trust Estate or any property of the Restricted Subsidiary pledged to the Trustee hereunder except Permitted Liens and Encumbrances.

(d)   As permitted under Section 9.02 of the Original Indenture, Section 4.17(b) of the Original Indenture is hereby amended and replaced in its entirety to read as follows:

(b)           Prior to the Company incurring Debt for the benefit of a Restricted Subsidiary or conveying or transferring property constituting part of the

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Trust Estate to a Restricted Subsidiary, such Restricted Subsidiary shall grant to the Trustee (i) a perfected mortgage lien and/or security interest in substantially all of its real and personal property which is similar in nature to the Trust Estate under this Indenture subject to permitted liens and encumbrances similar to the Permitted Liens and Encumbrances and Excepted Property and Excluded Property as defined in this Indenture and including a lockbox account or revenue fund similar to that described in Section 6.03 of this Indenture, and (ii) an Opinion of Counsel that such instruments create a perfected lien on the mortgaged property of the Restricted Subsidiary subject only to such permitted liens and encumbrances. Such instruments shall contain covenants to maintain the lien on the property owned or acquired by the Restricted Subsidiary and shall secure repayment by the Restricted Subsidiary of any Debt or obligations incurred by the Company for the benefit of such Restricted Subsidiary. The Company shall cause the Restricted Subsidiary to perform and comply with each of the covenants, agreements, obligations and warranties of the Restricted Subsidiary contained in such instruments.

(e)   As permitted under Section 9.02 of the Original Indenture, Section 6.07(b) of the Original Indenture is hereby amended and replaced in its entirety to read as follows:

(b)           Second: To the payment of the whole amount then due and unpaid upon the Outstanding Secured Obligations, for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Trustee or a sum sufficient therefor has been so collected and payment thereof is legally enforceable at the respective rate or rates prescribed therefor in Secured Obligations) of the several series on overdue principal and premium, if any, and on overdue installments of interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Secured Obligations, then to the payment of such principal, premium, if any, and interest, without any preference or priority, ratably according to the aggregate amount so due (except that any money collected by the Trustee in respect of interest or income under Section 6.03 shall first be applied to the payment of interest so due);

(f)    As permitted under Section 9.02 of the Original Indenture, Section 9.01 of the Original Indenture is hereby amended by deleting “.” at the end of clause (l) and replacing it with “; and” and by adding an additional clause (m) which shall read as follows:

(m) to amend Section 2.01, the New Mexico Rider, and any other riders to increase or decrease the maximum aggregate principal amount of Debt which may be secured, authenticated, delivered and Outstanding at any

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time hereunder, provided any such decrease shall in no event result in the maximum aggregate principal amount of Debt which may be secured, authenticated, delivered and Outstanding at any time hereunder to be less than 110% of all the Secured Obligations secured, authenticated, delivered and Outstanding hereunder at the time of such decrease.

Section 2.03     Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Thirty-eighth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Thirty-eighth Supplemental Indenture so long as such Supplemental Indenture is in effect.

ARTICLE III - SUPPLEMENTS TO CERTAIN EXHIBITS

Section 3.01     Supplements to Exhibits to Original Indenture.

Exhibit A attached to the Original Indenture, as previously supplemented, is hereby supplemented by Exhibit A-31 attached hereto. Exhibit H-32 is hereby incorporated into the Indenture as attached hereto. Exhibit C to the Original Indenture is hereby amended and restated in its entirety to read as set forth in Exhibit C attached hereto. All Exhibits are incorporated herein by reference.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

Section 4.01     Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Thirty-eighth Supplemental Indenture, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Thirty-eighth Supplemental Indenture has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Section 9.02, for the amendment of the Indenture have been satisfied.

ARTICLE V - MISCELLANEOUS PROVISIONS

Section 5.01     Ratification of Indenture.

The Original Indenture as amended and supplemented by this Thirty-eighth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Thirty-eighth Supplemental Indenture. All references to “this Indenture” or to “the

8

Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by this Thirty-eighth Supplemental Indenture, and as otherwise amended and supplemented from time to time. The amendments and supplements set forth in this Thirty-eighth Supplemental Indenture shall be effective as of date and year first above written. Except as amended and supplemented by this Thirty-eighth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 5.02     Benefits of Indenture.

Nothing in this Thirty-eighth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Thirty-eighth Supplemental Indenture.

Section 5.03     Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Thirty-eighth Supplemental Indenture.

Section 5.04     Binding Effect.

All the covenants, stipulations, promises and agreements in this Thirty-eighth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 5.05     Severability Clause.

In case any provision in this Thirty-eighth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.06     Execution in Counterparts.

This Thirty-eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 5.07     Governing Law.

This Thirty-eighth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Thirty-eighth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and

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immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 5.08     Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 5.09     Successors and Assigns.

All covenants and agreements in this Thirty-eighth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.10     Entire Agreement.

This Thirty-eighth Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

Section 5.11     Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Thirty-eighth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., as the Company

	By:	/s/ Rick Gordon
[SEAL]		Rick Gordon
Chairman and President
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234

ATTEST:

By:	/s/ Leo Brekel
Leo Brekel
Secretary

STATE OF COLORADO	)
	)	ss.
COUNTY OF ADAMS	)

The foregoing instrument was acknowledged before me this 11th day of November, 2014, by Rick Gordon, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Dina Cilke
Notary Public
(Notary Seal)
My commission expires: 12/1/2015

Signature page for Supplemental Master Mortgage Indenture No. 38

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

		By:	/s/ Patrick T. Giordano
Patrick T. Giordano
[SEAL]			Vice President, Corporate Trust
Wells Fargo Bank, National Association
750 N. Saint Paul Place, Suite 1750
MAC T9263-170
Dallas, TX 75201

STATE OF TEXAS	)
	)	ss.
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 14th day of November, 2014, by Patrick T. Giordano, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ D. Runnels
Notary Public
(Notary Seal)
My commission expires: 6/28/2016

Signature page for Supplemental Master Mortgage Indenture No. 38

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EXHIBIT A-31

to the Supplemental Master Mortgage Indenture No. 38

A full copy of the Thirty-eighth Supplemental Indenture with the full Exhibit A-31 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming. Counterparts of this Thirty-eighth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit A-31 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

EXHIBIT C

Listing of Counties in which Land is Located

November 21, 2014

Amended and Restated Exhibit C to the Indenture

(Supplemental Master Mortgage Indenture No. 38)

State of Arizona:	Colorado (Cont’d)	State of New Mexico:
Apache	Prowers	Bernalillo
	Pueblo	Cibola
State of Colorado:	Rio Blanco	Colfax
Adams	Rio Grande	Dona Ana
Alamosa	Routt	Grant
Arapahoe	Saguache	Harding
Archuleta	San Juan	Hidalgo
Baca	San Miguel	Luna
Bent	Washington	McKinley
Boulder	Weld	Mora
Broomfield	Yuma	Otero
Chaffee		Rio Arriba
Cheyenne	State of Kansas:	San Juan
Crowley	Finney	San Miguel
Delta		Sandoval
Dolores	State of Nebraska:	Sierra
Eagle	Arthur	Socorro
El Paso	Banner	Taos
Elbert	Box Butte	Torrance
Garfield	Chase	Union
Grand	Cheyenne	Valencia
Gunnison	Deuel
Hinsdale	Dundy	State of Wyoming:
Huerfano	Garden	Albany
Jefferson	Grant	Big Horn
Kiowa	Keith	Campbell
Kit Carson	Kimball	Carbon
La Plata	Lincoln	Converse
Larimer	Morrill	Fremont
Las Animas	Perkins	Goshen
Lincoln	Scotts Bluff	Hot Springs
Logan		Johnson
Mesa		Laramie
Moffat		Natrona
Montezuma		Niobrara
Montrose		Park
Morgan		Platte
Otero
Ouray
Phillips

EXHIBIT H-32

Recording Data of the Original Indenture,

The First Supplemental Indenture through the Twenty-fourth Supplemental Indenture,

and the Twenty-sixth Supplemental Indenture through the Thirty-seventh Supplemental

Indenture *

for the Purpose of Providing

Access to the Full and Complete Descriptions

of All Property Encumbered Thereby

(Less Property Released of Record)

and in the case of filings in Kansas, Nebraska and Wyoming,

Full Descriptions of Property Encumbered

in Kansas, Nebraska and Wyoming.

* Supplemental Master Mortgage No. 25 was skipped and will not be used.

Exhibit H-32 cover page to Supplemental Master Mortgage Indenture No. 38

EXHIBIT H-32

RECORDING INFORMATION FOR

COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28
Supplement 29
Supplement 30
Supplement 31
Supplement 32
Supplement 33
Supplement 34
Supplement 35
Supplement 36
Supplement 37

*Supplement 25 was skipped and will not be used.